Filed Pursuant to Rule 424(b)(3)
Registration No. 333-195292

Lightstone Value Plus Real Estate Investment Trust III, Inc.

Maximum Offering of 30,000,000 Common Shares
Minimum Offering of 200,000 Common Shares

Lightstone Value Plus Real Estate Investment Trust III, Inc. is a newly organized Maryland corporation that intends to elect to qualify and be taxed as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with its taxable year ending December 31, 2014.

We are offering up to 30.0 million shares of our common stock, $0.01 par value per share, or Common Shares, in our primary offering on a “best efforts” basis through Orchard Securities, LLC, our dealer manager. “Best efforts” means that our dealer manager is not obligated to purchase any specific number or dollar amount of Common Shares. We are offering our Common Shares at a total offering price of $10.00 per Common Share in our primary offering.

We also are offering up to 10.0 million Common Shares pursuant to our distribution reinvestment program, or DRIP. The offering price per Common Share under our DRIP initially will be $9.50. We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP.

Investing in our Common Shares involves a high degree of risk. See “Risk Factors” on pages 31 to 75 to read about risks you should consider before buying our Common Shares. These risks include the following:

•	This is an initial public offering. There is no public trading market for our Common Shares, and there may never be one.
•	We are a “blind pool” offering because we currently do not own any properties and we have not identified any properties to acquire. Since we have neither identified nor acquired any investments, you will not have the opportunity to evaluate the merits of such investments. We and Lightstone Value Plus REIT III LLC, our advisor, have no operating history, our advisor has no experience investing in hotels, and we have no established financing sources.
•	We will pay substantial fees to our advisor and its affiliates, and our advisor and its affiliates, including all our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us.
•	We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment. Our ability to achieve our investment objectives and to make distributions to our stockholders is dependent upon the performance of our advisor in the acquisition of our investments and the determination of any financing arrangements, as well as the performance of our property managers in the selection of tenants and the negotiation of leases.
•	You are limited in your ability to sell your Common Shares pursuant to our share repurchase program.
•	There is limited liquidity in our Common Shares, and there can be no assurance that a liquidity event will ever occur.
•	There is no guarantee of distributions; we will make some of or all our distributions from sources other than cash flow from operations, including the proceeds of our public offering or from borrowings (including borrowings secured by our assets); our organizational documents do not limit the amount of distributions we can fund from sources other than operating cash flow.
•	There is no limit on the amount of offering proceeds or borrowings we may use to fund distributions. Distributions paid from offering proceeds or borrowings may constitute a return of capital and reduce investor returns. Rates of distribution to you may not be indicative of our operating results.
•	Even if we terminate our advisor for poor performance, the special limited partner may elect to (a) receive cash in an amount equal to its net investment, or (b) retain the subordinated participation interests, and in the case of (a), to receive liquidation distributions as well. Such amounts may be substantial and, as a result, may discourage us from terminating our advisor.
•	We may employ substantial leverage to acquire assets and may acquire properties that are in depressed or overbuilt markets.
•	Investors may lose their entire investment.
•	Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our Common Shares.
•	The share ownership restrictions of the Internal Revenue Code of 1986, as amended, or the Code, for REITs and the share transfer and ownership restrictions in our charter may inhibit market activity in our Common Shares.

Neither the U.S. Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our Common Shares, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

NEW YORK INVESTORS:

The minimum closing amount for New York is $2,500,000 in aggregate gross offering proceeds. We will not release any New York proceeds from escrow until we have received subscriptions for an aggregate of 250,000 Common Shares.

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering
Per Common Share	$10.00*	$0.70*	$0.30*	$9.00
Total Minimum	$2,000,000*	$140,000*	$60,000*	$1,800,000
Total Maximum	$300,000,000*	$21,000,000*	$9,000,000*	$270,000,000
Distribution Reinvestment Program(1)
Per Common Share	$9.50	$0.00	$0.00	$9.50
Total Maximum	$95,000,000	$0.00	$0.00	$95,000,000

*	Discounts on selling commissions and dealer manager fee are available for some categories of investors and for “single purchasers” (as defined below) of more than $1,500,000 in value of Common Shares.
(1)	The table assumes a price under our DRIP of $9.50 per Common Share.

If we do not sell at least 200,000 Common Shares (excluding Common Shares purchased by New York, Tennessee and Pennsylvania investors) by July 15, 2015, this offering will terminate and your funds, which will be in an escrow account with UMB Bank, N.A., including interest thereon and without any deduction of any fees, will be returned promptly.

We expect to offer the Common Shares offered in our primary offering over a two-year period, or until July 15, 2016. If we decide to continue our primary offering beyond such date, we will provide that information in a prospectus supplement.

The date of this prospectus is July 16, 2014.

INVESTOR SUITABILITY STANDARDS

An investment in our Common Shares involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, which among its benefits hedges against inflation and the volatility of the stock market, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, not to consider an investment in our Common Shares as meeting these needs. Notwithstanding these investor suitability standards, potential investors should note that investing in our Common Shares involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our Common Shares is appropriate.

In order to purchase Common Shares in this offering, you must:

•	meet the applicable financial suitability standards as described below; and
•	purchase at least the minimum number of Common Shares as described below.

We have established suitability standards for initial stockholders and subsequent purchasers of Common Shares from our stockholders. These suitability standards require that a purchaser of Common Shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either:

•	a minimum net worth of at least $250,000; or
•	a minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

The minimum purchase is 100 Common Shares ($1,000). You may not transfer fewer Common Shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your Common Shares so as to retain less than the number of Common Shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for individual retirement accounts, or IRAs, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs if each such contribution is made in increments of $100. You should note that an investment in our Common Shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Common Shares will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.

General Standards for all Investors

•	Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of $70,000.

California

•	In addition to the general suitability requirements described above, investors’ maximum investment in our Common Shares will be limited to 10% of the investor’s net worth (exclusive of home, home furnishings and automobile).

Alabama

•	In addition to the general suitability requirements described above, Common Shares will only be sold to Alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and its affiliates.

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Kentucky

•	Investors must have either (a) a net worth of at least $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.

Oregon, Pennsylvania and Washington

•	Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Oregon, Pennsylvania or Washington resident’s net worth.

Massachusetts

•	A Massachusetts investor may not invest more than 10% of the investor’s liquid net worth in this program and in other illiquid direct participation programs.

Michigan

•	The maximum investment allowable in our company for a Michigan investor is 10% of his or her net worth.

New Jersey

•	New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

New York

•	Common Shares will only be sold to each investor who initially purchases a minimum of 250 Common Shares for a total purchase price of $2,500. However, a minimum of 100 Common Shares for a total purchase price of $1,000 shall apply to a purchase by an individual retirement account. Subsequent transfers of such interest shall be in units of not less than $2,500, except for transfers by an individual retirement account, transfers by gift, inheritance, intrafamily transfers, transfers subsequent to the preceding, and transfers to affiliates. The minimum closing amount for New York is $2,500,000 in aggregate gross offering proceeds. New York proceeds will not be released from escrow until subscriptions for an aggregate of 250,000 Common Shares have been received.

Ohio and New Mexico

•	An Ohio or New Mexico investor’s aggregate investment in our Common Shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Nebraska

•	Investors must have either (a) a minimum net worth of $100,000 and minimum annual income of $70,000 or (b) a minimum net worth of $350,000. The investor’s maximum investment in the issuer, its affiliates and other similar programs cannot exceed 10% of the investor’s net worth.

Maine

•	The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

North Dakota

•	Common Shares will only be sold to residents of North Dakota representing that they have a net worth of at least ten times their investment in us and that they meet one of the general suitability standards described above.

Tennessee

•	In addition to the general suitability requirements described above, investors’ maximum investment in our Common Shares and our affiliates shall not exceed 10% of the resident’s net worth.

Kansas

•	In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in our Common Shares and securities of other non-traded real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Missouri

•	In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor’s liquid net worth shall be invested in the securities registered by us for this offering with the Securities Division.

Iowa

•	In addition to the general suitability requirements described above, an Iowa investor must have either (a) a minimum net worth of $350,000 (exclusive of home, auto and furnishings), or (b) a minimum annual income of $100,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, an Iowa investor’s total investment in the issuer or any of its affiliates, and any other similar real estate investment program, cannot exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment consists of cash, cash equivalents and readily marketable securities.

Because the minimum offering of our Common Shares is less than $150.0 million, Pennsylvania and New York investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, the minimum aggregate closing amount for Pennsylvania investors is $75.0 million and the minimum aggregate closing amount for New York investors is $2.5 million.

Because the minimum offering of our Common Shares is less than $20.0 million, Tennessee investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, the minimum aggregate closing amount for Tennessee investors is $20.0 million.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our Common Shares if the donor or the grantor is the fiduciary. Prospective investors with investment discretion over the assets of an individual retirement account, employee benefit plan or other retirement plan or arrangement that is covered by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Code Section 4975 should carefully review the information in the section of this prospectus entitled “ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix B. In addition, our sponsor, our dealer manager and the participating broker-dealers, as our agents, must make every reasonable effort to determine that the purchase of our Common Shares is a suitable and appropriate investment for an investor. In making this determination, the participating broker-dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Executed subscription agreements will be maintained in our records for six years.

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PROSPECTUS SUMMARY

As used herein and unless otherwise required by context, the term “prospectus” refers to this prospectus, as it may be amended and supplemented from time to time. This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our Common Shares. In this prospectus, references to “Lightstone Value Plus Real Estate Investment Trust III, Inc.,” “our company,” “the company,” “we,” “us” and “our” mean Lightstone Value Plus Real Estate Investment Trust III, Inc., a Maryland corporation, together with Lightstone Value Plus REIT III LP, or our operating partnership, a Delaware limited partnership and the subsidiary through which we will conduct substantially all our business, except where it is clear from the context that the term only means the issuer of the Common Shares in this offering, Lightstone Value Plus Real Estate Investment Trust III, Inc. References to “Lightstone,” “The Lightstone Group” and our “sponsor” mean The Lightstone Group, LLC, a New Jersey limited liability company, which is controlled and majority owned by David Lichtenstein. When we refer to our “charter” in this prospectus, we are referring to our charter as it will be amended and restated prior to the commencement of this offering, and as it may be further amended, supplemented or restated from time to time.

What is Lightstone Value Plus Real Estate Investment Trust III, Inc.?

Lightstone Value Plus Real Estate Investment Trust III, Inc. is a Maryland corporation formed on October 5, 2012 that intends to elect to be taxed as a REIT beginning with the taxable year ending December 31, 2014.

Our sponsor is The Lightstone Group. Mr. Lichtenstein controls and owns the majority of the equity interests of our sponsor. We will be externally advised by our advisor. Our advisor will conduct our operations and manage our portfolio of real estate investments. We have no paid employees. Mr. Lichtenstein is the majority owner of the equity interests of our advisor. He also is the majority owner of the equity interests of Lightstone SLP III LLC, a Delaware limited liability company that is the special limited partner of our operating partnership, and that we refer to as the special limited partner. The special limited partner has committed to contribute to our operating partnership cash or interests in real property in exchange for subordinated participation interests in our operating partnership that will entitle the special limited partner to the liquidation distributions described in the section of this prospectus titled “Compensation Table.”

We intend to conduct our operations so that the company and its subsidiaries are not required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Our office is located at 1985 Cedar Bridge Ave., Suite 1, Lakewood, New Jersey 08701. Our telephone number is (732) 367-0129. Our fax number is (732) 612-1444. Our website is www.lightstonecapitalmarkets.com.

What types of properties and real estate-related assets do you intend to acquire?

We primarily intend to acquire full-service or select-service hotels, including extended-stay hotels. Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge and room service, porter service or valet parking. Select-service hotels typically do not include these amenities. Extended-stay hotels offer upscale, high-quality, residential style lodging with a comprehensive package of guest services and amenities for extended-stay business and leisure travelers. We will have no limitation as to the brand of franchise or license with which our hotels will be associated.

In order to qualify as a REIT, we will not be able to operate any hotel properties that we acquire or participate in the decisions affecting the daily operations of our hotels. We will lease any hotels we acquire to a taxable REIT subsidiary, or TRS, in which we may own up to a 100% interest. Our TRS will enter into management agreements with eligible independent contractors that are not our subsidiaries or otherwise controlled by us to manage the hotels. Thus, independent hotel operators, under management agreements with our TRS, will control the daily operations of our hotels.

Even though we intend primarily to acquire hotels, we may use a portion of the offering proceeds to purchase other types of real estate. We believe that at least 75% of the net proceeds raised in this offering will be used to acquire hotels and the remaining portion of the net proceeds raised in this offering will be used to acquire properties and real estate-related assets other than hotels. However, we may use more or less than 75% of the net proceeds raised in this offering to acquire hotels and are not bound to that limit. Assets other than hotels may include, without limitation, office buildings, shopping centers, business and industrial parks, manufacturing facilities, single-tenant properties, multifamily properties, student housing properties, warehouses and distribution facilities and medical office properties. We expect to invest a significant portion of our funds in direct real estate investments and other equity interests, and the remainder of our funds in debt interests, which may include bridge or mezzanine loans, including in furtherance of a loan-to-own strategy. However, we are not prohibited from investing all our funds in debt interests.

We anticipate that our portfolio will provide consistent current income and may also provide capital appreciation resulting from our expectation that in certain circumstances we will be able to acquire properties at a discount to replacement cost or otherwise at less than what we perceive as the market value or to reposition or redevelop a property so as to increase its value over the amount of capital we deployed to acquire and rehabilitate the property. We may acquire properties that we believe would benefit from a change in management strategy, or that have incurred substantial deferred maintenance. We plan to diversify our portfolio by geographic region, investment size and investment risk with the goal of acquiring a portfolio of hotels and other income-producing real estate properties and real estate-related assets that provide attractive returns for our investors.

Our advisor intends to focus on markets that may be depressed or overbuilt and on sellers who are distressed or time-constrained. Our opportunistic real estate strategy involves more risk than real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree or employ more conservative investment strategies, and, based upon these factors and the experience of our sponsor, The Lightstone Group, we believe that we have a potential for a higher rate of return than comparable real estate programs. As of the date of this prospectus, we own no investments, and we have not identified any specific markets on which we intend to focus. The exact markets that will ultimately be targeted by our advisor will depend on its evaluation of property prices and other economic considerations impacting the particular markets.

As part of our opportunistic real estate investment strategy, we may acquire hotels with low occupancy rates and reposition them by seeking to improve the property and occupancy rates and thereby increase average daily rates, revenue per available room and overall property value. Further, we may invest in hotels that we believe present an opportunity for enhanced future value because of delayed renovations or deferred maintenance that we believe we can remedy.

We intend to purchase properties that have been constructed and have operating histories; additionally, we may acquire properties that are newly constructed, under development or construction or not yet developed. Properties may include multifamily properties purchased for conversion into condominiums or cooperatives, ground leases and properties intended to be converted from one use to another use. Additionally, subject to applicable REIT requirements, as a property reaches a market value that would provide what our advisor believes to be an attractive return to our investors given the then prevailing market conditions, we will consider disposing of the property and may do so for the purpose of distributing the net sale proceeds to our stockholders. We anticipate that such dispositions typically would occur during the period from three to six years after the termination of this offering. However, subject to provisions of the Code relating to “prohibited transactions,” we may consider investing in properties with a different anticipated holding period in the event such properties provide an opportunity for an attractive overall return. For example, we may acquire properties in markets that are depressed or overbuilt with the anticipation that, within our anticipated holding period, the markets will recover and favorably impact the value of these properties. In addition, we may acquire interests in other entities with similar real property investments or investment strategies. We expect to make our investments in real estate assets located in the United States and its territories, with an initial focus on the Northeast, Southeast, Midwest and Southwest regions of the United States.

Subject to the applicable REIT requirements, to the extent that our advisor determines that it is advantageous, we may originate or invest in real estate-related assets such as mortgage, mezzanine, bridge and other loans and debt and equity securities issued by other real estate companies. In each case, these real estate-related assets will have been identified as being opportunistic investments with significant possibilities for near-term capital appreciation or higher current income; however, we intend to limit these types of investments so that neither the company nor any of its subsidiaries will be required to register as an investment company under the Investment Company Act.

We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or certain affiliates of our advisor, including other present and future REITs and real estate limited partnerships sponsored by affiliates of our advisor.

What is a REIT?

We intend to elect to qualify and be taxed as a REIT commencing with our taxable year ending December 31, 2014.

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;
•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;
•	pays annual distributions to investors of at least 90% of its annual REIT taxable income (which does not equal net income, as calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain; and
•	avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT generally is not subject to U.S. federal corporate income and excise taxes on that portion of its net income distributed to its stockholders, provided that certain U.S. federal income tax requirements are satisfied.

However, under the Code, REITs are subject to numerous organizational and operational requirements. If we fail to remain qualified for taxation as a REIT in any subsequent year after electing REIT status and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify as a REIT. Even if we qualify as a REIT, we still may be subject to some U.S. federal, state and local taxes on our income and property and to U.S. federal income and excise taxes on our undistributed income. See “Material U.S. Federal Income Tax Considerations.”

What are your investment objectives?

Our primary investment objectives are:

•	to provide you with stable cash distributions;
•	to preserve and protect your capital contribution;
•	to provide you with portfolio diversification;
•	to realize growth in the value of our assets upon the sale of such assets; and
•	to provide you with the potential for future liquidity through the sale of our assets, a sale or merger of our company or a listing of our common stock on a national securities exchange. See “— What are your exit strategies?”

Do you currently have any Common Shares outstanding?

Yes. We have sold 20,000 Common Shares to our advisor for an aggregate purchase price of $200,000. Pursuant to Section II.A.2 of the NASAA Statement of Policy Regarding Real Estate Trusts, or the NASAA REIT Guidelines, our advisor may not sell its initial investment while The Lightstone Group remains our sponsor.

How will distributions from the operating partnership be allocated among stockholders and affiliates of the sponsor?

The special limited partner, which is majority owned by Mr. Lichtenstein, has committed to purchase subordinated participation interests in our operating partnership semiannually in the amount of $50,000 for each $1,000,000 in subscriptions that we accept in this offering or any follow-on offering. The special limited partner may elect to purchase subordinated participation interests for cash or may contribute interests in real property of equivalent value. The subordinated participation interests will entitle the special limited partner to receive the liquidation distributions described in the section of this prospectus titled “Compensation Table.”

If the special limited partner elects to purchase subordinated participation interests with interests in properties, a majority of our board of directors (including a majority of our independent directors) will determine the value of the interest based on an appraisal obtained by a qualified independent real estate appraiser concerning the underlying property.

Any subordinated participation interests purchased with an interest in real property may have property-level secured indebtedness to which our operating partnership may be subject. In determining the value of such interests, our board of directors will consider our individual and portfolio leverage limitations, the maturity date and interest rate of any such indebtedness and the current state of the real estate debt markets at the time of such purchase in determining the value of such property.

Are there any risks involved in an investment in your Common Shares?

Investing in Common Shares involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus beginning on page 31, which contains a detailed discussion of the material risks that you should consider before you invest in Common Shares. The risks include the following:

•	There is no public trading market for our Common Shares, and there may never be one; therefore, it will be difficult for you to sell your Common Shares except pursuant to our share repurchase program. There are limits on your ability to sell Common Shares pursuant to our share repurchase program.
•	This is a blind pool offering, so you will not have the opportunity to evaluate our investments before we make them.
•	If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific investments we make.
•	We and our advisor have no operating history and we have no established financing sources.
•	We will pay substantial fees to our advisor and its affiliates, and our advisor and its affiliates, including all our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.
•	The subordinated participation interests will entitle the special limited partner to liquidation distributions that will significantly reduce the distributions available to holders of our Common Shares.
•	If we internalize our management function, your interest in us could be diluted, and we could incur other significant costs associated with being self-managed.
•	Our advisor and its affiliates face conflicts of interest relating to the fee structure under our advisory agreement; these conflicts of interest could result in actions that are not necessarily in the long-term best interests of our stockholders.
•	Even if we terminate our advisor for poor performance, the special limited partner may elect to (a) receive cash in an amount equal to its net investment, or (b) retain the subordinated participation interests, and in the case of (a), to receive liquidation distributions as well. Such amounts may be substantial and, as a result, may discourage us from terminating our advisor.

•	Our opportunistic property acquisition strategy may involve the acquisition of properties in markets that are depressed or overbuilt. As a result of our proposed investments in these types of markets, we face increased risks relating to changes in local market conditions and increased competition for similar properties in the same market, as well as increased risks that these markets will not recover and that the value of our properties in these markets will not increase, or will decrease, over time. Our opportunistic real estate strategy involves more risk than comparable real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree or employ more conservative investment strategies.
•	There is no guarantee of distributions; we will make some of or all our distributions from sources other than cash flow from operations, including the proceeds of our public offering, cash advanced to us by our advisor, or from borrowings (including borrowings secured by our assets); this may reduce the amount of capital we invest and negatively impact the value of your investment. Our organizational documents do not limit the amount of distributions we can fund from sources other than operating cash flow.
•	There is no limit on the amount of offering proceeds or borrowings we may use to fund distributions. Distributions paid from offering proceeds or borrowings may constitute a return of capital and reduce investor returns. Rates of distribution to you may not be indicative of our operating results.
•	You are limited in your ability to sell your Common Shares pursuant to our share repurchase program and may have to hold your Common Shares for an indefinite period of time.
•	There is limited liquidity in our Common Shares, and there can be no assurance that a liquidity event will ever occur.
•	We have broad authority to incur debt (our charter permits leverage of up to approximately 75% of the cost of our assets), and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.
•	Your interest will be diluted if we issue additional securities.
•	Investors may lose their entire investment.
•	Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our Common Shares.
•	To assist us in qualifying as a REIT, among other purposes, stockholders generally are restricted from owning more than 9.8% in value of the aggregate of our outstanding shares of stock and more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock. In addition, our charter contains various other restrictions on ownership and transfer of our Common Shares.
•	We may acquire properties for redevelopment. These types of investments involve risks relating to the construction company’s potential inability to control construction costs, failure to perform or failure to redevelop in conformity with plan specifications and timetables. We will be subject to potential cost overruns and time delays for properties under redevelopment. Increased costs of redeveloped properties may reduce our returns to you, while construction delays may delay our ability to distribute cash to you.
•	Our sponsor’s other public programs, Lightstone I and Lightstone II, may be engaged in competitive activities.
•	In order to maintain our qualification as a REIT, we cannot operate our hotels. Our hotels will be managed pursuant to franchise or license agreements with nationally recognized hotel brands. These agreements may contain limitations on the operation and maintenance of our properties.

What is the role of the board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained our advisor to manage our operations and our portfolio of real estate properties and real estate-related loans and securities, subject to the board’s supervision. We have three members of our board of directors, two of whom are independent of our sponsor and its affiliates. Our charter requires that a majority of our directors be independent of our sponsor. Our independent directors are responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. Our directors are elected annually by our stockholders.

Our advisor may not acquire any asset with a purchase price that is equal to or greater than $15.0 million, on our behalf, without the prior approval of a majority of our board of directors. The actual terms and conditions of transactions involving investments in such assets will be determined in the sole discretion of our advisor, subject at all times to the approval of our board of directors. Conversely, our advisor may acquire any asset with a purchase price that is lower than $15.0 million, on our behalf, without the prior approval of a majority of our board of directors, if the following conditions are satisfied: (i) the investment in the asset would not, if consummated, violate our investment guidelines; (ii) the investment in the asset would not, if consummated, violate our restrictions on indebtedness; and (iii) the consideration to be paid for such asset does not exceed the fair market value of such asset, as determined by a qualified independent appraiser selected in good faith by our advisor and acceptable to our independent directors.

Who is your advisor and what will it do?

Our advisor, Lightstone Value Plus REIT III LLC, a Delaware limited liability company, is majority-owned by Mr. Lichtenstein. Subject to the oversight of our board of directors, our advisor will have primary responsibility for making decisions regarding the selection and negotiation of real estate investments. Our advisor will make recommendations on all investments and dispositions to our board of directors. Other major decisions to be approved by our advisor, subject to the direction of our board of directors, include decisions with respect to the retention of investment banks, marketing methods with respect to this offering, the termination or extension of this offering, the initiation of a follow-on offering, mergers and other change-of-control transactions and certain significant press releases.

We do not have and will not have any employees that are not also employed by our sponsor or its affiliates. We depend substantially on our advisor, which generally has responsibility for our day-to-day operations.

What is the experience of your advisor?

Our advisor was formed in the State of Delaware on October 5, 2012. Our advisor has no experience employing our hospitality-focused real estate investment strategy. However, our sponsor and Mr. Lichtenstein, affiliates of our advisor, have been implementing an opportunistic real estate investment strategy successfully for a number of years and, we believe, have the experience to implement our hospitality-focused strategy in an effective manner. Our advisor has no operating history and no experience managing a public company. See pages 141 to 143.

Who are your property managers and what will they do?

Our property managers, Beacon Property Management Limited Liability Company, or Beacon, and Paragon Retail Property Management LLC, or Paragon, are affiliates of our sponsor. Paragon manages, leases, develops and redevelops certain of our sponsor’s factory outlet malls and retail properties. Paragon is headquartered in Baltimore, Maryland. Beacon is a manager in the multifamily residential housing sector and oversees the management of approximately 10,600 multifamily units. Beacon is headquartered in Lakewood, New Jersey, with offices in the Northeast, Southeast and Midwest regions of the U.S.

Under the terms of property management agreements, our property managers will provide property management services to us in connection with the rental, leasing, operation and management of our properties and in some cases will provide construction management services.

In the future, we may engage other property managers, including property managers that are not affiliated with our sponsor. However, because we intend initially to engage Beacon and Paragon, references to our “property managers” in this prospectus refer to those entities.

What is the experience of your sponsor?

Our sponsor, The Lightstone Group, which is majority-owned and controlled by Mr. Lichtenstein, is one of the largest private residential and commercial real estate owners and operators in the United States today, with a diversified portfolio of over 100 properties containing approximately 10,600 multifamily units, 1.3 million square feet of office space, 2.2 million square feet of industrial space, 19 hotels and 3.3 million square feet of retail space. These residential, office, industrial, hospitality and retail properties are located in 20 states and Puerto Rico. Based in New York, and supported by regional offices in New Jersey, Maryland and Illinois, our sponsor employs approximately 400 staff and professionals. Our sponsor has experience in the areas of investment selection, underwriting, due diligence, development, portfolio management, asset management, property management, leasing, disposition, finance, accounting and investor relations. In addition, our sponsor, along with its affiliates, has been one of the largest developers of outlet shopping centers in the United States over the last 10 years, having owned, managed and developed 25 outlet centers totaling more than 8.0 million leasable square feet, and is an active residential developer in New York City. Our sponsor is also the sponsor of Lightstone Value Plus Real Estate Investment Trust, Inc., or Lightstone I, and Lightstone Value Plus Real Estate Investment Trust II, Inc., or Lightstone II, both non-traded REITs with similar investment objectives to ours. For a description of the recent adverse developments that have affected and may continue to affect some of our sponsor’s properties, see the section of this prospectus captioned “Prior Performance Summary — Recent Adverse Business Developments.”

Certain officers of The Lightstone Group and its affiliates also have director positions and senior management positions with us. The positions and biographical information for these directors and executive officers can be found in the section “Management” under the heading “Executive Officers and Directors” appearing elsewhere in this prospectus.

How will you select potential properties for acquisition?

To find properties that best meet our criteria for investment, our advisor has developed a disciplined investment approach that combines the experience of its team of real estate professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive downside analysis of the risks of each investment.

What types of real estate-related debt investments do you expect to make?

We expect that our real estate-related debt investments will focus primarily on investments in first mortgages. The other real estate-related debt investments in which we may invest include second mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets; collateralized debt obligations; debt securities issued by real estate companies; and credit default swaps.

What types of investments will you make in the equity securities of other companies?

We expect to make equity investments in REITs and other real estate companies. We may purchase the common or preferred stock of these entities or options to acquire their stock.

Will you use leverage?

Yes. We expect that once we have fully invested the proceeds of this offering, assuming we sell the maximum amount, our portfolio-wide loan-to-value ratio (calculated after the close of this offering) will be approximately 65%. For purposes of calculating our 65% target leverage, we will determine the loan-to-value ratio on our portfolio based on the greater of the aggregate cost and the fair market value of our investments and other assets. There is no limitation on the amount we may borrow for the purchase of any single asset. Our charter allows us to incur leverage up to 300% of our total “net assets” (as defined in Section I.B of the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments. We may only exceed this 300% limit if a majority of our independent directors approves each borrowing in excess of this limit and we disclose such borrowing to our stockholders in our next quarterly report along with a justification for the excess borrowing. In all events, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly.

We do not intend to exceed the leverage limit in our charter after we have fully invested the proceeds of this offering, although we anticipate exceeding the leverage limit in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. However, high levels of debt could cause us to incur higher interest charges and higher debt service payments, which would decrease the amount of cash available for distribution to our investors.

How will you structure the ownership and operation of your assets?

We plan to own substantially all of our assets and conduct our operations through Lightstone Value Plus REIT III LP, a Delaware limited partnership, which we refer to as our operating partnership. Because we plan to conduct substantially all our operations through the operating partnership, we are considered an UPREIT. UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of certain unfavorable U.S. federal income tax consequences.

What conflicts of interest will affiliates of your sponsor face?

Affiliates of our sponsor and their personnel will experience conflicts of interest in connection with the management of our business. Some of the material conflicts are as follows:

•	Affiliates of our sponsor will have to allocate their time between us and other real estate programs and activities in which they are involved, including Lightstone I and Lightstone II.
•	Affiliates of our sponsor will receive fees in connection with transactions involving the purchase, origination, financing, management and sale of our assets and in connection with any joint venture arrangements regardless of the quality of the asset acquired or the services provided to us.
•	We may seek stockholder approval to internalize our management by acquiring assets and personnel from our advisor for consideration that would be negotiated at that time. The payment of such consideration could result in dilution of your interest in us and may provide incentives to our advisor or its management to pursue an internalization transaction rather than an alternative strategy, even if such alternative strategy might otherwise be in our stockholders’ best interests.
•	Because the special limited partner will be entitled to receive the liquidation distributions described in the section of this prospectus titled “Compensation Table,” our advisor, which is affiliated with the special limited partner, could be motivated to recommend riskier or more speculative investments in order for us to generate the specified returns to holders of our Common Shares that would entitle the special limited partner to receive its liquidation distributions.

What is the ownership structure of the company and the entities that perform services for you?

The following chart shows the ownership structure of the various entities that perform or are likely to perform important services for us:

(1)	Orchard Securities is not affiliated with us. Orchard Securities has opened an “Office of Supervisory Jurisdiction,” or OSJ (defined in NASD Conduct Rule 3010(g) as an office of a member of the Financial Industry Regulatory Authority, Inc., or FINRA, where certain specified broker-dealer supervisory functions take place) that does business as “Lightstone Capital Markets” and focuses primarily on distributing interests in programs sponsored by our sponsor.
(2)	The special limited partner is entitled to receive the liquidation distributions described in the section of this prospectus titled “Compensation Table.”

How will you use the proceeds raised in this offering?

The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The first scenario assumes we sell the minimum of 200,000 Common Shares and the second scenario assumes that we sell the maximum of 30.0 million Common Shares in this offering, with both scenarios contemplating an offering price of $10.00 per share.

The table does not give effect to special sales or volume discounts which could reduce selling commissions or dealer manager fee and does not take into account that the special limited partner may elect to contribute interests in real property in lieu of cash in exchange for subordinated participation interests. Also, many of the figures represent management’s best estimate because they cannot be precisely calculated at this time.

Furthermore, the table assumes that offering proceeds are not used to pay any fees that are described under “Compensation Table” but that are not set forth in the table. However, we have not established a limit on the amount of offering proceeds we may use to fund our distributions. Distributions paid from sources other than cash flow, including from our offering proceeds, may constitute a return of capital and reduce investor returns. Rates of distribution to you may not be indicative of our operating results. Percentages are rounded to the nearest hundredth of a percent.

	Minimum Offering (Not Including DRIP)		Maximum Offering (Not Including DRIP)
	Amount	Percent	Amount	Percent
Gross offering proceeds from investors	$2,000,000		$300,000,000
Add proceeds from cash sale of subordinated participation interests to special limited partner	$100,000		$15,000,000
Gross offering proceeds	$2,100,000	100.00%	$315,000,000	100.00%
Less offering expenses
Selling commissions and dealer manager fee	$200,000	9.52%	$30,000,000	9.52%
Organization and offering expenses	$40,000	1.90%	$6,000,000	1.90%
Total proceeds after offering expenses	$1,860,000	88.58%	$279,000,000	88.58%
Less acquisition costs
Acquisition fees	$19,000	0.90%	$2,790,000	0.89%
Acquisition expenses	$11,000	0.52%	$1,674,000	0.53%
Less initial working capital reserves	$—	0.00%	$1,500,000	0.48%
Total proceeds available for investment or distribution	$1,830,000	87.16%	$273,036,000	86.68%

What are the fees that you will pay to the advisor, its affiliates, the dealer manager and your directors?

Our advisor and its affiliates, including our property managers, will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets, and our sponsor or Mr. Lichtenstein, as applicable, as the majority or sole owner, as applicable, of such entities, will receive the benefit of such compensation and reimbursement. The most significant items of compensation and reimbursement are included in the table below. Our advisor will advance our organization and offering expenses to the extent we do not have the funds to pay such expenses. Organization and offering expenses advanced by our advisor will not be liabilities to us unless and until our primary offering breaks escrow. As of March 31, 2014, our advisor has incurred $1.2 million in organization and offering expenses. For a more detailed discussion of compensation, see the table included in the “Compensation Table” section of this prospectus, including the footnotes thereto. The selling commissions and dealer manager fee will not be paid by purchasers who are our executive officers or directors, officers or employees of our advisor or their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, Friends and institutional investors (the terms “Friends” and “institutional investors” are explained under “Plan of Distribution — Common Shares Purchased by Affiliates, Friends, Institutional Investors and Participating Broker-Dealers”). In addition, selling commissions will be reduced for “single purchasers” of more than $1,500,000 in value of our Common Shares. Purchases by participating broker-dealers, including their registered representatives and their immediate families, will be less the selling commissions, in the sole discretion of our dealer manager. Our dealer manager will not be permitted to purchase Common Shares.

The table below assumes the Common Shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee. No effect is given to any Common Shares sold through our DRIP.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
Organization and Offering Stage
Selling Commissions	Our dealer manager will receive selling commissions in an amount of up to 7% of the gross proceeds in our primary offering. Our dealer manager will reallow all selling commissions to the participating
	broker-dealer or registered representative of the dealer manager who actually sold the Common Shares. No selling commissions will be paid with respect to sales under our DRIP. Alternatively, a participating broker-dealer or registered representative of the dealer manager who actually sold the Common Shares may elect to receive a fee equal to 7.5% of the gross proceeds from the sale thereof, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10.0% of the gross proceeds from the sale of our Common Shares. The total amount of all items of compensation from any source payable to our dealer manager or the participating broker-dealers will not exceed an amount that equals 10.0% of the gross proceeds of the offering (excluding Common Shares purchased through our DRIP).	$140,000/$21.0 million The actual amount will depend on the number of Common Shares sold.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
Dealer Manager Fee	Our dealer manager will receive a dealer manager fee in an amount of up to 3% of the gross proceeds in our primary offering. Our dealer manager, in its sole discretion, may reallow all or any portion of the dealer manager fee to participating broker-dealers as a marketing fee. No dealer manager fee will be paid with respect to sales under our DRIP. The dealer manager fee will be reduced to 2.5% of the gross proceeds on sales by a participating broker-dealer or registered representative of the dealer manager in our primary offering in the event a participating broker-dealer or registered representative of the dealer manager elects to receive the 7.5% fee described in “— Selling Commissions” above.	$60,000/$9.0 million The actual amount will depend on the number of Common Shares sold.
Organization and Offering Expenses	We will reimburse our advisor for all organization and offering expenses in connection with this offering, other than the selling commissions and dealer manager fee. We expect that such organization and offering expenses, other than the selling commissions and dealer manager fee, will amount to approximately 2.0% of gross offering proceeds. In no event will organization and offering expenses exceed 15.0% of gross offering proceeds.	$40,000/$6.0 million The actual amount will depend on the number of Common Shares sold.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
Operational Stage
Acquisition Fees	We will pay to our advisor or its affiliates 1.0% of the contract purchase price of each property acquired (including our pro rata share (direct or indirect) of debt attributable to such property) or 1.0% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment), as applicable.

For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property, the amount of funds advanced with respect to a mortgage, or the amount actually paid or allocated in respect of the purchase of other real estate-related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such asset but exclusive of acquisition fees and acquisition expenses.	$19,000/$2.8 million (or $53,000/$7.6 million assuming we incur our expected leverage of 65% set forth in our investment guidelines or
$74,000/$11.2 million assuming the maximum leverage of approximately 75% permitted by our charter absent
special approval).

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
Acquisition Expenses	We will reimburse our advisor for expenses actually incurred related to selecting or acquiring assets on our behalf, regardless of whether we actually acquire the related assets. In addition, we will pay third parties, or reimburse our advisor or its affiliates, for any investment- related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses and title insurance premiums, regardless of whether we acquire the related assets. We estimate that total acquisition expenses (including those paid to third parties, as described above) will be approximately 0.6% of the contract purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) and 0.6% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment), as applicable. In no event will the total of all acquisition fees, financing coordination fees and acquisition expenses (including those paid to third parties, as described above) payable with respect to a particular investment be unreasonable or exceed 5% of the contract purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) or 5% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment), as applicable.	$11,000/$1.7 million (or $32,000/$4.8 million assuming we incur our expected leverage of 65% set forth in our investment guidelines or
$45,000/$6.7 million assuming the maximum leverage of approximately 75% permitted by our charter absent special approval)
Construction Management Fee	We expect to engage our property managers to provide construction management services for some of our properties. We will pay a construction management fee in an amount of up to 5% of the cost of any improvements that our property managers undertake. Our property managers may subcontract the performance of their duties to third parties.	Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
Asset Management Subordinated Participation	The following description of the asset management subordinated participation will apply until the date on which our initial public offering has ended and we have invested substantially all the net proceeds therefrom.

	Within 30 days after the end of each calendar quarter (subject to the approval of our board of directors), we, as the general partner of our operating partnership, will pay an asset management subordinated participation by issuing a number of restricted operating partnership units designated as Class B units of our operating partnership, or Class B Units, to our advisor equal to: (i) the cost of our assets multiplied by 0.1875%; divided by (ii) the value of one Common Share as of the last day of such calendar quarter, which is equal initially to $9.00 (the primary offering price minus selling commissions and dealer manager fees). The value of issued Class B Units will be determined and expensed when we deem the achievement of the performance condition (described below) to be probable.	Not determinable at this time. Because the asset management subordinated participation is based on a fixed percentage of the cost of our assets, there is no maximum dollar amount of this participation; provided, however, that our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the NASAA REIT Guidelines.
Our advisor will be entitled to receive distributions on the vested and unvested Class B Units it receives in connection with its asset management subordinated participation at the same rate as distributions received on our Common Shares; such distributions will be in addition to the incentive fees and distributions the advisor and its affiliates may receive from us, which consist of the annual subordinated performance fee payable to our advisor and the liquidation distributions payable to the special limited partner.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
Class B Units are subject to forfeiture until such time as: (a) the value of our operating partnership’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our Common Shares on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our Common Shares shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met.
Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
Asset Management Fees	The following description of the asset management fee will apply beginning on the date on which our initial public offering has ended and we have invested substantially all the net proceeds therefrom.
	We will pay our advisor or its assignees a monthly asset management fee equal to one-twelfth ( 1/12) of 0.75% of our average invested assets. Average invested assets means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.	Not determinable at this time. Because the fee is based on a fixed percentage of our average invested assets during the months for which such fee is payable, there is no maximum dollar amount of this fee; provided, however, that our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the NASAA REIT Guidelines.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
Property Management Fees	Property management fees with respect to the properties managed by our property managers will be payable monthly to our property managers in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of property managers in such area. Our property managers may subcontract the performance of their duties to third parties. We will reimburse our property managers for costs and expenses, which may include personnel costs for on-site personnel providing direct services for the properties and for roving maintenance personnel to the extent needed at the properties from time to time, and the cost of travel and entertainment, printing and stationery, advertising, marketing, signage, long distance phone calls and other expenses that are directly related to the management of specific properties. Notwithstanding the foregoing, we will not reimburse our property managers for their general overhead costs or, other than as set forth above, for the wages and salaries and other employee-related expenses of their employees.	Not determinable at this time. Because these fees will likely be based on a percentage of the monthly gross receipts, there is no maximum dollar amount to these fees.
In addition, we will pay our property managers a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
Operating Expenses	Commencing 12 months after the commencement of this offering, we will reimburse our advisor’s costs of providing administrative services at the end of each fiscal quarter, subject to the limitation that we will not reimburse our advisor (except in limited circumstances) for any amount by which our total operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets (as defined above under “— Asset Management Fees”) and (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. After the end of any fiscal quarter for which our total operating expenses exceed this 2%/25% limitation for the four fiscal quarters then ended and our independent directors conclude that this excess was justified, this fact will be disclosed in writing and sent to the holders of our Common Shares within 60 days. In the event our independent directors do not determine such excess expenses are justified, our advisor shall reimburse us, at the end of the four preceding fiscal quarters, by the amount that our aggregate annual total operating expenses paid or incurred exceed this 2%/25% limitation.	Not determinable at this time.
Additionally, we will reimburse our advisor for personnel costs in connection with other services; however, we will not reimburse our advisor for (a) services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee, or (b) the salaries and benefits of our named executive officers.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
Financing Coordination Fee	If our advisor provides services in connection with the financing of an asset, assumption of a loan in connection with the acquisition of an asset or origination or refinancing of any loan on an asset, we will pay our advisor or its assignees a financing coordination fee equal to 0.75% of the amount available or outstanding under such financing. Our advisor may reallow some of or all this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.	Not determinable at this time. Because the fee is based on a fixed percentage of any debt financing, there is no maximum dollar amount of this fee; provided, however, that our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the NASAA REIT Guidelines.
Awards Under Our Stock Incentive Plan	We have adopted a stock incentive plan, pursuant to which our independent directors, officers and employees (if we ever have employees), employees of our advisor and other affiliates, certain of our consultants and certain consultants to our advisor and other affiliates who directly or indirectly provide consulting services to us may be granted equity incentive awards in the form of stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards. Our board of directors will determine all awards under our stock incentive plan and the vesting schedule for the grants.	The aggregate number of Common Shares that may be issued or used for reference purposes or with respect to which awards may be granted under our stock incentive plan will not exceed 5.0% of our outstanding Common Shares on a fully diluted basis at any time (subject to adjustment for stock splits, combinations, reclassifications, reorganizations and certain other specified events pursuant to the stock incentive plan).
We pay to each of our independent directors a retainer of $30,000 per year plus reimbursement for expenses for each board or board committee meeting the director attends in person.	The independent directors, as a group, will receive for a full fiscal year, estimated aggregate compensation of approximately $90,000, payable in cash or Common Shares.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
We may issue Common Shares pursuant to our stock incentive plan in lieu of paying an independent director his or her annual fees or meeting fees in cash. Our independent directors also may receive awards under our stock incentive plan. Our board of directors will determine all awards to our independent directors under our stock incentive plan and the vesting schedule for such awards.
Liquidation/Listing Stage
Real Estate Disposition Commissions	For substantial services in connection with the sale of a property, we will pay to our advisor or any of its affiliates a real estate disposition commission in an amount equal to the lesser of (a) one-half of a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property and (b) 2.0% of the contract sales price of the property; provided, however, that in no event may the real estate commissions paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price or a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property. Our independent directors will determine whether our advisor or its affiliates have provided a substantial amount of services to us in connection with the sale of a property. A substantial amount of services in connection with the sale of a property includes the preparation by our advisor or its affiliates of an investment package for the property (including an investment analysis, an asset description and other due diligence information) or such other substantial services performed by our advisor or its affiliates in connection with a sale.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract sales price of a property, there is no maximum dollar amount of these commissions; provided, however, that our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the NASAA REIT Guidelines.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
Annual Subordinated Performance Fee	We cannot guarantee that holders of our Common Shares will receive the cumulative, pre-tax, non-compounded annual return discussed below, which we disclose solely in order to describe the compensation arrangements to which we are subject.

We will pay our advisor an annual subordinated performance fee calculated on the basis of our annual return to holders of our Common Shares, payable annually in arrears, such that for any year in which holders of our Common Shares receive payment of a 6.0% annual cumulative,
	pre-tax, non-compounded return on their respective net investments, our advisor will be entitled to 15.0% of the amount in excess of such 6.0% per annum return, provided, that the amount paid to the advisor will not exceed 10.0% of the aggregate return for such year, and provided, further, that the annual subordinated performance fee will not be paid unless holders of our Common Shares receive a return of their respective net investments. This fee will be payable only from realized appreciation in the company’s assets upon their sale, other disposition or refinancing, which results in our return on stockholders’ respective net investments exceeding 6.0% per annum.	Not determinable at this time. There is no maximum amount of this fee; provided, however, that our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the NASAA REIT Guidelines.
For purposes of the annual subordinated performance fee, “net investment” means $10.00 per Common Share, less a pro rata share of any proceeds received from the sale, other disposition or refinancing of assets.
Liquidation Distributions to the Special Limited Partner	We cannot guarantee that holders of our Common Shares will receive the cumulative, pre-tax, non-compounded annual return discussed below, which we disclose solely in order to describe the compensation arrangements to which we are subject.	The actual amounts of any future liquidation distributions from our operating partnership to us or to the special limited partner cannot be determined at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
Distributions from our operating partnership in connection with our liquidation initially will be made to us (which we will distribute to holders of our Common Shares), until holders of our Common Shares have received liquidation distributions from our operating partnership equal to their respective net investments plus a cumulative, pre-tax, non- compounded annual return of 6.0% on their respective net investments.
Thereafter, the special limited partner will be entitled to receive liquidation distributions from our operating partnership until it has received liquidation distributions from our operating partnership equal to its net investment plus a cumulative, pre-tax, non-compounded annual return of 6.0% on its net investment.
Thereafter, 85.0% of the aggregate amount of any additional liquidation distributions by our operating partnership will be payable to us (which we will distribute to holders of our Common Shares), and the remaining 15.0% will be payable to the special limited partner.
With respect to holders of our Common Shares, “net investment” means $10.00 per Common Share, less a pro rata share of any proceeds received from the sale, other disposition or refinancing of assets. With respect to the special limited partner, “net investment” means the value of all contributions of cash or property the special limited partner has made to our operating partnership in consideration for its subordinated participation interests, measured as of the respective times of contribution, less a pro rata share of any proceeds received from the sale, other disposition or refinancing of assets.

*	For purposes of calculating the estimated fee amounts set forth in the table, we have not taken into consideration the effect that repurchases of Common Shares upon request by our stockholders would have upon such fee amounts.

How many real estate investments do you currently own?

We currently do not own any properties or other real estate investments. Because we have not yet identified any specific assets to acquire, we are considered to be a blind pool. As property acquisitions become probable, we will supplement this prospectus to provide information regarding the likely acquisition to the extent material to an investment decision with respect to our Common Shares. We also will describe material changes to our portfolio, including the closing of property acquisitions, by means of a supplement to this prospectus.

Will you acquire properties or other assets in joint ventures?

Possibly. Among other reasons, joint venture investments permit us to own interests in large assets without unduly restricting the diversity of our portfolio. We also may want to acquire properties and other investments through joint ventures in order to diversify our portfolio by investment size or investment risk. In determining whether to invest in a particular joint venture, our advisor will evaluate the real estate assets that such joint venture owns or is being formed to own under the same criteria as our advisor would use to evaluate our other investments. We may enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with other Lightstone-sponsored programs for the acquisition, development or improvement of properties as well as the acquisition of real estate-related investments.

If I buy Common Shares, will I receive distributions and how often?

In order that investors may generally begin earning distributions immediately upon our acceptance of their subscriptions, we expect that our board of directors will authorize and that we will declare distributions as of daily record dates beginning no later than the first month after the month in which we make our first real estate investment. Once we commence paying distributions, we expect to aggregate and pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board of directors, in its sole discretion, may vary from time to time, and will be influenced in part by its intention to comply with REIT requirements of the Code.

We expect to have little, if any, funds from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need funds from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of funds that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to proceeds from this offering, to proceeds from the issuance of securities in the future or to third-party borrowings to fund our distributions. Our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to authorize us to pay distributions from any source, including proceeds from this offering, from borrowings or from the proceeds from the issuance of securities in the future. There is no limit on the amount of offering proceeds we may use to fund distribution payments. We also may fund such distributions from advances from our sponsor or from any waiver of fees by our advisor.

To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

May I reinvest my distributions in Common Shares?

Yes. In order to participate in our DRIP, you must affirmatively opt in by checking the appropriate box on the subscription agreement or by filling out an enrollment form that we will provide to you at your request. The offering price per Common Share under our DRIP initially will be $9.50. At no time will the offering price per Common Share under our DRIP be less than 95% of the fair market value per Common Share. No selling commissions or dealer manager fee will be payable on Common Shares sold under our DRIP. We may amend, suspend or terminate our DRIP for any reason at any time upon 10 days’ notice to the participants. We may provide notice by including such information in a separate mailing to the participants.

Will the distributions I receive be taxable as ordinary income?

Yes and no. Distributions that you receive (not designated as capital gain dividends), including distributions reinvested pursuant to our DRIP, will be taxed as ordinary income to the extent they are paid from our earnings and profits (as determined for U.S. federal income tax purposes). However, distributions that we designate as capital gain dividends generally will be taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us. Some portion of your distributions may not be subject to tax in the year in which it is received because depreciation expense reduces the amount of taxable income, but does not reduce cash available for distribution. The portion of your distribution which is not designated as a capital gain dividend and which is in excess of our current and accumulated earnings and profits, is considered a return of capital for U.S. federal income tax purposes and will reduce the tax basis of your investment, deferring such portion of your tax until your investment is sold or our company is liquidated, at which time you will be taxed at capital gains rates (subject to certain exceptions for corporate stockholders). Please note that each investor’s tax considerations are different; therefore, you should consult with your tax advisor prior to making an investment in shares of our common stock.

What kind of offering is this?

We are offering up to 30.0 million Common Shares on a “best efforts” basis at a price of $10.00 per share. Volume discounts are available to investors who purchase more than $1,500,000 in Common Shares through the same broker-dealer. Discounts also are available for certain categories of purchaser, as described under “Plan of Distribution — Common Shares Purchased by Affiliates, Friends, Institutional Investors and Participating Broker-Dealers.” We also are offering up to 10.0 million Common Shares pursuant to our DRIP. The offering price per Common Share under our DRIP initially will be $9.50. At no time will the offering price per Common Share under our DRIP be less than 95% of the fair market value per Common Share. We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP.

In consideration of its purchase of subordinated participation interests, the special limited partner will receive the liquidation distributions described in the section of this prospectus titled “Compensation Table.” See “— How will distributions from the operating partnership be allocated among stockholders and affiliates of the sponsor?”

How does a “best efforts” offering work? What happens if you don’t sell at least 200,000 Common Shares?

When Common Shares are offered on a “best efforts” basis, the dealer manager is required to use only its best efforts to sell the Common Shares and has no firm commitment or obligation to purchase any of the Common Shares. Therefore, we may sell substantially less than what we are offering. If we do not sell at least 200,000 Common Shares (excluding Common Shares purchased by New York, Tennessee and Pennsylvania investors) by July 15, 2015, we will promptly return all funds in the escrow account (including interest), and we will stop selling Common Shares. Purchases of Common Shares by our advisor, directors, officers and other affiliates will be included for purposes of determining whether the minimum of 200,000 Common Shares required to release funds from the escrow account has been sold. We will not deduct any fees if we return funds from the escrow account.

Who is the dealer manager?

Orchard Securities, our dealer manager, is a member firm of FINRA and is based in Lehi, Utah. Orchard Securities is an independent third party, not affiliated with us, our sponsor or our advisor. Orchard Securities will serve as the dealer manager for our best efforts offering and also may authorize other broker-dealers that are FINRA members to sell our Common Shares. Orchard Securities also has opened an OSJ that does business as “Lightstone Capital Markets” and focuses primarily on distributing interests in programs sponsored by our sponsor.

How long will this offering last?

We expect to offer the 30.0 million Common Shares offered in our primary offering over a two-year period, or until July 15, 2016. If we have not sold all the Common Shares offered in our primary offering within two years, we may continue the primary offering for an additional year, until July 15, 2017. If we decide to continue our primary offering beyond July 15, 2016, we will provide that information in a prospectus supplement. At the discretion of our board of directors, we may elect to extend the termination date of our offering of Common Shares reserved for issuance pursuant to our DRIP until we have sold all Common Shares allocated to our DRIP through the reinvestment of distributions, in which case participants in our DRIP will be notified. This offering must be registered in every state in which we offer or sell Common Shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling Common Shares in any state in which our registration is not renewed or otherwise extended annually.

Who can buy Common Shares?

An investment in our Common Shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. An investor can buy Common Shares in this offering if such investor has either (a) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (b) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for investors in certain states, as described under “Investor Suitability Standards.”

Who might benefit from an investment in Common Shares?

An investment in our Common Shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, seek to preserve capital, seek to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity strategy, which time period may be indefinite, as we have no set date for listing or liquidation. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our Common Shares will not meet those needs.

Is there any minimum investment required?

Yes. We require a minimum investment of 100 Common Shares, subject to any state laws that may require a greater minimum investment. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to Common Shares purchased pursuant to our DRIP.

Are there any restrictions on the ownership or transfer of Common Shares?

Yes. Our charter contains restrictions on the ownership and transfer of our Common Shares that, among other restrictions, prevent any one person from owning more than 9.8% in value of the aggregate of our outstanding shares of stock and more than 9.8% (in value or number of shares, whichever is more restrictive) of any class or series of our shares of stock, unless exempted by our board of directors (prospectively or retroactively). These restrictions are designed to, among other purposes, enable us to comply with ownership restrictions imposed on REITs by the Code. Our charter also limits your ability to transfer your Common Shares unless (a) the prospective purchaser meets the suitability standards regarding income or net worth, and (b) the transfer complies with the minimum purchase requirements.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in Common Shares?

Yes. The section of this prospectus titled “ERISA Considerations” describes the effect the purchase of Common Shares will have on IRAs and retirement plans subject to the Code or Employee Retirement Income Security Act of 1974, as amended, or ERISA. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing Common Shares for a retirement plan or an IRA should carefully read this section of the prospectus. Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Code should carefully review the information in the section of this prospectus titled “ERISA Considerations.” All such prospective investors are required to consult their own legal and tax advisors on these matters.

We may make some investments that generate “excess inclusion income” which, when passed through to our tax-exempt stockholders, can be taxed as unrelated business taxable income, or UBTI, or, in certain circumstances, can result in a tax being imposed on us. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your IRA, a simplified employee pension, or SEP, plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum: (a) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account; (b) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account; (c) whether the investment will generate UBTI to your IRA, plan or other account; (d) whether there is sufficient liquidity for such investment under your IRA, plan or other account; (e) the need to value the assets of your IRA, plan or other account annually or more frequently; and (f) whether the investment would constitute a prohibited transaction under applicable law. Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Code should carefully review the information in the section of this prospectus titled “ERISA Considerations.” All such prospective investors are required to consult their own legal and tax advisors on these matters.

How do I subscribe for Common Shares?

If you choose to purchase Common Shares in this offering, you will need to complete and sign a subscription agreement (in substantially the form attached to this prospectus as Appendix B) for a specific number of Common Shares and pay for the Common Shares at the time of your subscription.

Can I be certain that I will be able to liquidate my investment immediately at the time of my choosing?

No. Our Common Shares are not listed on a national securities exchange and we will not seek to list our Common Shares until the time, if such time ever occurs, that our independent directors believe that the listing of our Common Shares would be in the best interests of our stockholders.

We have a share repurchase program that may provide our stockholders with limited interim liquidity by enabling them to sell their Common Shares back to us, subject to restrictions. However, our board of directors reserves the right to terminate the share repurchase program for any reason without cause by providing written notice of termination to all stockholders. Our share repurchase program is described in greater detail in the section of this prospectus titled “Share Repurchase Program.”

We expect that a limited secondary market for our Common Shares may develop in which broker-dealers may offer to purchase your Common Shares, including through “mini-tender” offers, either for their own account or the accounts of other dealers. There can be no assurances that any such secondary market will develop, and any such secondary market would be likely to be limited and likely to price your Common Shares at a significant discount to the offering price per Common Share.

What are your exit strategies?

It is our intention to begin the process of achieving a liquidity event not later than six to nine years after the termination of this offering. A “liquidity event” could include a sale of our assets, a sale or merger of our company or a listing of our Common Shares on a national securities exchange.

If we do not begin the process of achieving a liquidity event by the eighth anniversary of the termination of this offering, our charter requires either (a) an amendment to our charter to extend the deadline to begin the process of achieving a liquidity event, or (b) the holding of a stockholders meeting to vote on a proposal for an orderly liquidation of our portfolio.

If we seek and fail to obtain stockholder approval of a charter amendment extending the deadline with respect to a liquidity event, our charter requires us to submit a plan of liquidation for the approval of our stockholders. If we seek and fail to obtain stockholder approval of both such a charter amendment and such a plan of liquidation, we will continue our business. If we seek and obtain stockholder approval of such a plan of liquidation, we will begin an orderly sale of our properties and other assets. In making the decision to apply for listing of our Common Shares, our board of directors will try to determine whether listing our Common Shares or liquidating our assets will result in greater value for stockholders.

One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. In assessing whether to list or liquidate, our board of directors would likely solicit input from financial advisors as to the likely demand for our Common Shares upon listing. If, after listing, the board of directors believed that it would be difficult for stockholders to dispose of their Common Shares, then that factor would weigh against listing. The board of directors also would likely consider whether there was a large pent-up demand to sell Common Shares when making decisions regarding listing or liquidation.

Are there any JOBS Act considerations?

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that normally are applicable to public companies. Such exemptions include, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations relating to executive compensation in proxy statements and periodic reports, and exemptions from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Other than as set forth in the following paragraph, we have not yet made a decision whether to take advantage of any of or all such exemptions. If we decide to avail ourselves of any of the remaining exemptions from various reporting requirements, some investors may find shares of our common stock a less attractive investment as a result.

Additionally, under Section 107 of the JOBS Act, an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and therefore will comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We could remain an “emerging growth company” for up to five years, or until the earliest to occur of (i) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act (which would occur if the market value of our Common Shares held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter), and (iii) the date on which we have, during the preceding three-year period, issued more than $1 billion in non-convertible debt.

Are there any Investment Company Act considerations?

We intend to conduct our operations so that the company and each of its subsidiaries is not an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” exclude U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to conduct our operations so that our company and most, if not all, of its wholly owned and majority-owned subsidiaries are not investment companies under the 40% test or can rely on Rule 3a-1 under the Investment Company Act. Rule 3a-1 under the Investment Company Act, generally provides that, notwithstanding Section 3(a)(1)(C) of the Investment Company Act, an issuer will not be deemed to be an “investment company” under the Investment Company Act; provided, that (a) it does not hold itself out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading in securities, and (b) on an unconsolidated basis no more than 45% of the value of its total assets, consolidated with the assets of any wholly owned subsidiary (exclusive of U.S. government securities and cash items), consists of, and no more than 45% of its net income after taxes, consolidated with the net income of any wholly owned subsidiary (for the last four fiscal quarters combined), is derived from, securities other than U.S. government securities, securities issued by employees’ securities companies, securities issued by certain majority-owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company. We believe that we, our operating partnership and the subsidiaries of our operating partnership will satisfy this exclusion.

We will continuously monitor our holdings on an ongoing basis to determine the compliance of our company with Section 3(a)(1)(C) or the exemption provided in Rule 3a-1.

In addition, we believe that neither our company nor any of its wholly owned or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or propose to engage primarily, or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, our company and its subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, the company and its subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by that person, or by another company which is a majority-owned subsidiary of that person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company.

We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the staff of the Securities and Exchange Commission, or the SEC, approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

A change in the value of any of our assets could cause us or one or more of our wholly or majority-owned subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of “investment company” and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

What types of reports on my investment will I receive?

We will provide you with periodic updates on the performance of your investment with us, including:

•	four quarterly investment statements, which, following our commencement of distributions to stockholders, will include distribution reports;
•	three quarterly financial reports;
•	an annual report; and
•	during the offering period, supplements to the prospectus.

Unless otherwise provided in this prospectus or you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. See “Electronic Delivery of Documents.”

When will I get my detailed tax information?

We intend to issue and mail your Internal Revenue Service, or IRS, Form 1099-DIV tax information, or such other successor form, by January 31 of each year.

Who can help answer my questions about the offering?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or call us at (732) 367-0129.

Who is the transfer agent?

The contact information of our transfer agent is as follows:

DST Systems, Inc.
430 West 7th St.
Kansas City, Missouri 64105
Phone: (877) 304-4733
Fax: (855) 368-2326

To ensure that any account changes are made promptly and accurately, all changes (including your address, ownership type and distribution mailing address) should be directed to the transfer agent.

RISK FACTORS

Your purchase of Common Shares involves a number of risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our Common Shares. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our Common Shares to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition as of the date of this prospectus.

Risks Related to an Investment in Lightstone Value Plus Real Estate Investment Trust III, Inc.

There is no public trading market for our Common Shares, and there may never be one; therefore, it will be difficult for you to sell your Common Shares except pursuant to our share repurchase program. If you sell your Common Shares to us under our share repurchase program, you may receive less than the total price you paid for the Common Shares.

There currently is no public market for our Common Shares, and there may never be one. If you are able to find a buyer for your Common Shares, you may not sell your Common Shares unless the buyer meets applicable suitability and minimum purchase standards and the sale does not violate state securities laws. Our charter also prohibits the ownership of more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding Common Shares, unless exempted by our board of directors (prospectively or retroactively), which may inhibit large investors from desiring to purchase your Common Shares.

Repurchases of Common Shares through our share repurchase program may be the only way to dispose of your Common Shares, but there are a number of limitations placed on such repurchases. Therefore, you may be required to sell your Common Shares at a substantial discount to the price you originally paid. See “Share Repurchase Program” for a description of the initial repurchase price, as determined by our board of directors. Furthermore, our board of directors reserves the right, in its sole discretion, at any time and from time to time, to amend the terms of, suspend or terminate our share repurchase program. Additionally, our board of directors reserves the right, in its sole discretion, to reject an individual stockholder’s request for repurchase for any reason at any time. Therefore, it will be difficult for you to sell your Common Shares promptly or at all.

It also is likely that your Common Shares would not be accepted as the primary collateral for a loan. You should purchase the Common Shares only as a long-term investment because of the illiquid nature of the Common Shares. See “Investor Suitability Standards,” “Description of Shares — Restrictions on Ownership of Shares” and “Share Repurchase Program” elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your Common Shares.

You are limited in your ability to sell your Common Shares pursuant to our share repurchase program and may have to hold your Common Shares for an indefinite period of time.

Repurchases of Common Shares through our share repurchase program may be the only way to dispose of your Common Shares, but there are a number of limitations placed on such repurchases. Our board of directors may amend the terms of our share repurchase program without stockholder approval. Our board of directors also is free to suspend or terminate the program or to reject any request for repurchase. In addition, our share repurchase program includes numerous restrictions that would limit your ability to sell your Common Shares within the program. Importantly, funding for our share repurchase program will come exclusively from any proceeds we received from the sale of Common Shares under our DRIP that our board of directors may reserve for this purpose. In addition, we will limit the number of Common Shares repurchased pursuant to our share repurchase program as follows: during any 12-month period, we will not repurchase in excess of 5.0% of the weighted average number of Common Shares outstanding during the prior calendar year; provided, however, that Common Shares repurchased in the case of the death of a stockholder will not count against this 5.0% limit. See “Share Repurchase Program” for a description of the initial repurchase price, as determined by our board of directors. You may have to hold your Common Shares for an indefinite period of time.

This is a blind pool offering, so you will not have the opportunity to evaluate our investments or our tenants before we engage in investment or leasing activity.

Because we have made no investments in real estate or real estate-related assets, we have not entered into any purchase and sale agreements as of the date of this prospectus. Therefore, we are not able to provide you with information to evaluate our investments prior to acquisition. Our board of directors will have wide discretion in implementing our policies relating to the creditworthiness of tenants, and you will not have the opportunity to evaluate potential tenants. In light of our investment strategy, we may lease to tenants that do not have strong credit. For a more detailed discussion of our investment policies, see “Investment Objectives and Criteria — Investments in Real Property Generally.”

We and our advisor have no operating history, we have no established financing sources, and the performance of the prior real estate investment programs of our sponsor may not be indicative of our future results.

We and our advisor have no operating history, and our advisor has no experience investing in hotels. You should not rely upon the past performance of other real estate investment programs sponsored by our sponsor to predict our future results. We were incorporated on October 5, 2012, have not commenced operations, and, as of the date of this prospectus, have made no investments in real estate or real estate-related assets. Accordingly, the prior performance of real estate investment programs sponsored by our sponsor may not be indicative of our future results.

Moreover, we have no established financing sources other than our offering proceeds. If our capital resources are insufficient to support our operations, we will not be successful.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment strategies;
•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;
•	respond to competition for our targeted real estate properties and other investments, as well as for potential investors in us; and
•	continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

Our ability to achieve our investment objectives and to make distributions to our stockholders is dependent upon the performance of our advisor in the acquisition of our investments and the determination of any financing arrangements, as well as the performance of our property managers in the selection of tenants and the negotiation of leases. The current market for properties that meet our investment objectives is highly competitive, as is the leasing market for such properties. The more Common Shares we sell in this offering, the greater our challenge will be to invest all the net offering proceeds on attractive terms. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight of our board of directors, the management ability of our advisor and the performance of our property managers for us to achieve our investment objectives. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms.

Additionally, as a public company, we are subject to ongoing reporting requirements under the Exchange Act. Pursuant to the Exchange Act, we may be required to file with the SEC financial statements of properties we acquire or, in certain cases, financial statements of the tenants of the acquired properties. To the extent any required financial statements are not available or cannot be obtained, we will not be able to acquire the property. As a result, we may not be able to acquire certain properties that otherwise would be a suitable investment. We could suffer delays in our property acquisitions due to these reporting requirements.

Furthermore, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.

Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. In addition, if we are unable to invest our offering proceeds in real properties in a timely manner, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate. In such an event, our ability to pay distributions to our stockholders and the returns to our stockholders would be adversely affected.

Our sponsor has been involved with investments that have faced adverse business developments, including bankruptcies.

Our sponsor has been involved in prior programs and investment activities that faced adverse business developments, including bankruptcy filings. For more information on these adverse business developments, please see “Prior Performance Summary — Recent Adverse Business Developments.” These adverse developments may negatively affect a potential investor’s assessment of our ability to meet our investment objectives, which in turn may hinder our ability to raise substantial funds in this offering. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which may negatively affect the value of your investment.

A prior program of our sponsor temporarily suspended its share redemption plan.

On March 2, 2010, the board of directors of one of our sponsor’s other public programs, Lightstone I, temporarily suspended its share redemption plan. On September 16, 2010, the board of directors of Lightstone I reauthorized the share redemption plan.

We will make some of or all our distributions from sources other than our cash flow from operations; this will reduce our funds available for the acquisition of properties, and your overall return may be reduced.

Our organizational documents permit us to make distributions from any source, including from the proceeds of this offering or other offerings, cash advances to us by our advisor, cash resulting from a waiver of fees, and borrowings, including borrowings secured by our assets. We will make some of or all our distributions from financings or the net proceeds from our public offering; this will reduce the funds available for acquiring properties and other investments, and your overall return may be reduced. Further, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced. Our organizational documents do not limit the amount of distributions we can fund from sources other than operating cash flow.

You may be more likely to sustain a loss on your investment because our advisor does not have as strong an economic incentive to avoid losses as does an advisor that has made significant equity investments in its advised company.

Our advisor has only invested $200,000 in us, through the purchase of 20,000 Common Shares at $10.00 per share. Therefore, if we are successful in raising enough proceeds to be able to reimburse our advisor for our significant organization and offering expenses, our advisor will have less exposure to loss if the value of our Common Shares decreases, than it would if it held a greater number of Common Shares. Without a large holding of Common Shares by our advisor aligning the incentives of our advisor with those of our stockholders, our stockholders may be at a greater risk of loss.

To the extent offering proceeds are used to pay fees to our advisor or its affiliates or to fund distributions, our investors will realize dilution and later investors also may realize a lower rate of return than investors who invest earlier in this offering.

Our advisor and its affiliates provide services for us in connection with, among other things, the selection, financing and acquisition of our investments, the management and leasing of our properties, the servicing of our mortgage, bridge, mezzanine or other loans and the disposition of our assets. We pay them substantial upfront fees for some of these services, which reduces the amount of cash available for investment in real estate or distribution to you. Largely as a result of these substantial fees, we expect that approximately 86.68% of the total offering price received from investors in our primary offering will be available for investment in real estate or for distribution to our stockholders, assuming we sell the maximum number of Common Shares offered in our initial public offering.

In addition, we may use offering proceeds to fund distributions, and later investors who do not receive those distributions will therefore experience additional immediate dilution of their investment. Also, to the extent we incur debt to fund distributions earlier in our public offering, the amount of cash available for distributions in future periods will be decreased by the repayment of such debt.

The use of offering proceeds to pay fees to our advisor and its affiliates or to fund distributions increases the risk that the amount available for distribution to stockholders upon a liquidation of our portfolio would be less than the purchase price of the Common Shares in our offering.

Investors who invest in us at the beginning of our offering may realize a lower rate of return than later investors.

There can be no assurances as to when we will begin to generate sufficient cash flow to fully fund the payment of distributions. As a result, investors who invest in us before we generate significant cash flow may realize a lower rate of return than later investors. We expect to have little cash flow from operations available for distribution until we make substantial investments. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. Therefore, until such time as we have sufficient cash flow from operations to fully fund the payment of distributions therefrom, some of or all our distributions will be paid from other sources, such as from the proceeds of our public offering, cash advances to us by our advisor, cash resulting from a waiver of fees, and borrowings, including borrowings secured by our assets, in anticipation of future operating cash flow.

We may pay distributions from any source, including from the proceeds of this offering. We have not established any limit on the amount of distributions we can fund from sources other than operating cash flow.

We may have to make decisions on whether to invest in certain properties without detailed information on the property.

To effectively compete for the acquisition of properties and other investments, our advisor and board of directors may be required to make decisions or post substantial non-refundable deposits prior to the completion of our analysis and due diligence on property acquisitions. In such cases, the information available to our advisor and board of directors at the time of making any particular investment decision, including the decision to pay any non-refundable deposit and the decision to consummate any particular acquisition, may be limited, and our advisor and board of directors may not have access to detailed information regarding any particular investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property. Therefore, no assurance can be given that our advisor and board of directors will have knowledge of all circumstances that may adversely affect an investment. In addition, our advisor and board of directors expect to rely upon independent consultants in connection with their evaluation of proposed investment properties, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific investments we make.

This offering is being made on a “best efforts” basis, meaning that our dealer manager is only required to use its best efforts to sell our Common Shares and has no firm commitment or obligation to purchase any of the Common Shares. As a result, we cannot assure you of the amount of proceeds that will be raised in this offering. We are dependent on funds from this offering to make additional investments, resulting in greater diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we acquire. If we do not raise significant additional funds in this offering, the more likely it will be that we will not be able to achieve significant diversification and the likelihood of our profitability being affected by the performance of any one of our investments will increase. We are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our Common Shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, to the extent we are not able to raise additional funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected.

If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

Our success depends to a significant degree upon the continued contributions of our chairman, certain executive officers and other key personnel of us, our advisor and its affiliates. We do not have employment agreements with our chairman and executive officers, and we cannot guarantee that they will remain affiliated with us. If any of our key personnel were to cease their affiliation with us, our advisor or its affiliates, our operating results could suffer. We do not intend to maintain key person life insurance on any of our key personnel. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for persons with these skills is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered.

If we internalize our management functions, your interest in us could be diluted, and we could incur other significant costs associated with being self-managed.

Our strategy may involve becoming “self-managed” by internalizing our management functions, particularly if we seek to list our Common Shares on an exchange as a way of providing our stockholders with a liquidity event. The method by which we could internalize these functions could take many forms. We may hire our own group of executives and other employees or we may elect to negotiate to acquire our advisor’s and property managers’ assets and personnel. At this time, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our stock. An internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned our subordinated share of annual cash flows. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the net income per Common Share and modified funds from operations per Common Share attributable to your investment. We will not be required to seek a stockholder vote to become self-managed.

In addition, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance and SEC reporting and compliance. If stockholders or other interested parties file a lawsuit related to, or challenging, an internalization transaction, we could incur high litigation costs that would adversely affect the value of your Common Shares. We also would incur the compensation and benefits costs of our officers and other employees and consultants that are now paid by our advisor or its affiliates. In addition, we may issue equity awards under our stock incentive plan, which awards would decrease net income and modified funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor and its affiliates we would save and the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor and its affiliates, our net income per Common Share and funds from operations per Common Share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our Common Shares.

As currently organized, we do not directly employ any employees. If we elect to internalize our management functions, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Nothing in our charter prohibits us from entering into the transaction described above.

Additionally, there is no assurance that internalizing our management functions will prove to be beneficial to us and our stockholders. We could have difficulty integrating our management functions as a stand-alone entity. Certain personnel of our advisor and its affiliates perform property management, asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. We could fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs or suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our portfolio of investments.

If we were to internalize our management or if another investment program, whether sponsored by our sponsor or otherwise, hires the employees of our advisor or our property managers in connection with its own internalization transaction or otherwise, our ability to conduct our business may be adversely affected.

We rely on persons employed by our advisor and its affiliates to manage our day-to-day operations. If we were to effectuate an internalization of our advisor or our property managers, we may not be able to retain all the employees of our advisor or property managers or to maintain a relationship with our sponsor. In addition, some of the employees of the advisor or property managers may provide services to one or more other investment programs. These programs or third parties may decide to retain some of or all our advisor’s or property managers’ key employees in the future. If this occurs, these programs could hire certain of the persons currently employed by our advisor or property managers who are most familiar with our business and operations, thereby potentially adversely impacting our business.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director will be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you. See “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

If our advisor or its affiliates waive certain fees due to them, our results of operations and distributions may be artificially high.

From time to time, our advisor or its affiliates may agree to waive all or a portion of the acquisition, asset management or other fees, compensation or incentives due to them, pay general administrative expenses or otherwise supplement stockholder returns in order to increase the amount of cash available to make distributions to stockholders. If our advisor or its affiliates choose to no longer waive such fees and incentives, our results of operations will be lower than in previous periods and your return on your investment could be negatively affected.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

Our advisor and its affiliates, including all our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates, including our property managers and the special limited partner, are entitled to substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the property management agreements, because our advisor and property managers have an incentive to continue receiving fees under these agreements;
•	public offerings of equity by us, which will likely entitle our advisor to increased asset management subordinated participation and to increased acquisition, financing coordination and asset management fees;
•	property sales, which may result in compensation to our advisor in the form of real estate disposition commissions;
•	property acquisitions from third parties, which entitle our advisor to acquisition fees, asset management subordinated participation and asset management fees, which are not calculated based on investment quality, and which could encourage our advisor to purchase assets at higher prices;
•	whether to construct improvements on our properties, which would entitle our property managers to construction management fees, and whether to maximize the estimated costs of improvements, since construction management fees are initially calculated in part based on budgeted amounts;
•	whether to lease to a less creditworthy tenant, since our property managers will receive leasing fees regardless of tenant quality, and a default by a tenant under its lease obligations may give the respective property manager an opportunity to earn an additional leasing fee;
•	borrowings to acquire properties, which borrowings may increase the acquisition, asset management and financing coordination fees and the asset management subordinated participation payable to our advisor;
•	determining the compensation paid to employees for services provided to us, which could be influenced in part by whether our advisor is reimbursed by us for the related salaries and benefits;
•	whether we seek to internalize our management functions, which internalization could result in our retaining some of our advisor’s and its affiliates’ key officers and employees for compensation that is greater than that which they currently earn or which could require additional payments to affiliates of our advisor to purchase the assets and operations of our advisor and its affiliates;
•	whether and when we seek to liquidate or to list our Common Shares on a national securities exchange, which events may entitle the special limited partner to receive liquidation distributions; and
•	whether and when to terminate the advisory agreement or to allow the advisory agreement to expire without renewal (even for poor performance by our advisor), in either case with or without cause, either of which may entitle the special limited partner to (a) receive cash in an amount equal to its net investment, or (b) retain the subordinated participation interests, and in the case of (a), to receive liquidation distributions as well.

The fees our advisor receives in connection with transactions involving the purchase and management of an asset may be based on the contract purchase price or the book value of the investment rather than the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.

Our advisor and the special limited partner face conflicts of interest relating to the incentive fee structure, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Under our advisory agreement and our operating partnership’s limited partnership agreement, our advisor and the special limited partner will be entitled to fees and distributions that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance that would entitle our advisor or the special limited partner to incentive compensation. In addition, our advisor’s entitlement to fees upon the sale, other disposition or refinancing of our assets could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle our advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. The limited partnership agreement of our operating partnership requires us to pay a performance-based liquidation distribution to the special limited partner if we liquidate, list or terminate our advisor. To avoid paying this distribution, our independent directors may decide against the liquidation, listing or termination of our advisor even if, but for the liquidation distribution, such event would be in our best interest. Additionally, under the limited partnership agreement of our operating partnership, upon termination or non-renewal of the advisory agreement, even for poor performance by our advisor, the special limited partner will be entitled to (a) receive cash in an amount equal to its net investment, or (b) retain the subordinated participation interests, which also may influence our independent directors to decide against terminating our advisor. In addition, our advisor will be entitled to an annual subordinated performance fee for any year in which holders of our Common Shares receive payment of a 6.0% annual cumulative, pre-tax, non-compounded return on their respective net investments. Our advisor will be entitled to 15.0% of the amount in excess of such 6.0% per annum return; provided, that the amount paid to our advisor will not exceed 10.0% of the aggregate return for such year; and provided, further, that the amount paid to our advisor will not be paid unless holders of our Common Shares receive a return of their respective net investments. The potential to earn an annual subordinated performance fee may encourage our advisor to acquire riskier assets or to dispose of investments earlier than they should be disposed of. For a more detailed discussion of the fees, distributions and other amounts payable to our advisor and its affiliates in respect of this offering, see “Compensation Table.”

Our advisor will receive an annual subordinated performance fee for years in which a specified return to holders of our Common Shares is achieved. However, if the return is not achieved in subsequent years, and even if our company suffers a loss, our advisor will not be obligated to return to our company any portion of the annual subordinated performance fee it has received.

We will pay our advisor an annual subordinated performance fee calculated on the basis of our annual return to stockholders, payable annually in arrears, such that for any year in which holders of our Common Shares receive payment of a 6.0% annual cumulative, pre-tax, non-compounded return on their respective net investments, our advisor will be entitled to 15.0% of the amount in excess of such 6.0% per annum return; provided, that the amount paid to our advisor will not exceed 10.0% of the aggregate return for such year; and provided, further, that the amount paid to our advisor will not be paid unless holders of our Common Shares receive a return of their respective net investments. This fee will be payable only out of realized appreciation in our assets upon their sale, other disposition or refinancing.

However, if such 6.0% per annum return is not achieved in subsequent years, and even if our company suffers a loss, our advisor will not be obligated to return to our company any portion of the annual subordinated performance fee it has received. We cannot assure you that we will provide such 6.0% per annum return, which we have disclosed solely as a measure for our advisor's incentive compensation.

Our sponsor’s other public programs, Lightstone I and Lightstone II, may be engaged in competitive activities, including the ownership of hotels in our target markets.

Our advisor and property managers and their respective affiliates, through activities of Lightstone I and Lightstone II, may be engaged in other activities that could result in potential conflicts of interest with the services that they will provide to us. Lightstone I and Lightstone II may compete with us for both the acquisition and refinancing of hotels and other properties of a type suitable for our investment. In addition, we may compete with Lightstone I and Lightstone II for franchise or license arrangements with hotel brands in some of or all our target hotel markets.

Our advisor will face conflicts of interest relating to joint ventures, tenant-in-common investments or other co-ownership arrangements that we enter into with affiliates of our sponsor or advisor or with other programs sponsored by our sponsor or advisor, which could result in a disproportionate benefit to affiliates of our sponsor or advisor or to another program.

We may enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with other Lightstone-sponsored programs for the acquisition, development or improvement of properties as well as the acquisition of real estate-related investments. The executive officers of our advisor are also the executive officers of other real estate investment vehicles, and may in the future sponsor or be the executive officers of other REITs and their advisors, the general partners of other Lightstone-sponsored partnerships or the advisors or fiduciaries of other Lightstone-sponsored programs. These executive officers will face conflicts of interest in determining which Lightstone-sponsored program should enter into any particular joint venture, tenant-in-common or co-ownership arrangement. These persons also may have a conflict in structuring the terms of the relationship between our interests and the interests of the Lightstone-sponsored co-venturer, co-tenant or partner as well as conflicts of interest in managing the joint venture. Further, the fiduciary obligations that our advisor or our board of directors may owe to a co-venturer, co-tenant or partner affiliated with our sponsor or advisor may make it more difficult for us to enforce our rights.

If we enter into a joint venture, tenant-in-common investment or other co-ownership arrangements with another program (whether sponsored by our advisor or by our sponsor or its affiliates) or joint venture, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular real estate property, exercise buy/sell rights or make other major decisions, and you may face certain additional risks. For example, if we become listed for trading on a national securities exchange, and any of the other programs sponsored by our advisor or our sponsor or its affiliates are not traded on any exchange, we may develop more divergent goals and objectives from such joint venturer with respect to the sale of properties in the future. In addition, if we enter into a joint venture with another program sponsored by our advisor or our sponsor or their respective affiliates that has a term shorter than ours, the joint venture may be required to sell its properties at the time of the other program’s liquidation. We may not desire to sell the properties at such time. Even if the terms of any joint venture agreement between us and another program sponsored by our advisor or our sponsor or their respective affiliates grant us a right of first refusal to buy such properties, we may not have sufficient funds to exercise our right of first refusal under these circumstances.

Because The Lightstone Group and its affiliates control us and would control any other Lightstone-sponsored programs, agreements and transactions among the parties with respect to any joint venture, tenant-in-common investment or other co-ownership arrangement between or among such parties will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint ventures, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could be reached regarding matters pertaining to the co-ownership arrangement, which might have a negative influence on the joint venture and decrease potential returns to you. If a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buyout at that time. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Furthermore, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or, if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by such right.

If we use debt to finance the acquisition of investments, we may pay our advisor twice with respect to such debt, which would adversely affect our operating results and may encourage our advisor to maximize its use of debt financing for acquisitions of investments.

As described under “Compensation Table,” we will pay to our advisor or its affiliates 1.0% of the contract purchase price of each property acquired, which amount includes our pro rata share (direct or indirect) of debt attributable to such property, or 1.0% of the amount advanced for a loan or other investment, which amount includes our pro rata share (direct or indirect) of debt attributable to such investment, as applicable. Further, if our advisor provides services in connection with the financing of an asset, assumption of a loan in connection with the acquisition of an asset or origination or refinancing of any loan on an asset, we will pay our advisor or its assignees a financing coordination fee equal to 0.75% of the amount available or outstanding under such financing. There is nothing to prevent our advisor from receiving both acquisition fees and financing coordination fees with respect to the amount of acquisition financing with respect to a property that we acquire. Such double payment would adversely affect our operating results and may encourage our advisor to maximize its use of debt financing for acquisitions of investments.

Our advisor’s executive officers and key personnel and the executive officers and key personnel of Lightstone-affiliated entities that conduct our day-to-day operations and this offering will face competing demands on their time, and this may cause our investment returns to suffer.

We rely upon the executive officers of our advisor and the executive officers and employees of Lightstone-affiliated entities to conduct our day-to-day operations and this offering. These persons also conduct the day-to-day operations of other investment programs and may in the future also conduct the day-to-day operations of other programs we sponsor and may have other business interests as well. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

Our officers face conflicts of interest related to the positions they hold with entities affiliated with our advisor, which could diminish the value of the services they provide to us.

Certain of our executive officers are also officers of our advisor, our property managers and other entities affiliated with our advisor, which may include the advisors and fiduciaries to other Lightstone-sponsored programs. As a result, these individuals owe fiduciary duties to these other entities and their investors, which may conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (a) allocation of new investments and management time and services between us and the other entities, (b) the timing and terms of the investment in or sale of an asset, (c) development of our properties by affiliates of our advisor, (d) investments with affiliates of our advisor, (e) compensation to our advisor and its affiliates, and (f) our relationships with our property managers. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Because we rely on affiliates of Lightstone for the provision of advisory and property management services, if Lightstone or its majority owner are unable to meet their obligations, we may be required to find alternative providers of these services, which could result in a significant and costly disruption of our business.

David Lichtenstein, the majority owner of Lightstone, directly or indirectly owns and controls our advisor and our property managers. The operations of our advisor and our property managers rely substantially on Mr. Lichtenstein and on Lightstone. Lightstone and its majority owner are dependent on fee income from their other sponsored real estate programs. The current real estate market disruptions could adversely affect the amount of such fee income. If Lightstone or its majority owner become unable to meet their obligations as they become due, we might be required to find alternative service providers, which could result in a significant disruption of our business and would likely adversely affect the value of your investment in us.

Because title insurance services may be provided by an affiliated party, our advisor may face a conflict of interest when considering the terms of title insurance policies that it may purchase.

From time to time, we may purchase title insurance from an agent in which our sponsor owns a fifty percent limited partnership interest. Because this title insurance agent will receive significant fees for providing title insurance, our advisor may face a conflict of interest when considering the terms of title insurance policies that it may purchase.

We have the same legal counsel as our sponsor and its affiliates.

Proskauer Rose LLP acts as legal counsel to us and also represents our sponsor and various affiliates, including our advisor. The interests of our sponsor and its affiliates, including our advisor, may become adverse to ours in the future. Under legal ethics rules, Proskauer Rose LLP may be precluded from representing us due to any conflict of interest between us and our sponsor and its affiliates, including our advisor.

Each member of our board of directors is also on the board of directors of Lightstone I and Lightstone II.

Each of our directors is also a director of Lightstone I and Lightstone II. Accordingly, each of our directors owes fiduciary duties to Lightstone I and Lightstone II and their respective stockholders. The duties of our directors to Lightstone I and Lightstone II may influence the judgment of our board of directors when considering issues that may affect us. For example, we are permitted to enter into a joint venture or preferred equity investment with Lightstone I or Lightstone II for the acquisition of property or real estate-related investments. Decisions of our board of directors regarding the terms of those transactions may be influenced by our directors’ duties to Lightstone I or Lightstone II and their respective stockholders.

Risks Related to Our Business in General

A limit on the number of shares a person may own may discourage a takeover of our company.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Our charter prohibits the ownership of more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of our outstanding Common Shares, unless exempted by our board of directors (prospectively or retroactively), which may inhibit large investors from purchasing your Common Shares. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide stockholders with the opportunity to receive a control premium for their Common Shares. See “Description of Shares — Restrictions on Ownership of Shares.”

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our Common Shares or discourage a third party from acquiring us.

Our charter permits our board of directors to issue up to 200.0 million Common Shares and up to 50.0 million shares of preferred stock, $0.01 par value per share. Our board of directors, without any action by our stockholders, may (a) amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series we have authority to issue or (b) classify or reclassify any unissued Common Shares or shares of preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of the repurchase of any such stock. Thus, our board of directors could authorize the issuance of such stock with terms and conditions that could subordinate the rights of the holders of our Common Shares, or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our Common Shares. See “Description of Shares — Preferred Stock.”

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer, an issuance or reclassification of equity securities, liquidations or dissolutions in which an interested stockholder will receive something other than cash and any loans, advances, pledges, guarantees or similar arrangements in which an interested stockholder receives a benefit. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the then outstanding voting stock of the corporation; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the expiration of the five-year period described above, any business combination between a Maryland corporation and an interested stockholder must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock of the corporation voting together as a single group; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder voting together as a single group.

These supermajority vote requirements do not apply if the corporation’s holders of voting stock receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our Common Shares, see “Description of Shares — Business Combinations.”

Maryland law also limits the ability of a third party to buy a large stake in us and exercise voting power in electing directors.

Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by employees who are directors of the corporation, are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares of stock that would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by a corporation’s charter or bylaws. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. For a more detailed discussion of the Maryland laws governing control share acquisitions, see “Description of Shares — Control Share Acquisitions.”

Our charter includes a provision that may discourage a stockholder from launching a tender offer for our Common Shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Exchange Act. The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer. A stockholder may not transfer any shares to an offering stockholder who does not comply with these requirements unless such stockholder first offers such shares to us at a price equal to the greater of the tender offer price offered in such tender offer or the repurchase price under our share repurchase program as it is in effect at such time. In addition, the non-complying stockholder shall be responsible for all our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our Common Shares and prevent you from receiving a premium price for your Common Shares in such a transaction.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

The company is not registered, and does not intend to register itself or any of its subsidiaries, as an investment company under the Investment Company Act. If we become obligated to register the company or any of its subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;
•	restrictions on specified investments;
•	prohibitions on transactions with affiliates; and
•	compliance with reporting, recordkeeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

The company intends to conduct its operations, directly and through wholly owned or majority-owned subsidiaries, so that the company and each of its subsidiaries is not an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. Rule 3a-1 under the Investment Company Act, however, generally provides that, notwithstanding Section 3(a)(1)(C) of the Investment Company Act, an issuer will not be deemed to be an “investment company” under the Investment Company Act; provided, that (a) it does not hold itself out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading in securities, and (b) on an unconsolidated basis no more than 45% of the value of its total assets, consolidated with the assets of any wholly owned subsidiary (exclusive of U.S. government securities and cash items), consists of, and no more than 45% of its net income after taxes, consolidated with the net income of any wholly owned subsidiary (for the last four fiscal quarters combined), is derived from, securities other than U.S. government securities, securities issued by employees’ securities companies, securities issued by certain majority-owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company. We believe that we, our operating partnership and the subsidiaries of our operating partnership will satisfy this exclusion.

A change in the value of any of our assets could cause us or one or more of our wholly or majority-owned subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.

If we were required to register the company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Rapid changes in the values of potential investments in real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or our exception from the Investment Company Act.

If the market value or income potential of our real estate-related investments declines, including as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income or liquidate our non-qualifying assets in order to maintain our REIT qualification or our exception from registration under the Investment Company Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

Stockholders have limited control over changes in our policies and operations.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under our charter and the Maryland General Corporation Law, our stockholders generally have a right to vote only on the following matters:

•	the election or removal of directors;
•	any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:
•	change our name;
•	increase or decrease the aggregate number of shares that we have the authority to issue;
•	increase or decrease the number of our shares of any class or series that we have the authority to issue; and
•	effect reverse stock splits;
•	our liquidation and dissolution; and
•	our being a party to any merger, consolidation, sale or other disposition of all or substantially all of our assets or statutory share exchange.

All other matters are subject to the discretion of our board of directors.

Our board of directors may change our investment policies and objectives generally and at the individual investment level without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of the stockholders. In addition to our investment policies and objectives, we also may change our stated strategy for any investment in an individual property. These policies may change over time. The methods of implementing our investment policies also may vary, as new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. As a result, the nature of your investment could change without your consent.

We may not successfully implement our exit strategy, in which case you may have to hold your investment for an indefinite period.

Depending upon then-prevailing market conditions, it is our intention to consider beginning the process of liquidating our assets and distributing the net proceeds to our stockholders within six to nine years after the termination of our initial public offering. If we do not begin the process of achieving a liquidity event by the eighth anniversary of the termination of this offering, our charter requires either (a) an amendment to our charter to extend the deadline to begin the process of achieving a liquidity event, or (b) the holding of a stockholders meeting to vote on a proposal for an orderly liquidation of our portfolio.

Market conditions and other factors could cause us to delay the commencement of our liquidation or to delay the listing of our Common Shares on a national securities exchange beyond eight years from the termination of our initial public offering. If so, our board of directors and our independent directors may conclude that it is not in our best interest to hold a stockholders meeting for the purpose of voting on a proposal for our orderly liquidation. Therefore, if we are not successful in implementing our exit strategy, your Common Shares will continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment into cash easily with minimum loss.

The offering price of our Common Shares in this offering was not determined on an independent basis; as a result, the offering price of the Common Shares in this offering is not related to any independent valuation.

Our board of directors arbitrarily determined the offering price of the Common Shares in this offering, and such price bears no relationship to any established criteria for valuing issued or outstanding shares. Our board of directors arbitrarily determined the offering price of our Common Shares based primarily on the range of offering prices of other REITs that do not have a public trading market. The $10.00 offering price is a round number, designed to facilitate calculations relating to the offering price of our Common Shares. Consequently, the offering price of our Common Shares may not reflect the price at which the Common Shares would trade if they were listed on an exchange or actively traded by brokers, or the proceeds that a stockholder would receive if we were liquidated or dissolved.

Your interest will be diluted if we issue additional securities.

Stockholders do not have preemptive rights to any shares issued by us in the future. Our charter currently authorizes us to issue 250.0 million shares of capital stock, of which 200.0 million shares are classified as Common Shares and 50.0 million shares are classified as preferred stock. Our board of directors may amend our charter from time to time to increase or decrease the number of authorized shares of capital stock, or the number of authorized shares of any class or series of stock designated, and may classify or reclassify any unissued shares into one or more classes or series without the necessity of obtaining stockholder approval. Shares will be issued at the discretion of our board of directors. Stockholders will likely experience dilution of their equity investment in us if we: (a) sell Common Shares in this offering or sell additional Common Shares in the future, including those issued pursuant to our DRIP; (b) sell securities that are convertible into Common Shares; (c) issue Common Shares upon the exercise of any options under our stock incentive plan; or (d) issue Common Shares to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership. In addition, the operating partnership agreement for our operating partnership contains provisions that allow, under certain circumstances, other entities, including other Lightstone-sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of our operating partnership. Because the limited partnership interests in our operating partnership may be exchanged for Common Shares, any merger, exchange or conversion of our operating partnership and another entity ultimately could result in the issuance of a substantial number of Common Shares, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our Common Shares.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.

We could remain an “emerging growth company” for up to five years, or until the earliest to occur of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our Common Shares held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months) and (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, which may require mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor must provide additional information about the audit and the issuer’s financial statements, (3) comply with new audit rules adopted by the PCAOB after April 5, 2012 ( unless the SEC determines otherwise), (4) provide certain disclosures relating to executive compensation generally required for larger public companies or (5) hold shareholder advisory votes on executive compensation. We have not yet made a decision as to whether to take advantage of some of the JOBS Act exemptions that are applicable to us. If we do avail ourselves of any of such exemptions, we do not know if some investors will find our common stock less attractive as a result.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We intend to disclose MFFO, a non-GAAP financial measure, in future communications with investors, including documents filed with the SEC; however, MFFO is not equivalent to our net income or loss as determined under GAAP, and you should consider GAAP measures to be more relevant to our operating performance.

We will use internally, and intend to disclose to investors, MFFO, a non-GAAP financial measure. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds From Operations and Modified Funds From Operations.” MFFO is not equivalent to our net income or loss as determined under GAAP, and you should consider GAAP measures to be more relevant to our operating performance. MFFO differs from GAAP net income by excluding gains or losses from sales of property and asset impairment write-downs, adding back depreciation and amortization, adjusting for unconsolidated partnerships and joint ventures, and further excluding acquisition-related expenses, amortization of above- and below-market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests.

Because of the manner in which MFFO differs from GAAP net income or loss, it may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. Furthermore, MFFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate funds from operations, or FFO, or MFFO. Also, because not all companies calculate MFFO the same way, comparisons with other companies may not be meaningful.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and payment of distributions.

Our advisor and its affiliates will perform services for us in connection with, among other things, the selection, financing and acquisition of our investments, the construction, development, management and leasing of our properties, the servicing of our mortgage, bridge, mezzanine or other loans, the administration of our other investments and the disposition of our assets. They will be paid substantial fees for these services. These fees will reduce the amount of cash available for investment or distributions to stockholders. For a more detailed discussion of these fees, see “Compensation Table.”

Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions generally will be based upon such factors as the amount of cash available or anticipated to be available from real estate investments and real estate-related securities, mortgage, bridge or mezzanine loans and other investments, current and projected cash requirements and tax considerations. Because we may receive income from interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distributions will be affected by many factors, such as our ability to make acquisitions as offering proceeds become available, the income from those investments and yields on securities of other real estate programs that we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to achieve our anticipated cash flow or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, that loans we make will be repaid or paid on time, that loans will generate the interest payments that we expect, or that future acquisitions of real properties, mortgage, bridge or mezzanine loans, other investments or our investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rates to stockholders.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. For instance:

•	If one or more tenants defaults or terminates its lease, there could be a decrease or cessation of rental payments, which would mean less cash available for distributions.
•	Any failure by a borrower under our mortgage, bridge or mezzanine loans to repay the loans or interest on the loans will reduce our income and distributions to stockholders.
•	Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.
•	Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.
•	There may be a delay between the sale of the Common Shares and our purchase of real properties. During that time, we may invest in lower-yielding short-term instruments, which could result in a lower yield on your investment.
•	If we lend money to others, such funds may not be repaid in accordance with the loan terms or at all, which could reduce cash available for distributions.
•	U.S. federal income tax law requires that a REIT distribute annually to its stockholders at least 90% of its REIT taxable income (which does not equal net income, as calculated in accordance with

GAAP), determined without regard to dividends paid and excluding net capital gain, to maintain REIT status, and 100% of REIT taxable income and net capital gain to avoid U.S. federal income tax. This limits the earnings that we may retain for corporate growth, such as property acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations that are not REITs. If we borrow funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may therefore decrease.
•	In connection with future property acquisitions, we may issue additional Common Shares, interests in our operating partnership or interests in other entities that own our properties. We cannot predict the number of Common Shares, units or interests that we may issue, or the effect that these additional Common Shares might have on cash available for distributions to you. If we issue additional Common Shares, they could reduce the cash available for distributions to you.
•	In connection with future property acquisitions which are under development, construction or repositioning, we may experience budget overruns; delays in completion; failure of a contractor or sub-contractor, construction risks including damage, vandalism or accidents; a change in market conditions before such project is ready to be placed in use; the placement of liens on our properties as a result of construction disputes, and numerous additional development, construction and repositioning risks, any of which could require expenditure of more cash than anticipated, increase our borrowings and costs of such borrowings, delay the commencement of cash flow or reduce cash available for distribution.
•	We make distributions to our stockholders to comply with the distribution requirements of the Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

In addition, our board of directors, in its discretion, may retain any portion of our cash on hand for working capital. We cannot assure you that sufficient cash will be available to make distributions to you.

Development projects in which we invest may not be completed successfully or on time, and guarantors of the projects may not have the financial resources to perform their obligations under the guaranties they provide.

We may make equity investments in, acquire options to purchase interests in or make mezzanine loans to the owners of real estate development projects. Our return on these investments is dependent upon the projects being completed successfully, on budget and on time. To help ensure performance by the developers of properties that are under construction, completion of these properties is generally guaranteed either by a completion bond or performance bond. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the entity entering into the construction or development contract as an alternative to a completion bond or performance bond. For a particular investment, we may obtain guaranties that the project will be completed on time, on budget and in accordance with the plans and specifications and that the mezzanine loan will be repaid. However, we may not obtain such guaranties and cannot ensure that the guarantors will have the financial resources to perform their obligations under the guaranties they provide. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

We are uncertain of our sources for funding of future capital needs, which could adversely affect the value of our investments.

Substantially all the gross proceeds of this offering will be used to make investments in real estate and real estate-related assets and to pay various fees and expenses related to this offering. We will establish capital reserves on a property-by-property basis, as we deem appropriate. In addition to any reserves we establish, a lender may require escrow of capital reserves in excess of our established reserves. If these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. Accordingly, if we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

We may suffer adverse consequences due to the financial difficulties, bankruptcy or insolvency of our tenants.

The current economic conditions may cause the tenants in any properties we own to experience financial difficulties, including bankruptcy, insolvency or a general downturn in their business. We cannot assure you that any tenant that files for bankruptcy protection will continue to pay us rent. A bankruptcy filing by, or relating to, one of our tenants or a lease guarantor would bar efforts by us to collect pre-bankruptcy debts from that tenant or lease guarantor, or its property, unless we receive an order permitting us to do so from the bankruptcy court. In addition, we cannot evict a tenant solely because of bankruptcy. The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude collection of these sums. If a lease is assumed by the tenant in bankruptcy, all pre-bankruptcy balances due under the lease must be paid to us in full. If, however, a lease is rejected by a tenant in bankruptcy, we would have only a general, unsecured claim for damages. An unsecured claim would only be paid to the extent that funds are available and only in the same percentage as is paid to all other holders of general, unsecured claims. Restrictions under the bankruptcy laws further limit the amount of any other claims that we can make if a lease is rejected. As a result, it is likely that we would recover substantially less than the full value of the remaining rent during the term.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

The Federal Deposit Insurance Corporation, or FDIC, only insures limited amounts per depositor per insured bank. In the future, we may deposit cash, cash equivalents and restricted cash in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over the federally insured levels. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

Market disruptions could adversely impact aspects of our operating results and operating condition.

Market disruptions, including recessions, reduced consumer spending, sovereign downgrades and lack of credit, could reduce demand for hotel space and remove support for rents and property values. The value of our properties may decline if any such market conditions were to emerge.

Our business could be affected by future market and economic challenges experienced by the U.S. economy. These conditions could materially affect the value and performance of our properties, and could affect our ability to pay distributions, the availability or the terms of financing that we have or may anticipate utilizing, and our ability to make principal and interest payments on, or refinance, any outstanding debt when due. Any such challenging economic conditions also could impact the ability of certain of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. Specifically, market disruptions could have any of the following adverse consequences:

•	the financial condition of tenants occupying the properties we acquire could be adversely affected, which could result in us having to increase concessions, reduce rental rates or make capital improvements beyond those contemplated at the time we acquired the properties in order to maintain occupancy levels or to negotiate for reduced space needs, which could result in a decrease in our occupancy levels;
•	significant job losses could occur, which could decrease demand for office space, multifamily communities and hospitality properties and result in lower occupancy levels, which could result in decreased revenues for properties that we acquire, which could diminish the value of such properties that depend, in part, upon the cash flow generated by such properties;

•	there could be an increase in the number of bankruptcies or insolvency proceedings of tenants and lease guarantors, which could delay our efforts to collect rent and any past due balances under the relevant leases and ultimately could preclude collection of these sums;
•	credit spreads for major sources of capital could widen if investors demanded higher risk premiums, resulting in lenders increasing the cost for debt financing;
•	our ability to borrow on terms and conditions that we found acceptable, or at all, could be limited, which could result in our investment operations generating lower overall economic returns and a reduced level of cash flow, which could potentially impact our ability to make distributions to our stockholders, reduce our ability to pursue acquisition opportunities if any, and increase our interest expense;
•	there could be a reduction in the amount of capital available to finance real estate, which, in turn, could lead to a decline in real estate values generally, slow real estate transaction activity, reduce the loan-to-value ratio upon which lenders are willing to lend, and make sourcing or refinancing our debt more difficult;
•	the value of certain properties we may acquire could decrease below the amounts we paid for them, which could limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by our properties and could reduce the availability of unsecured loans;
•	to the extent that we may use or purchase derivative financial instruments, one or more counterparties to such derivative financial instruments could default on their obligations to us, or could fail, increasing the risk that we may not realize the benefits of those instruments; and
•	the value and liquidity of our short-term investments could be reduced as a result of dislocations in the markets for our short-term investments and increased volatility in market rates for such investments or other factors.

To hedge against exchange rate and interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment and affect cash available for distribution to our stockholders.

We may use derivative financial instruments to hedge exposures to changes in exchange rates and interest rates on loans secured by our assets and investments in real estate-related assets. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time. Our hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;
•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;
•	the duration of the hedge may not match the duration of the related liability or asset;
•	the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by federal income tax provisions governing REITs;
•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;
•	the party owing money in the hedging transaction may default on its obligation to pay; and
•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended accounting treatment and may expose us to risk of loss.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to recordkeeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then-current market price. It may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot be certain that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

There can be no assurance that the direct or indirect effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 for the purpose of stabilizing or reforming the financial markets, will not have an adverse effect on our interest rate hedging activities.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, became law in the United States. Title VII of the Dodd-Frank Act contains a sweeping overhaul of the regulation of privately negotiated derivatives. The provisions of Title VII became effective on July 16, 2011 or, with respect to particular provisions, on such other date specified in the Dodd-Frank Act or by subsequent rulemaking. While the full impact of the Dodd-Frank Act on our interest rate hedging activities cannot be assessed until implementing rules and regulations are promulgated, the requirements of Title VII may affect our ability to enter into hedging or other risk management transactions, may increase our costs in entering into such transactions, and may result in us entering into such transactions on more unfavorable terms than prior to effectiveness of the Dodd-Frank Act. The occurrence of any of the foregoing events may have an adverse effect on our business.

The provision of advisory services to us could require our advisor to register with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended, or the Advisers Act, which could impact the types of investments that it recommends to us and cause us not to invest in opportunities that meet our investment criteria. If our advisor were required to register, it also could hinder our operating performance and negatively impact our business and subject our advisor to additional regulatory burdens and costs to which it is not currently subject.

Our advisor is not currently required to register as an investment adviser under the Advisers Act. Furthermore, we believe that if our advisor advises us consistent with the strategy adopted by our board of directors, our advisor will not be required to register under the Advisers Act even as a result of changes to the Advisers Act implemented by the Dodd-Frank Act, which became effective in July 2011. As a result of the Dodd-Frank Act, many investment advisers that previously relied on the private adviser exemption under the Advisers Act, which was repealed by the Dodd-Frank Act, may need to register as an investment adviser with the SEC, or seek an exemption from registration. Given the changes instituted by the Dodd-Frank Act, an investment adviser may be required to register with the SEC as an investment adviser if it has regulatory assets under management in excess of relevant statutory thresholds (or meets other statutory requirements), even if it manages only a single client. Whether an adviser has sufficient regulatory assets under management to require registration depends on the nature of the assets it manages. In calculating regulatory assets under management, we must include the value of each “securities portfolio” we manage. If our investments were to constitute a “securities portfolio” under the Advisers Act, then our advisor would be required to register. Specifically, we believe that our assets will not constitute a securities portfolio so long as a majority of the assets consist of originated loans, real estate and cash and the assets do not currently constitute a securities portfolio. Since we do not believe our assets will constitute a securities portfolio, we do not believe we have any regulatory assets under management, and therefore our advisor does not need to register. Our advisor intends to manage our investments so that they will continue not to constitute a securities portfolio in the future. In so doing, it is possible that we could determine not to seek certain commercial real estate debt and securities available on the secondary market that we might otherwise consider. In such a scenario, we may not invest in opportunities that could improve our operating performance. If our board of directors determines to modify our strategy in such a way as to make it likely that our advisor would be required to register under the Advisers Act, our business may be negatively affected because our advisor may, among other things, have to devote significant additional management time, may incur significant additional costs and may experience a reduction in revenue associated with compliance with the requirements of the Advisers Act.

Hotel Risk Factors

If we acquire lodging facilities, we will be dependent on the third-party managers of those facilities.

In order to qualify as a REIT, we will not be able to operate any hotel properties that we acquire or participate in the decisions affecting the daily operations of our hotels. We will lease any hotels we acquire to a TRS, in which we may own up to a 100% interest. Our TRS will enter into management agreements with eligible independent contractors that are not our subsidiaries or otherwise controlled by us to manage the hotels. Thus, independent hotel operators, under management agreements with our TRS, will control the daily operations of our hotels.

We will depend on these independent management companies to adequately operate our hotels as provided in the management agreements. We will not have the authority to require any hotel to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel (for instance, setting room rates). Thus, even if we believe our hotels are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, revenue per available room and average daily rates, we may not be able to force the management company to change its method of operation of our hotels. We can only seek redress if a management company violates the terms of the applicable management agreement with the TRS, and then only to the extent of the remedies provided for under the terms of the management agreement. If we need to replace any of our management companies, we may be required by the terms of the management agreement to pay substantial termination fees and may experience significant disruptions at the affected hotels.

Our probable lack of diversification in property type increases the risk of investment.

One of our primary areas of investment will be hotels. There is no limit on the number of properties of a particular hotel brand which we may acquire. The board of directors will review our properties and investments in terms of geographic and hotel brand diversification. Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of further funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions. A downturn in the hotel industry could have a more pronounced effect on the amount of cash available to us for distribution and on the value of our assets than if we had diversified our investments.

Adverse trends in the hotel industry may impact our properties.

Our hotels will be subject to all the risks and trends common to the hotel industry. Adverse trends in the hotel industry could adversely affect hotel occupancy and the rates that can be charged for hotel rooms. The success of our properties will depend largely on the property operators’ ability to adapt to dominant trends in the hotel industry. These trends include greater competitive pressures, increased consolidation, a supply of hotel rooms that exceeds demand due to industry overbuilding, dependence on consumer spending patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The success of a particular hotel brand, the ability of a hotel brand to fulfill any obligations to operators of its business, and trends in the hotel industry may affect our income and the funds we have available to distribute to our stockholders.

An economic downturn and concern about terrorist activities could adversely affect the travel and lodging industries and may affect hotel operations for the hotels we acquire.

Due to an economic downturn or an increase in energy costs and other travel-related expenses, the lodging industry could experience a significant decline in business due to a reduction in travel for both business and pleasure. Consistent with the rest of the lodging industry, the hotels we acquire may experience declines in occupancy and average daily rates due to a decline in travel. Any kind of terrorist activity within the United States, including terrorist acts against public institutions or buildings or modes of public transportation (including airlines, trains or buses) could lessen travel by the public, which could have a negative effect on any of our hotel operations. Any terrorist act directly against or affecting any of our properties would also negatively affect our operations. Our property insurance will typically cover losses for property damage to our properties if there are terrorist attacks against our properties. However, we will not be insured for losses arising from terrorist attacks against other properties or against modes of public transportation (such as airlines, trains or buses), even though such terrorist attacks may curtail travel generally and negatively affect our hotel operations.

Aggressive cost containment and a significant slowdown in the construction of new hotels could occur. In addition, continued U.S. military operations abroad or other significant military or possible terrorist activity could have additional adverse effects on the economy, including the travel and lodging industry. It is possible that these factors could have a material adverse effect on the value of the assets we acquire. Any hotels we acquire, and the business of the managers with which we contract, may be affected, including hotel occupancy and revenues, and, as a result, the revenues for the hotels we acquire may be at reduced levels to the extent that rents and other revenues received by us are calculated as a percentage of hotel revenues. Additionally, if the managers with which we contract default in their obligations to us, our revenues and cash flows may decline or be at reduced levels for extended periods. Operating with reduced revenues would have a negative impact on our cash available for distributions to stockholders.

The hotel industry is seasonal.

The hotel industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters. As a result of the seasonality of the hotel industry, there may be quarterly fluctuations in results of operations of properties leased to subsidiaries. Quarterly financial results may be adversely affected by factors outside our control, including weather conditions and poor economic factors. As a result, we may need to enter into short-term borrowings in certain periods in order to offset these fluctuations in revenues and to make distributions to our stockholders.

There may be operational limitations associated with management and franchise agreements affecting our properties and these limitations may prevent us from using these properties to their best advantage for our stockholders.

One or more TRSs will operate all our hotel properties pursuant to franchise or license agreements with nationally recognized hotel brands. These franchise agreements may contain specific standards for, and restrictions and limitations on, the operation and maintenance of our properties in order to maintain uniformity within the franchise system. We do not know whether those limitations may conflict with our ability to create specific business plans tailored to each property and to each market.

The standards are subject to change over time, in some cases at the direction of the franchisor, and may restrict our TRS’ ability, as franchisee, to make improvements or modifications to a property without the consent of the franchisor. In addition, compliance with the standards could require us or our applicable TRS, as franchisee, to incur significant expenses or capital expenditures. Action or inaction on our part or by our TRS could result in a breach of those standards or other terms and conditions of the franchise agreements and could result in the loss or cancellation of a franchise license.

In connection with terminating or changing the franchise affiliation of a property, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

We will face competition in the hotel industry, which may limit our profitability and return to our stockholders.

The hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other hotels both in the immediate vicinity and the geographic market where our hotels will be located. Overbuilding in the hotel industry will increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We will also face competition from nationally recognized hotel brands with which we will not be associated.

We will also face competition for investment opportunities. Competitors may include other REITs, national hotel chains and other entities that may have substantially greater financial resources than we do. We will also face competition for investors from other REITs and real estate entities.

If we acquire lodging properties, we may have to make significant capital expenditures to maintain them.

Hotels have an ongoing need for renovations and other capital improvements, including replacements of furniture, fixtures and equipment. Generally, we will be responsible for the costs of these capital improvements, which gives rise to the following risks:

•	the risk of cost overruns and delays;
•	the risk that renovations will be disruptive to operations and displace revenue at the hotels, including revenue lost while rooms under renovation are out of service;
•	risks regarding the cost of funding renovations and the possibility that financing for these renovations may not be available on attractive terms; and
•	the risk that the return on our investment in these capital improvements will not be what we expect.

If we have insufficient cash flow from operations to fund needed capital expenditures, then we will need to borrow to fund future capital improvements.

Adverse weather conditions may affect operations of certain of the properties we acquire or reduce our operators’ ability to make scheduled rent payments to us, which could reduce our cash flow from such investments.

Adverse weather conditions may influence revenues at certain types of properties we acquire, such as some hotels and resorts. These adverse weather conditions include heavy snowfall (or lack thereof), hurricanes, tropical storms, high winds, heat waves, frosts, drought (or merely reduced rainfall levels), excessive rain and floods. For example, adverse weather could reduce the number of people that visit properties we acquire. Certain properties may be susceptible to damage from weather conditions such as hurricanes, which damage (including but not limited to property damage and loss of revenue) is not generally insurable at commercially reasonable rates. Poor weather conditions also could disrupt operations at properties we acquire and may adversely affect both the value of our investment in a property and the ability of our tenants and operators to make their scheduled rent payments to us.

General Risks Related to Investments in Real Estate

Part of our strategy for building our portfolio may involve acquiring assets opportunistically. This strategy will involve a higher risk of loss than more conservative investment strategies.

In order to meet our investment objectives we intend to embark on a strategy that may involve acquiring opportunistic assets which we can reposition, redevelop or remarket to create value enhancement and capital appreciation. Our strategy for acquiring properties may involve the acquisition of properties in markets that are depressed or overbuilt. As a result of our investment in these types of markets, we will face increased risks relating to changes in local market conditions and increased competition for similar properties in the same market, as well as increased risks that these markets will not recover and the value of our properties in these markets will not increase, or will decrease, over time. For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties, and as a result, our ability to make distributions to our stockholders could be affected. Our intended approach to acquiring and operating income-producing properties involves more risk than comparable real estate programs that have a targeted holding period for investments that is longer than ours, utilize leverage to a lesser degree or employ more conservative investment strategies.

Our revenue and net income may vary significantly from one period to another due to investments in opportunity-oriented properties and portfolio acquisitions, which could increase the variability of our cash available for distributions.

Our opportunistic property-acquisition strategy may include investments in properties in various phases of development, redevelopment or repositioning and portfolio acquisitions, which may cause our revenues and net income to fluctuate significantly from one period to another. Projects do not produce revenue while in development or redevelopment. During any period when our projects in development or redevelopment or those with significant capital requirements increase without a corresponding increase in stable revenue-producing properties, our revenues and net income will likely decrease. Many factors may have a negative impact on the level of revenues or net income produced by our portfolio of properties and projects, including higher-than-expected construction costs, failure to complete projects on a timely basis, failure of the properties to perform at expected levels upon completion of development or redevelopment, and increased borrowings necessary to fund higher-than-expected construction or other costs related to the project. Further, our net income and stockholders’ equity could be negatively affected during periods with large portfolio acquisitions, which generally require large cash outlays and may require the incurrence of additional financing. Any such reduction in our revenues and net income during such periods could cause a resulting decrease in our cash available for distributions during the same periods.

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;
•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;
•	the illiquidity of real estate investments generally;
•	changes in tax, real estate, environmental and zoning laws; and
•	periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in decreased distributions to stockholders. In addition, the value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

Our investments will be dependent on tenants for revenue, and lease expirations and terminations could reduce our ability to make distributions to stockholders.

The success of our real property investments will be materially dependent on the occupancy rates of our properties and the financial stability of our tenants. If we are unable to renew or extend expiring leases under similar terms or are unable to negotiate new leases, it would negatively impact our liquidity and consequently adversely affect our ability to fund our ongoing operations. In addition, lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders. A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. If there is a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. Additionally, loans that we make generally will relate to real estate. As a result, the borrower’s ability to repay the loan may be dependent on the financial stability of the tenants leasing the related real estate.

We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to make cash distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves on a property-by-property basis, as we deem necessary. In addition to any reserves we establish, a lender may require escrow of capital reserves in excess of our established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future tenant improvements. Additional borrowings for capital purposes will increase our interest expense, and therefore our financial condition and our ability to make cash distributions to our stockholders may be adversely affected.

We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to make cash distributions to our stockholders.

We intend to hold the various real properties in which we invest until such time as our advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Otherwise, our advisor, subject to approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation. If we do not begin the process of achieving a liquidity event by the eighth anniversary of the termination of this offering, our charter requires either (a) an amendment to our charter to extend the deadline to begin the process of achieving a liquidity event, or (b) the holding of a stockholders meeting to vote on a proposal for an orderly liquidation of our portfolio. The real estate market is affected, as discussed above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any asset for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of an asset. If we are unable to sell an asset when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

Our co-venture partners, co-tenants or other partners in co-ownership arrangements could take actions that decrease the value of an investment to us and lower your overall return.

We may enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with other Lightstone programs or third parties having investment objectives similar to ours for the acquisition, development or improvement of properties, as well as the acquisition of real estate-related investments. We also may purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other forms of real estate investment, including, for example:

•	the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;
•	the possibility that the investment may require additional capital that we or our partner do not have, which lack of capital could affect the performance of the investment or dilute our interest if the partner were to contribute our share of the capital;
•	the possibility that a co-venturer, co-tenant or partner in an investment might breach a loan agreement or other agreement or otherwise, by action or inaction, act in a way detrimental to us or the investment;
•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;
•	the possibility that we may incur liabilities as the result of the action taken by our partner or co-investor;
•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT; or
•	that such partner may exercise buy/sell rights that force us to either acquire the entire investment, or dispose of our share, at a time and price that may not be consistent with our investment objectives.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment. Furthermore, if there are disputes with our co-venturers, co-tenants or partners in an investment, we could incur high litigation costs that would adversely affect the value of your Common Shares or could result in liability.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.

The nature of the activities at certain properties we may acquire will expose us and our operators to potential liability for personal injuries and, in certain instances, property damage claims. For instance, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, pollution, environmental matters or extreme weather conditions such as hurricanes, floods and snow storms that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders generally insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage, bridge or mezzanine loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by the amount of any such uninsured loss. In addition, other than the capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in decreased distributions to stockholders.

Our operating results may be negatively affected by potential development and construction delays and result in increased costs and risks, which could diminish the return on your investment.

We may invest some or all the proceeds available for investment in the acquisition, development or redevelopment of properties upon which we will develop and construct improvements. We could incur substantial capital obligations in connection with these types of investments. We will be subject to risks relating to uncertainties associated with rezoning for development and environmental concerns of governmental entities or community groups and our builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance also may be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction also could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. Substantial capital obligations could delay our ability to make distributions. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

In addition, we may invest up to ten percent of our total assets in unimproved real property. Returns from development of unimproved properties are also subject to risks and uncertainties associated with rezoning the land for development and environmental concerns of governmental entities or community groups. Your investment is subject to the risks associated with investments in unimproved real property.

Competition with third parties in acquiring properties and other assets may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we have. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Failure to succeed in new markets or in new property classes may have adverse consequences on our performance.

We may from time to time commence development activity or make acquisitions outside of our existing market areas or the property classes of our primary focus if appropriate opportunities arise. The experience of our sponsor in our existing markets in developing, owning and operating certain classes of property does not ensure that we will be able to operate successfully in new markets, should we choose to enter them, or that we will be successful in new property classes. We may be exposed to a variety of risks if we choose to enter new markets, including an inability to evaluate accurately local market conditions, to obtain land for development or to identify appropriate acquisition opportunities, or to hire and retain key personnel, and a lack of familiarity with local governmental and permitting procedures. In addition, we may abandon opportunities to enter new markets or acquire new classes of property that we have begun to explore for any reason and may, as a result, fail to recover expenses already incurred.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions also may result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions. Any of the foregoing events may have an adverse effect on our operations.

If we set aside insufficient capital reserves, we may be required to defer necessary capital improvements.

If we do not have enough capital reserves to supply needed funds for capital improvements throughout the life of the investment in a property, and there is insufficient cash available from our operations, we may be required to defer necessary improvements to the property, which may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

In connection with the recent and ongoing economic concerns, to the extent we invest in apartment communities, we may face increased competition from single-family homes and condominiums for rent, which could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any apartment communities we may invest in may compete with numerous housing alternatives in attracting residents, including single-family homes and condominiums available for rent. Such competitive housing alternatives may become more prevalent in a particular area because of the tightening of mortgage lending underwriting criteria, homeowner foreclosures, the decline in single-family home and condominium sales and the lack of available credit. The number of single-family homes and condominiums for rent in a particular area could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Our failure to integrate acquired properties and new personnel could create inefficiencies and reduce the return of your investment.

To grow successfully, we must be able to apply our experience in managing real estate to a larger number of properties. In addition, we must be able to integrate new management and operations personnel as our organization grows in size and complexity. Failures in either area will result in inefficiencies that could adversely affect our expected return on our investments and our overall profitability.

Our property managers’ failure to integrate their subcontractors into their operations in an efficient manner could reduce the return on your investment.

Our property managers may rely on multiple subcontractors for on-site property management of our properties. If our property managers are unable to integrate these subcontractors into their operations in an efficient manner, our property managers may have to expend substantial time and money coordinating with these subcontractors, which could have a negative impact on the revenues generated from such properties.

The costs of compliance with environmental laws and other laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowings.

Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. For example, various federal, regional and state laws and regulations have been implemented or are under consideration to mitigate the effects of climate change caused by greenhouse gas emissions. Among other things, “green” building codes may seek to reduce emissions through the imposition of standards for design, construction materials, water and energy usage and efficiency, and waste management. Any such requirements could increase the costs of maintaining or improving our properties or developing new properties.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations (including those of foreign jurisdictions), a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances.

In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our projects could require us to undertake a costly remediation program to contain or remove the mold from the affected property or development project, which would reduce our operating results.

The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990, as amended, or the Disabilities Act, or similar laws of foreign jurisdictions. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Our funds used for compliance with these laws may affect cash available for distributions and the amount of distributions to you.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

In some instances we may sell our properties by providing financing to purchasers. If we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact distributions to our stockholders. There are no limitations or restrictions on our ability to take purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as partial payment for the purchase price of a property. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to our stockholders.

Risks Associated with Debt Financing

We anticipate that we will incur mortgage indebtedness and other borrowings, which may increase our business risks.

We anticipate that we will acquire real properties and other real estate-related investments by borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some of or all our real properties to obtain funds to acquire additional properties and other investments and for payment of distributions to stockholders. We also may borrow funds for payment of distributions to stockholders, in particular, if necessary to satisfy the requirement that we distribute annually to stockholders at least 90% of our REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT and U.S. federal income and excise tax.

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Under our charter, the maximum amount of our indebtedness shall not exceed 300% of our “net assets” (as defined by our charter) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors.

In addition to our charter limitation, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 65% of the greater of the aggregate cost and the fair market value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we expect to borrow more than 65% of the aggregate cost and the fair market value of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent. For these purposes, the value of our assets is based on methodologies and policies determined by our board of directors that may include, but do not require, independent appraisals.

If there is a shortfall in cash flow available to service our mortgage debt, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss because (a) loss in investment value is generally borne entirely by the borrower until such time as the investment value declines below the principal balance of the associated debt, and (b) defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the foreclosure. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties is foreclosed upon due to a default, our ability to make distributions to our stockholders will be adversely affected. In addition, because our goal is to be in a position to liquidate our assets within six to nine years after the termination of our initial public offering, our approach to investing in properties utilizing leverage in order to accomplish our investment objectives over this period of time may present more risks to investors than comparable real estate programs that have a longer intended duration and that do not utilize borrowing to the same degree.

If mortgage debt is unavailable at reasonable rates, we may not be able to refinance our properties, which could reduce the amount of cash distributions we can make.

When we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties at reasonable rates or at rates comparable to those which existed prior to such refinancing, and our income could be reduced. If this occurs, it would reduce cash available for distribution to our stockholders, and it may prevent us from borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with obtaining financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. In general, we expect our loan agreements to restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter may contain other customary negative covenants that may limit our ability to further mortgage the property, discontinue insurance coverage, replace Lightstone Value Plus REIT III LLC as our advisor or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations and our ability to make distributions to you.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

We may incur indebtedness that bears interest at a variable rate. In addition, from time to time we may pay mortgage loans or finance and refinance our properties in a rising interest rate environment. Accordingly, increases in interest rates could increase our interest costs, which could have an adverse effect on our operating cash flow and our ability to make distributions to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we may need to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments. Prolonged interest rate increases also could negatively impact our ability to make investments with positive economic returns.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT and minimize U.S. federal income and excise tax. Any of these results would have a significant, negative impact on your investment.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 65% of the greater of the aggregate cost and the fair market value of our assets, but we may exceed this limit under some circumstances. Such debt may be at a level that is higher than REITs with similar investment objectives or criteria. High debt levels could cause us to incur higher interest charges, could result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Risks Related to Investments in Real Estate-Related Securities

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

We may invest in real estate-related securities of both publicly traded and private real estate companies. Our investments in real estate-related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of (a) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities, (b) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities, (c) subordination to the prior claims of banks and other senior lenders to the issuer, (d) the operation of mandatory sinking fund or call/repurchase provisions during periods of declining interest rates that could cause the issuer to reinvest repurchase proceeds in lower-yielding assets, (e) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (f) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slowdown or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

Investments in real estate-related preferred equity securities involve a greater risk of loss than traditional debt investments.

We may invest in real estate-related preferred equity securities, which may involve a higher degree of risk than traditional debt investments due to a variety of factors, including that such investments are subordinate to traditional loans and are not secured by property underlying the investment. Furthermore, should the issuer default on our investment, we would be able to proceed only against the entity in which we have an interest, and not the property owned by such entity and underlying our investment. As a result, we may not recover some of or all our investment.

We expect that a portion of any real estate-related securities investments we make will be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate-related securities that we may purchase in connection with privately negotiated transactions will not be registered under the applicable securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment following a borrower’s default.

We are subject to interest rate risk, which means that changing interest rates may reduce the value of our real estate-related securities investments.

Interest rate risk is the risk that prevailing market interest rates will change relative to the current yield on fixed-income securities such as preferred and debt securities, and to a lesser extent dividend-paying common stock. Generally, when interest rates rise, the market value of these securities declines, and vice versa. In addition, when interest rates fall, issuers are more likely to repurchase their existing preferred and debt securities to take advantage of the lower cost of financing. As repurchases occur, principal is returned to the holders of the securities sooner than expected, thereby lowering the effective yield on the investment. On the other hand, when interest rates rise, issuers are more likely to maintain their existing preferred and debt securities. As a result, repurchases decrease, thereby extending the average maturity of the securities. If we are unable to manage interest rate risk effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

We may acquire real estate-related securities through tender offers, which may require us to spend significant amounts of time and money that otherwise could be allocated to our operations.

We may acquire real estate-related securities through tender offers, negotiated or otherwise, in which we solicit a target company’s stockholders to purchase their securities. The acquisition of these securities could require us to spend significant amounts of money that otherwise could be allocated to our operations. Additionally, in order to acquire the securities, the employees of our advisor likely will need to devote a substantial portion of their time to pursuing the tender offer — time that otherwise could be allocated to managing our business. These consequences could adversely affect our operations and reduce the cash available for distribution to our stockholders.

Our dependence on the management of other entities in which we invest may adversely affect our business.

We may not control the management, investment decisions or operations of the companies in which we may invest. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to us. We will have no ability to affect these management decisions, and we may have only limited ability to dispose of our investments.

Our due diligence may not reveal all of a borrower’s liabilities and may not reveal other weaknesses in its business.

Before making a loan to a borrower or acquiring debt or equity securities of a company, we will assess the strength and skills of such entity’s management and other factors that we believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, we will rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized or private entities because there may be little or no information publicly available about the entities. There can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful.

We will depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of such debtors.

The success of our investments in real estate-related loans, real estate-related debt securities and other real estate-related investments will materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses.

Risks Associated with Investments in Mortgage, Bridge and Mezzanine Loans

We have relatively less experience investing in mortgage, bridge, mezzanine or other loans as compared to investing directly in real property, which could adversely affect our return on loan investments.

The experience of our advisor and its affiliates with respect to investing in mortgage, bridge, mezzanine or other loans is not as extensive as it is with respect to investments directly in real properties. However, we may continue to make such loan investments to the extent our advisor determines that it is advantageous to us due to the state of the real estate market, as a strategic method of acquiring distressed assets, or in order to diversify our investment portfolio. Our less extensive experience with respect to mortgage, bridge, mezzanine or other loans could adversely affect our return on loan investments.

Our mortgage, bridge or mezzanine loans may be impacted by unfavorable real estate market conditions, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage, bridge or mezzanine loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the property securing the loans will remain at the levels existing on the dates of origination of the loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

Our mortgage, bridge or mezzanine loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates and reduce the value of the loans if we sell them.

If we invest in fixed-rate, long-term mortgage, bridge or mezzanine loans and interest rates rise, the loans could yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage, bridge or mezzanine loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues also may decrease. Finally, if we invest in variable-rate loans and interest rates increase, the value of the loans we own at such time would decrease, which would lower the proceeds we would receive if we sell such assets. For these reasons, if we invest in mortgage, bridge or mezzanine loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

Delays in liquidating defaulted mortgage, mezzanine or bridge loans could reduce our investment returns.

If there are defaults under our loans, we may not be able to repossess and sell quickly any properties securing such loans. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of any lawsuit brought in connection with the foreclosure if the defendant raises defenses or counterclaims. If there is a default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. If borrowers of these loans are real estate developers, our investments may involve additional risks, including dependence for repayment on successful completion and operation of the project, difficulties in estimating construction or rehabilitation costs and loan terms that often require little or no amortization. If there is a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of the entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our loan or on debt senior to our loan, or if there is a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers. As a result, we may not recover some of or all our investment.

Returns on our mortgage, bridge or mezzanine loans may be limited by regulations.

The mortgage, bridge or mezzanine loans in which we invest, or that we may make, may be subject to regulation by federal, state and local authorities or regulation by foreign jurisdictions and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage, bridge or mezzanine loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage, bridge or mezzanine loans in several jurisdictions, it could reduce the amount of income we would otherwise receive.

Foreclosures create additional ownership risks that could adversely impact our returns on mortgage investments.

If we acquire property by foreclosure following defaults under our mortgage, bridge or mezzanine loans, we will have the economic and liability risks as the owner. See “— General Risks Related to Investments in Real Estate” above.

The liquidation of our assets may be delayed as a result of our investment in mortgage, bridge or mezzanine loans, which could delay distributions to our stockholders.

The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment following a borrower’s default. If our advisor determines that it is in our best interests to make or invest in mortgage, bridge or mezzanine loans, any intended liquidation of us may be delayed beyond the time of the sale of all our properties until all mortgage, bridge or mezzanine loans expire or are sold, because we may enter into mortgage, bridge or mezzanine loans with terms that expire after the date we intend to have sold all our properties.

Investments that are not U.S. government-insured involve risk of loss.

We may originate and acquire uninsured loans and assets as part of our investment strategy. Such loans and assets may include mortgage loans, mezzanine loans and bridge loans. While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. If there is any default under loans, we bear the risk of loss of principal and nonpayment of interest and to the extent of any deficiency between the value of the collateral and the principal amount of the loan. To the extent we suffer such losses with respect to our investments in such loans, the value of our company and the price of our Common Shares may be adversely affected.

U.S. Federal Income Tax Risks

Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our common stock.

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2014 and intend to operate in a manner that would allow us to continue to qualify as a REIT. However, we may terminate our REIT qualification, if our board of directors determines that not qualifying as a REIT is in our best interests, or inadvertently. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. The REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Furthermore, any opinion of our counsel, including tax counsel, as to our eligibility to qualify or remain qualified as a REIT is not binding on the IRS and is not a guarantee that we will qualify, or continue to qualify, as a REIT. Accordingly, we cannot be certain that we will be successful in operating so we can qualify or remain qualified as a REIT. Our ability to satisfy the Asset Tests, as defined in “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Asset Tests,” depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the IRS, such recharacterization would jeopardize our ability to satisfy all requirements for qualification as a REIT. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Even if we qualify as a REIT, in certain circumstances, we may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also will be subject to corporate tax on any undistributed REIT taxable income. We also may be subject to state and local taxes on our income or property, including franchise, payroll and transfer taxes, either directly or at the level of our operating partnership or at the level of the other companies through which we indirectly own our assets, such as our TRSs, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

To qualify as a REIT we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce your overall return.

In order to qualify and maintain our status as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. We will be subject to U.S. federal income tax on our undistributed REIT taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (a) 85% of our ordinary income, (b) 95% of our capital gain net income and (c) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. It is possible that we might not always be able to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

For so long as we qualify as a REIT, our ability to dispose of property during the first few years following acquisition may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT, we will be subject to a 100% penalty tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or indirectly through any subsidiary entity, including our operating partnership, but generally excluding our TRSs, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of a trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a TRS (but such TRS would incur corporate rate income taxes with respect to any income or gain recognized by it), (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or indirectly through any subsidiary, will be treated as a prohibited transaction, or (3) structuring certain dispositions of our properties to comply with the requirements of the prohibited transaction safe harbor available under the Code for properties that, among other requirements, have been held for at least two years. Despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but generally excluding TRSs, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Our TRSs are subject to corporate-level taxes and our dealings with our TRSs may be subject to 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the gross value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations pursuant to management contracts. We must operate our “qualified lodging facilities” through one or more TRS that leases such properties from us. We may use our TRSs generally for other activities as well, such as to hold properties for sale in the ordinary course of a trade or business or to hold assets or conduct activities that we cannot conduct directly as a REIT. A TRS will be subject to applicable U.S. federal, state, local and foreign income tax on its taxable income. In addition, the rules, which are applicable to us as a REIT, also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

If our leases to our TRSs are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT.

To qualify as a REIT, we must satisfy two Gross Income Tests, as defined in “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Income Tests,” under which specified percentages of our gross income must be derived from certain sources, such as “rents from real property.” In order for such rent to qualify as “rents from real property” for purposes of the REIT Gross Income Tests, the leases must be respected as true leases for U.S. federal income tax purposes and not be treated as service contracts, joint ventures or some other type of arrangement. If our leases are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT.

If our operating partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.

We intend to maintain the status of the operating partnership as a partnership or a disregarded entity for U.S. federal income tax purposes. However, if the IRS were to successfully challenge the status of the operating partnership as a partnership or disregarded entity for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This also would result in our failing to qualify as a REIT, and becoming subject to a corporate level tax on our income. This substantially would reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our REIT qualification.

If our “qualified lodging facilities” are not properly leased to a TRS or the managers of such “qualified lodging facilities” do not qualify as “eligible independent contractors,” we could fail to qualify as a REIT.

In general, we cannot operate any lodging facilities and can only indirectly participate in the operation of “qualified lodging facilities” on an after-tax basis through leases of such properties to our TRSs. A “qualified lodging facility” is a hotel, motel, or other establishment in which more than one-half of the dwelling units are used on a transient basis at which or in connection with which wagering activities are not conducted. Rent paid by a lessee that is a “related party tenant” of ours will not be qualifying income for purposes of the two Gross Income Tests, as defined in “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Income Tests,” applicable to REITs. A TRS that leases lodging facilities from us will not be treated as a “related party tenant” with respect to our lodging facilities that are managed by an independent management company, so long as the independent management company qualifies as an “eligible independent contractor.”

Each of the management companies that enters into a management contract with our TRSs must qualify as an “eligible independent contractor” under the REIT rules in order for the rent paid to us by our TRSs to be qualifying income for purposes of the REIT Gross Income Tests. An “eligible independent contractor” is an independent contractor that, at the time such contractor enters into a management or other agreement with a TRS to operate a “qualified lodging facility,” is actively engaged in the trade or business of operating “qualified lodging facilities” for any person not related, as defined in the Code, to us or the TRS. Among other requirements, in order to qualify as an independent contractor a manager must not own, directly or applying attribution provisions of the Code, more than 35% of our outstanding shares of stock (by value), and no person or group of persons can own more than 35% of our outstanding shares and 35% of the ownership interests of the manager (taking into account only owners of more than 5% of our shares and, with respect to ownership interest in such managers that are publicly traded, only holders of more than 5% of such ownership interests). The ownership attribution rules that apply for purposes of the 35% thresholds are complex. There can be no assurance that the levels of ownership of our stock by our managers and their owners will not be exceeded.

Our investments in certain debt instruments may cause us to recognize income for U.S. federal income tax purposes even though no cash payments have been received on the debt instruments, and certain modifications of such debt by us could cause the modified debt to not qualify as a good REIT asset, thereby jeopardizing our REIT qualification.

Our taxable income may substantially exceed our net income as determined based on GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may acquire assets, including debt securities requiring us to accrue original issue discount, or OID, or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. In addition, if a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to (a) sell assets in adverse market conditions, (b) borrow on unfavorable terms, (c) distribute amounts that would otherwise be used for future acquisitions or used to repay debt, or (d) make a taxable distribution of our Common Shares as part of a distribution in which stockholders may elect to receive Common Shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements.

Moreover, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt taxable exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value and would cause us to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt.

The failure of a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

In general, in order for a loan to be treated as a qualifying real estate asset producing qualifying income for purposes of the REIT asset and income tests, the loan must be secured by real property. We may acquire mezzanine loans that are not directly secured by real property but instead secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan that is not secured by real estate would, if it meets each of the requirements contained in the Revenue Procedure, be treated by the IRS as a qualifying real estate asset. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law and in many cases it may not be possible for us to meet all the requirements of the safe harbor. We cannot provide assurance that any mezzanine loan in which we invest would be treated as a qualifying asset producing qualifying income for REIT qualification purposes. If any such loan fails either the Gross Income Tests or Asset Test, as defined in “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests,” we may be disqualified as a REIT.

We may choose to make distributions in our own stock, in which case you may be required to pay U.S. federal income taxes in excess of the cash dividends you receive.

In connection with our qualification as a REIT, we are required to distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order to satisfy this requirement, we may make distributions that are payable in cash and/or our Common Shares (which could account for up to 80% of the aggregate amount of such distributions) at the election of each stockholder. Taxable stockholders receiving such distributions will be required to include the full amount of such distributions as ordinary dividend income to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, U.S. Stockholders, as defined in “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders,” may be required to pay U.S. federal income taxes with respect to such distributions in excess of the cash portion of the distribution received.

Accordingly, U.S. Stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. Stockholder sells the stock that it receives as part of the distribution in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the distribution, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain Non-U.S. Stockholders, as defined in “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders,” we may be required to withhold U.S. tax with respect to such distribution, including in respect of all or a portion of such distribution that is payable in stock, by withholding or disposing of part of the shares included in such distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our stockholders determine to sell our Common Shares in order to pay taxes owed on dividend income, such sale may put downward pressure on the market price of our Common Shares.

Various tax aspects of such a taxable cash/stock distribution are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose requirements in the future with respect to taxable cash/stock distributions, including on a retroactive basis, or assert that the requirements for such taxable cash/stock distributions have not been met.

The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income or constitute a return of capital, which may reduce your anticipated return from an investment in us.

Distributions that we make to our taxable stockholders out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes, (2) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, or (3) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from our TRSs. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our Common Shares. Due to our investment in real estate, depreciation deductions and interest expense may reduce our earnings and profits in our early years with the result that a large portion of distributions to our stockholders in early years may constitute a return of capital rather than ordinary income.

Our stockholders may have tax liability on distributions that they elect to reinvest in Common Shares, but they would not receive the cash from such distributions to pay such tax liability.

If our stockholders participate in our DRIP, they will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in our Common Shares to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless a stockholder is a tax-exempt entity, it may have to use funds from other sources to pay its tax liability on the value of the Common Shares received.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to qualified dividend income payable to U.S. Stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, generally are not eligible for this reduced rate. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our Common Shares. Tax rates could be changed in future legislation.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment program inadvertently causing a greater than 5% discount on the price of such stock purchased). While we believe that our operations have been structured in such a manner that we will not be treated as inadvertently paying preferential dividends, there is no de minimis exception with respect to preferential dividends. Therefore, if the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% Gross Income Test or 95% Gross Income Test. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the Gross Income Tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS generally will not provide any tax benefit, except for being carried forward against future taxable income of such TRS.

Complying with REIT requirements may force us to forego and/or liquidate otherwise attractive investment opportunities.

To qualify as a REIT, we must ensure that we meet the REIT Gross Income Tests, as defined in “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Income Tests,” annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets can consist of the securities of any one issuer (other than government securities and qualified real estate assets), and no more than 25% of the value of our total assets can be represented by securities of one or more TRSs. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. While we intend to elect and qualify to be taxed as a REIT, we may not elect to be treated as a REIT or may terminate our REIT election if we determine that qualifying as a REIT is no longer in the best interests of our stockholders. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders and on the market price of our Common Shares.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the market price of our Common Shares.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in our Common Shares. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion is based upon existing law, applicable as of the date of its opinion, all of which will be subject to change, either prospectively or retroactively.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in shares of stock and restrict our business combination opportunities.

In order to qualify as a REIT, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of each taxable year, other than the first year for which a REIT election is made. Attribution rules in the Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year, other than the first year for which a REIT election is made. To help insure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of our shares of stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT while we so qualify. Unless exempted, prospectively or retroactively, by our board of directors, for so long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock and more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of the 9.8% ownership limit would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance with the restrictions is no longer required in order for us to continue to so qualify as a REIT.

These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our Common Shares or otherwise be in the best interest of the stockholders.

Non-U.S. Stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from us and upon the disposition of our shares.

Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the Non-U.S. Stockholder of a U.S. trade or business. Pursuant to Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, capital gain distributions attributable to sales or exchanges of “U.S. real property interests,” or USRPIs, generally will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. However, a capital gain dividend will not be treated as effectively connected income if (a) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (b) the Non-U.S. Stockholder does not own more than 5% of the class of our stock at any time during the one-year period ending on the date the distribution is received. We do not anticipate that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

Gain recognized by a Non-U.S. Stockholder upon the sale or exchange of our Common Shares generally will not be subject to U.S. federal income taxation unless such stock constitutes a USRPI under FIRPTA. Our Common Shares will not constitute a USRPI so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by Non-U.S. Stockholders. We believe, but cannot assure you, that we will be a domestically-controlled qualified investment entity.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a Non-U.S. Stockholder sells or exchanges our Common Shares, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if (a) our Common Shares are “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (b) such Non-U.S. Stockholder owned, actually and constructively, 5% or less of our Common Shares at any time during the five-year period ending on the date of the sale. However, it is not anticipated that our Common Shares will be “regularly traded” on an established market. We encourage you to consult your tax advisor to determine the tax consequences applicable to you if you are a Non-U.S. Stockholder.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (a) we are a “pension-held REIT,” (b) a tax-exempt stockholder has incurred (or deemed to have incurred) debt to purchase or hold our Common Shares, or (c) a holder of Common Shares is a certain type of tax-exempt stockholder, dividends on, and gains recognized on the sale of, Common Shares by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

Retirement Plan Risks

If the fiduciary of an employee pension benefit plan subject to ERISA (such as a profit-sharing, Section 401(k) or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our Common Shares, the fiduciary could be subject to damages, penalties or other sanctions.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit-sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Code (such as an IRA) that are investing in our Common Shares. Fiduciaries investing the assets of such a plan or account in our Common Shares should satisfy themselves that:

•	the investment is consistent with their fiduciary obligations under ERISA and the Code;
•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;
•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;
•	the investment will not impair the liquidity of the plan or IRA;
•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;
•	the value of the assets of the plan can be established annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and
•	the investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

With respect to the annual valuation requirements described above, we expect to provide an estimated value for our Common Shares annually. From the commencement of this offering until 18 months have passed without a sale in a “public equity offering” of our Common Shares, we expect to use the gross offering price of a Common Share in our most recent offering as the per share estimated value. For purposes of this definition, we will not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to any distribution reinvestment program or employee benefit plan or the redemption of interests in our operating partnership. Following such date, we expect to provide a per share estimated value that is developed from data supported by appraisals of our assets and operations.

This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your Common Shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Code. The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our Common Shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of damages, penalties or other sanctions. In addition, if an investment in our Common Shares constitutes a non-exempt prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a non-exempt prohibited transaction involving an IRA owner, the IRA may be disqualified and all the assets of the IRA may be deemed distributed and subject to tax.

Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Code should carefully review the information in the section of this prospectus titled “ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The first scenario assumes we sell the minimum of 200,000 Common Shares in this offering and the second scenario assumes that we sell the maximum of 30.0 million Common Shares in this offering, with both scenarios contemplating an offering price of $10.00 per share.

The table does not give effect to special sales or volume discounts which could reduce selling commissions or dealer manager fee. Also, many of the figures represent management’s best estimate because they cannot be precisely calculated at this time.

Furthermore, the table assumes that offering proceeds are not used to pay any fees that are described under “Compensation Table” but that are not set forth in the table. However, we have not established a limit on the amount of offering proceeds we may use to fund our distributions. Distributions paid from sources other than cash flow, including from our offering proceeds, may constitute a return of capital and reduce investor returns. Rates of distribution to you may not be indicative of our operating results. Percentages are rounded to the nearest hundredth of a percent.

	Minimum Offering (Not Including DRIP)		Maximum Offering (Not Including DRIP)
	Amount	Percent	Amount	Percent
Gross offering proceeds from investors	$2,000,000		$300,000,000
Add proceeds from cash sale of subordinated participation interests to special limited partner(1)	$100,000		$15,000,000
Gross offering proceeds	$2,100,000	100.00%	$315,000,000	100.00%
Less offering expenses
Selling commissions and dealer manager fee(2)	$200,000	9.52%	$30,000,000	9.52%
Organization and offering expenses(3)	$40,000	1.90%	$6,000,000	1.90%
Total proceeds after offering expenses(4)	$1,860,000	88.58%	$279,000,000	88.58%
Less acquisition costs
Acquisition fees(5)	$19,000	0.90%	$2,790,000	0.89%
Acquisition expenses(6)	$11,000	0.52%	$1,674,000	0.53%
Less initial working capital reserves(7)	$—	0.00%	$1,500,000	0.48%
Total proceeds available for investment or distribution(8)	$1,830,000	87.16%	$273,036,000	86.68%

(1)	The special limited partner, which is majority owned by Mr. Lichtenstein, has committed to purchase subordinated participation interests semiannually in the amount of $50,000 for each $1,000,000 in subscriptions that we accept in this offering or any follow-on offering. The special limited partner may elect to purchase subordinated participation interests for cash or may contribute interests in real property of equivalent value. The subordinated participation interests will entitle the special limited partner to receive the liquidation distributions described in the section of this prospectus titled “Compensation Table.”
(2)	Includes selling commissions in an amount of up to 7% of the gross proceeds in our primary offering and a dealer manager fee in an amount of up to 3% of the gross proceeds in our primary offering. We will pay selling commissions of up to 7% of gross offering proceeds to our dealer manager, who will reallow them to the participating broker-dealer or registered representative of the dealer manager who actually sold the Common Shares. In addition, our dealer manager, in its sole discretion, may reallow all or any portion of the dealer manager fee to participating broker-dealers as a marketing fee, based upon such factors as the volume of sales of such participating broker-dealers, the level of marketing support provided by such participating broker-dealers and the assistance of such participating broker-dealers in marketing the offering, or to reimburse representatives of such participating broker-dealers for the costs and expenses of attending our educational conferences and seminars. No selling commissions or dealer manager fee will be paid with respect to sales under our DRIP. Alternatively, a participating broker-dealer or registered representative of the dealer manager who actually sold the Common Shares may elect to receive a fee equal to 7.5% of the gross proceeds from the sale thereof, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10.0% of the gross proceeds from the sale of our Common Shares. The dealer manager fee will be reduced to 2.5% of the gross proceeds on sales by a participating broker-dealer or registered representative of the dealer manager in our primary offering in the event a participating broker-dealer or registered representative of the dealer manager elects to receive the 7.5% fee described in the preceding sentence. The selling commissions and dealer manager fee will not be paid by purchasers who are our executive officers or directors, officers or employees of our advisor or their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, Friends and institutional investors (the terms “Friends” and “institutional investors” are explained under “Plan of Distribution — Common Shares Purchased by Affiliates, Friends, Institutional Investors and Participating Broker-Dealers”). In addition, selling commissions will be reduced for “single purchasers” of more than $1,500,000 in value of our Common Shares. Purchases by participating broker-dealers, including their registered representatives and their immediate families, will be less the selling commissions, in the sole discretion of our dealer manager. Our dealer manager will not be permitted to purchase Common Shares.
(3)	Organization and offering expenses include all costs and expenses to be paid by us in connection with the formation of the company and the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow agent, reimbursements to our dealer manager and participating broker-dealers for due diligence expenses set forth in detailed and itemized invoices, amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor, and other costs in connection with administrative oversight of the offering and the marketing process, such as preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by our dealer manager or participating broker-dealers. Our advisor will advance our organization and offering expenses to the extent we do not have the funds to pay such expenses. Organization and offering expenses advanced by our advisor will not be liabilities to us unless and until our primary offering breaks escrow. If and when our primary offering breaks escrow, we will reimburse our advisor for all organization and offering expenses in connection with this offering, other than the selling commissions and dealer manager fee. We expect that such organization and offering expenses will amount to approximately 2.0% of gross offering proceeds. In no event will organization and offering expenses exceed 15.0% of gross offering proceeds.
(4)	Until required in connection with the acquisition or development of properties or the making of distribution payments, among other uses, the net proceeds of the offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.
(5)	We will pay to our advisor or its affiliates an acquisition fee equal to 1.0% of the contract purchase price of each property acquired (including our pro rata share (direct or indirect) of debt attributable to such property) or 1.0% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment), as applicable. Assuming that we incur portfolio-wide leverage up to 65% loan-to-value, calculated based on the greater of the aggregate cost and the fair market value of our assets, as set forth in our investment guidelines, the minimum and maximum acquisition fees would be $53,000 and $7.6 million, respectively. Assuming we incur leverage up to 300% of our total “net assets” (as defined in Section I.B of the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the minimum and maximum acquisition fees would be $74,000 and $11.2 million, respectively.
(6)	Acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection or acquisition of assets, whether or not acquired. For purposes of this table, we have assumed expenses of 0.6% of the contract purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) and 0.6% of the amount advanced for a loan or other investment (including our pro rate share (direct or indirect) of debt attributable to such investment), as applicable; however, expenses on a particular acquisition may be higher. In no event will the total of all acquisition fees, financing coordination fees and acquisition expenses (including those paid to third parties, as described above) payable with respect to a particular investment be unreasonable or exceed 5% of the contract purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) or 5% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment), as applicable. Assuming that we incur leverage up to 65% of the greater of the aggregate cost and the fair market value of our assets, as set forth in our investment guidelines, the minimum and maximum acquisition expenses would be $32,000 and $4.8 million, respectively. Assuming we incur leverage up to 300% of our total “net assets” (as defined in Section I.B of the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the minimum and maximum acquisition expenses would be $45,000 and $6.7 million, respectively.
(7)	Working capital reserves will be maintained at the property level and are typically utilized for extraordinary expenses that are not covered by revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender party may require its own formula for escrow of working capital reserves.
(8)	Includes amounts anticipated to be invested in properties or distributed, net of fees, expenses and initial working capital reserves. We may use more or less than approximately 75% of the net proceeds raised from this offering to acquire hotels and the remaining portion of the net proceeds raised in this offering to acquire properties and real estate-related assets other than hotels. However, in the event we raise substantially less than the maximum offering in this offering, we are not bound to that limit. Assuming the special limited partner does not purchase any subordinated participation interests with cash, the total cash proceeds available for investment will be approximately $1.7 million if we achieve the minimum offering, and approximately $258.3 million if we achieve the maximum offering. However, we would own real property interests contributed by the special limited partner valued at approximately $0.1 million and $15.0 million, respectively, without paying acquisition fees or acquisition expenses.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained our advisor to manage our operations and our portfolio of real estate properties and real estate-related loans and securities, subject to the board’s supervision. Because of the conflicts of interest created by the relationships among us, our sponsor, our advisor, our property managers and their affiliates, many of the responsibilities of the board have been delegated to our independent directors, as discussed below and under “Conflicts of Interest.”

We have three independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our sponsor or its affiliates and has not been so for the previous two years and who meets the director independence standards of the NASAA REIT Guidelines. Our independent directors also currently meet the independence standards of the New York Stock Exchange, Inc.

Each director serves until the next annual meeting of stockholders and until his or her successor has been duly elected and qualifies. The presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast on any matter that may properly be considered at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive the affirmative vote of holders of a majority of the shares present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

The board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders; provided, however, that the independent directors nominate replacements for any vacancies among the independent director positions. A vacancy on the board of directors for any cause may be filled only by a majority of the remaining directors, even if such majority is less than a quorum.

Our directors must perform their duties in good faith and in a manner each director believes to be in our best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all their time to our business and must only devote such time to our affairs as their duties require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

At or before the first meeting of the board of directors, the board of directors reviewed and ratified, by a majority vote of the directors and the independent directors, our charter, pursuant to Section II.C.1 of the NASAA REIT Guidelines. In addition to meetings of the audit committee, which we describe below, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies, which are contained in our charter, which was approved by our board of directors, also are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our and our advisor’s administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Independent Directors

Under our charter, except for a period of 60 days following the death, resignation or removal of an independent director pending the election of such independent director’s successor, a majority of our directors must be independent directors, which means directors who are not affiliated with our sponsor or its affiliates and who otherwise meet the director independence standards of the NASAA REIT Guidelines. Our independent directors may act on any matter permitted under Maryland law. Both the board of directors and our independent directors must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our independent directors, as a group, may retain their own legal and financial advisors. See “Conflicts of Interest — Certain Conflict Resolution Measures.”

Our charter requires that our independent directors discharge the board’s responsibilities relating to the nomination of independent directors. Our independent directors also will discharge the board’s responsibilities relating to the compensation of our executives. Our independent directors are Messrs. Edwin J. Glickman, Shawn R. Tominus and George R. Whittemore.

Committees of the Board of Directors

Our board of directors may delegate many of its powers to one or more committees. Our charter requires each committee to consist of at least a majority of independent directors. Our board has one committee, the audit committee, which consists solely of independent directors.

Audit Committee

The audit committee is composed of Messrs. Edwin J. Glickman, Shawn R. Tominus and George R. Whittemore, each of whom is an independent director. Mr. Glickman is the chair of our audit committee and has been designated by our board as our audit committee financial expert, as that term is defined by the SEC.

The principal functions of the audit committee will be to:

•	oversee our accounting and financial reporting process and the audits of our financial statements;
•	appoint, retain and oversee the work of any independent auditor engaged by the company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us, and determine the compensation of the independent auditor; and
•	monitor the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of our internal audit function, our compliance with legal and regulatory requirements and our overall risk profile.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age*	Principal Occupation and Positions Held
David Lichtenstein	53	Chief Executive Officer and Chairman of the Board of Directors
Edwin J. Glickman	82	Independent Director
Shawn R. Tominus	55	Independent Director
George R. Whittemore	64	Independent Director
Mitchell Hochberg	61	President and Chief Operating Officer
Joseph Teichman	40	General Counsel and Secretary
Donna Brandin	57	Chief Financial Officer and Treasurer

*	As of April 1, 2014.

David Lichtenstein is our Chief Executive Officer and Chairman of our board of directors. Mr. Lichtenstein founded both American Shelter Corporation and The Lightstone Group. From 1988 to the present, Mr. Lichtenstein has served as Chairman of the Board of Directors and Chief Executive Officer of The Lightstone Group, directing all aspects of the acquisition, financing and management of a diverse portfolio of multifamily, lodging, retail and industrial properties located in 20 states and Puerto Rico. From June 2004 to the present, Mr. Lichtenstein has served as the Chairman of the Board of Directors and Chief

Executive Officer of Lightstone I and Chief Executive Officer of Lightstone Value Plus REIT LLC, its advisor. From April 2008 to the present, Mr. Lichtenstein has served as the Chairman of the Board of Directors and Chief Executive Offer of Lightstone II and Lightstone Value Plus REIT II LLC, its advisor. Mr. Lichtenstein was the president and/or director of certain subsidiaries of Extended Stay that filed for Chapter 11 protection with Extended Stay. Extended Stay and its subsidiaries filed for bankruptcy protection on June 15, 2009 so they could reorganize their debts in the face of looming amortization payments. Extended Stay emerged from bankruptcy on October 8, 2010. Mr. Lichtenstein is no longer affiliated with Extended Stay. Mr. Lichtenstein is also a member of the International Council of Shopping Centers and the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, as well as a member of the Board of Directors of Touro College and New York Medical College. Mr. Lichtenstein has been selected to serve as a director due to his experience and networking relationships in the real estate industry, along with his experience in acquiring and financing real estate properties.

Edwin J. Glickman is one of our independent directors and the chairman of our audit committee. From December 2004 to the present, Mr. Glickman has served as a member of the board of directors of Lightstone I, and from April 2008 to the present, has served as a member of the board of directors of Lightstone II. In January 1995, Mr. Glickman co-founded Capital Lease Funding, a leading mortgage lender for properties net leased to investment grade tenants, where he remained as Executive Vice President until May 2003 when he retired. Mr. Glickman was previously a trustee of publicly traded RPS Realty Trust from October 1980 through May 1996 and Atlantic Realty Trust from May 1996 to March 2006. Mr. Glickman graduated from Dartmouth College. Mr. Glickman has been selected to serve as an independent director due to his experience in mortgage lending and finance.

Shawn R. Tominus is one of our independent directors. From July 2006 to the present, Mr. Tominus has served as a member of the board of directors of Lightstone I, and from April 2008 to the present, has served as a member of the board of directors of Lightstone II. Mr. Tominus is the founder and President of Metro Management, a real estate investment and management company founded in November 1994 which specializes in the acquisition, financing, construction and redevelopment of residential, commercial and industrial properties. He also served as a director and member of the audit committee of Prime Group Realty Trust, a publicly traded REIT located in Chicago from July 2005 until December 2012. Mr. Tominus has over 25 years of experience in real estate and serves as a national consultant focusing primarily on market and feasibility analysis. Prior to his time at Metro Management, Mr. Tominus held the position of Senior Vice President at Kamson Corporation, where he managed a portfolio of over 5,000 residential units as well as commercial and industrial properties. Mr. Tominus has been selected to serve as an independent director because of his experience, and networking relationships, in the real estate industry, along with his experience in acquisitions, construction and redevelopment of real estate.

George R. Whittemore is one of our independent directors. From July 2006 to the present, Mr. Whittemore has served as a member of the board of directors for Lightstone I, and from April 2008 to the present, has served as a member of the board of directors of Lightstone II. Mr. Whittemore also presently serves as a director of Village Bank Financial Corporation in Richmond, Virginia and as a director of Supertel Hospitality, Inc. in Norfolk, Nebraska, all publicly traded companies. Mr. Whittemore previously served as a director and audit committee chairman of Prime Group Realty Trust from July 2005 until December 2012. Mr. Whittemore previously served as President and Chief Executive Officer of Supertel Hospitality Trust, Inc. from November 2001 until August 2004 and as Senior Vice President and Director of both Anderson & Strudwick, Incorporated, a brokerage firm based in Richmond, Virginia, and Anderson & Strudwick Investment Corporation, from October 1996 until October 2001. Mr. Whittemore has also served as Director, President and Managing Officer of Pioneer Federal Savings Bank and its parent, Pioneer Financial Corporation, from September 1982 until August 1994, and as President of Mills Value Adviser, Inc., a registered investment advisor. Mr. Whittemore is a graduate of the University of Richmond. Mr. Whittemore has been selected to serve as an independent director due to his experience in accounting, banking, finance and real estate.

Mitchell Hochberg is our President and Chief Operating Officer and also serves as President of Lightstone I and its advisor and President and Chief Operating Officer of Lightstone II and its advisor. Mr. Hochberg also serves as the President of our sponsor and as the President and Chief Operating Officer of our advisor. Prior to joining The Lightstone Group in August 2012, Mr. Hochberg served as principal of Madden Real Estate Ventures from 2007 to August 2012 when it combined with our sponsor. Mr. Hochberg held the position of President and Chief Operating Officer of Ian Schrager Company, a developer and manager of innovative luxury hotels and residential projects in the United States from early 2006 to early 2007 and prior to that Mr. Hochberg founded Spectrum Communities, a developer of luxury neighborhoods in the northeast of the United States, in 1985 where for 20 years he served as its President and Chief Executive Officer. Additionally, Mr. Hochberg serves on the board of directors of Orient-Express Hotels Ltd and as Chairman of the board of directors of Orleans Homebuilders, Inc. Mr. Hochberg received his law degree as a Harlan Fiske Stone Scholar from Columbia University School of Law and graduated magna cum laude from New York University College of Business and Public Administration with a Bachelor of Science degree in accounting and finance.

Joseph E. Teichman is our General Counsel and Secretary and also serves as General Counsel of Lightstone I and Lightstone II and their respective advisors. Mr. Teichman also serves as Executive Vice President and General Counsel of our sponsor and as General Counsel of our advisor. Prior to joining The Lightstone Group in January 2007, Mr. Teichman practiced law at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP in New York, NY from September 2001 to January 2007. Mr. Teichman earned a J.D. from the University of Pennsylvania Law School and a B.A. from Beth Medrash Govoha, Lakewood, New Jersey. Mr. Teichman is licensed to practice law in New York and New Jersey. Mr. Teichman was also a director of certain subsidiaries of Extended Stay that filed for Chapter 11 protection with Extended Stay. Extended Stay and its subsidiaries filed for bankruptcy protection on June 15, 2009 so they could reorganize their debts in the face of looming amortization payments. Extended Stay emerged from bankruptcy on October 8, 2010. Mr. Teichman is no longer affiliated with Extended Stay. Mr. Teichman is also a member of the Board of Directors of Yeshiva Orchos Chaim, Lakewood, New Jersey.

Donna Brandin is our Chief Financial Officer and Treasurer and also serves as the Chief Financial Officer and Treasurer of Lightstone I and Lightstone II. Ms. Brandin also serves as the Executive Vice President, Chief Financial Officer and Treasurer of our sponsor and as the Chief Financial Officer and Treasurer of our advisor and the advisors of Lightstone I and Lightstone II. Prior to joining The Lightstone Group in April 2008, Ms. Brandin held the position of Executive Vice President and Chief Financial Officer of US Power Generation from September 2007 through November 2007 and before that was the Executive Vice President and Chief Financial Officer of Equity Residential, the largest publicly traded apartment REIT in the country, from August 2004 through September 2007. Prior to joining Equity Residential, Ms. Brandin held the position of Senior Vice President and Treasurer for Cardinal Health from June 2000 through August 2004. Prior to 2000, Ms. Brandin held various executive-level positions at Campbell Soup, Emerson Electric Company and Peabody Holding Company. Ms. Brandin earned a Bachelor of Science at Kutztown University and a Masters in Finance at St. Louis University and is a certified public accountant.

Compensation of Directors

We compensate each of our independent directors with an annual retainer of $30,000. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation for services rendered as a director. We may issue Common Shares pursuant to our stock incentive plan in lieu of paying an independent director his or her annual fees or meeting fees in cash. If we elect to pay our independent directors in cash, subject to the consent of the board of directors, each independent director may elect to receive his or her annual fees or meeting fees in the form of Common Shares or a combination of Common Shares and cash. The vesting schedule for fees paid to our independent directors in Common Shares will be determined by our board of directors in connection with such award. None of the members of the board of directors will be entitled to any fees for serving on the board of directors except as set forth above or unless the board unanimously determines otherwise.

Stock Incentive Plan

We have adopted a stock incentive plan to align the long-term financial interest of our independent directors, officers and employees (if we ever have employees), employers of our advisor and other affiliates, certain of our consultants and certain consultants to our advisor and other affiliates who, directly or indirectly, provide consulting services to us, with those of our stockholders. Our board of directors intends to design long-term incentive awards to ensure that eligible officers, employees, consultants and independent directors have a continuing stake in our long-term success, that the total compensation realized by our executive officers reflects our multi-year performance as measured by the efficient use of capital and changes in stockholder value, and that a portion of our executive officers’ total compensation is earned over a multi-year period and is forfeitable if the employment of the executive officer is terminated.

Our board of directors has the full authority to administer and interpret the plan, including to grant to our independent directors, officers and employees (if we ever have employees), employees of our advisor and other affiliates, certain of our consultants and certain consultants to our advisor and other affiliates who, directly or indirectly, provide consulting services to us (a) stock options, (b) stock appreciation rights, (c) restricted stock, (d) performance shares, and (e) other stock-based awards; to determine, in accordance with the terms of the stock incentive plan, the number of Common Shares to be covered by each award granted and the terms and conditions, consistent with the terms of the stock incentive plan, of any award granted; and generally, to exercise such powers and to perform such acts as our board of directors deems necessary or expedient to promote our best interests that are not in conflict with the provisions of the stock incentive plan. Our board of directors, however, may not take any action under our stock incentive plan that would result in a repricing of any stock option without having first obtained the affirmative vote of our stockholders. The aggregate number of Common Shares that may be issued or used for reference purposes or with respect to which awards may be granted under the stock incentive plan will not exceed 5.0% of our outstanding Common Shares on a fully diluted basis at any time (subject to adjustment for stock splits, combinations, reclassifications, reorganizations and certain other specified events pursuant to the stock incentive plan).

Our board of directors intends to continually evaluate the use of equity-based awards and intends to use such awards as part of designing and administering our compensation program. We expect to make grants at regular intervals.

We intend to follow a practice of granting equity incentives on an annual basis to our independent directors, officers and employees (if we ever have employees), employees of our advisor and other affiliates, certain of our consultants and certain consultants to our advisor and other affiliates who, directly or indirectly, provide consulting services to us. We also may make grants (a) on the commencement of employment or engagement, as applicable, of the participant, (b) to key employees of us or our advisor or its affiliates following a significant change in job responsibilities, or (c) to meet specific retention objectives. Grants will be issued on the date they are approved by our board of directors, except in certain circumstances, such as for new hires, who may be granted awards on or following commencement of employment on the second day after we release our financial results for that quarter. The exercise price for stock options will be determined by our board of directors at the time of the grant and will not be less than 100% (or, in the case of an incentive stock option granted to a ten percent stockholder, 110%) of the fair market value of the Common Shares at the time of the grant. Our board of directors will set the vesting schedule, which may be subject to the attainment of specified performance targets or such other factors as our board of directors may determine, in its sole discretion.

The stock incentive plan and the awards granted under the plan will not affect the power of our board of directors or stockholders to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in our capital structure or our business; (b) any merger or consolidation of our company or any affiliate of our company; (c) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting our Common Shares; (d) the dissolution or liquidation of our company or any affiliate of our company; (e) any sale or transfer of all or part of the assets or business of our company or any affiliate of our company; (f) any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the stock incentive plan; or (g) any other corporate act or proceeding. In addition, if any change in our capital structure occurs pursuant to any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the stock incentive plan, any recapitalization, any merger, any consolidation, any spinoff, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to the foregoing, then any of the following shall be appropriately adjusted: (i) the aggregate number and kind of shares of stock that may thereafter be issued under the stock incentive plan; (ii) the number and kind of shares of stock or other property (including cash) to be issued upon exercise of an outstanding award or under other awards granted under the stock incentive plan; (iii) the purchase price thereof; and/or (iv) the individual participant limitations set forth in the stock incentive plan (other than those based on cash limitations). In addition, if there shall occur any change in our capital structure or business other than any of those set forth in the preceding sentence, then our board of directors may adjust any award or make such other adjustments to the stock incentive plan. Awards under the stock incentive plan are intended to either be exempt from, or comply with, the applicable requirements of Section 409A of the Code, and any award agreement shall be limited, construed and interpreted in accordance with such intent.

Upon a change in control (as defined under the stock incentive plan) of our company, and except as otherwise provided by our board of directors in an award agreement or in a written employment agreement, outstanding unvested awards will vest in full, but restrictions (other than vesting conditions) to which restricted shares or any other award granted prior to the change in control are subject will not lapse.

Compliance with the American Jobs Creation Act

As part of our strategy for compensating eligible officers, employees, consultants and independent directors, we intend to grant equity incentives under our stock incentive plan described above. This method of compensating individuals may possibly be considered to be a “nonqualified deferred compensation plan” under Section 409A of the Code.

Under Section 409A of the Code, “nonqualified deferred compensation plans” must meet certain requirements regarding the timing of distributions or payments and the timing of agreements or elections to defer payments, and also must prohibit any possibility of acceleration of distributions or payments, as well as certain other requirements. The guidance under Section 409A of the Code provides that there is no deferral of compensation merely because the value of property (received in connection with the performance of services) is not includible in income by reason of the property being substantially nonvested (as defined in Section 83 of the Code). Accordingly, it is intended that the restricted share awards will not be considered “nonqualified deferred compensation.”

If Section 409A of the Code applies to any of the awards issued under the plan described above, or if Section 409A of the Code applies to any other arrangement or agreement that we may make, and if such award, arrangement or agreement does not meet the timing and other requirements of Section 409A of the Code, then (i) all amounts deferred for all taxable years under the award, arrangement or agreement would be currently includible in the gross income of the recipient of such award or of such deferred amount to the extent not subject to a substantial risk of forfeiture and not previously included in the gross income of the recipient, (ii) interest at the underpayment rate plus 1% would be imposed on the underpayments that would have occurred had the compensation been includible in income when first deferred (or, if later, when not subject to a substantial risk of forfeiture) would be imposed upon the recipient, and (iii) a 20% additional tax would be imposed on the recipient with respect to the amounts required to be included in the recipient’s income. Furthermore, if the affected individual is our employee, we would be required to withhold U.S. federal income taxes on the amount deferred but includible in income due to Section 409A of the Code, although there may be no funds currently being paid to the individual from which we could withhold such taxes. We may also be required to report on an appropriate form (W-2 or 1099) amounts which are deferred, whether or not they meet the requirements of Section 409A of the Code, and if we fail to do so, penalties could apply.

We do not intend to issue any award, or enter into any agreement or arrangement that would be considered a “nonqualified deferred compensation plan” under Section 409A of the Code, unless such award, agreement or arrangement complies with the timing and other requirements of Section 409A of the Code. It is our current belief, based upon the statute, the regulations issued under Section 409A of the Code and legislative history, that any award we may grant will not be subject to taxation under Section 409A of the

Code because it will be considered a “nonqualified deferred compensation plan.” Nonetheless, there can be no assurances that any such award will not be affected by Section 409A of the Code, or that any such award will not be subject to income taxation under Section 409A of the Code.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation, and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Except as restricted therein or by Maryland law, our charter limits the liability of our directors and our officers to us and our stockholders for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor or its affiliates. However, we may not indemnify our directors, our advisor or its affiliates for any liability or loss suffered by any of them or hold any of them harmless for any loss or liability suffered by us unless all the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;
•	the indemnitee was acting on our behalf or performing services for us;
•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct;
•	in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct; and
•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the holders of our stock.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its respective affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;
•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority of a jurisdiction in which the securities were offered or sold as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor or its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all the following conditions are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;
•	the person seeking the advancement provides us with written affirmation of such person’s good faith belief that the standard of conduct necessary for indemnification has been met;
•	the legal proceeding was initiated by a third party who is not a holder of Common Shares or, if by a holder of Common Shares acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and
•	the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We also will purchase and maintain insurance on behalf of all our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Our Advisor

Our Advisor

Our advisor is Lightstone Value Plus REIT III LLC, a newly organized limited liability company that was formed in the State of Delaware on October 5, 2012. Our advisor has no operating history and no experience managing a public company. Our advisor has contractual or fiduciary responsibilities to us and our stockholders.

The officers and key personnel of our advisor are as follows:

Name	Age*	Position
David Lichtenstein	53	Chief Executive Officer
Mitchell Hochberg	61	President and Chief Operating Officer
Joseph E. Teichman	40	General Counsel and Secretary
Donna Brandin	57	Chief Financial Officer and Treasurer

*	As of April 1, 2014.

The biographies of David Lichtenstein, Mitchell Hochberg, Joseph E. Teichman and Donna Brandin are set forth above in “— Executive Officers and Directors.”

Many of the services to be performed by Lightstone Value Plus REIT III LLC in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect Lightstone Value Plus REIT III LLC will perform for us as our advisor, and it is not intended to include all the services that may be provided to us by third parties. Under the terms of the advisory agreement, Lightstone Value Plus REIT III LLC has undertaken to use its reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, Lightstone Value Plus REIT III LLC, either directly or indirectly, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;
•	serve as our investment and financial advisor;
•	provide the daily management and perform and supervise the various administrative functions necessary for our management and operations;
•	investigate, select, and, on our behalf, engage and conduct business with such persons as our advisor deems necessary to the proper performance of its obligations under the advisory agreement;
•	consult with our officers and board of directors and assist the board of directors in the formulating and implementing of our financial policies;
•	structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of investments will be made;
•	review and analyze each property’s operating and capital budget;
•	make investments on our behalf in compliance with our investment objectives and policies;
•	arrange for financing and refinancing of investments;
•	enter into leases and service contracts for investments and, to the extent necessary, perform all other operational functions for the maintenance and administration of such investments, including the servicing of real estate-related loans; and
•	maintain our accounting and other records and assist us in preparing, reviewing and filing all reports and returns required to be filed by us with the SEC, the IRS and other regulatory agencies.

The advisory agreement has a one-year term ending July 16, 2015, and may be renewed for an unlimited number of successive one-year periods. The advisory agreement may be terminated upon 60 days’ prior written notice (a) by our independent directors or our advisor, without cause and without penalty, (b) by our advisor for good reason, or (c) by our advisor upon our change of control; provided, that termination of the advisory agreement with cause must be upon 45 days’ prior written notice.

A majority of our independent directors may elect to terminate the advisory agreement. Following the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function. In addition, under the limited partnership agreement of our operating partnership, upon termination or non-renewal of the advisory agreement, even for poor performance by our advisor, the special limited partner will be entitled to (a) receive cash in an amount equal to its net investment, or (b) retain the subordinated participation interests, and in the case of (a), to receive liquidation distributions as well.

We will pay our advisor fees and reimburse it for certain expenses incurred on our behalf. For a detailed description of the fees and expense reimbursements payable to our advisor, see “Compensation Table.”

The officers, employees and affiliates of Lightstone Value Plus REIT III LLC engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the advisory agreement, Lightstone Value Plus REIT III LLC is required to devote sufficient resources to our business to discharge its obligations. Lightstone Value Plus REIT III LLC may assign the advisory agreement to an affiliate upon approval of a majority of our directors (including a majority of our independent directors). We may not assign the advisory agreement without the consent of Lightstone Value Plus REIT III LLC except to a successor to us or our operating partnership. At least a majority of our directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to the successor advisor. Our directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

Our advisor may not acquire any asset with a purchase price that is equal to or greater than $15.0 million, on our behalf, without the prior approval of a majority of our board of directors. The actual terms and conditions of transactions involving investments in such assets will be determined in the sole discretion of our advisor, subject at all times to the approval of our board of directors. Conversely, our advisor may acquire any asset with a purchase price that is lower than $15.0 million, on our behalf, without the prior approval of a majority of our board of directors, if the following conditions are satisfied: (i) the investment in the asset would not, if consummated, violate our investment guidelines; (ii) the investment in the asset would not, if consummated, violate our restrictions on indebtedness; and (iii) the consideration to be paid for such asset does not exceed the fair market value of such asset, as determined by a qualified independent appraiser selected in good faith by our advisor and acceptable to our independent directors.

Our Property Managers

Our property managers, Paragon and Beacon, are affiliates of our sponsor and provide property management services to us in connection with the rental, leasing, operation and management of our properties under the terms of property management agreements. In the future, we may engage other property managers, including property managers that are not affiliated with our sponsor. However, because we intend initially to engage Beacon and Paragon, references to our “property managers” in this prospectus refer to those entities.

Paragon manages, leases, develops and redevelops certain of our sponsor’s factory outlet malls and retail properties. Paragon is headquartered in Baltimore, Maryland.

Beacon is a manager in the multifamily residential housing sector and oversees the management of approximately 10,600 multifamily units. Beacon is headquartered in Lakewood, New Jersey, with offices in the Northeast, Southeast and Midwest regions of the U.S.

Property management fees with respect to the properties managed by our property managers will be payable monthly to our property managers in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of property managers in such area. Our property managers may subcontract the performance of their duties to third parties. We will reimburse our property managers for costs and expenses, which may include personnel costs for on-site personnel providing direct services for the properties and for roving maintenance personnel to the extent needed at the properties from time to time, and the cost of travel and entertainment, printing and stationery, advertising, marketing, signage, long distance phone calls and other expenses that are directly related to the management of specific properties. Notwithstanding the foregoing, we will not reimburse our property managers for their general overhead costs or, other than as set forth above, for the wages and salaries and other employee-related expenses of their employees.

We expect to engage our property managers to provide construction management services for some of our properties. We will pay a construction management fee in an amount of up to 5% of the cost of any improvement that either of our property managers undertakes.

In addition, we will pay our property managers a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.

Our property management agreements have one-year terms, and are subject to automatic successive one-year renewals. Each party has the right to terminate the respective agreement upon 30 days’ prior written notice without penalty.

Our property managers will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property they manage, which may include, but will not be limited to, on-site managers and building and maintenance personnel. Our property managers also will direct the purchase of equipment and supplies and will supervise all maintenance activity.

In the future, we may engage other property managers, including property managers that are not affiliated with our sponsor.

The Special Limited Partner

The special limited partner is majority owned by Mr. Lichtenstein and was formed in Delaware on October 5, 2012 for the purpose of purchasing subordinated participation interests semiannually in the amount of $50,000 for each $1,000,000 in subscriptions that we accept in this offering or any follow-on offering. The special limited partner may elect to purchase subordinated participation interests for cash or may contribute interests in real property of equivalent value. The subordinated participation interests will entitle the special limited partner to receive the liquidation distributions described in the section of this prospectus titled “Compensation Table.”

Management Decisions

Our advisor will be responsible for recommending investments to us, negotiating the purchase of these investments, and making or recommending asset management decisions on behalf. Subject to the direction or approval of our board of directors, the following major decisions will be made by our advisor: decisions with respect to the retention of investment banks; marketing methods with respect to this offering; the termination or extension of this offering; the initiation of a follow-on offering; mergers and other change-of-control transactions; and certain significant press releases. The individual who will be primarily responsible for our advisor’s decisions with respect to all the foregoing matters is Mr. Lichtenstein.

As required by our charter, acquisition decisions will ordinarily be based on the fair market value of the properties. If our independent directors so determine, or if a property is acquired from our advisor, one or more of our directors, our sponsor or any of its affiliates, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors. Appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by our stockholders upon their request.

COMPENSATION TABLE

We have no paid employees. Our advisor and its affiliates manage our day-to-day affairs. The following table summarizes all the compensation and fees we will pay to our advisor and its affiliates and to our dealer manager, including amounts to reimburse their costs in providing services. The selling commissions may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the Common Shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee. No effect is given to any Common Shares sold through our DRIP.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
Organization and Offering Stage
Selling Commissions(1)	Our dealer manager will receive selling commissions in an amount of up to 7% of the gross proceeds in our primary offering. Our dealer manager will reallow all selling commissions to the participating broker-dealer or registered representative of the dealer manager who actually sold the Common Shares. No selling commissions will be paid with respect to sales under our DRIP. Alternatively, a participating broker-dealer or registered representative of the dealer manager who actually sold the Common Shares may elect to receive a fee equal to 7.5% of the gross proceeds from the sale thereof, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10.0% of the gross proceeds from the sale of our Common Shares. The total amount of all items of compensation from any source payable to our dealer manager or the participating broker-dealers will not exceed an amount that equals 10.0% of the gross proceeds of the offering (excluding Common Shares purchased through our DRIP).	$140,000/$21.0 million The actual amount will depend on the number of Common Shares sold.
Dealer Manager Fee	Our dealer manager will receive a dealer manager fee in an amount of up to 3% of the gross proceeds in our primary offering. Our dealer manager, in its sole discretion, may reallow all or any portion of the dealer manager fee to participating broker-dealers as a marketing fee. No dealer manager fee will be paid with respect to sales under our DRIP. The dealer manager fee will be reduced to 2.5% of the gross proceeds on sales by a participating broker-dealer or registered representative of the dealer manager in our primary offering in the event a participating broker-dealer or registered representative of the dealer manager elects to receive the 7.5% fee described in “— Selling Commissions” above.	$60,000/$9.0 million The actual amount will depend on the number of Common Shares sold.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
Organization and Offering Expenses(2)	We will reimburse our advisor for all organization and offering expenses in connection with this offering, other than the selling commissions and dealer manager fee. We expect that such organization and offering expenses, other than the selling commissions and dealer manager fee, will amount to approximately 2.0% of gross offering proceeds. In no event will organization and offering expenses exceed 15.0% of gross offering proceeds.	$40,000/$6.0 million The actual amount will depend on the number of Common Shares sold.
Operational Stage
Acquisition Fees(3)	We will pay to our advisor or its affiliates 1.0% of the contract purchase price of each property acquired (including our pro rata share (direct or indirect) of debt attributable to such property) or 1.0% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment), as applicable.	$19,000/$2.8 million (or $53,000/$7.6 million assuming we incur our expected leverage of 65% set forth in our investment guidelines or $74,000/ $11.2 million assuming the maximum leverage of approximately 75% permitted by our charter absent special approval).
For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property, the amount of funds advanced with respect to a mortgage, or the amount actually paid or allocated in respect of the purchase of other real estate-related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such asset but exclusive of acquisition fees and acquisition expenses.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
Acquisition Expenses(3)	We will reimburse our advisor for expenses actually incurred related to selecting or acquiring assets on our behalf, regardless of whether we actually acquire the related assets. In addition, we will pay third parties, or reimburse our advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses and title insurance premiums, regardless of whether we acquire the related assets. We estimate that total acquisition expenses (including those paid to third parties, as described above) will be approximately 0.6% of the contract purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) and 0.6% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment), as applicable. In no event will the total of all acquisition fees, financing coordination fees and acquisition expenses (including those paid to third parties, as described above) payable with respect to a particular investment be unreasonable or exceed 5% of the contract purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) or 5% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment), as applicable.	$11,000/$1.7 million (or $32,000/$4.8 million assuming we incur our expected leverage of 65% set forth in our investment guidelines or $45,000/$6.7 million assuming the maximum leverage of approximately 75% permitted by our charter absent special approval)
Construction Management Fee(4)	We expect to engage our property managers to provide construction management services for some of our properties. We will pay a construction management fee in an amount of up to 5% of the cost of any improvements that our property managers undertake. Our property managers may subcontract the performance of their duties to third parties.	Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
Asset Management Subordinated Participation	The following description of the asset management subordinated participation will apply until the date on which our initial public offering has ended and we have invested substantially all the net proceeds therefrom.

Within 30 days after the end of each calendar quarter (subject to the approval of our board of directors), we, as the general partner of our operating partnership, will pay an asset management subordinated participation by issuing a number of restricted Class B Units to our advisor equal to: (i) the cost of our assets multiplied by 0.1875%; divided by (ii) the value of one Common Share as of the last day of such calendar quarter, which is equal initially to $9.00 (the primary offering price minus selling commissions and dealer manager fees). The value of issued Class B Units will be determined and expensed when we deem the achievement of the performance condition (described below) to be probable.

	Our advisor will be entitled to receive distributions on the vested and unvested Class B Units it receives in connection with its asset management subordinated participation at the same rate as distributions received on our Common Shares; such distributions will be in addition to the incentive fees and distributions the advisor and its affiliates may receive from us, which consist of the annual subordinated performance fee payable to our advisor and the liquidation distributions payable to the special limited partner.	Not determinable at this time. Because the asset management subordinated participation is based on a fixed percentage of the cost of our assets, there is no maximum dollar amount of this participation; provided, however, that our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the NASAA REIT Guidelines.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
Class B Units are subject to forfeiture until such time as: (a) the value of our operating partnership’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our Common Shares on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our Common Shares shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met.

Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
Asset Management Fees	The following description of the asset management fee will apply beginning on the date on which our initial public offering has ended and we have invested substantially all the net proceeds therefrom.

We will pay our advisor or its assignees a monthly asset management fee equal to one-twelfth ( 1/12) of 0.75% of our average invested assets. Average invested assets means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.	Not determinable at this time. Because the fee is based on a fixed percentage of our average invested assets during the months for which such fee is payable, there is no maximum dollar amount of this fee;
provided, however, that our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the NASAA REIT Guidelines.
Property Management Fees	Property management fees with respect to the properties managed by our property managers will be payable monthly to our property managers in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of property managers in such area. Our property managers may subcontract the performance of their duties to third parties. We will reimburse our property managers for costs and expenses, which may include personnel costs for on-site personnel providing direct services for the properties and for roving maintenance personnel to the extent needed at the properties from time to time, and the cost of travel and entertainment, printing and stationery, advertising, marketing, signage, long distance phone calls and other expenses that are directly related to the management of specific properties. Notwithstanding the foregoing, we will not reimburse our property managers for their general overhead costs or, other than as set forth above, for the wages and salaries and other employee-related expenses of their employees.	Not determinable at this time. Because these fees will likely be based on a percentage of the monthly gross receipts, there is no maximum dollar amount to these fees.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
In addition, we will pay our property managers a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.
Operating Expenses	Commencing 12 months after the commencement of this offering, we will reimburse our advisor’s costs of providing administrative services at the end of each fiscal quarter, subject to the limitation that we will not reimburse our advisor (except in limited circumstances) for any amount by which our total operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets (as defined above under “— Asset Management Fees”) and (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. After the end of any fiscal quarter for which our total operating expenses exceed this 2%/25% limitation for the four fiscal quarters then ended and our independent directors conclude that this excess was justified, this fact will be disclosed in writing and sent to the holders of our Common Shares within 60 days. In the event our independent directors do not determine such excess expenses are justified, our advisor shall reimburse us, at the end of the four preceding fiscal quarters, by the amount that our aggregate annual total operating expenses paid or incurred exceed this 2%/25% limitation.

	Additionally, we will reimburse our advisor for personnel costs in connection with other services; however, we will not reimburse our advisor for (a) services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee, or (b) the salaries and benefits of our named executive officers.	Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
Financing Coordination Fee(3)	If our advisor provides services in connection with the financing of an asset, assumption of a loan in connection with the acquisition of an asset or origination or refinancing of any loan on an asset, we will pay our advisor or its assignees a financing coordination fee equal to 0.75% of the amount available or outstanding under such financing. Our advisor may reallow some of or all this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.	Not determinable at this time. Because the fee is based on a fixed percentage of any debt financing, there is no maximum dollar amount of this fee; provided, however, that our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the NASAA REIT Guidelines.
Awards Under Our Stock Incentive Plan	We have adopted a stock incentive plan, pursuant to which our independent directors, officers and employees (if we ever have employees), employees of our advisor and other affiliates, certain of our consultants and certain consultants to our advisor and other affiliates who directly or indirectly provide consulting services to us may be granted equity incentive awards in the form of stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards. Our board of directors will determine all awards under our stock incentive plan and the vesting schedule for the grants.	The aggregate number of Common Shares that may be issued or used for reference purposes or with respect to which awards may be granted under our stock incentive plan will not exceed 5.0% of our outstanding Common Shares on a fully diluted basis at any time (subject to adjustment for stock splits, combinations, reclassifications, reorganizations and certain other specified events pursuant to the stock incentive plan).

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
Compensation of Independent Directors	We pay to each of our independent directors a retainer of $30,000 per year plus reimbursement for expenses for each board or board committee meeting the director attends in person.

	We may issue Common Shares pursuant to our stock incentive plan in lieu of paying an independent director his or her annual fees or meeting fees in cash. Our independent directors also may receive awards under our stock incentive plan. Our board of directors will determine all awards to our independent directors under our stock incentive plan and the vesting schedule for such awards.	The independent directors, as a group, will receive for a full fiscal year, estimated aggregate compensation of approximately $90,000, payable in cash or Common Shares.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
Liquidation/Listing Stage
Real Estate Disposition Commissions	For substantial services in connection with the sale of a property, we will pay to our advisor or any of its affiliates a real estate disposition commission in an amount equal to the lesser of (a) one-half of a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property and (b) 2.0% of the contract sales price of the property; provided, however, that in no event may the real estate commissions paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price or a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property. Our independent directors will determine whether our advisor or its affiliates have provided a substantial amount of services to us in connection with the sale of a property. A substantial amount of services in connection with the sale of a property includes the preparation by our advisor or its affiliates of an investment package for the property (including an investment analysis, an asset description and other due diligence information) or such other substantial services performed by our advisor or its affiliates in connection with a sale.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract sales price of a property, there is no maximum dollar amount of these commissions; provided, however, that our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the NASAA REIT Guidelines.
Annual Subordinated Performance Fee	We cannot guarantee that holders of our Common Shares will receive the cumulative, pre-tax, non-compounded annual return discussed below, which we disclose solely in order to describe the compensation arrangements to which we are subject.

	We will pay our advisor an annual subordinated performance fee calculated on the basis of our annual return to holders of our Common Shares, payable annually in arrears, such that for any year in which holders of our Common Shares receive payment of a 6.0% annual cumulative, pre-tax, non-compounded return on their respective net investments, our advisor will be entitled to 15.0% of the amount in excess of such 6.0% per annum return, provided, that the amount paid to the advisor will not exceed 10.0% of the aggregate return for such year, and provided, further, that the annual subordinated performance fee will not be paid unless holders of our Common Shares receive a return of their respective net investments. This fee will be payable only from realized appreciation in the company’s assets upon their sale, other disposition or refinancing, which results in our return on stockholders’ respective net investments exceeding 6.0% per annum.	Not determinable at this time. There is no maximum amount of this fee; provided, however, that our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the NASAA REIT Guidelines.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (30.0 Million Common Shares)*
For purposes of the annual subordinated performance fee, “net investment” means $10.00 per Common Share, less a pro rata share of any proceeds received from the sale, other disposition or refinancing of assets.
Liquidation Distributions to the Special Limited Partner(5)	We cannot guarantee that holders of our Common Shares will receive the cumulative, pre-tax, non-compounded annual return discussed below, which we disclose solely in order to describe the compensation arrangements to which we are subject.
Distributions from our operating partnership in connection with our liquidation initially will be made to us (which we will distribute to holders of our Common Shares), until holders of our Common Shares have received liquidation distributions from our operating partnership equal to their respective net investments plus a cumulative, pre-tax, non-compounded annual return of 6.0% on their respective net investments.
Thereafter, the special limited partner will be entitled to receive liquidation distributions from our operating partnership until it has received liquidation distributions from our operating partnership equal to its net investment plus a cumulative, pre-tax, non-compounded annual return of 6.0% on its net investment.
Thereafter, 85.0% of the aggregate amount of any additional liquidation distributions by our operating partnership will be payable to us (which we will distribute to holders of our Common Shares), and the remaining 15.0% will be payable to the special limited partner.
	With respect to holders of our Common Shares, “net investment” means $10.00 per Common Share, less a pro rata share of any proceeds received from the sale, other disposition or refinancing of assets. With respect to the special limited partner, “net investment” means the value of all contributions of cash or property the special limited partner has made to our operating partnership in consideration for its subordinated participation interests, measured as of the respective times of contribution, less a pro rata share of any proceeds received from the sale, other disposition or refinancing of assets.	The actual amounts of any future liquidation distributions from our operating partnership to us or to the special limited partner cannot be determined at the present time.

*	For purposes of calculating the estimated fee amounts set forth in the table, we have not taken into consideration the effect that the repurchase of Common Shares by our stockholders (through our share repurchase program) would have upon such fee amounts.

(1)	The amount of selling commissions may be reduced under certain circumstances for volume discounts. See “Plan of Distribution” for a description of such provisions.
(2)	These organization and offering expenses include all costs and expenses to be paid by us in connection with our formation and the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow agent, reimbursements to our dealer manager and participating broker-dealers for due diligence expenses set forth in detailed and itemized invoices, amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor, and other costs in connection with administrative oversight of the offering and the marketing process, such as preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by our dealer manager or participating broker-dealers. Our advisor will advance our organization and offering expenses to the extent we do not have the funds to pay such expenses. Organization and offering expenses advanced by our advisor will not be liabilities to us unless and until our primary offering breaks escrow.
(3)	In addition, if during the period ending two years after the close of the offering, we sell an investment and then reinvest in other investments, we will pay our advisor or its affiliates, as applicable, any acquisition fees and financing coordination fees in respect of such other investments, along with reimbursement of acquisition expenses in respect of such other investments; provided, however, that in no event shall the total of all acquisition fees, financing coordination fees and acquisition expenses payable in respect of such reinvestment be unreasonable or, except in limited circumstances, exceed 5% of the contract purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) or 5% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment), as applicable.
(4)	We may make periodic progress payments or other cash advances to developers or builders of our properties prior to completion of development or construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the development or construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary and prudent. We will not undertake improvements that would cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under the section titled “Material U.S. Federal Income Tax Considerations” in this prospectus.
(5)	If the advisory agreement is terminated or non-renewed, the special limited partner may elect to (a) receive cash in an amount equal to its net investment, or (b) retain the subordinated participation interests. If the special limited partner elects to receive cash in an amount equal to its net investment, liquidation distributions also will be payable to the special limited partner in an amount equal to the amount that would be payable to the special limited partner in a liquidation, subject, however, to the priority set forth in clause (a) of the immediately preceding sentence.

Upon the listing of our Common Shares on a national securities exchange, liquidation distributions will be payable to the special limited partner in an amount equal to the amount that would be payable to the special limited partner in a liquidation. In the event of a listing, at the option of the special limited partner, the liquidation distributions will be payable in cash or Common Shares. If Common Shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, anticipate that they will be subject to restrictions on transferability. The market value of our outstanding Common Shares will be calculated based on the average market value of the Common Shares issued and outstanding at listing over the 30 trading days beginning six months after the Common Shares are first listed.

STOCK OWNERSHIP

The following table provides, as of the date of this prospectus, information regarding the number and percentage of our Common Shares beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5% of our outstanding Common Shares. As of the date of this prospectus, we have one stockholder of record and 20,000 Common Shares outstanding. Beneficial ownership includes outstanding Common Shares and Common Shares which are not outstanding, but that any person has the right to acquire within 60 days after the date of this prospectus. However, any such Common Shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding Common Shares beneficially owned by any other person. Except as otherwise provided, the entity named in the table has sole voting and investing power with respect to all Common Shares beneficially owned by it.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percent of Class
David Lichtenstein(1)	20,000	100%

(1)	Consists of 20,000 Common Shares owned by our advisor. Our advisor is majority owned by David Lichtenstein. The beneficial owner’s business address is 1985 Cedar Bridge Avenue, Lakewood, New Jersey 08701. The special limited partner, which is majority owned by Mr. Lichtenstein, will purchase subordinated participation interests in our operating partnership in exchange for cash or interest in real property.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationships with our sponsor and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Sponsor’s Interests in Other Real Estate Programs

General

Our executive officers, directors and other key professionals engaged by our advisor to provide services on our behalf are also officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in our sponsor, our advisor, our property managers and their affiliates, which are the sponsors of other real estate programs, including Lightstone I and Lightstone II. These individuals have legal and financial obligations with respect to those programs, entities and investors that are similar to their obligations to us. In the future, these individuals and other affiliates of our sponsor may organize other real estate programs, serve as the investment advisor to other investors and acquire for their own account real estate properties that may be suitable for us.

Every transaction that we enter into with our sponsor, our advisor, our property managers or their respective affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate if there is a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our sponsor, our advisor, our property managers or any of their respective affiliates.

Competition for Investors

Our sponsor generally seeks to reduce the conflicts that may arise among its various programs by avoiding simultaneous public offerings by programs that have a substantially similar mix of targeted investment types. Nevertheless, there are likely to be periods during which one or more programs sponsored by our sponsor will be raising capital and competing with us for investment capital. As of the date of this prospectus, Lightstone II is the only program sponsored by our sponsor that is currently conducting a public offering.

Joint Ventures with Affiliates

We may enter into joint venture agreements with our affiliates for the acquisition, development or improvement of properties or other investments that meet our investment objectives. Our advisor has some of the same executive officers and key employees as other affiliates of Lightstone, including Lightstone I and Lightstone II, and these persons may face conflicts of interest in determining whether and which program or other entity advised by an affiliate of our sponsor should enter into any particular joint venture agreement. Similarly, our sponsor and its affiliates have some of the same executive officers and key real estate professionals as we do, and, as a consequence, these persons may face conflicts of interest in determining whether and which program or entity sponsored by Lightstone should enter into any particular joint venture agreement with us. These persons also may face a conflict in structuring the terms of the relationship between our interests and the interests of the co-venturer affiliated with our sponsor and in managing the joint venture. Any joint venture agreement or transaction between us and a co-venturer affiliated with our sponsor will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The co-venturer affiliated with our sponsor may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Competition with Affiliates in Our Target Markets

Conflicts of interest may exist to the extent that we acquire hotels or other properties in the same geographic areas as other programs or entities sponsored or advised by Lightstone. In such a case, a conflict could arise in the franchising of hotels if we and another program or entity sponsored or advised by Lightstone were to compete for similar franchise arrangements. In addition, a conflict could arise in the leasing of properties if we and another program or entity sponsored or advised by Lightstone were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties if we and another Lightstone-sponsored program or affiliated entity were to attempt to sell similar properties at the same time. See “Risk Factors — Risks Related to Conflicts of Interest.” Conflicts of interest also may exist at such time as we or our sponsor’s affiliates seek to contract with franchisors, developers, contractors, building managers or other third parties. Our sponsor and its affiliates will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our sponsor and its affiliates also will seek to reduce conflicts relating to contracting with franchisors, developers, contractors or building managers by making prospective franchisors and service providers aware of all properties in need of their services. However, our sponsor and its affiliates cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing franchise arrangements or compensation arrangements for franchisors and service providers at different properties.

Allocation of Our Affiliates’ Time

As a result of their interests in other programs, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, our executive officers and our sponsor face conflicts of interest in allocating their time among us and other programs and other business activities in which they are involved. In addition, many of the same key professionals associated with our sponsor have existing obligations to other investments or programs sponsored by principals of our sponsor and their respective affiliates. Our executive officers and the key professionals associated with our sponsor who provide services to us are not obligated to devote a fixed amount of their time to us, but our sponsor believes that our executive officers and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other business in which they are involved. We expect that during our offering period, our executive officers will devote approximately 15% of their time to our operations, approximately 20% and 20% of their time to the operations of REIT I and REIT II, respectively, and approximately 45% of their time to non-public programs sponsored by The Lightstone Group, including activities for our sponsor’s own account.

We believe that our executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer devotes to us will vary during the course of the year and depend on our business activities at a given time. For example, our executive officers may spend significantly more time focused on our activities when we are reviewing potential property acquisitions or negotiating a financing arrangement than during times when we are not. Because we have not commenced operations, it is difficult to predict specific amounts of time an executive officer will devote to our company. There is no assurance that our expectations are correct and our executive officers may devote more or less time to us than as described above.

Receipt of Fees and Other Compensation by Affiliates of Our Sponsor

Affiliates of our sponsor receive substantial fees from us, which fees have not been negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of other affiliates of our sponsor, some of whom also serve as our executive officers and directors and the key real estate professionals of our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor’s affiliates, including the advisory agreement and the property management agreements;
•	public offerings of equity by us, which will likely entitle our advisor to increased asset management subordinated participation and to increased acquisition, financing coordination and asset management fees;
•	property acquisitions from third parties, which entitle our advisor to acquisition fees, asset management subordinated participation and asset management fees, which are not calculated based on investment quality, and which could encourage our advisor to purchase assets at higher prices;

•	whether to construct improvements on our properties, which would entitle our property managers to construction management fees, and whether to maximize the estimated costs of improvements, since construction management fees are initially calculated in part based on budgeted amounts;
•	borrowings to acquire properties and other investments and to originate loans, which borrowings will generate financing coordination fees and increase the acquisition and asset management fees and the asset management subordinated participation payable to our advisor;
•	whether and when we seek to become self-managed, which could lead to our acquisition of entities affiliated with our advisor at a price resulting in substantial compensation to our advisor;
•	sales of properties and other investments to third parties, which entitle our advisor to disposition commissions;
•	whether and when we seek to refinance, sell or otherwise dispose of any of our assets, which events may entitle our advisor to the annual subordinated performance fee;
•	whether and when we seek to liquidate or to list our Common Shares on a national securities exchange, which events may entitle the special limited partner to receive liquidation distributions; and
•	whether and when to terminate the advisory agreement or to allow the advisory agreement to expire without renewal (even for poor performance by our advisor), in either case with or without cause, either of which may entitle the special limited partner to (a) receive cash in an amount equal to its net investment, or (b) retain the subordinated participation interests, and in the case of (a), to receive liquidation distributions as well.

Our Board’s Loyalties to Other Programs Sponsored by Lightstone

Our directors are also directors of Lightstone I and Lightstone II. The loyalties of our directors to Lightstone I and Lightstone II may conflict with the fiduciary duties they owe to us and may influence the judgment of our board when considering issues for us that also may affect Lightstone I and Lightstone II, as follows:

•	We could enter into transactions with other programs sponsored by Lightstone I or Lightstone II, such as joint ventures or financing arrangements. Decisions of the board regarding the terms of those transactions may be influenced by certain members of the board and their loyalties to Lightstone I and Lightstone II.
•	A decision of the board regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering by Lightstone I or Lightstone II.
•	A decision of the board regarding the timing of property sales could be influenced by concerns that the sales would compete with those of Lightstone I or Lightstone II.

Our Executive Officers and Directors are Affiliates of Our Advisor and its Affiliates

Our executive officers and directors and the key real estate professionals at our advisor are also officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in or for one or more of our advisor, our property managers and their affiliates. As a result, they have loyalties to each of these entities, and to their stockholders, members or limited partners. These loyalties may from time to time conflict with the fiduciary duties that they owe to us.

Title Insurance Services May be Provided by an Affiliated Party

From time to time, we may purchase title insurance from an agent in which our sponsor owns a fifty percent limited partnership interest. Because this title insurance agent will receive significant fees for providing title insurance, our advisor may face a conflict of interest when considering the terms of title insurance policies that it may purchase.

We Have the Same Legal Counsel as Our Sponsor and its Affiliates

Proskauer Rose LLP acts as legal counsel to us and also represents our sponsor and various affiliates, including our advisor. The interests of our sponsor and its affiliates, including our advisor, may become adverse to ours in the future. Under legal ethics rules, Proskauer Rose LLP may be precluded from representing us due to any conflict of interest between us and our sponsor and its affiliates, including our advisor.

Certain Conflict Resolution Measures

Independent Directors

In order to ameliorate the risks created by conflicts of interest, our charter provides that, except for a period of 60 days following the death, resignation or removal of an independent director pending the election of such independent director’s successor, a majority of our board of directors will be independent directors. An “independent director” is a director who is not one of our officers or employees or an officer or employee of our sponsor or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another sponsored program will not, by itself, preclude independent-director status. Our independent directors may act on any matter permitted under Maryland law. Both the board of directors and the independent directors must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our independent directors as a group also may retain their own legal and financial advisors. Among the matters we expect the independent directors to act upon are:

•	the continuation, renewal or enforcement of our agreements with our sponsor’s affiliates, including the advisory agreement and the property management agreements;
•	public offerings of securities;
•	sales of properties and other investments;
•	investments in properties and other assets;
•	originations of loans;
•	borrowings;
•	transactions with affiliates;
•	compensation of our officers and directors who are affiliated with our advisor;
•	whether and when we seek to list our Common Shares on a national securities exchange;
•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with our sponsor at a substantial price; and
•	whether and when we seek to sell the company or its assets.

Our board of directors must approve all proposed investments with a purchase price that is equal to or greater than $15.0 million.

Restrictions on Competing Business Activities of Our Sponsor

Our advisor does not advise any entity other than us. However, employees of our advisor are also employed by Lightstone Value Plus REIT LLC, the advisor to Lightstone I, and Lightstone Value Plus REIT II LLC, the advisor to Lightstone II. In addition, our advisor may, in the future, advise entities that invest in hotels and other properties that meet our investment criteria. Likewise, our sponsor may, in the future, invest in hotels and other properties that meet our investment criteria. Therefore, our sponsor, our advisor and their affiliates could face conflicts of interest in determining which investment programs or joint ventures will finance or acquire real properties and other assets as they become available. Such conflicts could result in a particular property being offered to an affiliate rather than to us. If our advisor, in the future, offers our sponsor or its other affiliates the opportunity to acquire or finance such properties, they may decide not to pursue investments in such properties. In such case these investments may be offered to us.

REIT I and REIT II are both sponsored by The Lightstone Group and compete with us for investments. Through March 31, 2014, REIT I raised net cash proceeds before costs of $252.5 million from 7,383 stockholders, consisting of primary offering proceeds of $299.8 million plus distribution reinvestment plan proceeds, less redemptions and tendered shares. Through March 31, 2014, REIT II raised net cash proceeds before costs of $88.7 million from 2,983 stockholders, consisting of initial and follow-on proceeds of $85.0 million, plus distribution reinvestment plan proceeds, less redemptions.

Under our charter and our advisory agreement, before our advisor may take advantage of an investment opportunity for its own account or recommend it to others, it must present such opportunity to us if (i) such opportunity is compatible with our investment objectives and policies, (ii) such opportunity is of a character which could be taken by us, and (iii) we have the financial resources to take advantage of such opportunity. Under our charter, we may pay our advisor or any of its affiliates a real estate commission in an amount equal to the lesser of (a) one-half of a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property, and (b) 2.0% of the sales price. In addition, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such sale may not exceed the lesser of a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property and an amount equal to 6.0% of the sales price.

If an investment opportunity becomes available that is suitable for both us and a public or private entity with which our advisor or its affiliates are affiliated for which both entities have sufficient uninvested funds, then the entity that has had uninvested funds for the longest period of time will first be offered the investment opportunity. An investment opportunity will not be considered suitable for an entity if any applicable 2%/25% limitation could not be satisfied if the entity were to make the investment. In determining whether or not an investment opportunity is suitable for more than one entity, our board of directors and our advisor will examine such factors, among others, as the cash requirements of each entity, the effect of the acquisition both on diversification of each entity’s investments by type of property and geographic area and on diversification of the tenants of its properties, the policy of each entity relating to leverage of properties, the anticipated cash flow of each entity, the income tax effects of the purchase to each entity, the size of the investment and the amount of funds available to each program and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of the acquisition of such investment or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and our advisor, to be more appropriate for an entity other than the entity that committed to make the investment, our advisor may determine that the other entity affiliated with the our advisor or its affiliates will make the investment. It shall be the duty of our board of directors, including our independent directors, to ensure that the method used by our advisor for the allocation of the acquisition of investments by two or more affiliated programs seeking to acquire similar types of assets is applied fairly to us.

Other Charter Provisions Relating to Conflicts of Interest

In addition to mandating that a majority of our directors be independent, our charter contains many other restrictions relating to conflicts of interest, including the following:

Advisor Compensation.  Our independent directors evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the NASAA REIT Guidelines. The independent directors supervise the performance of our advisor and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation is based on the following factors as well as any other factors deemed relevant by our independent directors:

•	the amount of the fees and any other compensation, including stock-based compensation, if any, and the size of the advisory fee in relation to the size, composition and profitability of our portfolio;
•	whether the expenses incurred by us are reasonable in light of our investment performance, net assets and net income and the fees and expenses of other comparable unaffiliated REITs;
•	the success of our advisor in generating appropriate investment opportunities;
•	the rates charged to other companies, including other REITs, by advisors performing similar services;
•	additional revenues realized by our advisor and its affiliates through their relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;
•	the performance of our investment portfolio; and
•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.

Under our charter, we can only pay our advisor or any of its affiliates a disposition commission in connection with the sale of a property if such person provides a substantial amount of services in the effort to sell the property. Under our charter, we may pay our advisor or any of its affiliates a real estate commission in an amount equal to the lesser of (a) one-half of a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property, and (b) 2.0% of the sales prices. In addition, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such sale may not exceed the lesser of a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property and an amount equal to 6.0% of the sales price.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15.0% of the balance of the net sale proceeds remaining after payment to holders of Common Shares, in the aggregate, of an amount equal to 100% of the original issue price of the Common Shares, plus an amount equal to 6.0% of the original issue price of the Common Shares per year cumulative.

If we ever decided to become self-managed by acquiring entities affiliated with our advisor, our charter would require that a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, conclude, by a majority vote, that such internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Our charter also limits the acquisition fees, financing coordination fees and acquisition expenses we can incur to an amount that is reasonable, and not to exceed 5.0% of the contract purchase price for the property (including our pro rata share (direct or indirect) of debt attributable to such property) or, in the case of a loan, 5.0% of the funds advanced (including our pro rata share (direct or indirect) of debt attributable to such investment), as applicable. This limit may only be exceeded if a majority of the board, including a majority of the independent directors, not otherwise interested in the transaction finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees, financing coordination fees and acquisition expenses to equal 5.0% of the contract purchase price or amount advanced, our advisory agreement limits the acquisition fees to 1.0% of the contract purchase price of each property acquired (including our pro rata share (direct or indirect) of debt attributable to such property) or 1.0% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attribute to such investment), as applicable. Any increase in the acquisition fees stipulated in the advisory agreement would require the approval of a majority of our independent directors.

Term of Advisory Agreement.  Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The advisory agreement may be terminated upon 60 days’ prior written notice (a) by our independent directors or our advisor, without cause and without penalty, (b) by our advisor for good reason, or (c) by our advisor upon our change of control; provided, that termination of the advisory agreement with cause must be upon 45 days’ prior written notice.

Our Acquisitions.  Our charter permits us to purchase or lease properties in which our advisor, our sponsor, any of our directors or any of their respective affiliates has an interest if there is a determination by a majority of the board of directors, including a majority of our independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. If a property with a current appraisal is acquired indirectly from an affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if (a) the independent directors determine that such transaction is fair and reasonable, (b) the transaction is at a price to us no greater than the cost of the securities to the affiliated seller, (c) the entity has conducted no business other than the financing, acquisition and ownership of the property, and (d) the price paid by the entity to acquire the property did not exceed the current appraised value.

Mortgage Loans Involving Affiliates.  Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor, our sponsor, our directors or any of their respective affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors or any of their respective affiliates.

Other Transactions Involving Affiliates.  A majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction must conclude that all other transactions between us and our advisor, our sponsor, any of our directors or any of their respective affiliates, are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses.  Commencing 12 months after the commencement of this offering, our advisor must reimburse us the amount by which our total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets (as defined under “Compensation Table — Asset Management Fees”) and 25% of our net income, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. After the end of any fiscal quarter for which our total operating expenses exceed this 2%/25% limitation for the four fiscal quarters then ended and our independent directors conclude that this excess was justified, this fact will be disclosed in writing and sent to the holders of our Common Shares within 60 days. This fact also may be disclosed on Form 8-K within 60 days of the end of the quarter. Included in such disclosure will be an explanation of the factors considered by our independent directors in determining that such an excess was justified. In the event our independent directors do not determine such excess expenses are justified, our advisor shall reimburse us, at the end of the four preceding fiscal quarters, by the amount that our aggregate annual total operating expenses paid or incurred exceed this 2%/25% limitation. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation or business, including advisory fees, but excluding: (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees paid in compliance with the NASAA REIT Guidelines; (f) acquisition fees and acquisition expenses; (g) real estate commissions on the resale of property; (h) financing coordination fees; and (i) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans, or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates.  We may not issue options or warrants to our advisor, our directors, our sponsor or any affiliate of the foregoing except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our advisor, our directors, our sponsor or any affiliate of the foregoing shall not exceed an amount equal to 10% of the outstanding Common Shares on the date of grant.

Repurchase of Our Shares.  Our charter prohibits us from paying a fee to our sponsor, our advisor, our directors or officers or any of their respective affiliates in connection with our repurchase shares of our capital stock.

Loans.  We will not make any loans to our advisor, our sponsor or to our directors or any of their respective affiliates, except for loans to wholly owned subsidiaries and except that we may make mortgage loans to such persons if an independent expert has appraised the underlying property. In addition, we will not borrow from these persons unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its respective affiliates.

Voting of Shares Owned by Affiliates.  Our sponsor, our advisor, our directors and officers and their respective affiliates may not vote their shares regarding (a) the removal of any of them or (b) any transaction between any of them and us. In determining the requisite percentage in interest of shares necessary to approve any matter on which our sponsor, our advisor, our directors and officers and any of their respective affiliates may not vote or consent, any shares owned by any of them will not be included.

Ratification of Charter Provisions.  As required by Section II(c)(1) of the NASAA REIT Guidelines, our board of directors, including a majority of the independent directors, reviewed and ratified our charter at or prior to its first meeting.

Vote of Majority of Independent Directors Required.  As required by Section II(c)(3) of the NASAA REIT Guidelines, our board of directors, including a majority of the independent directors, must approve matters relating to the duties and restrictions set forth in such Section II(c)(3).

INVESTMENT OBJECTIVES AND CRITERIA

General

We primarily intend to acquire full-service or select-service hotels, including extended-stay hotels. Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge and room service, porter service or valet parking. Select-service hotels typically do not include these amenities. Extended-stay hotels offer upscale, high-quality, residential style lodging with a comprehensive package of guest services and amenities for extended-stay business and leisure travelers. We will have no limitation as to the brand of franchise or license with which our hotels will be associated.

As a REIT, we are prohibited under federal tax laws from operating our hotel properties directly. The provisions of the Code, however, allow us to enter into leases for each of our hotels, which will in turn be operated by third-party hotel operators and franchisors. We intend to establish one or more TRSs that will own all the hotels we acquire.

Even though we intend primarily to acquire hotels, we may use a portion of the offering proceeds to purchase other types of real estate. We believe that at least 75% of the net proceeds raised in this offering will be used to acquire hotels and the remaining portion of the net proceeds raised in this offering will be used to acquire properties and real estate-related assets other than hotels. However, we may use more or less than 75% of the net proceeds raised in this offering to acquire hotels and are not bound to that limit. Assets other than hotels may include, without limitation, office buildings, shopping centers, business and industrial parks, manufacturing facilities, single-tenant properties, multifamily properties, student housing properties, warehouses and distribution facilities and medical office properties. We expect to invest a significant portion of our funds in direct real estate investments and other equity interests, and the remainder of our funds in debt interests, which may include bridge or mezzanine loans, including in furtherance of a loan-to-own strategy. However, we are not prohibited from investing all our funds in debt interests.

We anticipate that our portfolio will provide consistent current income and may also provide capital appreciation resulting from our expectation that in certain circumstances we will be able to acquire properties at a discount to replacement cost or otherwise at less than what we perceive as the market value or to reposition or redevelop a property so as to increase its value over the amount of capital we deployed to acquire and rehabilitate the property. We may acquire properties that we believe would benefit from a change in management strategy, or that have incurred substantial deferred maintenance. We plan to diversify our portfolio by geographic region, investment size and investment risk with the goal of acquiring a portfolio of hotels and other income-producing real estate properties and real estate-related assets that provide attractive returns for our investors.

Our advisor intends to focus on markets that may be depressed or overbuilt and on sellers who are distressed or time-constrained. Our opportunistic real estate strategy involves more risk than real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree or employ more conservative investment strategies, and, based upon these factors and the experience of our sponsor, we believe that we have a potential for a higher rate of return than comparable real estate programs. As of the date of this prospectus, we own no investments, and we have not identified any specific markets on which we intend to focus. The exact markets that will ultimately be targeted by our advisor will depend on its evaluation of property prices and other economic considerations impacting the particular markets.

As part of our opportunistic real estate investment strategy, we may acquire hotels with low occupancy rates and reposition them by seeking to improve the property and occupancy rates and thereby increase lease revenues and overall property value. Further, we may invest in hotels that we believe present an opportunity for enhanced future value because of delayed renovations or deferred maintenance that we believe we can remedy.

We intend to purchase properties that have been constructed and have operating histories; additionally, we may acquire properties that are newly constructed, under development or construction or not yet developed. Properties may include multifamily properties purchased for conversion into condominiums or cooperatives, ground leases and properties intended to be converted from one use to another use. Additionally, subject to applicable REIT requirements, as a property reaches a market value that would provide what our advisor believes to be an attractive return to our investors given the then prevailing market conditions, we will consider disposing of the property and may do so for the purpose of distributing the net sale proceeds to our stockholders. We anticipate that such dispositions typically would occur during the period from three to six years after the termination of this offering. However, subject to provisions of the Code relating to “prohibited transactions,” we may consider investing in properties with a different anticipated holding period in the event such properties provide an opportunity for an attractive overall return. For example, we may acquire properties in markets that are depressed or overbuilt with the anticipation that, within our anticipated holding period, the markets will recover and favorably impact the value of these properties. In addition, we may acquire interests in other entities with similar real property investments or investment strategies. We expect to make our investments in real estate assets located in the United States and its territories, with an initial focus on the Northeast, Southeast, Midwest and Southwest regions of the United States.

Subject to the applicable REIT requirements, to the extent that our advisor determines that it is advantageous, we may originate or invest in real estate-related assets such as mortgage, mezzanine, bridge and other loans and debt and equity securities issued by other real estate companies. In each case, these real estate-related assets will have been identified as being opportunistic investments with significant possibilities for near-term capital appreciation or higher current income; however, we intend to limit these types of investments so that neither the company nor any of its subsidiaries will be required to register as an investment company under the Investment Company Act.

We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or certain affiliates of our advisor, including other present and future REITs and real estate limited partnerships sponsored by affiliates of our advisor; provided, there is a determination by a majority of the board of directors, including a majority of the independent directors, not otherwise interested in such transaction is fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers.

Hotel Lease Terms

We expect that our leases for our hotels with our TRSs will be long-term leases. We anticipate that each lease will provide for an initial term of ten years, and that we will have identified and secured an unaffiliated licensor at or prior to entering into a lease agreement. We anticipate that each lease will provide that rents will be based on a base amount and a percentage of gross income, and that each TRS will pay:

•	fixed monthly base rent;
•	on a monthly basis, the excess of “participating rent” over base rent, with participating rent based on percentages of room revenue, food and beverage revenue (if any) and telephone and other revenue at each property; and
•	other amounts, including interest accrued on any late payments or charges.

Base rent may increase annually by a percentage equal to the percentage increase in the consumer price index compared to the prior year. Base rent will be payable monthly in advance. Participating rent may be payable in arrears based on a monthly schedule adjusted to reflect the seasonal variations in the property’s revenue.

In addition to rent, the leases may require our TRSs to pay liability insurance and all costs, expenses, utility and other charges incurred in the operation of the properties. The leases may also provide for rent reductions and abatements in the event of damage or destruction or a partial condemnation of any property. We expect to be responsible for real estate and personal property taxes and assessments and casualty insurance, including loss of income insurance.

Our primary investment objectives are:

•	to provide you with stable cash distributions;
•	to preserve and protect your capital contribution;

•	to provide you with portfolio diversification;
•	to realize growth in the value of our assets upon the sale of such assets; and
•	to provide you with the potential for future liquidity through the sale of our assets, a sale or merger of our company or a listing of our Common Shares on a national securities exchange. See “— Exit Strategy — Liquidity Event” below.

We intend to hold our assets for a period of three to six years from the termination of our initial public offering. We believe that holding our assets for this period will enable us to capitalize on the potential for increased income and capital appreciation of such assets while also providing for a level of liquidity consistent with our investment strategy and finite life. Nonetheless, we may consider investing in properties and other assets with a different holding period if such investments provide an opportunity for an attractive return in a period that is consistent with the life of this fund. Further, economic or market conditions may influence us to hold our investments for different periods of time.

As a result of our flexibility to invest in a variety of types of real estate and real estate-related assets rather than in specific limited asset types, our intent to target assets with significant possibilities for near-term capital appreciation or higher current income, and our use of a higher degree of leverage, we believe that our investments have the potential to provide a rate of return superior to real estate programs that invest in a limited range of asset types, have a longer targeted holding period, utilize leverage to a lesser degree or employ more conservative investment strategies. In cases where our advisor determines that it is advantageous to us to make investments in which our advisor or its affiliates do not have substantial experience, it is our advisor’s intention to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in its consideration, making and administration of such investments.

We may modify our acquisition and investment policies if our shares become listed for trading on a national securities exchange. For example, upon listing of our common stock, we may choose to sell more volatile properties and use the proceeds to acquire properties that are more likely to generate a stable return. Other factors also may cause us to modify our acquisition and investment policies.

In the case of real estate-related investments, we may invest in (1) equity securities such as common stock, preferred stock and convertible preferred securities of public or private real estate companies such as other REITs and other real estate operating companies, (2) debt securities such as commercial mortgages and debt securities issued by other real estate companies and (3) mezzanine loans and bridge loans. In each case, these real estate-related assets will have been identified as being opportunistic investments with significant possibilities for near-term capital appreciation or higher current income; however, we intend to limit these types of investments so that neither the company nor any of its subsidiaries will meet the definition of an “investment company” under the Investment Company Act.

Investments in Real Property Generally

In executing our investment strategy with respect to investments in hotels and other real property, we will seek to invest in assets that we believe will retain their value and potentially increase in value for an extended period of time, generally three to six years. We may also seek to invest in assets that we believe may be repositioned or redeveloped so that they may provide capital appreciation. We may acquire properties with lower tenant quality or low occupancy rates and reposition them by seeking to improve the property, tenant quality and occupancy rates and thereby increase lease revenues and overall property value. Further, we may invest in properties that we believe are an attractive value because all or a portion of the tenant leases expire within a short period after the date of acquisition, and we intend to renew leases or replace existing tenants at the properties for improved returns. We may acquire properties in markets that are depressed or overbuilt with the anticipation that, within our targeted holding period, the markets will recover and favorably impact the value of these properties. We may also acquire properties from sellers who are distressed or face time-sensitive deadlines with the expectation that we can achieve better success with the properties. To the extent feasible, we will invest in a diversified portfolio of properties in terms of geography that will satisfy our investment objectives of preserving our capital and realizing capital appreciation upon the ultimate sale of our properties. In making investment decisions for us, our advisor will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation and its liquidity and income tax considerations.

Except with respect to unimproved or non-income-producing property, we are not limited in the number or size of properties we may acquire or the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire our properties and the amount of proceeds we raise in this offering.

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly through our operating partnership, or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of our advisor. See “— Joint Ventures/Co-Investments” below. In addition, we may purchase properties and lease them back to the sellers of such properties. Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed.

Successful commercial real estate investment requires the implementation of strategies that permit favorable purchases, effective asset and property management for enhanced current returns and maintenance of higher relative property values and timely disposition for attractive capital appreciation. Using our investment strategies, including individual market monitoring and ongoing analysis of macro- and micro-regional economic cycles, we expect to be better able to identify favorable acquisition targets, increase current returns and current distributions to investors, maintain higher relative portfolio property values, conduct appropriate development or redevelopment activities and execute timely dispositions at appropriate sales prices to enhance capital gains distributable to our investors.

Our advisor will perform a due diligence review on each property that we acquire. Our obligation to purchase any property will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where applicable:

•	plans and specifications;
•	environmental reports;
•	surveys;
•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;
•	auditable financial statements covering recent operations of properties having operating histories;
•	title and liability insurance policies (although we will provide our own insurance coverage at the time we acquire a property);
•	zoning compliance reports; and
•	property condition reports.

In cases where the seller does not have some of these documents, for example zoning compliance reports, or where the seller is not willing to provide the information, for example appraisals, we will prepare the documents prior to acquiring the property. In cases where the documents may have been lost, for example plans and specifications, we will assess the risks associated with acquiring the property without the missing documents prior to making the acquisition. In addition, all our property acquisitions which are acquired using new debt financing will be supported by an appraisal prepared by a competent independent appraiser who is a member in good standing of the Appraisal Institute. If we were to acquire a property using no financing or through the assumption of existing financing, we would not require a new appraisal prior to acquisition. In that case, we would determine value based upon our review of the seller’s historical financial information, the physical condition of the property and the market and sub-market in which the property is located.

We will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property. In those cases where the results of the Phase I environmental report would warrant it, we will obtain a Phase II environmental report prior to acquiring the applicable property.

Generally, sellers engage and pay-third party brokers or finders in connection with the sale of an asset. However, although we do not expect to do so on a regular basis, we may from time to time compensate third-party brokers or finders in connection with our acquisitions.

Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors require, and in all cases in which the transaction is with any of our directors or our advisor or its affiliates, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. Regardless, we will generally obtain an independent appraisal for each property in which we invest. However, we will rely on our own independent analysis and not on appraisals in determining whether to invest in a particular property. Appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate. See “Risk Factors — General Risks Related to Investments in Real Estate.”

Investing in and Originating Loans

We may, from time to time, make or invest in mortgage, bridge or mezzanine loans and other loans relating to real property, including loans in connection with the acquisition of investments in entities that own real property; however, we intend to limit these types of investments so that neither the company nor any of its subsidiaries will meet the definition of an “investment company” under the Investment Company Act. Our criteria for investing in loans will be substantially the same as those involved in our investment in properties; however, we will also evaluate such investments based on the current income opportunities presented. Mortgage loans in which we may invest include first, second and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property and loans on leasehold interest mortgages. We may also invest in participations in mortgage loans. Further, we may invest in unsecured loans or loans secured by assets other than real estate.

The mezzanine loans in which we may invest will generally take the form of subordinated loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. Such loans may also take the form of subordinated loans secured by second mortgages on real property. We may hold senior or junior positions in mezzanine loans, such senior or junior position denoting the particular leverage strip that may apply.

Second and wraparound mortgage loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount that, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgaged property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness, in an amount that, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgaged property.

Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. In addition, if the mortgage property is being developed, the amount of the construction loan generally will not exceed 75% of the post-development appraised value. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. Leasehold interest loans generally do not exceed 75% of the value of the leasehold interest and require guaranties of the borrowers. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser except for mortgage loans insured or guaranteed by a government or government agency. In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or our advisor or its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain each appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. We will not make unsecured loans or loans not secured by mortgages unless such loans are approved by a majority of our independent directors.

In evaluating prospective loan investments, our advisor will consider factors such as the following:

•	the ratio of the amount of the investment to the value of the property or other assets by which it is secured;
•	the property’s potential for capital appreciation;
•	the expected rental and occupancy rates;
•	the current and projected cash flow of the property;
•	the potential for rental increases;
•	the degree of liquidity of the investment;
•	the geographic location of the property;
•	the condition and use of the property;
•	the property’s income-producing capacity;
•	the quality, experience and creditworthiness of the borrower;
•	in the case of mezzanine loans, the ability to acquire the underlying real estate; and
•	general economic conditions in the area where the property is located or that otherwise affect the borrower.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential loan investments to determine if the term of the loan, the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Our advisor will arrange for an inspection of the property securing the loan, if any, during the loan approval process. We do not expect to make or invest in mortgage, bridge or mezzanine loans with a maturity of more than ten years from the date of our investment, and anticipate that most loans will have a term of five years or less. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit-granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims-handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in mortgage, bridge or mezzanine loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage, bridge or mezzanine loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

We do not have any policies directing the portion of our assets that may be invested in construction loans, loans secured by leasehold interests and second, third and wraparound mortgage, bridge or mezzanine loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties and will take that fact into account when determining the rate of interest on the loans.

We are not limited as to the amount of gross offering proceeds that we may apply to our loan investments. We also do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower. Pursuant to our advisory agreement, our advisor will be responsible for servicing and administering any mortgage, bridge or mezzanine loans in which we invest.

Investment in Other Real Estate-Related Securities

We may invest in common and preferred real estate-related equity securities of both publicly traded and private real estate companies. Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. We may acquire real estate-related securities through tender offers, negotiated or otherwise, in which we solicit a target company’s stockholders to purchase their securities.

Development and Construction of Properties

We may invest substantial proceeds from the offering in properties on which improvements are to be constructed or completed.

To help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed at the contracted price by a completion bond or performance bond. Our advisor will enter into contracts on our behalf with contractors or developers for such construction services on terms and conditions approved by our board of directors. If we contract with an affiliate of our advisor for such services, we also will obtain the approval of a majority of our independent directors that the contract is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See “Risk Factors — General Risks Related to Investments in Real Estate.”

We expect to engage our property managers to provide construction management services for some of our properties. We will pay a construction management fee in an amount of up to 5% of the cost of any improvement that either of our property managers undertakes. We may make periodic progress payments or other cash advances to developers or builders of our properties prior to completion of development or construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the development or construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary and prudent.

Acquisition of Properties from Affiliates

We may acquire hotels and other properties, directly or through joint ventures, tenant-in-common investments or other co-ownership arrangements, with unaffiliated third parties or with affiliated entities.

Generally, the purchase price that we will pay for the property will be based on the fair market value of the property as determined by a majority of our directors. In all cases in which the transaction is with any of our directors, our sponsors or our advisor, or with any of their affiliates, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. In addition, in the case of properties we acquire from any of our affiliates, the affiliate seller will be required to obtain an appraisal for the property from an independent expert selected by our independent directors. The purchase price we will pay under the purchase contract will not exceed the fair market value of the property as determined by the appraisal. In the case of properties we acquire from an affiliate that have not been constructed at the time of contracting, the affiliate seller will be required to obtain an independent “as built” appraisal for the property from an independent expert selected by our independent directors prior to our contracting with them, and the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal. We will not acquire any property from our directors, our sponsor, our advisor or any of their affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to us and at a price no greater than the cost of the property to the affiliates or, if the price is in excess of such cost, that there is substantial justification for the excess cost and that the excess cost is reasonable.

We may enter into a contract to acquire property from an affiliate even if we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing. We also may elect to close a purchase before the development of the property has been completed, in which case we would obtain an assignment of the construction and development contracts from an affiliate and would complete the construction either directly or through a joint venture with an affiliate of our advisor. Any contract between us, directly or indirectly through a joint venture with an affiliate of our advisor, and one of our affiliates for the purchase of property to be developed by the affiliate will provide that we will be obligated to purchase the property only if:

•	the affiliate completes the improvements, which generally will include the completion of the development, in accordance with the specifications of the contract;
•	one or more approved tenants takes possession of the building under a lease satisfactory to our advisor; and
•	we have sufficient proceeds available for investment at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

Our advisor will not cause us to enter into a contract to acquire property from an affiliate if it does not reasonably anticipate that funds will be available to purchase the property at the time of closing. If we enter into a contract to acquire property from an affiliate and, at the time for closing, are unable to purchase the property because we do not have sufficient proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from the affiliate. The obligation of the affiliate to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances.

Terms of Leases and Tenant Creditworthiness for Non-Hotel Properties

The terms and conditions of any lease that we enter into with our tenants at non-hotel properties may vary substantially from those we describe in this prospectus. We will execute new tenant leases and existing tenant lease renewals, expansions and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In general, we expect to enter into standard commercial leases. These may include standard multi-tenant commercial leases, “triple net” leases or participating leases. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term. Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term. Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant’s gross revenue.

We intend to use industry credit rating services, such as Standard & Poor’s, Dunn & Bradstreet and/or Hoovers, Inc., to the extent available to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant to the extent available with respect to each office or industrial lease and to obtain credit reports and criminal background checks from Resident Data, a third-party service, for potential tenants with respect to multifamily leases. We will review the reports produced by these services together with relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors may include income statements and balance sheets for current and prior periods, net worth or cash flow statements of guarantors, and business plans and other data we deem relevant. However, in light of our willingness to purchase properties that we believe present an opportunity for enhanced future value, any lesser creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property. We anticipate that we may, from time to time, invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit. In such cases, our strategy will include undertaking efforts to attract new, more creditworthy tenants, although we do not expect to require any tenant to have a particular credit rating.

We anticipate that tenant improvements required to be funded by us in connection with newly acquired properties will be funded from our offering proceeds. At such time as one of our tenants does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We expect to fund such tenant improvements either through capital reserves established for our properties or from available cash.

Joint Ventures/Co-Investments

We will generally hold fee title or a long-term leasehold estate in the hotels and other properties we acquire. We also may enter into joint ventures, partnerships and other co-ownership arrangements or participations with third parties as well as entities affiliated with our advisor for the purpose of obtaining interests in real estate properties and other real estate investments. We also may enter into joint ventures for the development or improvement of properties. Joint venture investments permit us to own interests in large properties and other investments without unduly restricting the diversity of our portfolio, allow us to potentially increase the return on invested capital, promote our brand name and increase market share and help us to obtain the participation of sophisticated partners in our real estate decisions. In determining whether to invest in a particular joint venture, our advisor will evaluate the real estate properties or real estate-related assets that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our investments.

We also will evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. If the potential joint venture partner is our sponsor, our advisor, a director or any affiliate thereof, we will only enter into such joint venture if a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers.

We have not established the specific terms we will require in the joint venture agreements we may enter into. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture we enter into, we expect to consider the following types of concerns and safeguards:

•	Our ability to manage and control the joint venture — we will consider whether we should obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another co-venturer, we will consider the procedures to address decisions if there is an impasse.
•	Our ability to exit a joint venture — we will consider requiring buy/sell rights, repurchase rights or forced liquidation rights.
•	Our ability to control transfers of interests held by other partners to the joint venture — we will consider requiring consent provisions, a right of first refusal or forced repurchase rights in connection with transfers.

Borrowing Policies

Although we will strive for diversification, the number of different properties that we can acquire will be affected by the amount of funds available to us. We intend to use debt as a means of providing additional funds for the acquisition of properties and the diversification of our portfolio. Our ability to increase our diversification through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. We expect that once we have fully invested the proceeds of this offering, assuming we sell the maximum amount, our portfolio-wide loan-to-value ratio (calculated after the close of this offering) will be approximately 65%. For purposes of calculating our 65% target leverage, we will determine the loan-to-value ratio on our portfolio based on the greater of the aggregate cost and the fair market value of our investments and other assets. There is no limitation on the amount we may borrow for the purchase of any single asset. Our charter allows us to incur leverage up to 300% of our total “net assets” (as defined in Section I.B of the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments. We may only exceed this 300% limit if a majority of our independent directors approves each borrowing in excess of this limit and we disclose such borrowing to our stockholders in our next quarterly report along with a justification for the excess borrowing. In all events, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly.

We do not intend to exceed the leverage limit in our charter after we have fully invested the proceeds of this offering, although we anticipate exceeding the leverage limit in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds.

By operating on a leveraged basis, we expect that we will have more funds available to us for investments. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. See “Risk Factors — General Risks Related to Investments in Real Estate.” To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be limited. Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.

Our advisor will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in property ownership if refinancing proceeds are reinvested in real estate.

We may not borrow money from our sponsor, our advisor, our directors or any affiliates thereof unless such loan is approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction upon a determination by such directors that the transaction is fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

Disposition Philosophy

We intend to hold each asset we acquire for an extended period of time, generally three to six years from the termination of this offering. The determination of whether an asset will be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, specific real estate market conditions, tax implications for our stockholders and other factors. The requirements for qualification as a REIT also will put some limits on our ability to sell assets after short holding periods. See “Material U.S. Federal Income Tax Considerations.” However, in accordance with our investment objective of achieving maximum capital appreciation, we may sell a particular property or other asset before or after this anticipated holding period if, in the judgment of our advisor and our board of directors, selling the asset is in our best interest. The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Code or otherwise impact our status as a REIT. Our ability to dispose of property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, a REIT that sells property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” and subject to a 100% penalty tax on the net income from any such transaction. As a result, our board of directors will attempt to structure any disposition of our properties to avoid this penalty tax through reliance on safe harbors available under the Code for properties held at least two years or through the use of a TRS. See “Material U.S. Federal Income Tax Considerations.”

When we determine to sell a particular property or other investment, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized. When determining the selling price of hospitality properties, we will consider such factors as expected future cash flow from the properties as well as industry-specific information. The selling price of a leased property will be determined in large part by the amount of rent payable by the tenants. With respect to apartment communities, the selling price will be determined in large part by the amount of rent payable by the residents. The terms of payment will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions.

Exit Strategy — Liquidity Event

It is our intention to begin the process of achieving a liquidity event not later than six to nine years after the termination of this offering. A “liquidity event” could include a sale of our assets, a sale or merger of our company or a listing of our Common Shares on a national securities exchange.

If we do not begin the process of achieving a liquidity event by the eighth anniversary of the termination of this offering, our charter requires either (a) an amendment to our charter to extend the deadline to begin the process of achieving a liquidity event, or (b) the holding of a stockholders meeting to vote on a proposal for an orderly liquidation of our portfolio.

If we seek and fail to obtain stockholder approval of a charter amendment extending the deadline with respect to a liquidity event, our charter requires us to submit a plan of liquidation for the approval of our stockholders. If we seek and fail to obtain stockholder approval of both such a charter amendment and such a plan of liquidation, we will continue our business. If we seek and obtain stockholder approval of such a plan of liquidation, we will begin an orderly sale of our properties and other assets. In making the decision to apply for listing of our Common Shares, our board of directors will try to determine whether listing our Common Shares or liquidating our assets will result in greater value for stockholders.

One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. In assessing whether to list or liquidate, our board of directors would likely solicit input from financial advisors as to the likely demand for our Common Shares upon listing. If the board of directors believed that after listing it would be difficult for stockholders to dispose of their Common Shares, then that factor would weigh against listing. The board of directors also would likely consider whether there was a large pent-up demand to sell Common Shares when making decisions regarding listing or liquidation. The degree of participation in our DRIP and the number of requests for repurchases under our share repurchase program at this time could be an indicator of stockholder demand to liquidate their investment.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we will not:

•	borrow in excess of 300% of our total “net assets” (as defined in Section I.B of the NASAA REIT Guidelines) as of the date of any borrowing, unless approved by a majority of our independent directors;
•	invest more than 10% of our total assets in unimproved real property or mortgage loans on unimproved real property, which we define as an equity interest in real property not acquired for the purpose of producing rental or other operating income and on which there is no development or construction in progress or planned in good faith to commence within one year;
•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;
•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;
•	make an investment in a property if the related acquisition fees, financing coordination fees and acquisition expenses are not reasonable or exceed 5.0% of the contract purchase price of the property or, in the case of a loan or other investment, acquire or originate a loan if the related acquisition fees, financing coordination fees and acquisition expenses are not reasonable or exceed 5.0% of the funds advanced; provided, that in the case of a property, loan or other investment, the investment may be made if a majority of the independent directors not otherwise interested in the transaction determines that the transaction is commercially competitive, fair and reasonable to us;
•	invest in any equity securities (including any preferred equity securities) of another entity, unless (a) such equity securities are of a REIT or other real estate operating company; (b) such equity securities are traded on a national securities exchange (which category does not include equity securities that are included for quotation on an inter-dealer quotation system); or (c) a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable;
•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;
•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	engage in underwriting or the agency distribution of securities issued by others;
•	issue equity securities on a deferred payment basis or similar arrangement;
•	issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;
•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;
•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue partnership interests that can be repurchased;
•	issue options or warrants to our advisor, our directors, our sponsor or any affiliate of the foregoing except on the same terms as such options or warrants are sold to the general public;
•	issue options or warrants at exercise prices less than the fair market value of the underlying securities on the date of grant or for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant; or
•	issue options or warrants to our advisor, our directors, our sponsor or any affiliate of the foregoing in an amount exceeding 10% of the outstanding Common Shares on the date of grant.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described in the section “Description of Shares — Restrictions on Roll-Up Transactions.”

Disclosure Policies with Respect to Future Probable Acquisitions

As of the date of this prospectus, we have not acquired or contracted to acquire any specific real estate or real estate-related assets. During this offering our advisor will be continually evaluating various potential investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties and other investments for us. If we believe that a reasonable probability exists that we will acquire a specific property or other asset, whether directly or through a joint venture or otherwise, this prospectus will be supplemented to disclose the pending acquisition of such property. We expect that this will normally occur after the signing of a purchase agreement for the acquisition of a specific asset or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH TRANSACTION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED TRANSACTION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE.

Investment Limitations to Avoid Registration as an Investment Company

We intend to conduct our operations so that the company and its subsidiaries are not required to register as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. “Investment securities” do not include U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to conduct our operations so that the company and most, if not all, of its wholly and majority-owned subsidiaries are not investment companies under the 40% test or can rely on Rule 3a-1 under the Investment Company Act. Rule 3a-1 under the Investment Company Act, generally provides that, notwithstanding Section 3(a)(1)(C) of the Investment Company Act, an issuer will not be deemed to be an “investment company” under the Investment Company Act; provided, that (a) it does not hold itself out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading in securities, and (b) on an unconsolidated basis no more than 45% of the value of its total assets, consolidated with the assets of any wholly owned subsidiary (exclusive of U.S. government securities and cash items), consists of, and no more than 45% of its net income after taxes, consolidated with the net income of any wholly owned subsidiary (for the last four fiscal quarters combined), is derived from, securities other than U.S. government securities, securities issued by employees’ securities companies, securities issued by certain majority-owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company. We believe that we, our operating partnership and the subsidiaries of our operating partnership will satisfy this exclusion.

We will continuously monitor our holdings on an ongoing basis to determine the compliance of the company with Section 3(a)(1)(C) and the exemption provided in Rule 3a-1.

In addition, we believe that neither our company nor any of its wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or propose to engage primarily, or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the company and its subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, the company and its subsidiaries expect to be able to conduct their respective operations such that none of them will be an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

A change in the value of any of our assets could cause us or one or more of our wholly or majority-owned subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

Change in Investment Objectives and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interests of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of our board of directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. Except as otherwise provided in our charter and the NASAA REIT Guidelines, our investment objectives and policies and the methods of implementing our investment objectives, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

We are a Maryland corporation that intends to invest primarily in hotels located in the United States and in markets that we believe are likely to benefit from favorable demographic changes, or that we believe are poised for strong economic growth. We may invest in other commercial property types as well, including office, industrial and retail properties, single-tenant properties, multifamily properties and age-restricted residences, and in other real estate-related assets. We plan to diversify our portfolio by investment size and investment risk with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that provide stable returns to our investors. We expect to invest the substantial majority of our funds in direct real estate investments and other equity interests, and the remainder of our funds in debt interests, which may include bridge or mezzanine loans, including in furtherance of a loan-to-own strategy. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a good investment because it does not precisely fit our expected portfolio composition. Thus, to the extent that our advisor presents us with good investment opportunities that allow us to meet the REIT requirements under the Code, our portfolio composition may vary from what we initially expect. As of the date of this prospectus, we have not commenced operations nor have we identified any properties or other investments in which there is a reasonable probability that we will invest.

Lightstone Value Plus REIT III, LLC, an affiliate of our sponsor, is our advisor. As our advisor, Lightstone Value Plus REIT III, LLC will be responsible for coordinating the management of our day-to-day operations and for identifying and making investments in real estate properties on our behalf, subject to the supervision of our board of directors.

We expect that our real properties will be managed and leased by our property managers, Beacon Property Management Limited Liability Company, or Beacon, and Paragon Retail Property Management LLC, or Paragon, both of which are affiliates of our sponsor. Our property managers also may engage third parties for certain management or leasing services. Services to tenants that would threaten the qualification of the rents from such property as rents from real property will be provided by a TRS or an independent contractor from whom we would receive no income.

We intend to make an election to be taxed as a REIT under the Code, beginning with the taxable year ending December 31, 2014. If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders. If we fail to remain qualified for taxation as a REIT in any subsequent year after electing REIT status and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify as a REIT. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT beginning with our taxable year ending December 31, 2014 and we intend to continue to operate so as to remain qualified as a REIT thereafter.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering and from the sale of subordinated participation interests in our operating partnership to the special limited partner to conduct our proposed operations. We will obtain the capital required to purchase properties and other investments and conduct our operations from the proceeds of this offering, any future offerings we may conduct, from secured or unsecured financings from banks and other lenders, from any undistributed funds from our operations and from the sale of subordinated participation interests in our operating partnership to the special limited partner. As of the date of this prospectus, we have not made any investments in real estate or otherwise, and our total assets consist, as of March 31, 2014, of $197,709 in cash. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

We will not sell any Common Shares in this offering unless we sell a minimum of 200,000 Common Shares (excluding Common Shares purchased by New York, Tennessee and Pennsylvania investors). Purchases of Common Shares by our advisor, directors, officers and other affiliates will be included for purposes of determining whether the minimum of 200,000 Common Shares required to release funds from the escrow account has been sold. If we are unable to raise substantially more funds in the offering than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions. We do not expect to establish a permanent reserve from our offering proceeds for maintenance and repairs of real properties. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from offering proceeds, out of cash flow from operations or net cash proceeds from the sale of properties.

We currently have no outstanding debt. Once we have fully invested the proceeds of this offering, assuming we sell the maximum amount, our portfolio-wide loan-to-value ratio (calculated after the close of this offering) will be approximately 65%. For purposes of calculating our 65% target leverage, we will determine the loan-to-value ratio on our portfolio based on the greater of the aggregate cost and the fair market value of our investments and other assets. There is no limitation on the amount we may borrow for the purchase of any single asset. Our charter allows us to incur leverage up to 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments. We may only exceed this 300% limit with the approval of a majority of our independent directors. During the early stages of this offering, our independent directors may be more likely to approve debt in excess of this limit. In all events, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and the dealer manager. During our organization and offering stage, these payments will include payments to the dealer manager for selling commissions and dealer manager fee. During this stage, we also will make payments to our advisor for reimbursement of certain other organization and offering expenses. However, we do not expect that our total payments for other organization and offering expenses would exceed 2.0% of gross offering proceeds. During our operational stage, we expect to make payments to our advisor in connection with the selection and origination or purchase of investments and the management of our assets and to reimburse certain costs incurred by our advisor in providing services to us. For a discussion of the compensation to be paid to our advisor and its affiliates and the dealer manager, see “Compensation Table.” The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and our independent directors.

To maintain our qualification as a REIT after attaining it, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. We expect that our board of directors will authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. Once we commence paying distributions, we expect to pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board and will be influenced in part by its intention to comply with REIT requirements of the Code. We have not established a minimum distribution level.

Results of Operations

We were incorporated in the State of Maryland on October 5, 2012 and, as of the date of this prospectus, we have not commenced operations. We will not commence any significant operations until we have sold a minimum of 200,000 Common Shares (excluding Common Shares purchased by New York, Tennessee and Pennsylvania investors). Purchases of Common Shares by our advisor, directors, officers and other affiliates will be included for purposes of determining whether the minimum of 200,000 Common Shares required to release funds from the escrow account has been sold.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. Our accounting policies have been established to conform with GAAP. We consider these policies critical because they involve significant management judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Investments in Real Estate

We will record investments in real estate at cost and capitalize improvements and replacements when they extend the useful life or improve the efficiency of the asset. We will expense costs of repairs and maintenance as incurred. We will compute depreciation using the straight-line method over the estimated useful lives of our real estate assets, which is approximately 39 years for buildings and improvements, 5 to 10 years for equipment and fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

We will make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments will have a direct impact on our net income because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

When circumstances such as adverse market conditions indicate a possible impairment of the value of a property, we will review the recoverability of the property’s carrying value. The review of recoverability will be based on our estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. Our forecast of these cash flows will consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, we will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the property.

We will make subjective assessments as to whether there are impairments in the values of our investments in real estate. We will evaluate our ability to collect both interest and principal related to any real estate related investments in which we invest. If circumstances indicate that such investment is impaired, we will reduce the carrying value of the investment to its net realizable value. Such reduction in value will be reflected as a charge to operations in the period in which the determination is made.

Real Estate Purchase Price Allocation

When we make an investment in real estate, the fair value of the real estate acquired will be allocated to the acquired tangible assets, consisting of land, building and tenant improvements, identified intangible assets and liabilities, consisting of the value of above-market and below-market leases for acquired in-place leases and the value of tenant relationships, and certain liabilities such as assumed debt and contingent liabilities, based in each case on their fair values. Purchase accounting will be applied to assets and liabilities related to real estate entities acquired based upon the percentage of interest acquired. Fees incurred related to acquisitions will be expensed as incurred within general and administrative costs within the consolidated statements of operations. Transaction costs such as professional fees, commissions, acquisition fees and closing costs incurred related to our investment in unconsolidated real estate entities, accounted for under the equity method of accounting, will be capitalized as part of the cost of the investment.

Upon acquisition of real estate operating properties, we will estimate the fair value of acquired tangible assets and identified intangible assets and liabilities, assumed debt and contingent liabilities at the date of acquisition, based upon an evaluation of information and estimates available at that date, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other relevant market data. Based on these estimates, we will evaluate the existence of goodwill or a gain from a bargain purchase and will allocate the initial purchase price to the applicable assets, liabilities and noncontrolling interest, if any. As final information regarding fair value of the assets acquired and liabilities assumed and noncontrolling interest is received and estimates are refined, appropriate adjustments will be made to the purchase price allocation. The allocations will be finalized within twelve months of the acquisition date.

Investments in Unconsolidated Entities

We will evaluate investments in other entities for consolidation. We will consider the percentage interest in the joint venture, evaluation of control and whether a variable interest entity exists when determining if the investment qualifies for consolidation.

Under the equity method, the investment will be recorded initially at cost, and subsequently adjusted for equity in net income (loss) and cash contributions and distributions. The net income or loss of each investor will be allocated in accordance with the provisions of the applicable operating agreements of the entities. The allocation provisions in these agreements may differ from the ownership interest held by each investor. Differences between the carrying amount of our investment in the respective joint venture and our share of the underlying equity of such unconsolidated entities will be amortized over the respective lives of the underlying assets as applicable. These items will be reported as a single line item in the consolidated statements of operations as income or loss from investments in unconsolidated affiliated entities. Under the cost of accounting, the investment will be recorded initially at cost, and subsequently adjusted for cash contributions and distributions resulting from any capital events. Dividends earned from the underlying entities will be recorded as interest income.

On a quarterly basis, we will assess whether the value of our investments in unconsolidated entities has been impaired. An investment is impaired only if management’s estimate of the fair value of the investment is less than the carrying value of the investment, and such decline in value is deemed to be other than temporary. The ultimate realization of our investment in partially owned entities is dependent on a number of factors including the performance of that entity and market conditions. If we determine that a decline in the value of a partially owned entity is other than temporary, we will record an impairment charge.

Real Estate Loans Receivable

Real estate loans receivable will be recorded at cost, net of any premiums or discounts which are accreted or amortized over the life of the related loan receivable utilizing the effective interest method, and reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that we will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment, if any, is measured by comparing the recorded amount of the loan to the present value of the expected cash flows or the fair value of the collateral. If a loan was deemed to be impaired, we would record a reserve for loan losses through a charge to income for any shortfall. Premiums or discounts will no longer be accreted or amortized for loans that are in default.

Interest income from loans receivable will be recognized based on the contractual terms of the debt instrument utilizing the effective interest method. Under the effective interest method, interest expense is recognized at a constant yield based on the increasing or decreasing carrying value of the loans. The total interest expense for each period is the carrying value of the loans at the start of the period multiplied by the effective interest rate. The amount of amortization of the loan discount or premium is the difference between the effective interest expense for the period and the accrued stated interest. As the carrying amount changes each period by the amount of amortized discount or premium, interest expense either increases (for discounts) or decreases (for premiums) over the life of the loans. Fees related to any buydown of the interest rate will be deferred as prepaid interest.

Revenue Recognition and Valuation of Related Receivables

Our revenue will be comprised primarily of revenue from the operations of hotels as well as other commercial properties. Hotel revenue will be recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel’s services. Other commercial property revenue will be comprised largely of rents that tenants pay in accordance with the terms of their respective leases reported on a straight-line basis over the initial term of the lease. Since our leases may provide for rental increases at specified intervals, straight-line basis accounting requires us to record as an asset, and include in revenue, unbilled rent that we only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease. Accordingly, we will determine, in our judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We will review unbilled rent receivables on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collection of unbilled rent with respect to any given tenant is in doubt, we will record an increase in our allowance for doubtful accounts or will record a direct write-off of the specific rent receivable, which will have an adverse effect on our net income for the year in which the allowance is increased or the direct write-off is recorded and decrease our total assets and stockholders’ equity.

In addition, we will defer the recognition of contingent rental income, such as percentage rents, until the specific target which triggers the contingent rental income is achieved. Cost recoveries from tenants will be included in tenant reimbursement income in the period the related costs are incurred.

Accounting for Organization and Other Offering Costs

We will record selling commissions and dealer manager fees paid to our dealer manager, and other third-party offering expenses such as registration fees, due diligence fees, marketing costs and professional fees as reduction against additional paid-in capital. Any organization costs will be expensed to general and administrative costs.

Distribution Policy

We expect to declare distributions based on daily record dates that will be paid on a monthly basis beginning the first month after the month in which we make our first real estate investment. Once we commence paying distributions, we expect to pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board and will be influenced in part by its intention to comply with REIT requirements of the Code.

We expect to have little, if any, funds from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need funds from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, our board will authorize and we will declare distributions in anticipation of funds that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to proceeds from this offering or from the issuance of securities in the future, or to third-party borrowings, to fund our distributions. We also may fund such distributions from advances from our sponsor or from any waiver of fees by our advisor.

Our board has the authority under our organizational documents, to the extent permitted by Maryland law, to authorize the payment of distributions from any source, including proceeds from this offering or the proceeds from the issuance of securities in the future, and we expect that, at least in the early stages of our existence, we will use the proceeds of this offering to pay distributions. There is no limit on the amount of offering proceeds we may use to fund distribution payments.

To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. If we meet the REIT qualification requirements, we generally will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Funds From Operations and Modified Funds From Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistently with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indicators exist and if the carrying, or book, value exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. If the carrying, or book, value exceeds the total estimated undiscounted future cash flows, an impairment charge is recognized to reduce the carrying value to fair value. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated undiscounted future cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and modified funds from operations, or MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities also may experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed elsewhere in this prospectus, we will use the proceeds raised in the offering to acquire properties, and we intend to begin the process of achieving a liquidity event (i.e., listing of our Common Shares on a national exchange, a merger or sale of the company or another similar transaction) within six to nine years of the completion of the offering. Thus, we will not continuously purchase assets and will have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistently with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses from the extinguishment or sale of hedges, foreign exchange, derivatives or securities holdings included in net income, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we are responsible for managing interest rate, hedge and foreign exchange risk, we do retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude gains and losses from their extinguishment or sale in calculating MFFO, as such gains and losses are not reflective of ongoing operations.

Our MFFO calculation complies with the Practice Guideline. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued acquisition fees and expenses negatively impact our operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to that of non-listed REITs that have completed their acquisition activities and have similar operating characteristics as us. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives as items which are unrealized and may not ultimately be realized. We view both gains and losses from dispositions of assets and fair value adjustments of derivatives as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance and calculating MFFO. As disclosed elsewhere in this prospectus, the purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. There may be inadequate proceeds from the sale of Common Shares in this offering to pay and reimburse, as applicable, our advisor for acquisition fees and expenses, and therefore such fees and expenses may need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisition costs are funded from the proceeds of our offering and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a Common Share in the primary offering is a stated value and there is, with respect to the primary offering, no net asset value determination. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO or MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The below table illustrates the items deducted in the calculation of FFO and MFFO:

Net income (loss) (in accordance with GAAP)
Depreciation and amortization
FFO
Acquisition fees and expenses(1)
Amortization of above or below market leases and liabilities(2)
Straight-line rent(3)
Accretion of discounts and amortization of premiums on debt investments
Mark-to-market adjustments(4)
Gains (losses) from extinguishment/sale of debt, derivatives or securities holdings(5)
MFFO — IPA recommended format

*	Impairments and related footnote relating to impairments to be added, if applicable.
(1)	The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. Such fees and expenses are paid in cash, and therefore such funds will not be available to distribute to investors. Such fees and expenses negatively impact our operating performance during the period in which properties are being acquired. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. There may be inadequate proceeds from the sale of Common Shares in this offering to pay and reimburse, as applicable, our advisor for acquisition fees and expenses, and therefore such fees may need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

(2)	Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges relating to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.
(3)	Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, providing insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.
(4)	Management believes that adjusting for mark-to-market adjustments is appropriate because they may not be reflective of ongoing operations and reflect unrealized impacts on value based only on then-current market conditions, although they may be based upon current operational issues related to an individual property or industry or general market conditions. Mark-to-market adjustments are made for items such as ineffective derivative instruments, certain marketable securities and any other items that GAAP requires we make a mark-to-market adjustment for. The need to reflect mark-to-market adjustments is a continuous process and is analyzed on a quarterly or annual basis in accordance with GAAP.
(5)	Management believes that adjusting for fair value adjustments for derivatives provides useful information because such fair value adjustments are based on market fluctuations and may not be directly related or attributable to the company’s operations. However, the basis for some such fair value adjustments made to derivatives is dependent on the reasons for holding the derivative and may be based on an estimate of future performance of the underlying asset, either from a value perspective or cash flow perspective, that may not be performing as intended at the time the derivative was entered into.

Quantitative and Qualitative Disclosures About Market Risk

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or rates. We currently do not have any long-term debt, but anticipate incurring long-term debt in the future. Our interest rate risk management objectives with respect to our long-term debt will be to limit the impact of interest rate changes in earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars, and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We would not hold or issue these derivative contracts for trading or speculative purposes. We do not anticipate having any foreign operations and thus we do not expect to be exposed to foreign currency fluctuations.

PRIOR PERFORMANCE SUMMARY

Prior Performance Summary

The information presented in this section represents the historical experience of the prior real estate programs sponsored by Mr. Lichtenstein, who is the majority owner of The Lightstone Group, our sponsor. This discussion includes a narrative summary of our sponsor’s experience in the last ten years for all programs sponsored by him that have invested in real estate regardless of the investment objectives of the program. The information set forth is current as of December 31, 2013, except where a different date is specified. You are strongly encouraged to carefully read the section captioned “— Recent Adverse Business Developments” below for recent adverse developments that have occurred and may continue to occur in 2014 that are not reflected in the tabular information reflected in this prospectus, including current and potential loan defaults and other adverse developments.

The information contained herein and in the Prior Performance Tables included in Appendix A of this prospectus provides relevant summary information concerning real estate investment programs sponsored by our sponsor over the last ten years. The Prior Performance Tables contained in Appendix A of this prospectus set forth information as of the dates indicated regarding certain of these prior programs as to: (1) experience in raising and investing funds (Table I); (2) annual operating results of prior real estate investment programs (Table III); (3) results of completed programs (Table IV); and (4) results of sales or disposals of properties (Table V). This prior performance information is included solely to provide prospective investors with background to be used to evaluate the real estate experience of our sponsor and its affiliates. The information summarized below is set forth in greater detail in the Prior Performance Tables for Program Properties included in this prospectus. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE OUR COMMON SHARES, YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

Our Sponsor

Our sponsor and our advisor are controlled and majority-owned by Mr. Lichtenstein, our Chief Executive Officer and the Chairman of our board of directors. Our sponsor is one of the largest private commercial real estate owners and operators in the United States. Our sponsor has a portfolio of over 100 properties containing approximately 10,600 multifamily units, 1.3 million square feet of office space, 2.2 million square feet of industrial space, 19 hotels, and 3.3 million square feet of retail space. These residential, office, industrial, hospitality and retail properties are located in 20 states and Puerto Rico. Based in New York, and supported by regional offices in New Jersey, Maryland and Illinois, our sponsor employs approximately 400 staff and professionals. Our sponsor has experience in the areas of investment selection, underwriting, due diligence, development, portfolio management, asset management, property management, leasing, disposition, finance, accounting and investor relations. In addition, our sponsor, along with its affiliates, has been one of the largest developers of outlet shopping centers in the United States over the last 10 years, having owned, managed and developed 25 outlet centers totaling more than 8.0 million leasable square feet, and is an active residential developer in New York City.

Summary Information

Non-Public Program Properties

During the period January 1, 2004 to December 31, 2013, our sponsor sponsored 8 non-public real estate investments programs, all of which had similar investment objectives to the opportunistic real estate investment strategy of this investment program. As of December 31, 2013, our sponsor and its affiliates have raised approximately $460.5 million from 70 investors. As of December 31, 2013, our sponsor closed 6 of these 8 non-public real estate investment programs.

These 8 non-public real estate investment programs have acquired in aggregate 693 properties with an aggregate purchase price of approximately $8.7 billion. Our sponsor financed these programs primarily with institutional first mortgages. As of December 31, 2013, as a percentage of acquisition costs, approximately 96% were hospitality properties, 3% were retail properties, and 1% were residential properties. In addition, 99% were used properties and 1% were development properties, based upon aggregate purchase price. None were new properties.

The table below gives information about the properties purchased by region based upon aggregate purchase price:

Location	% of Total Purchase Price
Northeast	13%
Southeast	30%
Midwest	19%
Southwest	14%
West	23%
Total United States	99%
Canada	1%
Total	100%

As of December 31, 2013, these non-public real estate investment programs had sold or disposed of 691 properties, or 99% of the total 693 properties purchased.

During the period January 1, 2011 to December 31, 2013, the non-public real estate investment programs purchased two properties for an aggregate acquisition cost of approximately $46.9 million. The properties were purchased with offering proceeds and both of these properties are developable land for the development of a retail shopping center in the United States.

Public Program Properties

During the period May 22, 2005 (inception of first public program) to December 31, 2013, our sponsor sponsored two other public real estate investments programs, both of which had similar investment objectives to the opportunistic real estate investment strategy of this investment program. From May 22, 2005 (inception of the first public program) to December 31, 2013, our public programs, which consist of Lightstone I and Lightstone II, together, have raised from 10,020 investors approximately $327.3 million, which consists of initial and follow-on offering proceeds of $372.3 million, plus distribution reinvestment plan proceeds, less redemptions and tendered shares.

During the period from the date of inception through December 31, 2013, the public programs purchased 79 properties, including interests in joint ventures and entities owning real properties, for an aggregate acquisition cost of approximately $1.4 billion. These properties were purchased with a combination of offering proceeds, mortgage notes payable, the granting of equity interests and reinvestment of proceeds from dispositions.

The table below gives information about these properties by region in the United States:

Location	% of Total Purchase Price
Northeast	24%
Southeast	45%
Midwest	22%
Southwest	8%
West	1%
Total	100%

As of December 31, 2013, based on the aggregate purchase price of the 79 properties acquired, including assumption of debt in joint ventures owning real estate properties, 60% of the public program’s purchased properties were retail, 12% were residential, 13% were hospitality, 9% were office and 6% were industrial. In addition, 98% were used properties and 2% were development properties, based upon aggregate purchase price. None were new properties.

From May 22, 2005 (date of inception) through December 31, 2013, the public programs disposed of 34 properties (primarily interests in entities owning real estate properties) of the 79 properties purchased, including Lightstone I’s contribution of its interests in Prime Outlets Acquisition Company, Inc., or POAC, and Mill Run, LLC, or Mill Run, to Simon Properties Group, Inc., or Simon, on August 30, 2010 pursuant to the terms of a contribution agreement. In addition, Lightstone I sold to Simon, in two transactions in December 2012, its interest in the two outlet mall development properties. The aggregate consideration received for the dispositions was approximately $425.6 million, including marketable securities valued at $75.6 million as of the date of dispositions.

During the period January 1, 2011 to December 31, 2013, the public programs purchased 22 properties, including interests in joint ventures and entities owning real estate properties, for an aggregate acquisition cost of approximately $206.3 million. These properties were purchased with a combination of offering proceeds, mortgage notes payable, the granting of equity interests and reinvestment of proceeds from dispositions.

The table below gives information about these properties by region in the United States:

Location	% of Total Purchase Price
Northeast	29%
Southeast	27%
Midwest	38%
Southwest	6%
West	0%
Total	100%

As of December 31, 2013, based on the aggregate purchase price of the 22 properties acquired, including assumption of debt in joint ventures owning real estate properties, 16% of the public programs purchased properties were retail, 7% were residential and 77% were hospitality. In addition, 93% were used properties and 7% were development properties, based upon aggregate purchase price. None were new properties.

Public Programs of our Sponsor

Lightstone Value Plus Real Estate Investment Trust, Inc.

Lightstone I is the first publicly offered non-traded REIT sponsored by our sponsor. On May 22, 2005, Lightstone I commenced its initial public offering of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 pursuant to a distribution reinvestment plan. Lightstone I closed its offering to new investors on October 10, 2008 after the maximum number of shares was sold. Lightstone I continues to offer and sell shares of its common stock to existing Lightstone I stockholders pursuant to its distribution reinvestment plan. In addition, on December 19, 2011, Lightstone I completed a tender offer repurchasing from its stockholders approximately 2.0 million shares of its common stock at a price of $9.80 per share, or an aggregate amount of approximately $20.0 million and on August 6, 2013, Lightstone I completed a tender offer repurchasing from its stockholders approximately 4.7 million shares of its common stock at a price of $10.60 per share, or an aggregate amount of approximately $50.0 million. On February 14, 2014, Lightstone I’s board of directors determined and approved an estimated net asset value per share of its common stock of $11.80 and confirmed the purchase price under the distribution reinvestment plan as $11.21 per common share, each as of September 30, 2013.

Through December 31, 2013, Lightstone I had raised net cash proceeds before costs of $251.4 million from 7,400 stockholders, consisting of primary offering proceeds of $299.8 million plus distribution reinvestment plan proceeds, less redemptions and tendered shares. After the closing of the initial public offering, Lightstone I had incurred approximately $23.8 million in selling commissions and dealer manager fees and $6.3 million in organization and other offering expenses.

Lightstone Value Plus Real Estate Investment Trust II, Inc.

On April 24, 2009, Lightstone II commenced its initial public offering of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 pursuant to a distribution reinvestment plan. As of August 15, 2012, Lightstone II’s initial offering, which terminated on August 15, 2012, had raised aggregate gross proceeds of approximately $49.6 million from the sale of approximately 5.0 million shares of common stock. Lightstone II commenced a follow-on offering on September 27, 2012, to sell up to 30.0 million shares of its common stock for $10.00 per share, subject to certain volume and other discounts. In addition, Lightstone II continues to offer and sell shares of its common stock to existing Lightstone II stockholders pursuant to its distribution reinvestment plan. On November 9, 2012, Lightstone II’s board of directors confirmed the offering price of $10.00 per share of common stock based upon Lightstone II’s estimated net asset value per share of $10.00.

Through December 31, 2013, Lightstone II had raised net cash proceeds before costs of $75.9 million from 2,620 stockholders, consisting of initial and follow-on offering proceeds of $72.4 million, plus distribution reinvestment plan proceeds, less redemptions. As of December 31, 2013, Lightstone II had incurred approximately $7.3 million in selling commissions and dealer manager fees and $7.9 million in organization and other offering expenses.

In February 2009, the Financial Industry Regulatory Authority, Inc., or FINRA, informed broker-dealers that sell shares of non-exchange-traded REITs, such as Lightstone I and Lightstone II, that broker-dealers may not report, in a customer account statement, an estimated value per share that is developed from data more than 18 months old. To assist broker-dealers in complying with the FINRA notice, on February 14, 2014, as stated above, the board of directors of Lightstone I established an estimated value of Lightstone I common stock of $11.80 per share as of September 30, 2013 and on November 9, 2012, as stated above, the board of directors of Lightstone II confirmed the offering price of $10.00 per share based upon Lightstone II’s estimated net asset value per share of $10.00. The shares of Lightstone I and Lightstone II were originally sold at a gross offering price of $10.00 per share. The current fair values of the shares of common stock may be higher or lower than their estimated values. There currently is no public market for the shares of Lightstone I or Lightstone II’s common stock and neither program expects one to develop. Lightstone I and Lightstone II currently have no plans to list their respective shares of common stock on a national securities exchange or over-the-counter market, or to include their respective shares of common stock for quotation on any national securities market. Accordingly, it is not possible to determine the market values of the respective shares of common stock. Privately negotiated sales and sales through intermediaries currently are the only means available to a common stockholder to liquidate an investment in shares of Lightstone I’s or Lightstone II’s common stock. In addition, the estimated values per share of Lightstone I and Lightstone II are based on the net asset values of Lightstone I and Lightstone II, respectively. As such, the estimated values per share are not estimates of liquidation value, which would deduct the fair value, if any, of certain subordinated payments that may be payable to an affiliate of our sponsor under the compensation arrangements of Lightstone I and Lightstone II.

For more information regarding our sponsor’s Program Properties, see the prior performance tables in Appendix A of this prospectus.

Liquidity Track Record

Public Program Properties

Each of Lightstone I and Lightstone II disclosed in its prospectus a timeframe of the tenth anniversary of the completion or termination of its initial public offering for listing its shares on a national securities exchange or seeking stockholder approval of either: (a) an extension or amendment of the listing deadline; or (b) seeking stockholder approval to adopt a plan of liquidation for the program. The timeframe for listing or seeking such stockholder approval has not yet occurred, and the programs are still in operation as of December 31, 2013.

Recent Adverse Business Developments

General

The Program Properties generally have met and continue to meet their principal objectives. Certain of the Program Properties, however, have been adversely affected by U.S. market conditions, including decreasing values of certain residential and commercial real estate and tightening of the overall credit market. The liquidity disruptions in the credit markets have significantly limited access to debt financing.

After an analysis of these factors, taking into account the dislocation in the credit markets, the valuation of the affected assets, the increased costs of borrowing and the fact that certain properties were not generating sufficient cash flow to cover their fixed costs, our sponsor elected to stop making payments on certain debt obligations for certain Program Properties, as described below. Unless otherwise indicated, these loans were nonrecourse obligations. Our sponsor believes that preservation of capital is paramount given the limited access to the credit markets, a recent global recession and uncertainty in the global economy. In the future, lenders may further tighten their lending standards and may require a larger equity contribution from our sponsor, but we believe that this effect likely will emanate from the prevailing market conditions and not from one default or a series of defaults from a borrower.

Public Program Properties

This section describes the recent adverse business developments affecting the properties owned by Lightstone I.

As a result of Lightstone I defaulting on the debt related to three of the five apartment communities (of which one was located in Tampa, Florida, one in Charlotte, North Carolina and one in Greensboro, North Carolina) within its multi-family portfolio known as the Camden Portfolio due to the three properties no longer being economically beneficial to Lightstone I, the lender foreclosed on the three properties during the year ended December 31, 2010. As a result of the foreclosure transactions, the debt associated with these three properties of $51.4 million was extinguished and the obligations were satisfied with the transfer of the applicable properties’ assets and working capital and Lightstone I no longer has any ownership interests in these three properties.

In July 2011, as a result of Lightstone I not meeting certain debt service coverage ratios on the nonrecourse debt associated with its Gulf Coast Industrial Portfolio, the lender elected to retain all excess cash flow from the associated properties. The loan has been transferred to special servicer. In September 2012, the lender notified Lightstone I that the loan with an outstanding balance of $52.7 million is in technical default and due on demand. Lightstone I is currently in discussions with the special servicer to restructure the loan.

Non-Public Program Properties

This section describes the recent adverse business developments affecting the non-public Program Properties. None of these properties is owned by Lightstone I, Lightstone II or their affiliates.

PREIT Malls

In July 2009, our sponsor made a decision to stop infusing additional capital to fund the obligations on a portfolio of four regional malls acquired in late 2004 that had been refinanced in 2006 with a mortgage loan and two mezzanine loans in the aggregate amount of approximately $88.8 million: the Bradley Square Mall located in Cleveland, Tennessee; the Martinsburg Mall located in Martinsburg, West Virginia; the Mount Berry

Square Mall located in Rome, Georgia and the Shenango Valley Mall located in Hermitage, Pennsylvania. These malls are included in the PREIT Malls program. The mortgage loan owed to Canadian Imperial Bank of Commerce was cross-collateralized by these malls in the principal amount of approximately $73.8 million and was in default.

These malls were placed into receivership. Subsequently, the Martinsburg Mall was sold to a third party by receivership sale on April 7, 2010; the Mount Berry Square Mall was foreclosed on July 6, 2010; the Bradley Square Mall was foreclosed on July 19, 2010; and the Shenango Valley Mall was transferred via an assignment of the ground lease in lieu of foreclosure on July 26, 2010. As a result of the foregoing transfers, our sponsor no longer has any ownership interests in these properties.

Lightstone Member II

In 2010, our sponsor made a decision to stop contributing additional capital to pay the debt obligations on a mezzanine loan in the aggregate principal amount of approximately $7.7 million secured by Brazos Mall and Shawnee Mall, two regional malls located in Lake Jackson, Texas and Shawnee, Oklahoma, respectively. The mezzanine debt matured in or about January 2010. These properties are included in the Lightstone Member II program. Additionally, the approximately $39.5 million of senior indebtedness on these properties was also in maturity default since January 2010. The properties had not been generating sufficient cash flow from operations to satisfy certain maintenance covenants contained in the financing documents for the senior mortgage loan and had been unable to pay the mortgage and mezzanine indebtedness. On February 22, 2011 and March 1, 2011, the lender completed the foreclosures of Shawnee Mall and Brazos Mall, respectively, and took title to the properties, and as a result, our sponsor no longer has any ownership interests in these properties.

Extended Stay Hotels

In June 2007, our sponsor acquired Extended Stay Hotels, Inc., or Extended Stay, for approximately $8.0 billion, $7.4 billion of which was financed with mortgage and mezzanine loans. The acquisition of Extended Stay, which was included in the DL-DW Holdings LLC program, involved the acquisition of approximately 684 hotels located in 44 states and Canada. Our sponsor contributed approximately $200 million of the total approximately $600 million of equity to finance the acquisition of Extended Stay.

As a result of the downturn in the economy, Extended Stay experienced declines in revenues per available hotel room and resulting cash flows from operations. In anticipation of the amortization payments commencing in June 2009, Extended Stay engaged restructuring advisors in September 2008 to assist it in a comprehensive restructuring of its indebtedness. Extended Stay had reached an agreement with some of the lenders for an out-of-court debt restructuring, but it was unable to complete the restructuring outside of Chapter 11 under the United States Bankruptcy Code. On June 15, 2009, Extended Stay filed for Chapter 11 protection under the United States Bankruptcy Code. David Lichtenstein and Joseph Teichman were officers and/or directors of various Extended Stay subsidiaries that filed for Chapter 11 protection with Extended Stay.

In June 2007, affiliates of Extended Stay and our sponsor purchased two hotels located in Findlay, Ohio and Wilkes-Barre, Pennsylvania as part of the $8.0 billion acquisition of Extended Stay. Extended Stay financed this acquisition with a mortgage loan in the principal amount of $8.5 million secured by these two hotels. The acquisition financing was provided by Bank of America, N.A. These hotels are owned by entities that are debtors in the mentioned Chapter 11 bankruptcy cases.

The transaction pursuant to which Extended Stay emerged from bankruptcy discussed below included the appointment of a Litigation Trustee charged with pursuing claims in the name of Extended Stay for the benefit of its creditors. In June 2011, the Litigation Trustee filed a number of lawsuits against the seller, the buyer and the lending banks that were party to the original 2007 acquisition of Extended Stay, and most of its officers and directors. The lawsuits allege that the 2007 acquisition was a fraudulent conveyance and various breaches of fiduciary duties. David Lichtenstein and Joseph E. Teichman are both defendants in these lawsuits. Each of the mentioned defendants believes the lawsuits to be entirely without merit and does not anticipate them to result in any loss. In addition, there is a $50.0 million Directors and Officers Insurance policy that is currently covering the cost of litigation and is anticipated to be available in the event of any judgment.

In October 2010, Centerbridge Partners, L.P. and Paulson & Co. Inc., each on behalf of various investment funds and accounts managed by them, and Blackstone Real Estate Partners VI L.P., on behalf of itself and its parallel funds and related alternative vehicles, purchased the Extended Stay chain for $3.9 billion in a transaction approved by the Bankruptcy Court. Our sponsor no longer has any ownership interest in Extended Stay.

Creditors in Extended Stay’s Chapter 11 proceeding will have no recourse against us or any of our current assets or future assets that we may acquire as a result of Extended Stay’s Chapter 11 proceeding. Our sponsor believes that Extended Stay’s Chapter 11 proceeding will not affect the ability of the special limited partner to meet its obligations to purchase subordinated participation interests in our operating partnership with cash or interests in real property of equivalent value.

Additional Adverse Business Developments

Other Matters

In addition to the adverse developments described above, over time some of our sponsor’s prior programs have acquired troubled properties or mortgage bonds or loans that were troubled at the time of their acquisition. For example, Lightstone I acquired a sub-leasehold interest in an office building located at 1407 Broadway, New York, New York in 2007, which was also subject to risk of an adverse outcome in litigation. None of the troubled properties or mortgage bonds or loans has prevented the programs from meeting their objectives.

Additional Information on the Public Programs

We will provide, upon request, for no fee, a copy of the Annual Reports on Form 10-K filed with the SEC within the previous 24 months by Lightstone I or Lightstone II to the extent the same are required to be filed. We also will provide, upon request, for a reasonable fee, the exhibits to each such Form 10-K. A request for an Annual Report on Form 10-K should be addressed to Lightstone Value Plus Real Estate Investment Trust, Inc. or Lightstone Value Plus Real Estate Investment Trust II, Inc., 1985 Cedar Bridge Ave., Suite 1, Lakewood, New Jersey 08701, Attention: Investor Relations.

Undertakings

Potential investors are encouraged to examine the Program Properties Prior Performance Tables included in this prospectus for more detailed information regarding the prior experience of our sponsor and its affiliates with respect to such Program Properties.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our Common Shares. This summary is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations.

This discussion is based upon the Code, Treasury regulations promulgated under the Code, which we refer to as the Treasury Regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this discussion.

This discussion does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes. In addition, this discussion does not purport to address the U.S. federal income or other tax considerations applicable to holders of our Common Shares that are subject to special treatment under U.S. federal income tax law, including, for example:

•	financial institutions;
•	partnerships or entities treated as partnerships for U.S. federal income tax purposes and investors therein, S corporations or other pass-through entities;
•	insurance companies;
•	pension plans or other tax-exempt organizations, except to the extent discussed below;
•	dealers in securities or currencies;
•	traders in securities that elect to use a mark to market method of accounting;
•	persons that hold our Common Shares as part of a straddle, hedge, constructive sale or conversion transaction;
•	regulated investment companies;
•	REITs;
•	certain U.S. expatriates;
•	persons whose “functional currency” is not the U.S. dollar;
•	persons who acquired our Common Shares through the exercise of an employee stock option or otherwise as compensation; and
•	persons who are Non-U.S. Stockholders (as defined below), except to the extent discussed below.

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold our Common Shares as a capital asset, which generally means as property held for investment.

Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

We intend to elect and qualify to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ending December 31, 2014. Furthermore, we intend to continue operating as a REIT so long as our board of directors determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Code Sections 856 through 860, and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Proskauer Rose LLP has acted as our tax counsel in connection with this registration statement. Proskauer Rose LLP is of the opinion that (i) commencing with our taxable year ending December 31, 2014, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code, and (ii) our operating partnership will be taxed as a partnership or a disregarded entity and not an association or publicly traded partnership (within the meaning of Code Section 7704) subject to tax as a corporation for U.S. federal income tax purposes beginning with its first taxable year. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws.

Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.

General

The term “REIT taxable income” means the taxable income as computed for a corporation which is not a REIT:

•	without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);
•	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;
•	deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% Gross Income Tests, as defined in “— REIT Qualification Tests — Asset Tests,” the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly Asset Tests, as defined in “— REIT Qualification Tests — Asset Tests,” the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;
•	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and
•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.
•	If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.
•	We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.
•	We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.
•	If we have net income from prohibited transactions such income would be subject to a 100% tax. See the section entitled “— REIT Qualification Tests — Prohibited Transactions” below.
•	We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.
•	If we fail to satisfy any of the Asset Tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate (currently 35%) by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the Asset Tests, as described below.
•	If we fail to satisfy any other provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.
•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties would not be deductible by us.
•	If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset for up to a 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•	A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm’s-length terms.
•	The earnings of our subsidiaries that are C corporations, including any subsidiary we may elect to treat as a TRS will generally be subject to U.S. federal corporate income tax.
•	We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our Common Shares. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests

Organizational Requirements.  The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation but for its qualification as a REIT;
(4)	that is neither a financial institution nor an insurance company;
(5)	that meets the gross income, asset and annual distribution requirements;
(6)	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;
(7)	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);
(8)	that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and
(9)	that uses a calendar year for U.S. federal income tax purposes.

Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while conditions (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We intend to adopt December 31 as our year end, thereby satisfying condition (9).

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.  A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest is treated as our assets and items of income for purposes of the Asset Tests and Gross Income Tests (each as defined below).

We expect to control our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a Gross Income Test or Asset Test (each as defined below), and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own certain assets through subsidiaries that we intend to be treated as “qualified REIT subsidiaries.” A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.” While we intend to hold all of our investments through the operating partnership, we also may hold investments separately, through qualified REIT subsidiaries. Because a qualified REIT subsidiary must be wholly owned by a REIT, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and could not be owned by the operating partnership unless we own 100% of the equity interest in the operating partnership.

We may from time to time own certain assets through entities that we wholly own and which are disregarded as separate from us for U.S. federal income tax purposes. If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Income Tests.”

Ownership of Interests in TRSs.  We expect to own an interest in one or more TRSs or may acquire securities in additional TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT. We may form one or more TRS in order to facilitate the acquisition of lodging facilities. It is our intention to lease all acquired lodging facilities to such TRSs, or their subsidiaries.

A TRS is subject to U.S. federal income tax as a regular C corporation. In addition, if certain tests regarding the TRS’s debt-to-equity ratio are not satisfied, a TRS generally may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% Asset Tests described below. However, no more than 25% of the gross value of a REIT’s assets may be comprised of securities of one or more TRS. See “— Asset Tests.”

Share Ownership Requirements

The Common Shares and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely held,” which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

Our charter contains certain provisions intended, among other purposes, to enable us to meet requirements (6) and (7) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock or not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock, as well as in certain other circumstances. See the section entitled “Description of Shares — Restrictions on Ownership of Shares” in this prospectus. Additionally, the distribution reinvestment program, as well as the terms of the options granted to the independent directors, contain provisions that prevent them from causing a violation of these tests. Our charter also contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests

At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test.  At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property), (2) shares in other qualifying REITs and (3) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment program) or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— 25% Asset Test.”

We do not currently own interests in real properties but we intend to own such interests in the future. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test.  Except as described below, the remaining 25% of our assets generally may be invested, subject to certain restrictions, which we refer to as the 25% Asset Test. If we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either (1) 5% of the value of our assets as to any one issuer; or (2) 10% of the outstanding securities by vote or value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We believe that our holdings of real estate assets and other securities will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. We may make real estate-related debt investments; provided, that the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65, 2003-2 C.B. 336, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% Asset Test and the 10% vote or value test. We may hold some mezzanine loans that do not qualify for that safe harbor. Furthermore, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then a portion of such loan may not be a qualifying real estate asset. Under current law it is not clear how to determine what portion of such a loan will be treated as a qualifying real estate asset. Pursuant to IRS guidance, the IRS has stated that it will not challenge a REIT's treatment of a loan as being in part a real estate asset if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of the fair market value of the real property securing the loan, as of the date we committed to acquire or modify the loan, and the fair market value of the loan. However, uncertainties exist regarding the application of this guidance, particularly with respect to the proper treatment under the Asset Tests of mortgage loans acquired at a discount that increase in value following their acquisition, and no assurance can be given that the IRS would not challenge our treatment of such assets. While we intend to make such investments in such a manner as not to fail the asset tests described above, no assurance can be given that any such investments would not disqualify us as a REIT.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (2) $10 million; provided, however, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the

Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under Code Section 11, by (y) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Income Tests

For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.

75% Gross Income Test.  At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

95% Gross Income Test.  At least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (1) sources which satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Rents from Real Property.  Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes (see “— Characterization of Property Leases”) and subject to the rules discussed below. Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). As described below, we expect that amounts received from TRSs we may form to facilitate our acquisition of lodging facilities will satisfy the conditions of the exception for rents received from a TRS with the result that such amounts will be considered rents from real property. The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or through a TRS. Our intention is that any services to be provided are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). The board of directors intends to hire qualifying independent contractors or to utilize our TRSs to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant.

Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above, if the activities of the TRS and the nature of the properties it leases meet certain requirements, and if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Generally, amounts received by us from our TRSs with respect to any lodging facilities we own will be considered rents from real property only if the following conditions are met:

•	Each lodging facility must not be managed or operated by us or the TRS to which it is leased, but rather must be managed or operated by an eligible independent contractor that qualifies for U.S. federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating lodging facilities for persons not related to us or the TRS. The test for such independent contractor’s eligibility is made at the time the independent contractor enters into a management agreement or other similar service contract with the TRS to operate the lodging facility;
•	The lodging facility is a (i) hotel, (ii) motel or (iii) other establishment, more than one-half of the dwelling units in which are used on a transient basis. A dwelling unit is generally understood to be used on a transient basis if, for more than one half of the days in which such unit is used on a rental basis during a taxable year, it is used by a tenant or series of tenants each of whom uses the unit for less than thirty days;
•	The TRS may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility is operated, except with respect to an independent contractor in relation to facilities it manages for or leases from us; and
•	No wagering activities may be conducted at or in connection with our lodging facilities by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business.

We expect that all lodging facilities we acquire and lease to a TRS will be operated in accordance with these requirements with the result that amounts received from a TRS will be considered rents from real property. The TRSs will pay regular corporate tax rates on any income they earn from the lease of our lodging facilities, as well as any other income they earn. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

Interest Income.  It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test; provided, that in both cases the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, pursuant to IRS guidance we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and any such modification will not be treated as a prohibited transaction. All of our loans secured by real property will be structured so that the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment. Therefore, income generated through any investments in loans secured by real property should be treated as qualifying income under the 75% Gross Income Test.

Dividend Income.  We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.

We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.

Foreclosure Property.  Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.

Satisfaction of the Gross Income Tests.  Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse U.S. federal income tax consequences.

As described above, we may establish one or more TRS with which we could enter into leases for any properties in which we may invest. The gross income generated by our TRSs would not be included in our gross income. However, we would realize gross income from these subsidiaries in the form of rents. In addition, any dividends from our TRSs to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (i) the failure was due to reasonable cause and not due to willful neglect, (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (iii) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements

In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. However, distributions in excess of a REIT’s current and accumulated earnings and profits will constitute a return of capital, to the extent of a stockholder’s adjusted U.S. federal income tax basis in its shares, and then capital gain, not a dividend. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;
•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and
•	loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.

Failure to Qualify

If we fail to qualify as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, or to the extent we fail to distribute 100% of our REIT taxable income, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions

As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;
•	generally has been held for at least two years;
•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;
•	in some cases, was held for production of rental income for at least two years;
•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and
•	when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion) or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we may eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions. See “— Ownership of Interests in TRSs.”

Characterization of Property Leases

We may purchase either new or existing properties and lease them to tenants. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are true leases, under which we would be the owner of the leased property for U.S. federal income tax purposes. If, however, the IRS were to recharacterize our leases as service contracts or partnership agreements, rather than true leases, or disregarded altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and might not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, could lose our REIT qualification.

Tax Aspects of Investments in Partnerships

General.  We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including the Operating Partnership. We operate as an UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by us in other entities taxable as partnerships for such purposes.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes the operating partnership will be treated as a partnership, if it has two or more partners, or a disregarded entity, if it is treated as having one partner. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our operating partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of Partnerships and their Partners.  Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the Operating Partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder. For a description of allocations by the Operating Partnership to the partners, see the section entitled “Summary of Our Operating Partnership Agreement” in this prospectus.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

For U.S. federal income tax purposes, our depreciation deductions generally will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Shorter depreciation periods apply to other properties. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Taxation of U.S. Stockholders

Taxation of Taxable U.S. Stockholders.  As long as we qualify as a REIT, distributions paid to our U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) will be ordinary income. Generally, for purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our Common Shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our Common Shares should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our Common Shares by the partnership.

Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his, her or its Common Shares by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our Common Shares, this will increase the U.S. Stockholder’s gain, or reduce the U.S. Stockholder’s loss, on any subsequent sale of the Common Shares.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its Common Shares. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their Common Shares by the after-tax amount of such gain.

With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain, provided that the U.S. Stockholder has held the Common Shares with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such Common Shares became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including any TRSs);

(2)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and
(3)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular, domestic C corporation, such as any TRSs, and specified holding period and other requirements are met.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT qualification. Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

We have the ability to declare a large portion of a dividend in Common Shares. As long as a portion of such dividend is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.

In general, the sale of our Common Shares held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder’s basis in the Common Shares sold. However, any loss from a sale or exchange of Common Shares by a U.S. Stockholder who has held such Common Shares for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations.

Currently, the maximum tax rate applicable to individuals and certain other noncorporate taxpayers on net capital gain recognized on the sale or other disposition of shares is 20%, and the maximum marginal tax rate payable by them on dividends received from corporations that are subject to a corporate level of tax has been reduced. Except in limited circumstances, as discussed above with respect to “qualified dividend income,” this reduced tax rate will not apply to dividends paid by us.

Cost Basis Reporting.  U.S. federal income tax information reporting rules may apply to certain transactions in our shares. Where such rules apply, the “cost basis” calculated for the shares involved will be reported to the IRS and to you. Generally these rules apply to all shares purchased, including those purchased through our DRIP. For “cost basis” reporting purposes, you may identify by lot the shares that you transfer or that are redeemed, but if you do not timely notify us of your election, we will identify the shares that are transferred or redeemed on a “first in/first out” basis. The shares in the distribution reinvestment program are also eligible for the “average cost” basis method, should you so elect.

Information reporting (transfer statements) on other transactions may also be required under these rules. Generally, these reports are made for certain transactions. Transfer statements are issued between “brokers” and are not issued to the IRS or to you.

Stockholders should consult their tax advisors regarding the consequences of these rules.

Taxation of Tax-Exempt Stockholders.  U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a U.S. Stockholder that is a domestic tax-exempt entity should not constitute UBTI unless such U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its Common Shares, or the Common Shares are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part or all of the income or gain recognized with respect to our Common Shares held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Code Sections 501(c)(7), (9), (17) or (20)), may be treated as UBTI.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would be “closely-held” (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of Common Shares, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our Common Shares may become publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

Backup Withholding and Information Reporting.  We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid, unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his, her or its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify its non-foreign status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

Taxation of Non-U.S. Stockholders

General.  The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.

Distributions — In General.  Distributions paid by us that are not attributable to gain from our sales or exchanges of USRPIs and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. If income from the investment in the Common Shares is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our Common Shares. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “Sales of Shares” portion of this Section below.

Distributions Attributable to Sale or Exchange of Real Property.  Pursuant to FIRPTA, distributions that are attributable to gain from our sales or exchanges of USRPIs will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. However, generally a capital gain dividend from a REIT is not treated as effectively connected income for a Non-U.S. Stockholder if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S.; and (2) the Non-U.S. Stockholder does not own more than 5% of the class of stock at any time during the one year period ending on the date of such distribution. However, it is not anticipated that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

U.S. Federal Income Tax Withholding on Distributions.  For U.S. federal income tax withholding purposes, we generally will withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with appropriate documentation (1) evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN (in which case we will withhold at the lower treaty rate) or (2) claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares.  Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that: (1) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (2) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (3) (A) our REIT is “domestically controlled,” which generally means that less than 50% in value of our Common Shares continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) our Common Shares are “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not held more than 5% of our outstanding Common Shares at any time during the five-year period ending on the date of the sale.

We believe, but cannot assure you that we will qualify as “domestically controlled.” However, if we were not domestically controlled, a Non-U.S. Stockholder’s sale of Common Shares would be subject to tax, unless the Common Shares were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during the five-year period ending on the date of sale more than 5% in value of our Common Shares. However, it is not anticipated that our Common Shares will be “regularly traded” on an established securities market. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, and the purchaser of such Common Shares may be required to withhold 10% of the gross purchase price.

If the proceeds of a disposition of Common Shares are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury Regulations, if the proceeds from a disposition of Common Shares paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Stockholder, and (B) information reporting will not apply if the Non-U.S. Stockholder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.

Medicare Tax

Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts for taxable years is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. Holders of our Common Shares should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares of our Common Shares.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our Common Shares paid to (a) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity (as the beneficial owner or, in certain cases, as an intermediary for the beneficial owners) unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. These rules generally will apply to payments of dividends on our Common Shares made after June 30, 2014 and generally will apply to payments of gross proceeds from a sale or other disposition of our Common Shares after December 31, 2016. We will not pay any additional amounts in respect of any amounts withheld. U.S. Stockholders and Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.

Other Tax Considerations

Distribution Reinvestment Program.  Stockholders who participate in the DRIP will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and U.S. federal income tax effects applicable to all dividends. See “Taxation of U.S. Stockholders” in this section. Common Shares received under the program will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Share Repurchase Program.  A repurchase of our shares will be treated under Code Section 302 as a taxable dividend (to the extent of our current or accumulated earnings and profits), unless the repurchase satisfies certain tests set forth in Code Section 302(b) enabling the repurchase to be treated as a sale or exchange of our shares. The repurchase will satisfy such test if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s stock interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Code Section 302(b). In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Code Section 302(b) are satisfied with respect to any particular stockholder of our shares will depend upon the facts and circumstances existing at the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a repurchase of our shares is treated as a distribution that is taxable as dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such repurchased shares would be transferred to the stockholder’s remaining stockholdings in us. If, however, the stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

State, Local and Foreign Taxes.  We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in the shares of Common Shares.

Legislative Proposals.  You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our Common Shares.

ERISA CONSIDERATIONS

General

The following is a summary of certain additional considerations associated with an investment in our Common Shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) and subject to Title I of ERISA, annuities described in Code Section 403(a) or (b), an individual retirement account or annuity described in Code Sections 408 or 408A, an Archer MSA described in Code Section 220(d), a health savings account described in Code Section 223(d), or a Coverdell education savings account described in Code Section 530, which are referred to in this section as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus and is designed only to provide a general conceptual understanding of certain basic issues relevant to a Plan or IRA investor. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our Common Shares, those involved with making such an investment decision should consider applicable provisions of the Code and ERISA. While each of the ERISA and Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation. This discussion should not be considered legal advice and prospective investors are required to consult their own legal advisors on these matters.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;
•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;
•	whether the investment will result in UBTI to the Plan or IRA (see “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders — Taxation of Tax-Exempt Stockholders”);
•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Code and the liquidity needs of such Plan or IRA, after taking this investment into account;
•	the need to value the assets of the Plan or IRA annually or more frequently; and
•	whether the investment would constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our Common Shares should consider the limited liquidity of an investment in our Common Shares as it relates to the minimum distribution requirements under the Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the Common Shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Code, then this could require that a distribution of the Common Shares be made in kind to such participant or beneficiary or that a rollover of such Common Shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan. Even if permissible, a distribution of Common Shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the Common Shares are received at the then-current fair market value of the Common Shares, even though there would be no corresponding cash distribution with which to pay the U.S. federal income tax liability arising because of the distribution of Common Shares. See “Risk Factors — U.S. Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per Common Share because no public market for our Common Shares exists. See “— Annual or More Frequent Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our Common Shares could be sold. Also, for distributions subject to mandatory U.S. federal income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of Common Shares, to liquidate a portion of the in-kind Common Shares distributed in order to satisfy such withholding obligations, although there might be no market for such Common Shares. There also may be similar state or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirement

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our Common Shares are listed on a national securities exchange, it is not expected that a public market for our Common Shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our Common Shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until 18 months after the completion of any subsequent offerings of our Common Shares, if any (excluding offerings under our distribution reinvestment program), we intend to use the offering price of Common Shares in our most recent offering as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties prior to the date of determination of the per share value, in which case we will use the offering price less the per share amount of the special distribution). Beginning 18 months after the completion of the last offering of our Common Shares, our board of directors will determine the value of the properties and our other assets based on such information as our board determines appropriate, which may or may not include independent valuations of our properties or of our enterprise as a whole.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per Common Share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;
•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their Common Shares, because no public market for our Common Shares exists, nor can it reasonably be assumed that any public market will ever exist; or
•	the value, or method used to establish value, would comply with ERISA or Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan has duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA or the Code. ERISA also requires generally that the assets of Plans be held in trust.

If our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us.

Plan Assets — Definition

Prior to the passage of the Pension Protection Act of 2006, or the PPA, neither ERISA nor the Code contained a definition of “plan assets.” After the passage of the PPA, new Section 3(42) of ERISA now defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified or deemed to be modified by the express provisions included in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute “plan assets.” Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment generally will be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;
•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;
•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or
•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The Common Shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Plan Assets — Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (a) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (b) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation with respect to the Common Shares. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met with respect to the Common Shares.

Although our Common Shares are intended to satisfy the registration requirements under this definition, and we expect that our Common Shares will be “widely held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our Common Shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for U.S. federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for U.S. federal or state tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our Common Shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the Common Shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception with respect to the Common Shares, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption for each class of our securities, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company but including a real estate operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct,” it is common practice to insure that an investment is made either (a) “directly” into real estate, (b) through wholly owned subsidiaries, or (c) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the IRS for classification as a partnership for U.S. federal income tax purposes. We have structured ourselves in a manner that may enable us to meet the venture capital operating company exception and our operating partnership to meet the real estate operating company exception.

Notwithstanding the foregoing, 50% of our operating partnership’s investments must be in real estate over which it maintains the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the fact that we expect to focus on investing in a wide variety of commercial property types, including, without limitation, hospitality properties, office buildings, shopping centers, business and industrial parks, manufacturing facilities, single-tenant properties, multifamily properties, student housing properties, warehouse and distribution facilities and medical office properties, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “venture capital operating company” and “real estate operating company” exceptions.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan to which Code Section 4975 applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. If we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of Common Shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.

Consequences of Holding Plan Assets

If our underlying assets were treated by the Department of Labor as “plan assets,” our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our Common Shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by a Plan or IRA in our Common Shares might be deemed to result in an impermissible commingling of “plan assets” with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA or the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their Common Shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Code prohibit Plans and IRAs from engaging in certain transactions involving “plan assets” with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, “plan assets.” The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and certain other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our Common Shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold “plan assets,” our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold “plan assets,” if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, potentially resulting in a prohibited transaction merely upon investment by such Plan or IRA in our Common Shares.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in non-exempt prohibited transactions. Fiduciaries of a Plan that allow a non-exempt prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil penalties. If it is determined by the

Department of Labor or the IRS that a non-exempt prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Code requires that a disqualified person involved with a non-exempt prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the non-exempt prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a non-exempt prohibited transaction, the tax-exempt status of the IRA may be lost.

Reporting

Based on certain revisions to the Form 5500 Annual Return, or Form 5500, that generally became effective on January 1, 2009, benefit plan investors may be required to report certain compensation paid by us (or by third parties) to our service providers as “reportable indirect compensation” on Schedule C to Form 5500. To the extent any compensation arrangements described herein constitute reportable indirect compensation, any such descriptions (other than compensation for which there is no formula used to calculate or determine compensation or an actual amount stated) are intended to satisfy the disclosure requirements for the alternative reporting option for “eligible indirect compensation,” as defined for purposes of Schedule C to the Form 5500.

DESCRIPTION OF SHARES

Our charter authorizes the issuance of 200.0 million Common Shares and 50.0 million shares of preferred stock, $0.01 par value per share. In addition, our board of directors may amend our charter from time to time without stockholder approval to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. As of July 16, 2014, 20,000 Common Shares are issued and outstanding.

Common Shares

Subject to the restrictions on ownership and transfer of stock contained in our charter and except as may otherwise be specified in our charter, the holders of our Common Shares are entitled to one vote per Common Share on all matters submitted to a stockholder vote, including the election of our directors. There is no cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding Common Shares can elect our entire board of directors. Except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our Common Shares will possess exclusive voting power.

Holders of our Common Shares will be entitled to receive such distributions as authorized from time to time by our board of directors and declared by us out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding Common Share entitles its holder to share (based on the percentage of Common Shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of Common Shares do not have preemptive rights, which means that you will not have an automatic option to purchase any new Common Shares that we issue, nor do holders of our Common Shares have any preference, conversion, exchange, sinking fund or redemption rights. Holders of Common Shares will not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such Common Shares would otherwise be entitled to exercise appraisal rights. Our Common Shares will be nonassessable by us upon our receipt of the consideration for which our board of directors authorized its issuance.

Our charter authorizes our board of directors to classify and reclassify any unissued Common Shares into other classes or series of stock. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange, we will not issue Common Shares in certificated form. Information regarding restrictions on the ownership and transfer of our Common Shares that, under Maryland law, would otherwise have been required to appear on our stock certificates will instead be furnished to stockholders upon request and without charge.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares noted therein until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our holders of Common Shares. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our Common Shares. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. However, the issuance of any additional shares of preferred stock must be approved by a majority of independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report on the date and at the time and place set by our board of directors. Special meetings of stockholders may be called upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our chairman or our president and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the special meeting. Upon receipt of a written request of stockholders entitled to cast at least 10% of the votes entitled to be cast stating the purpose of the special meeting, our secretary will provide all our holders of Common Shares written notice of the meeting and the purpose of such meeting. The written notice shall specify the time and place of the special meeting specified in the stockholders’ request; provided, however, that if none is so specified, such meeting shall be held at a time and place convenient to stockholders. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast on any matter that may properly be considered at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all the votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive the affirmative vote of a majority of the shares present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Under the Maryland General Corporation Law and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation or dissolution, (3) a merger, consolidation or sale or other disposition of all or substantially all of our assets, (4) a statutory share exchange and (5) election or removal of our directors. The affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast is required to approve any such action (except that the affirmative vote of a majority of the shares represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director). Without the approval of a majority of the stockholders entitled to vote, our board of directors may not (i) amend our charter to materially and adversely affect the rights, preferences and privileges of the stockholders; (ii) amend provisions of our charter relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (iii) liquidate or dissolve our company other than before the initial investment in a property, mortgage or other investment owned by our company, directly or indirectly through one or more of our affiliates; (iv) sell all or substantially all of a property, mortgage or other investment owned by our company, directly or indirectly through one or more of our affiliates other than in the ordinary course of business or as otherwise permitted by law; or (v) cause the merger or similar reorganization of our company except as permitted by law.

Our advisory agreement with our advisor has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. Our independent directors will annually review our advisory agreement with our advisor. Although the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors, to remove a director from our board with or without cause. With respect to shares of our stock owned by our advisor, any director or any of their affiliates, neither our advisor, nor any such director nor any of their affiliates may vote on matters submitted to the stockholders regarding the removal of our advisor, any such director or any affiliates or any transaction between us and any of the aforementioned parties.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual stockholders meeting and be a stockholder of record both at the time of giving advance notice and at the time of the meeting and be entitled to vote in the election of each individual so nominated or on such other business, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record both at the time of giving advance notice of such nomination and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restrictions on Ownership of Shares

Ownership Limits

To maintain our REIT qualification following the taxable year ending December 31, 2014, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences need not be met during a corporation’s initial tax year as a REIT. We intend to elect to be taxed as a REIT commencing with our taxable year ending December 31, 2014. We may prohibit certain acquisitions and transfers of Common Shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, among other purposes, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in value of the aggregate of our outstanding shares of stock and more than 9.8% (in value or number of shares, whichever is more restrictive), of any class or series of our shares of stock, unless exempted by our board of directors. Our board of directors may waive these ownership limits with respect to a particular person (prospectively or retroactively) if the board receives evidence that ownership in excess of the limits will not jeopardize our REIT status and certain other representations and undertakings required by our charter. For purposes of this provision, we treat corporations, partnerships and other entities as single persons. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.8% interest in such tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the charitable trust.

Any attempted transfer of our Common Shares that, if effective, would result in a violation of our ownership limits described above, our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, or in our Common Shares being beneficially owned by fewer than 100 persons, will be null and void or will cause the number of Common Shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the Common Shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We also will name one or more charitable organizations as a beneficiary of the trust.

Common Shares held in trust will remain issued and outstanding Common Shares and will be entitled to the same rights and privileges as all other Common Shares. The prohibited transferee will not benefit economically from any of the Common Shares held in trust, will not have any rights to dividends or other distributions and will not have the right to vote or any other rights attributable to the Common Shares held in the trust. The trustee will receive all dividends and other distributions on the Common Shares held in trust and will hold such dividends or other distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any Common Shares held in the trust. Subject to Maryland law, the trustee also will have the authority: (a) to rescind as void any vote cast by the prohibited transferee prior to our discovery that the Common Shares have been transferred to the trust and, (b) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that any of our Common Shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those Common Shares to a person designated by the trustee whose ownership of the Common Shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the Common Shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive an amount equal to the lesser of: (a) the price paid by the prohibited transferee for the Common Shares or, if the prohibited transferee did not give value for the Common Shares in connection with the event causing the Common Shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the Common Shares on the day of the event causing the Common Shares to be held in the trust and, (b) the price received by the trustee from the sale or other disposition of the Common Shares. The trustee may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that Common Shares have been transferred to the trust, the Common Shares are sold by the prohibited transferee, then: (a) the Common Shares shall be deemed to have been sold on behalf of the trust; and (b) to the extent that the prohibited transferee received an amount for the Common Shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, Common Shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per Common Share equal to the lesser of: (a) the price per Common Share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift); and (b) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the Common Shares. Upon a sale to us, the interest of the charitable beneficiary in the Common Shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee. We may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

Any person who acquires Common Shares in violation of the foregoing restrictions or who would have owned the Common Shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive Common Shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification. The ownership limits do not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limits by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized and certain other representations and undertakings required by our charter.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limits.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our Common Shares or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our Common Shares meet standards regarding (a) net worth or income, and (b) minimum purchase amounts. These standards are described above at “Investor Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” Subsequent purchasers, i.e., potential purchasers of your Common Shares, must also meet the net worth or income standards, and unless you are transferring all of your Common Shares, you may not transfer your Common Shares in a manner that causes you or your transferee to own fewer than the number of Common Shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our Common Shares are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your Common Shares. We cannot assure you that our Common Shares will ever be listed on a national securities exchange.

Distributions

We expect to declare distributions based on daily record dates and expect to pay distributions on a monthly basis beginning the first month after the month in which we make our first real estate investment. We intend to use daily record dates for the determination of who is entitled to a distribution so that investors may generally begin earning distributions immediately upon our acceptance of their subscription.

Once we commence paying distributions, we expect to pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board, in its sole discretion, may vary from time to time, and will be influenced in part by its intention to comply with REIT requirements of the Code.

We expect to have little, if any, funds from operations available for distribution until we make substantial investments. During our offering stage, when we may raise capital in this offering (and possibly future offerings) more quickly than we acquire income-producing assets and for some period after our offering stage, we may not be able to pay distributions solely from our cash flow from operations or funds from operations, in which case distributions may be paid in part from debt financing or from proceeds from this offering. Further, because we may receive income at various times during our fiscal year and because we may need funds from operations during a particular period to fund expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, our board will authorize and we will declare distributions in anticipation of funds that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we also expect to look to proceeds from this offering or from the issuance of securities in the future, or to third-party borrowings, to fund our distributions. We also may fund such distributions from advances from our sponsor or from any waiver of fees by our advisor.

Our board has the authority under our organizational documents, to the extent permitted by Maryland law, to authorize the payment of distributions from any source, including proceeds from this offering or the proceeds from the issuance of securities in the future. Subject to applicable law, there is no limit on the amount of offering proceeds we may use to fund distribution payments. If we pay distributions from offering proceeds, or from any sources other than our funds from operations, we will have less funds available for investment in properties, the overall return to our stockholders may be reduced and subsequent investors may experience dilution. Although stock dividends are permissible, distributions in kind will not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions that meet all of the following conditions: (a) our board of directors advises each stockholder of the risks associated with direct ownership of property; (b) our board of directors offers each stockholder the option of receiving such in-kind distribution; and (c) in-kind distributions are only made to those stockholders who accept such an offer.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. If we meet the REIT qualification requirements, we generally will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders. See “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Annual Distribution Requirements.” We expect that our board of directors will authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Each distribution will be accompanied by a notice which sets forth: (a) the record date; (b) the amount per Common Share that will be distributed; and (c) the equivalent annualized yield. Maryland investors also will receive notices showing (x) the amount and percentage of each distribution paid from operations, offering proceeds and other sources; and (y) the aggregate amount of such distribution.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Inspection of Books and Records

As a part of our books and corporate records, we will maintain at our principal office an alphabetical list of the names of our holders of Common Shares, along with their addresses and telephone numbers and the number of Common Shares held by each of them. The copy of the list of holders of our Common Shares shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). We will update this stockholder list at least quarterly. Except as noted below, we will make the list available for inspection at our principal office by a holder of Common Shares or his or her designated agent upon request of the stockholder and also will mail this list to any holder of Common Shares within 10 days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights and the exercise of stockholder rights under the federal proxy laws.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the list of holders of Common Shares as requested, our advisor or our board of directors, as the case may be, shall be liable to the stockholder requesting the list for the costs, including attorneys’ fees, incurred by any holder of Common Shares for compelling the production of the stockholder list and any actual damages suffered by the stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, and, in circumstances specified in the statute, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (a) any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation’s outstanding voting stock; or (b) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (a) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation, voting together as a single voting group; and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These supermajority vote requirements do not apply if the holders of Common Shares receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board, by resolution, has exempted any business combinations involving us and The Lightstone Group or any of its affiliates from these provisions. As a result, the five-year prohibition and the supermajority vote requirement will not apply to any business combinations between any affiliate of The Lightstone Group and us. As a result, any affiliate of The Lightstone Group may be able to enter into business combinations with us, which may or may not be in the best interests of our stockholders.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per Common Share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and (if the board is classified) for the remainder of the full term of the directorship in which the vacancy occurred; and
•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Pursuant to Subtitle 8, except as may be provided by our board of directors in setting the terms of any class or series of our preferred stock, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Although our board has no current intention to opt in to any of the other above provisions permitted under Maryland law, our charter does not prohibit our board from doing so. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities. Note that through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directors, provided that the number is at least three.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for any person to conduct a tender offer for shares of our stock, our charter requires that the person comply with all the provisions of Regulation 14D of the Exchange Act (other than filing requirements) and provide the company notice of such tender offer at least 10 business days before initiating the tender offer. Regulation 14D requires any person initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;
•	the ability to allow stockholders to withdraw tendered shares while the offer remains open;
•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and
•	for the equal treatment of all stockholders of the subject class of shares.

In addition to the foregoing, there are certain ramifications to any person who attempts to conduct a noncompliant tender offer. A stockholder may not transfer any shares to any person who initiates a tender offer without complying with the provisions set forth above unless such stockholder first offers such shares to us at a price equal to the greater of the price in the non-complaint tender offer or the repurchase price under our share repurchase program as it is in effect at such time. The noncomplying person shall also be responsible for all our expenses in connection with that person’s noncompliance.

Distribution Reinvestment Program

We have adopted a DRIP pursuant to which you may elect to have your dividends and other distributions reinvested in additional Common Shares. The following discussion summarizes the principal terms of our DRIP. Appendix C to this prospectus contains the full text of our DRIP as is currently in effect.

Eligibility

All our holders of Common Shares are eligible to participate in our DRIP; however, we may elect to deny your participation in our DRIP if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our Common Shares on a national stock exchange, you must cease participation in our DRIP if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the then-current subscription agreement. Participants must notify us promptly when they no longer meet these standards. See “Investor Suitability Standards” (immediately following the cover page of this prospectus) and the form of subscription agreement attached hereto as Appendix B.

Election to Participate

In order to participate in our DRIP, you must affirmatively opt in by so electing in the subscription agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in our DRIP will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through our DRIP. You also may change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through your participating broker-dealer or the dealer manager.

Purchases of Common Shares

Common Shares will be purchased under our DRIP promptly after the date of each distribution payment. The purchase of fractional Common Shares is a permissible and likely result of the reinvestment of distributions under our DRIP. The offering price per Common Share under our DRIP initially will be $9.50.

Account Statements

You or your designee will receive a confirmation of your purchases under our DRIP no less than quarterly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;
•	the date of the reinvestment;
•	the number and price of the Common Shares purchased by you; and
•	the total number of Common Shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of Common Shares owned and the amount of distributions made in the prior year. We also will provide to all participants in our DRIP, without charge, all supplements to and updated versions of this prospectus, to the extent required under applicable securities laws.

Fees and Commissions and Use of Proceeds

No selling commissions or dealer manager fee are payable on Common Shares sold under our DRIP. We expect to use the net proceeds from the sale of Common Shares under our DRIP for general corporate purposes, including, but not limited to, the following:

•	the repurchase of Common shares under our share repurchase program;
•	capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties;
•	funding reserves required by any financings of our investments;
•	funding obligations under any of our real estate loans;
•	investments in real estate properties and real estate-related loans and securities, which would include payment of acquisition fees to our advisor (see “Compensation Table”); and
•	the repayment of debt.

We cannot predict with any certainty how much, if any, DRIP proceeds will be available for specific purposes.

Voting

You may vote all Common Shares, including fractional Common Shares, that you acquire through our DRIP.

U.S. Federal Income Tax Consequences of Participation

Taxable participants will incur tax liability even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under the DRIP. See the section entitled “Risk Factors — U.S. Federal Income Tax Risks” in this prospectus. In addition, to the extent you purchase shares through the DRIP at a discount to their fair market value, you will be treated for U.S. federal income tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (i) we will sell shares under the DRIP at $9.50 per share, (ii) no secondary trading market for our shares will develop and (iii) our board of directors will estimate the fair value of a share of our common stock to be $10.00, the offering price in the primary offering. Therefore, at least until our offering stage is complete, participants in the DRIP will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under the DRIP. You will be taxed on the amount of such distribution (including the discount from fair market value) as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend or qualified dividend income. Tax information regarding each participant’s participation in the DRIP will be provided to each participant at least annually.

Termination of Participation

Once enrolled, you may continue to purchase Common Shares under our DRIP until we have sold all the Common Shares registered in this offering, have terminated this offering or have terminated our DRIP. You may terminate your participation in our DRIP at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. Any transfer of your Common Shares will effect a termination of the participation of those Common Shares in our DRIP. We will terminate your participation in our DRIP to the extent that a reinvestment of your distributions would cause you to violate the ownership limits contained in our charter, unless you have obtained an exemption from the ownership limits from our board of directors.

Amendment, Suspension or Termination of our DRIP

We may amend, suspend or terminate our DRIP for any reason at any time upon 10 days’ written notice to the participants. We may provide notice by including such information (a) in a current report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or (b) in a separate mailing to the participants. If a repurchase request by an Ohio stockholder under our share repurchase program is ever denied, we will present such stockholder with the option and instructions to immediately terminate participation in the DRIP.

Reallocation of Available Shares

We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP.

Registrar and Transfer Agent

We will engage a third party to serve as the registrar and transfer agent for our Common Shares. The name and address of our transfer agent is as follows:

DST Systems, Inc.
430 West 7th St.
Kansas City, Missouri 64105
Phone: (877) 304-4733
Fax: (855) 368-2326

To ensure that any account changes are made promptly and accurately, all changes (including your address, ownership type and distribution mailing address) should be directed to the transfer agent.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving securities of a company that have been listed on a national securities exchange for at least 12 months; or
•	a transaction involving our conversion to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our sponsor or advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our holders of Common Shares who vote “no” on the proposal the choice of:

(a)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or
(b)	one of the following:
(i)	remaining as stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or
(ii)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in our holders of Common Shares having voting rights in a Roll-up Entity that are less than those provided in our charter and bylaws, including rights with respect to the election and removal of directors, annual reports, annual and special meetings of stockholders, the amendment of our charter and our dissolution;
•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;
•	in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus titled “Description of Shares — Meetings and Special Voting Requirements”; or
•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by holders of our Common Shares.

SHARE REPURCHASE PROGRAM

Prior to the time that our Common Shares are listed on a national securities exchange, our share repurchase program may provide eligible stockholders with limited, interim liquidity by enabling them to sell Common Shares back to us, subject to restrictions and applicable law. Specifically, state securities regulators impose investor suitability standards that establish specific financial thresholds that must be met by any investor in certain illiquid, long-term investments, including REIT shares.

Generally, a stockholder must have beneficially held our Common Shares for at least one year prior to offering them for sale to us through our share repurchase program. However, if a stockholder presents all of his, her or its Common Shares for purchase our board of directors has the discretion to exempt Common Shares purchased pursuant to our DRIP from this one-year requirement. Additionally, the one-year requirement does not apply in the case of a stockholder’s death, disability or need for long-term care; in addition, our board of directors in its sole discretion may waive the one-year requirement in the case of another involuntary exigent circumstance such as a stockholder’s bankruptcy, or in the case of a mandatory distribution requirement under a stockholder’s IRA. Our affiliates will not be eligible to participate in our share repurchase program.

Subject to the limitations described in this prospectus, stockholders may sell their Common Shares back to us at the repurchase price determined by our board of directors. The initial repurchase price, as determined by our board of directors, is as follows:

•	in the case of the death of a stockholder: (a) before we have first disclosed an estimated value per Common Share based on data supported by appraisals of our assets and operations, the price paid to acquire the Common Shares from us; and (b) after we have first disclosed an estimated value per Common Share, our estimated value per Common Share;
•	the below percentages, except for in the case of the death of a stockholder: (a) before we have first disclosed an estimated value per Common Share based on data supported by appraisals of our assets and operations, the price paid to acquire the Common Shares from us; and (b) after we have first disclosed an estimated value per Common Share, our estimated value per Common Share:
•	92.5% for stockholders who have continuously held their Common Shares for at least one year;
•	95% for stockholders who have continuously held their Common Shares for at least two years;
•	97.5% for stockholders who have continuously held their Common Shares for at least three years; and
•	100% for stockholders who have continuously held their Common Shares for at least four years.

Pursuant to the terms of our share repurchase program, we will make repurchases, if requested, at least once quarterly provided repurchases do not impair our capital or operations, as discussed further below. Each stockholder whose repurchase request is granted will receive the repurchase amount 30 days after the fiscal quarter in which we grant his, her or its repurchase request. Subject to the limitations described in this prospectus, we will also repurchase Common Shares upon the request of the estate, heir or beneficiary of a deceased stockholder. We will limit the number of Common Shares repurchased pursuant to our share repurchase program as follows: during any 12-month period, we will not repurchase in excess of 5.0% of the weighted average number of Common Shares outstanding during the prior calendar year; provided, however, that Common Shares repurchased in the case of the death of a stockholder will not count against this 5.0% limit.

Our board of directors, in its sole discretion, may choose at any time to terminate our share repurchase program, or reduce or increase the number of Common Shares purchased under the program, if it determines that the funds allocated to our share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by our board of directors to eliminate, reduce or increase our share repurchase program will require the affirmative vote of our independent directors.

No selling commissions or dealer manager fees are payable in connection with our share repurchase program. Our board of directors reserves the right in its sole discretion at any time and from time to time to:

•	reject any request for repurchase;
•	change the purchase price for repurchase; or
•	otherwise amend the terms of, suspend or terminate our share repurchase program.

Funding for our share repurchase program will come exclusively from any proceeds we receive from the sale of Common Shares under our DRIP that our board of directors may reserve for this purpose. We cannot guarantee that funds set aside for our share repurchase program will be sufficient to accommodate all requests made each year. However, the stockholder may withdraw the request at any time or ask that we honor the request when funds are available. Pending repurchase requests will be honored on a pro rata basis.

If funds available for our share repurchase program are not sufficient to accommodate all requests, Common Shares will be repurchased as follows: first, pro rata as to repurchases upon the death or disability of a stockholder; next, pro rata as to repurchases to stockholders who demonstrate, in the discretion or our board of directors, another involuntary exigent circumstance, such as bankruptcy; next, pro rata as to repurchase to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and, finally, pro rata as to all other repurchase requests.

In general, a stockholder or his, her or its estate, heir or beneficiary may present to us fewer than all the Common Shares then owned for repurchase, except that the minimum number of Common Shares that must be presented for purchase shall be at least 25% of the holder’s Common Shares. However, provided that a repurchase request is made within 180 days of the stockholder’s death or the event giving rise to hardship, where repurchase is being requested due to death or hardship, a minimum of 10% of the stockholder’s Common Shares may be presented for repurchase; provided, however, that any future repurchase request by such stockholder must present for repurchase at least 25% of such stockholder’s remaining Common Shares.

A stockholder who wishes to have Common Shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder or his, her or its trustee or authorized agent. An estate, heir or beneficiary that wishes to have Common Shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Common Shares that are not repurchased may be passed to an estate, heir or beneficiary following the death of a stockholder.

A stockholder requesting the repurchase of his, her or its Common Shares due to a disability must mail or deliver to us a written request on a form provided by us, including the evidence acceptable to our board of directors of the stockholder’s disability. If the Common Shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require.

Stockholders are not required to sell their Common Shares to us. Our share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of our Common Shares on a national stock exchange, inclusion of our Common Shares for quotation on a national market system, or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Common Shares we purchase under our share repurchase program will be canceled, and will have the status of authorized but unissued shares. Common Shares we acquire through our share repurchase program will not be reissued unless they are first registered with SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

Rule 102(a) of Regulation M under the Exchange Act places limits on bids and purchases by selling stockholders, addressing activities that could be viewed as artificially impacting the price of an offered security. We believe that our share repurchase program meets the conditions for exemption from Rule 102(a) of Regulation M as articulated in the SEC’s no-action letter, dated October 22, 2007, granting class relief for non-traded REIT share repurchase programs.

If we terminate, reduce or otherwise change our share repurchase program, we will send a letter to stockholders informing them of the change, and we will disclose the changes in quarterly reports filed with the SEC on Form 10-Q.

SUMMARY OF OUR OPERATING PARTNERSHIP AGREEMENT

The following is a summary of the material terms of the agreement of limited partnership of Lightstone Value Plus REIT III LP, our operating partnership. This summary and the descriptions of the operating partnership agreement provisions elsewhere in this prospectus are qualified by the operating partnership agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See the section entitled “Where You Can Find More Information” in this prospectus.

Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for partnership interests rather than for cash or our common stock. This enables the seller to defer some or all of the potential taxable gain on the transfer. From the seller’s perspective, there are also differences between the ownership of common stock and partnership units, some of which may be material because they impact the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation.

Description of Partnership Units

Partnership interests in the operating partnership, other than the special limited partner interest, are divided into “units.” Initially, the operating partnership will have three classes of units: (a) “GP Units;” (b) “OP Units” and (c) “Class B Units.”

GP Units

GP Units represent an interest as a general partner in the operating partnership and we, as general partner, will hold all such units. In return for our initial capital contribution of $200,000, the operating partnership issued to us 20,000 GP Units.

In our capacity as general partner, we manage the operating partnership and are liable for certain unpaid debts and liabilities of the operating partnership.

Limited Partnership Units Generally

Limited partnership units represent an interest as a limited partner in the operating partnership.

The operating partnership may issue additional units and classes of units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

Limited partners of any class do not have the right to participate in the management of the operating partnership. Limited partners of any class who do not participate in the management of the operating partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each OP Unit has one vote. See the section entitled “— Management of the Operating Partnership” below for a more detailed discussion of this subject.

In general, each OP Unit and Class B Unit (and GP Unit) will share equally in distributions from the operating partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the operating partnership’s liquidation, OP Units and Class B Units (and GP Units) will share equally on a unit-by-unit basis in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of limited partnership preferred units and payment of the portion distributable to the special limited partner. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. See the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, holders of limited partnership units of any class may be restricted from transferring their interests without the consent of the general partner. See the section entitled “— Transferability of Interests” below for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers.

OP Units

For each OP Unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Limited partners holding OP Units will not be obligated to make additional capital contributions to the operating partnership. Further, such holders will not have the right to make additional capital contributions to the operating partnership or to purchase additional OP Units without our consent as general partner. For further information on capital contributions, see the section entitled “— Capital Contributions” below.

After owning an OP Unit for one year, a holder of OP Units generally may, subject to certain restrictions, exchange OP Units for the cash value of a corresponding number of Common Shares or, at the option of the operating partnership, a corresponding number of Common Shares. See the section entitled “— Limited Partner Exchange Rights” below for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See the section entitled “— Extraordinary Transactions” below for an explanation of the exchange rights under such circumstances.

Class B Units

Subject to the approval of the board of directors, asset management fees to the advisor will be paid in the form of Class B Units until the date on which our initial public offering has ended and we have invested substantially all the net proceeds therefrom. Class B Units represent limited partnership interests in the operating partnership intended to be profits interests. We, as the general partner, shall cause the operating partnership to issue Class B Units to the advisor in connection with the services provided by the advisor under the advisory agreement to manage the assets of the operating partnership. The Class B Units shall be issuable quarterly in arrears subject to the approval of the general partner’s board of directors. The number of Class B Units issuable to the advisor quarterly is determined by dividing 0.1875% of the cost of our assets by the value of one Common Share as of the end of such quarter.

Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our Common Shares on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our Common Shares shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.

After a Class B Unit is no longer subject to forfeiture as described in the previous paragraph, if the capital account attributable to such Class B Unit has been sufficiently adjusted pursuant to the special allocations described below in “— Allocations,” the Class B Unit will automatically convert into an OP Unit. The holder of Class B Units has the right to make capital contributions to the operating partnership in exchange for OP Units, subject to the approval of the general partner, in order to trigger a revaluation of the operating partnership’s assets and a corresponding allocation of any unrealized gain in the event of a listing of our Common Shares on a national securities exchange, other liquidity events and the termination of the advisory agreement.

Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and expect to conduct substantially all of our business through it. Pursuant to the operating partnership agreement, we, as the general partner, will have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancings, and to cause changes in the operating partnership’s business and distribution policies. Further, we may, without the consent of the limited partners:

•	file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or
•	cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove us as the general partner.

As general partner, we also may amend the operating partnership agreement without the consent of any other partners. However, the following amendments will require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in the operating partnership:

•	any amendment that alters or changes the distribution and liquidation rights of limited partners, subject to the exceptions discussed below under the “— Distributions” portion of this section;
•	any amendment that alters or changes the limited partner’s exchange rights;
•	any amendment that imposes on limited partners any obligation to make additional capital contributions; or
•	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for indemnification of us when acting in our capacity as general partner. It also provides for indemnification of directors, officers and other persons that we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and stockholders under our charter. See the section entitled “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” in this prospectus.

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership interests, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer and/or encumber all or any part of their units.

In addition, limited partnership units are not registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally permits us and/or the operating partnership to engage in any authorized business combination without the consent of the limited partners. Generally, a business combination for these purposes is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partner notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination, if any.

Any limited partners who timely exchange their units prior to the record date for the stockholder vote on a business combination shall be entitled to vote their shares in any stockholder vote on the business combination. Limited partners who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination.

We cannot consummate a business combination (other than one in which we are the surviving entity) unless all limited partners receive, or have the right to election to receive, for each OP Unit or Class B Unit they own, an amount of cash, securities or other property equal to the amount of cash, securities or other property or value paid in the combination to a holder of a share of common stock. If, in connection with a business combination, a tender or similar offer has been accepted by holders of more than 50% of the outstanding common stock, then each limited partner will have the option to exchange its OP Units or Class B Units for the amount of cash, securities or other property which the limited partner would have received had it exercised its exchange rights under the operating partnership agreement, and tendered the shares of common stock received upon exercise of the exchange rights immediately prior to the expiration of the offer.

However, we may merge into or consolidate with another entity without adhering to these limitations if, immediately after the merger or consolidation, substantially all the assets of the surviving entity, other than the partnership units held by us, are contributed to the operating partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets contributed as determined by the surviving entity’s general partner in good faith and the surviving entity’s general partner expressly agrees to assume all of our obligations as general partner under the operating partnership agreement.

Issuance of Additional Units

As general partner of the operating partnership, we can, without the consent of the limited partners, cause the operating partnership to issue additional units representing general and/or limited partnership interests. A new issuance may include preferred units, which may have rights which are different than, and/or superior to, those of GP Units and OP Units. Furthermore, the operating partnership agreement requires the issuance of additional units to us corresponding with any issuance of stock by us pursuant to the DRIP or as a result of distributing stock in order to meet our annual distribution requirement to maintain our status as a REIT.

Capital Contributions

The operating partnership agreement provides that, if the operating partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, as general partner, have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we must contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of cash or other property received in exchange for the issuance of Common Shares, we will receive one OP Unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than Common Shares, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock that we issued. If we contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the other limited partners will be decreased on a proportionate basis if we contribute any additional capital.

Distributions

The operating partnership agreement sets forth the manner in which distributions from the partnership will be made to partners. Distributions from the partnership are made at the times and in the amounts determined by us, as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units.

The operating partnership agreement provides that cash available for distribution, excluding net proceeds from any sale or other disposition of properties of the operating partnership, or net sales proceeds, will be distributed to the partners holding GP Units, OP Units and/or Class B Units based on their percentage interests. Net sales proceeds will be distributed to partners as follows:

•	first, 100% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders’ and such OP Unit holders’ “net investment,” as defined below, balance is zero;
•	second, 100% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders and such OP Unit holders have received a cumulative, pre-tax, non-compounded annual return of 6% on their average “net investment” balance;
•	third, 100% to the special limited partner until the special limited partner’s “net investment” balance is zero;
•	fourth, 100% the special limited partner until the special limited partner has received a cumulative, pre-tax, non-compounded annual return of 6% on its average “net investment” balance; and
•	thereafter, 15% to the special limited partner, and 85% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units and/or Class B Units entitled to such distributions in accordance with each such partner’s percentage interests.

The return calculation described above applies to all distributions received and not just distributions of net sales proceeds. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to any limited partners, and to us, which we will then distribute to our stockholders. As it relates to our stockholders, “net investment” means the excess of gross proceeds raised in all offerings over all prior distributions of net sales proceeds and any amounts paid by us to repurchase shares of our stock pursuant to our share repurchase program or otherwise. As it relates to the limited partners (including the special limited partner), “net investment” means the excess of capital contributions made by limited partners (including the special limited partner) over all prior distributions to the limited partners (including the special limited partner) of net sales proceeds (other than distributions on limited partner interests held directly or indirectly by us as the general partner) and any proceeds or property used to redeem limited partner interests (except those held directly or indirectly by us as the general partner).

If the advisory agreement is terminated or non-renewed, the special limited partner may elect to either (a) receive priority distributions of cash until its “net investment” balance is zero, or (b) retain its subordinated participation interest. If the special limited partner elects to receive priority distributions of cash, the special limited partner shall also be entitled to receive distributions in an amount equal to the amount that would be distributable to the special limited partner if the operating partnership were liquidated at the time the advisory agreement is terminated. Furthermore, upon the listing of our Common Shares on a national securities exchange, the special limited partner shall also be entitled to receive distributions in an amount equal to the amount that would be distributable to the special limited partner if the operating partnership were liquidated at the time of the listing. The special limited partner may elect to receive such distribution in cash or Common Shares.

The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units. The operating partnership agreement further provides that, as general partner, we shall use our best efforts to ensure sufficient distributions are made to meet the annual REIT distribution requirements and to avoid U.S. federal income and excise taxes on our earnings.

Liquidation

Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital accounts.

Allocations

The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of the operating partnership (other than net gain or net loss from the sale of property of the operating partnership) will be allocated among the partners in accordance with their percentage interests. Net gain, net loss and items of income, gain, loss or deduction of the operating partnership from the sale of property of the operating partnership shall be allocated among the partners in such a manner that (after giving effect to the allocation pursuant to the first sentence of this paragraph) the capital accounts of each partner, immediately after making such allocation, is, as nearly as possible, equal proportionately to the distributions of net sales proceeds that would be made to such partner if the operating partnership were dissolved, its affairs wound up and its assets were sold for cash, all operating partnership liabilities were satisfied, and the net sales proceeds of the operating partnership were distributed to the partners immediately after making such allocation.

Notwithstanding the previous paragraph, the operating partnership agreement provides that the following special allocations shall be made prior to the allocations in the prior paragraph. Net gain and items of income and gain of the operating partnership from the sale of assets of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, shall be allocated to the special limited partner until the special limited partner has received aggregate allocations of income for all fiscal years equal to the aggregate amount of distributions the special limited partner is entitled to receive or has received for such fiscal year and all prior fiscal years.

Operations

The operating partnership agreement requires that the partnership be operated in a manner that will:

•	satisfy the requirements for our classification as a REIT;
•	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and
•	ensure that the operating partnership will not be classified as a publicly traded partnership under the Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of the operating partnership.

Limited Partner Exchange Rights

Pursuant to the operating partnership agreement, each holder of OP Units (other than us) has the right, but not the obligation, to exchange all or a portion of his, her or its OP Units for cash or, at the operating partnership’s option, for Common Shares on such terms and subject to such conditions and restrictions as will be contained in one or more exchange rights agreement among us, as the general partner, the operating partnership and one or more limited partner; provided, however, that such OP Units have been outstanding for at least one year. The form of the exchange rights agreement shall be provided by the general partner.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units for the cash value of a corresponding number of Common Shares or, at the option of the operating partnership, a corresponding number of shares of Common Shares, to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged.

Special Limited Partner

The special limited partner is a Delaware limited liability company formed on October 5, 2012 and is the special limited partner of our operating partnership. Except as described below, the special limited partner does not hold any general partnership interests or limited partnership interests and does not have any voting rights, approval rights, rights to distributions or any other rights under the partnership agreement. The special limited partner is entitled to receive subordinated distributions of net sales proceeds in connection with the liquidation of our operating partnership. For purposes hereof, a liquidation of the operating partnership shall include a listing of our Common Shares on a national securities exchange and the termination or non-renewal of the advisory agreement. Any such subordinated distribution to the special limited partner is related to our successful performance. Such distribution is calculated as 15.0% of the excess of (a) an amount equal to the value of our stock or assets determined as of the liquidation, plus the amount of all distributions made to investors (including the special limited partner) prior to such time over (b) the amount the investors (including the special limited partner) would receive as a return of their net capital contributions plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. For a more detailed discussion of such distributions, see the section entitled “Compensation Table” in this prospectus.

Tax Matters

Pursuant to the operating partnership agreement, we will be the tax matters partner of the operating partnership, and as such, will have authority to make tax decisions under the Code on behalf of the operating partnership. Taxable income and loss generally will be allocated in a manner that reflects the entitlement of the general partner, limited partners and the special limited partner to receive distributions from the operating partnership. We will file a federal income tax return annually on behalf of the operating partnership on IRS Form 1065 (or such other successor form) or on any other IRS form as may be required. To the extent that any special purpose entity is not wholly owned by the operating partnership or is a TRS, we will arrange for the preparation and filing of the appropriate tax returns for such special purpose entity for U.S. federal income tax purposes. As we have not yet begun operations, it is not clear what form any special purpose entities would take for U.S. federal income tax purposes. For a description of other tax consequences stemming from our investment in the operating partnership, see the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus.

Duties and Conflicts

Except as otherwise set forth under the sections entitled “Conflicts of Interest” and “Management” in this prospectus, any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

Term

The operating partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated (i) upon our dissolution, bankruptcy, insolvency or termination, (ii) an election made by us, as the general partner, with the consent of the limited partners holding at least a majority of the percentage interest of the limited partners (including limited partner interests held by the general partner), (iii) an event of withdrawal by us, as the general partner (as defined in the Delaware Revised Uniform Limited Partnership Act), other than an event of bankruptcy, unless, within ninety days after such event of withdrawal, a majority in interest of the remaining limited partners consent to continuing the business of the operating partnership and to the appointment of a successor general partner, (iv) upon the sale or other disposition of all or substantially all the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (v) by operation of law.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 30.0 million Common Shares through Orchard Securities, our dealer manager, a broker-dealer registered with FINRA. Orchard Securities also has opened an OSJ that does business as “Lightstone Capital Markets” and focuses primarily on distributing interests in programs sponsored by our sponsor.

Our dealer manager will be one of the broker-dealers that solicits subscriptions for our Common Shares. Our dealer manager anticipates entering into soliciting dealer agreements with certain other broker-dealers who are members of FINRA to authorize them to sell our Common Shares.

Our board of directors approved our offering price of $10.00 per Common Share. Our board of directors has arbitrarily determined the offering price of the Common Shares, consistent with comparable real estate investment programs in the market, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding Common Shares. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

The Common Shares are being offered on a “best efforts” basis, which means generally that the dealer manager is required to use its best efforts to sell the Common Shares but has no firm commitment or obligation to purchase any of the Common Shares. We also are offering up to 10.0 million Common Shares for sale pursuant to our DRIP. We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP. The offering price per Common Share under our DRIP initially will be $9.50. At no time will the offering price per Common Share under our DRIP be less than 95% of the fair market value per Common Share. No selling commissions or dealer manager fee will be payable on Common Shares sold under our DRIP. We may amend, suspend or terminate our DRIP for any reason at any time upon 10 days’ notice to the participants. We may provide notice by including such information in a separate mailing to the participants. The offering of our Common Shares will terminate on or before July 15, 2016, which is two years after the initial effective date of this offering. If we have not sold all the Common Shares offered in our primary offering within two years, we may continue the primary offering for an additional year, until July 15, 2017. If we decide to continue our primary offering beyond July 15, 2016, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell Common Shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling Common Shares in any state in which our registration is not renewed or otherwise extended annually. At the discretion of our board of directors, we may elect to extend the termination date of our offering of Common Shares reserved for issuance pursuant to our DRIP until we have sold all Common Shares allocated to such program through the reinvestment of distributions, in which case participants in our DRIP will be notified. We reserve the right to terminate this offering at any time prior to the stated termination date.

Compensation We Will Pay for the Sale of Our Common Shares

Except as provided below, for sales of Common Shares, our dealer manager will receive selling commissions in an amount of up to 7% of the gross proceeds in our primary offering. Our dealer manager will reallow all selling commissions to the participating broker-dealer or registered representative of the dealer manager who actually sold the Common Shares. Our dealer manager also will receive a dealer manager fee in an amount of up to 3% of the gross proceeds in our primary offering. Our dealer manager, in its sole discretion, may reallow all or any portion of the dealer manager fee to participating broker-dealers as a marketing fee. Participating broker-dealers will use the marketing fee exclusively on marketing support and wholesaling activities. Alternatively, a participating broker-dealer or registered representative of the dealer manager who actually sold the Common Shares may elect to receive a fee equal to 7.5% of the gross proceeds from the sale thereof, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10.0% of the gross proceeds from the sale of our Common Shares. The dealer manager fee will be reduced to 2.5% of the gross proceeds on sales by a participating broker-dealer or registered representative of the dealer manager in our primary offering in the event a participating broker-dealer or registered representative of the dealer manager elects to receive the 7.5% fee described in the preceding sentence. We will not pay selling commissions or a dealer manager fee for Common Shares sold pursuant to our DRIP. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Common Shares.

We will reimburse the dealer manager and any participating broker-dealer for reasonable bona fide due diligence expenses incurred by the dealer manager or such participating broker-dealer which are supported by a detailed itemized invoice. These due diligence reimbursements are not considered a part of the 10% underwriting compensation under FINRA Rule 2310(b)(4)(B)(vii) so long as they are included in a detailed and itemized invoice, although they are considered an organization and offering expense, and organization and offering expenses cannot exceed 15% of the offering proceeds.

The dealer manager does not intend to be a market maker and so will not execute trades for selling stockholders. Set forth below is a table indicating the estimated dealer manager compensation and expenses that will be paid in connection with the offering of Common Shares.

	Per Share	Total Minimum	Total Maximum
Primary offering:
Price to public	$10.00	$2,000,000	$300,000,000
Selling commissions	$0.70	$140,000	$21,000,000
Dealer manager fee	$0.30	$60,000	$9,000,000
Proceeds to Lightstone Value Plus Real Estate Investment Trust III, Inc.	$9.00	$1,800,000	$270,000,000
Distribution reinvestment program:
Price to public	$9.50	$—	$95,000,000
Selling commissions	—	—	—
Dealer manager fee	—	—	—
Proceeds to Lightstone Value Plus Real Estate Investment Trust III, Inc.	$9.50	$—	$95,000,000

No selling commissions or dealer manager fee are payable in connection with our distribution reinvestment program or our share repurchase program.

We will not pay any selling commissions in connection with the sale of Common Shares to investors whose contracts for investment advisory and related brokerage services with their broker-dealer include a fixed or “wrap” fee feature. Investors may agree with their broker-dealer to reduce the amount of selling commissions payable with respect to the sale of their Common Shares down to zero if the investor (a) has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (b) is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our Common Shares.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be paid from the dealer manager fee and considered underwriting compensation subject to FINRA’s 10% cap pursuant to Rule 2310 in connection with this offering.

We have agreed to indemnify our dealer manager, and intend to indemnify participating broker-dealers and selected registered investment advisors, against certain liabilities arising under the Securities Act.

However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

The compensation described above includes certain costs associated with the sale and distribution of our Common Shares that our sponsor may pay. We will not reimburse our sponsor for such payments. Nonetheless, such payments will be deemed to be “underwriting compensation” by FINRA. In accordance with the rules of FINRA, the table above sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all the Common Shares offered hereby and that all Common Shares are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fee.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our Common Shares; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a selling commission in connection with a sale of the Common Shares.

To the extent necessary to comply with FINRA rules, we will provide, on an annual basis, a per share estimated value of our Common Shares, the method by which we developed such value and the date of the data we used to estimate such value.

In no event will the amount we pay to FINRA members exceed FINRA’s 10% cap pursuant to Rule 2310. All amounts deemed to be “underwriting compensation” by FINRA will be subject to FINRA’s 10% cap.

If the offering is terminated, the dealer manager will be reimbursed only for its actual out-of-pocket expenses.

Common Shares Purchased by Affiliates, Friends, Institutional Investors and Participating Broker-Dealers

Our executive officers and directors, as well as officers and employees of our advisor and their family members (including spouses, parents, grandparents, children and siblings) and other affiliates, Friends and institutional investors, may purchase Common Shares. The offering price for such Common Shares will be $9.00 per Common Share, reflecting the fact that selling commissions and a dealer manager fee will not be payable in connection with such sales. We have reserved up to 5% of the Common Shares being offered in this offering for purchase at $9.00 per Common Share as described above.

Additionally, participating broker-dealers, including their registered representatives and their immediate families, may purchase Common Shares. In the sole discretion of our dealer manager, the offering price for such Common Shares will be $9.30 per Common Share, reflecting the fact that the first 7.0% of the purchase price per Common Share in selling commissions will not be payable in connection with such sales. Our dealer manager will not be permitted to purchase Common Shares.

As used above and elsewhere in this prospectus, “Friends” means those individuals who have had longstanding business or personal relationships with our executive officers and directors. “Institutional investors” means institutional accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act. The net offering proceeds we receive will not be affected by sales of Common Shares at a discount as set forth above. Our executive officers, directors and other affiliates, Friends, any institutional investors, and participating broker-dealers, including their registered representatives and their immediate families, who receive a discount will be expected to hold their Common Shares purchased as stockholders for investment and not with a view towards resale. In addition, Common Shares purchased by officers and employees of our advisor and their family members (including spouses, parents, grandparents, children and siblings) (each, an “advisor affiliate”) will not be entitled to vote on any matter presented to the stockholders for a vote relating to the removal of our directors or Lightstone Value Plus REIT III LLC as our advisor or any transaction between us and any of our directors, our advisor or any of their respective affiliates, and such Common Shares will be subject to a lock-up agreement among the purchaser, our advisor and us. Any Common Shares purchased by an advisor affiliate may not be sold by such advisor affiliate during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Common Shares by such advisor affiliate for a period of 180 days immediately following the date of effectiveness of or commencement of sales under this offering, except as provided in FINRA Rule 5110(g)(2). With the exception of the 20,000 Common Shares initially sold to Lightstone Value Plus REIT III LLC in connection with our organization, no director, officer or advisor or any affiliate has owned or may own more than 9.8% in value or number of our outstanding Common Shares.

Volume Discounts

We will offer Common Shares with reduced selling commissions to “single purchasers” on orders of more than $1,500,000. The per share purchase price will vary according to the respective volume range set forth in the table below. The reduced purchase price will not affect the amount we receive for investment.

The offering price per Common Share set forth in the table below will apply to each Common Share within each volume range set forth in the table below.

Dollar Volume of Common Shares Purchased	Purchase Price per Incremental Common Share Purchased in Volume Discount Range	Selling Commissions per Incremental Common Share Purchased in Volume Discount Range
$1,000 - $1,500,000	$10.00	$0.70
1,500,001 - 3,000,000	9.80	0.50
3,000,001 and above	9.65	0.35
	(as described below, subject to reduction)	(as described below, subject to reduction)

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional Common Shares. Fractional Common Shares may be issued.

As an example, a single purchaser would receive 201,020.408 Common Shares rather than 200,000 Common Shares for an investment of $2,000,000 and the selling commission would be $130,000. The discount would be calculated as follows: on the first $1,500,000 of the investment there would be no discount and the purchaser would receive 150,000 Common Shares at $10.00 per Common Share. On the remaining $500,000, the per share price would be $9.80 and the purchaser would receive 51,020.408 Common Shares. The dealer manager fee of $0.30 per Common Share would still be payable out of the purchase price per Common Share. In no event will the proceeds to us be less than $9.00 per Common Share.

Selling commissions for purchases of more than $3,000,000 by a single purchaser in one or more transactions during the course of our offering may, in our sole discretion, be reduced to $0.35 per Common Share or less, but in no event will the proceeds to us be less than $9.00 per Common Share. In the event of an agreement to purchase more than $3,000,000 with a single purchaser in one or more transactions during the course of the offering with reduced selling commissions, we will supplement this prospectus to include: (a) the aggregate amount of the agreement to purchase; (b) the price per Common Share paid or to be paid by the purchaser; and (c) a statement that other investors wishing to purchase at least the amount described in clause (a) above will pay no more per Common Shares than the purchaser described in clause (b) above.

Orders may be combined for the purpose of determining the total selling commissions payable with respect to applications made by a “single purchaser,” so long as all the combined purchases are made through the same broker-dealer. The amount of total selling commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used in this prospectus, the term “single purchaser” will include:

•	any person or entity, or persons or entities, acquiring Common Shares as joint purchasers;
•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;
•	all funds and foundations maintained by a given corporation, partnership or other entity;

•	all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity exercises discretionary authority with respect to an investment in our company; and
•	any person or entity, or persons or entities, acquiring shares that are clients of and are advised by a single investment adviser registered under the Advisers Act.

If a single purchaser described in the last five categories above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all the orders were made by a single purchaser.

Orders also may be combined for the purpose of determining the selling commissions payable in the case of orders by any purchaser described in any category above who, within 90 days of its initial purchase of Common Shares, orders additional Common Shares. In this event, the selling commissions payable with respect to the subsequent purchase of Common Shares will equal the selling commissions per Common Share which would have been payable in accordance with the schedule set forth above if all purchases had been made simultaneously. Purchases subsequent to this 90-day period will not qualify to be combined for a volume discount as described herein.

Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

Purchases by entities not required to pay U.S. federal income tax may only be combined with purchases by other entities not required to pay U.S. federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment advisor, that investment advisor may not have any direct or indirect beneficial interest in any of the entities not required to pay U.S. federal income tax whose purchases are sought to be combined. You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional Common Shares to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional Common Shares to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional Common Shares to be credited to any entities not required to pay U.S. federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis on the amount of the investment of each entity not required to pay U.S. federal income tax on their combined purchases.

California residents should be aware that volume discounts will not be available in connection with the sale of Common Shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the Common Shares to different purchasers of the same offering;
•	all purchasers of the Common Shares must be informed of the availability of quantity discounts;
•	the same volume discounts must be allowed to all purchasers of Common Shares which are part of the offering;
•	the minimum amount of Common Shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the Common Shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and
•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of Common Shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of Common Shares purchased.

Subscription Process

To purchase Common Shares in this offering, you must complete and sign a subscription agreement, like the one contained in this prospectus as Appendix B. You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.

By executing the subscription agreement, you will attest, among other things, that you:

•	have received the final prospectus;
•	accept the terms of our charter;
•	meet the minimum income and net worth requirements described in this prospectus;
•	are purchasing the Common Shares for your own account;
•	are purchasing the Common Shares for investment and not with a view towards resale (if you are among the categories of purchaser described above under “— Common Shares Purchased by Affiliates, Friends, Institutional Investors and Participating Broker-Dealers”);
•	acknowledge that the Common Shares are not liquid; and
•	are in compliance with the USA PATRIOT Act and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our Common Shares.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for Common Shares until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager or the participating broker-dealers will submit a subscriber’s check within two business days following receipt of the subscriber’s subscription documents and check, which should be made payable to “UMB Bank, N.A., Escrow Agent For Lightstone III.” In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

A sale of the Common Shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within ten business days after rejecting it.

Investments by IRAs and Certain Qualified Plans

We may appoint one or more IRA custodians for investors in our Common Shares who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We will provide the name(s) of any such additional IRA custodian(s) in a prospectus supplement. Our advisor may determine to pay the fees related to the establishment of investor accounts with such IRA custodians, and it also may pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, we expect the IRA custodian(s) to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. In the future, we may make similar arrangements for our investors with other custodians. Further information as to custodial services is available through your broker or may be requested from us.

Minimum Offering

Subscription proceeds will be placed in escrow until such time as subscriptions from investors aggregating at least the minimum offering of 200,000 Common Shares (excluding Common Shares purchased by New York, Tennessee and Pennsylvania investors) have been received and accepted by us. Purchases of Common Shares by our advisor, directors, officers and other affiliates will be included for purposes of determining whether the minimum of 200,000 Common Shares required to release funds from the escrow account has been sold. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold, with appropriate safety of principal. Subscribers may not withdraw funds from the escrow account.

If subscriptions for at least the minimum offering have not been received and accepted by July 15, 2015, which is one year after the initial effective date of this offering, we will promptly so notify the escrow agent, this offering will be terminated and your funds and subscription agreement will be returned to you within thirty days after the date of such termination. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest will be paid to subscribers upon the termination of the escrow period, subject to withholding for taxes pursuant to applicable Treasury Regulations. We will bear all expenses of the escrow and, as such, any interest to be paid to any subscriber will not be reduced for such expense.

Suitability Standards

Our sponsor, those selling Common Shares on our behalf and any participating broker-dealers and registered investment advisors recommending the purchase of Common Shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of Common Shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Investor Suitability Standards” immediately following the cover page of this prospectus;
•	can reasonably benefit from an investment in our Common Shares based on your overall investment objectives and portfolio structure;
•	are able to bear the economic risk of the investment based on your overall financial situation;
•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our Common Shares; and
•	have apparent understanding of:
•	the fundamental risks of the investment;
•	the risk that you may lose your entire investment;
•	the lack of liquidity of our Common Shares;
•	the restrictions on transferability of our Common Shares;

•	the background and qualifications of our sponsor and its affiliates; and
•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Our sponsor, those selling Common Shares on our behalf and any participating broker-dealers and registered investment advisors recommending the purchase of Common Shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in Common Shares is suitable and appropriate for you.

Until our Common Shares are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of your Common Shares, also must meet the net worth or income standards.

Minimum Purchase Requirements

You must initially purchase at least 100 Common Shares ($1,000) to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs; provided, that each such contribution is made in increments of $100. You should note that an investment in our Common Shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of ERISA or the Code, as applicable.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100. The investment minimum for subsequent purchases does not apply to Common Shares purchased pursuant to our DRIP.

Unless you are transferring all your Common Shares, you may not transfer your Common Shares in a manner that causes you or your transferee to own fewer than the number of Common Shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until our Common Shares are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your Common Shares. We cannot assure that our Common Shares will ever be listed on a national securities exchange.

SUPPLEMENTAL SALES MATERIAL

In addition to the prospectus, we are using supplemental sales material in connection with the offering of the Common Shares, although only when accompanied by or preceded by the delivery of the prospectus. The supplemental sales material does not contain all the information material to an investment decision and should only be reviewed after reading the prospectus. The sales material currently or anticipated to be used in permitted jurisdictions includes:

•	investor sales promotion brochures;
•	cover letters transmitting the prospectus;
•	brochures containing a summary description of the offering;
•	fact sheets describing the general nature of Lightstone Value Plus Real Estate Investment Trust III, Inc. and our investment objectives;
•	asset flyers describing our recent acquisitions;
•	broker updates;
•	online investor presentations;
•	online banners and click-throughs;
•	website material;
•	electronic media presentations; and
•	client seminars and seminar advertisements and invitations.

All of the foregoing material is prepared by our advisor or its affiliates with the exception of third-party article reprints. In certain jurisdictions, some of or all such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering Common Shares only by means of the prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in the prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in the prospectus, or the registration statement of which this prospectus is a part.

REPORTS TO STOCKHOLDERS

Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of these books of account, together with a copy of our charter, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

Our advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

•	audited financial statements prepared in accordance with SEC rules and regulations governing the preparation of financial statements;
•	the ratio of the costs of raising capital during the period to the capital raised;
•	the aggregate amount of advisory fees and the aggregate amount of fees paid to our advisor and any affiliate of our advisor, including fees or charges paid to our advisor and to any affiliate of our advisor by third parties doing business with us;
•	our total operating expenses, stated as a percentage of our average invested assets and as a percentage of our net income for the most recently completed fiscal year;
•	a report from our independent directors that the policies, objectives and strategies we follow are in the best interests of our stockholders and the basis for such determination; and
•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, our advisor, our sponsor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

In connection with our distributions, we will disclose in our quarterly and annual reports filed with the SEC the sources of the funds distributed. If the information is not available at such time, we will provide a statement setting forth the reasons for why the information is not available. We will include in our stockholders’ account statements an estimated value of our Common Shares that will comply with the requirements of NASD Rule 2340 (or any successor rule).

Each distribution will be accompanied by a notice which sets forth: (a) the record date; (b) the amount per Common Share that will be distributed; and (c) the equivalent annualized yield. Maryland investors also will receive notices showing (x) the amount and percentage of each distribution paid from operations, offering proceeds and other sources; and (y) the aggregate amount of such distribution.

In addition, while this offering is pending, if we believe that a reasonable probability exists that we will acquire a property or group of properties, this prospectus will be supplemented to disclose the probability of acquiring such property or group of properties. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. Note that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

After the completion of the last acquisition, our advisor will, upon request, send a schedule of acquisitions to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury, will reflect each acquisition made, the purchase price paid, the aggregate of all acquisition expenses paid on each transaction, and a computation showing compliance with our charter. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any state securities administrators, any report or statement required to be distributed to stockholders pursuant to our charter or any applicable law or regulation.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. In providing any estimate of value per Common Share, neither we nor our affiliates thereby make any warranty, guarantee or representation that (i) we or our stockholders, upon liquidation, will actually realize the estimated value per Common Share or (ii) our stockholders will realize the estimated value per Common Share if they attempt to sell their Common Shares.

The accountants we regularly retain will prepare our U.S. federal tax return and any applicable state income tax returns. We will submit appropriate tax information to our stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between GAAP and our income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information (including an IRS Form 1099) to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price(s), and number of Common Shares owned, as well as the dates and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of Common Shares under our DRIP. Stockholders requiring individualized reports on a more frequent basis may request these reports. We also will provide each stockholder, without charge, all supplements to and updated versions of the prospectus, to the extent required under applicable securities laws. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

We may deliver to the stockholders each of the reports discussed in this section, as well as any other communications that we may provide them with, by e-mail or by any other means. See “Electronic Delivery of Documents.”

LITIGATION

We are not subject to any material pending legal proceedings.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix D to this prospectus. This notice describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

LEGAL MATTERS

The validity of the Common Shares being offered hereby has been passed upon for us by Venable LLP, Baltimore, Maryland. Proskauer Rose LLP, New York, New York, has reviewed the statements relating to certain U.S. federal income tax matters that are likely to be material to U.S. holders of our Common Shares under the caption “Material U.S. Federal Income Tax Considerations,” has passed upon our qualification as a REIT and has served as counsel for our advisor and its affiliates. Neither Venable LLP nor Proskauer Rose LLP purports to represent our stockholders or potential investors, who should consult their own counsel. Martin A. Hewitt, Esq., has served as counsel for Orchard Securities, LLC and its affiliates.

EXPERTS

The consolidated balance sheets of Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiary as of December 31, 2013 and 2012 and the related consolidated statements of operations and comprehensive loss and stockholder’s equity for the year ended December 31, 2013 and for the period October 5, 2012 (date of inception) through December 31, 2012 and the consolidated statements of cash flows for the year ended December 31, 2013 and for the period October 5, 2012 (date of inception) through December 31, 2012 and for the period October 5, 2012 (date of inception) through December 31, 2013, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein, in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual, quarterly and other reports, proxy statements, distribution notices and other information, or documents, electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless otherwise provided in this prospectus or you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have Internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as online charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the Common Shares to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We will file annual, quarterly and current reports, proxy statements and other information with the SEC. We will furnish our stockholders with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and any of these filings will be, available to the public over the Internet at the SEC’s website at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(a Maryland corporation in the Development Stage)

Page
Audited Financial Statements:
Report of Independent Registered Public Accounting Firm	F-2
Financial Statements:
Consolidated Balance Sheets as of December 31, 2013 and 2012	F-3
Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2013 and for the period October 5, 2012 (date of inception) through December 31, 2013	F-4
Consolidated Statements of Stockholder’s Equity for the year ended December 31, 2013 and for the period October 5, 2012 (date of inception) through December 31, 2012	F-5
Consolidated Statements of Cash Flows for the year ended December 31, 2013, for the period October 5, 2012 (date of inception) through December 31, 2012 and for the period October 5, 2012 (date of inception) through December 31, 2013	F-6
Notes to Consolidated Financial Statements	F-7
Quarterly Financial Statements:
Financial Statements:
Consolidated Balance Sheets as of March 31, 2014 (unaudited) and December 31, 2013	F-22
Consolidated Statements of Operations and Comprehensive Loss (unaudited) for the three months ended March 31, 2014 and March 31, 2013 and for the period October 5, 2012 (date of inception) through March 31, 2014	F-23
Consolidated Statements of Stockholder’s Equity (unaudited) for the three months ended March 31, 2014 and for the period October 5, 2012 (date of inception) through March 31, 2014	F-24
Consolidated Statements of Cash Flows (unaudited) for the three months ended March 31, 2014 and March 31, 2013 and for the period October 5, 2012 (date of inception) through March 31, 2014	F-25
Notes to Consolidated Financial Statements (unaudited)	F-26

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiary (the ``Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive loss and stockholder’s equity for the year ended December 31, 2013 and for the period October 5, 2012 (date of inception) through December 31, 2013 and the consolidated statements of cash flows for the year ended December 31, 2013, for the period October 5, 2012 (date of inception) through December 31, 2012, and for the period October 5, 2012 (date of inception) through December 31, 2013. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiary as of December 31, 2013 and 2012, and the consolidated results of their operations for the year ended December 31, 2013 and for the period October 5, 2012 (date of inception) through December 31, 2013, and their consolidated cash flows for the year ended December 31, 2013, for the period October 5, 2012 (date of inception) through December 31, 2012, and for the period October 5, 2012 (date of inception) through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ EisnerAmper LLP

Iselin, New Jersey
April 14, 2014

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)

CONSOLIDATED BALANCE SHEETS

	December 31,
	2013	2012
Assets
Cash	$198,726	$200,000
Total Assets	$198,726	$200,000
Liabilities and Stockholder’s Equity
Stockholder’s equity:
Common stock, $0.01 par value; 20,000 shares authorized, 20,000 shares issued and outstanding	$200	$200
Additional paid-in-capital	199,800	199,800
Accumulated deficit during the development stage	(1,274)	—
Total stockholder’s equity	198,726	200,000
Total Liabilities and Stockholder’s Equity	$198,726	$200,000

The accompanying notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Year Ended December 31, 2013	For the Period October 5, 2012 (date of inception) through December 31, 2013
Revenues	$—	$—
Expenses: General and administrative costs	1,274	1,274
Total expenses	1,274	1,274
Net loss	$(1,274)	$(1,274)
Comprehensive loss	$(1,274)	$(1,274)

The accompanying notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY

	Common Shares		Additional Paid-In Capital	Accumulated Deficit During the Development Stage	Total Stockholder’s Equity
	Common Shares	Amount
BALANCE, October 5, 2012 (date of inception)	—	$—	$—	$—	$—
Issuance of common stock	20,000	200	199,800	—	200,000
BALANCE, December 31, 2012	20,000	200	199,800	—	200,000
Net loss	—	—	—	(1,274)	(1,274)
BALANCE, December 31, 2013	20,000	$200	$199,800	$(1,274)	$198,726

The accompanying notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2013	For the Period October 5, 2012 (date of inception) through December 31, 2012	For the Period October 5, 2012 (date of inception) through December 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,274)	$—	$(1,274)
Net cash used in operating activities	(1,274)	—	(1,274)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	—	200,000	200,000
Net cash provided by financing activities	—	200,000	200,000
Net change in cash	(1,274)	200,000	198,726
Cash, beginning of period	200,000	—	—
Cash, end of period	$198,726	$200,000	$198,726

The accompanying notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements

1.  Organization

Lightstone Value Plus Real Estate Investment Trust III, Inc. (“Lightstone REIT III”), incorporated on October 5, 2012, in Maryland, intends to elect to qualify and be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2014. Lightstone REIT III intends to offer for sale a maximum of 30.0 million shares of its common stock, par value $0.01 per share (which may be referred to herein as “shares of common stock” or as “Common Shares”) at a price of $10.00 per share, subject to certain volume and other discounts, on a “best efforts” basis, pursuant to a registration statement on Form S-11 (the “Offering”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933. The Offering also covers up to 10.0 million shares of common stock available pursuant to the Company’s distribution reinvestment plan (the “DRIP”) under which common stockholders may elect to have their distributions reinvested in additional shares of common stock at an initial purchase price of $9.50 per share.

Lightstone REIT III sold 20,000 Common Shares to Lightstone Value Plus REIT III LLC, a Delaware limited liability company (the “Advisor”), an entity majority owned by David Lichtenstein, on December 24, 2012, for $10.00 per share. Mr. Lichtenstein also is a majority owner of the equity interests of Lightstone REIT III’s sponsor, The Lightstone Group, LLC (the “Sponsor”).

Substantially all Lightstone REIT III’s business will be conducted through Lightstone Value Plus REIT III LP, a Delaware limited partnership (the “Operating Partnership”). Lightstone REIT III will be the sole general partner and initially holder of 100% of the units of the Operating Partnership. Additionally, the Advisor expects to contribute $2,000 to the Operating Partnership in exchange for a limited partner interest in the Operating Partnership. In addition, Lightstone SLP III LLC (“Special Limited Partner”), a Delaware limited liability company of which Mr. Lichtenstein is the majority owner, will be a special limited partner in the Operating Partnership and may be entitled to receive liquidation distributions upon the liquidation of Lightstone REIT III. The Special Limited Partner has committed to contribute to the Operating Partnership cash or interests in real property in exchange for subordinated participation interests in the Operating Partnership that may entitle the Special Limited Partner to such liquidation distributions. (See Note 4 for a summary of related-party fees).

Lightstone REIT III and the Operating Partnership are collectively referred to as the “Company” and the use of “we,” “our,” “us” or similar pronouns refers to Lightstone REIT III, its Operating Partnership or the Company as required by the context in such pronoun used.

The Company will seek to acquire hotels and other commercial real estate assets primarily located in the United States. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company may also originate or acquire mortgage loans secured by real estate. As of the date of these consolidated financial statements, the Company has neither purchased nor contracted to purchase any properties, nor has the Advisor identified any properties in which there is a reasonable probability that the Company will acquire.

The Company has no employees. The Company intends to retain the Advisor to manage its affairs on a day-to-day basis. Beacon Property Management Limited Liability Company and Paragon Retail Property Management LLC (the “Property Managers”) will serve as property managers. Orchard Securities, LLC (the “Dealer Manager”) will serve as the dealer manager of the Company’s public offering. The Advisor and Property Managers are affiliates of the Sponsor. These related parties will receive compensation and fees for services related to the investment and management of the Company’s assets. These entities will receive fees during the offering, acquisition, operational and liquidation stages. (See Note 4 for a summary of related-party fees.)

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements

2.  Summary of Significant Accounting Policies

As the Company has not yet commenced operations, some of the significant accounting policies may or may not be relevant during the period October 5, 2012 (date of inception) through December 31, 2013, but the Company anticipates that these significant accounting policies will apply in the future.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Development Stage Company

The Company complies with the reporting requirements of development stage enterprises. Pursuant to the terms of the offering, the Company must sell at least 200,000 shares of common stock in connection with the sale of common stock in order to break escrow and commence operations. As of December 31, 2013 and through the date of this report, the Company had not reached such threshold, purchased any properties or earned any income. Accordingly, earnings per share have not been computed as it is deemed not meaningful.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of Lightstone REIT III and the Operating Partnership. All inter-company accounts and transactions have been eliminated in consolidation. In determining whether the Company has a controlling financial interest in a joint venture and the requirement to consolidate the accounts of that entity, management considers factors such as ownership interest, authority to make decisions and contractual and substantive participating rights of the other partners or members as well as whether the entity is a variable interest entity for which the Company is the primary beneficiary.

Use of Estimates

GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during a reporting period. The most significant assumptions and estimates relate to the valuation of real estate, depreciable lives, revenue recognition, and the collectability of trade accounts receivable and loans receivable. Application of these assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. All cash and cash equivalents are held in commercial paper and money market funds. To date, the Company has not experienced any losses on its cash and cash equivalents.

Marketable Securities

Marketable securities may consist of equity securities and corporate bonds that are designated as available-for-sale and are recorded at fair value. Unrealized holding gains or losses will be reported as a component of accumulated other comprehensive income (loss). Realized gains or losses resulting from the sale of these securities will be determined based on the specific identification of the securities sold. An impairment charge will be recognized when the decline in the fair value of a security below the amortized cost basis is determined to be other-than-temporary. The Company will consider various factors in determining whether to recognize an impairment charge, including the duration and severity of any decline in fair value below our amortized cost basis, any adverse changes in the financial condition of the issuers and our intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery in market value.

Revenue

Hotel revenue will be recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel’s services.

For other commercial properties, which the Company may invest in, minimum rents will be recognized on a straight-line accrual basis, over the terms of the related leases. The capitalized above-market lease values

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements

2.  Summary of Significant Accounting Policies  – (continued)

and the capitalized below-market lease values will be amortized as an adjustment to rental income over the initial lease term. Percentage rents, which are based on commercial tenants’ sales, will be recognized once the sales reported by such tenants exceed any applicable breakpoints as specified in the tenants’ leases. Recoveries from commercial tenants for real estate taxes, insurance and other operating expenses, and from residential tenants for utility costs, will be recognized as revenues in the period that the applicable costs are incurred.

Real Estate Loans Receivable

Real estate loans receivable will be recorded at cost, net of any premiums or discounts which are accreted or amortized over the life of the related loan receivable utilizing the effective interest method, and reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that we will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment, if any, is measured by comparing the recorded amount of the loan to the present value of the expected cash flows or the fair value of the collateral. If a loan was deemed to be impaired, the Company would record a reserve for loan losses through a charge to income for any shortfall. Premiums or discounts will no longer be accreted or amortized for loans that are in default.

Accounts Receivable

The Company will make estimates of the uncollectability of its accounts receivable related to base rents, expense reimbursements and other revenues. The Company will analyze accounts receivable and historical bad debt levels, customer creditworthiness and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. In addition, tenants in bankruptcy will be analyzed and estimates will be made in connection with the expected recovery of pre-petition and post-petition claims. The Company’s reported net income or loss will be directly affected by management’s estimate of the collectability of accounts receivable.

Investments in Real Estate

Accounting for Acquisitions

When the Company makes an investment in real estate, the fair value of the real estate acquired will be allocated to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases for acquired in-place leases and the value of tenant relationships, based in each case on their fair values. Purchase accounting will be applied to assets and liabilities related to real estate entities acquired based upon the percentage of interest acquired. Fees incurred related to acquisitions will be expensed as incurred and recorded in general and administrative costs in the consolidated statements of operation. Transaction costs incurred related to the Company’s investments in unconsolidated affiliated entities, accounted for under the equity method of accounting, will be capitalized as part of the cost of the investment.

Upon the acquisition of real estate operating properties, the Company will estimate the fair value of acquired tangible assets and identified intangible assets and liabilities and certain liabilities such as assumed debt and contingent liabilities, at the date of acquisition, based on evaluation of information and estimates available at that date, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other relevant market data. Based on these estimates, the Company will evaluate the existence of goodwill or a gain from a bargain purchase and will allocate the initial purchase price to the applicable assets, liabilities and noncontrolling interests, if any. As final information regarding fair value of the assets acquired, liabilities assumed and noncontrolling interests is received and estimates are refined, appropriate adjustments will be made to the purchase price allocation. The allocations will be finalized as soon as all the information necessary is available and in no case later than within twelve months from the acquisition date.

Carrying Value of Assets

The amounts to be capitalized as a result of periodic improvements and additions to real estate property, when applicable, and the periods over which the assets will be depreciated or amortized, will be determined

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements

2.  Summary of Significant Accounting Policies  – (continued)

based on the application of accounting standards that may require estimates as to fair value and the allocation of various costs to the individual assets. Differences in the amount attributed to the assets may be significant based upon the assumptions made in calculating these estimates.

Impairment Evaluation

Management will evaluate the recoverability of its investments in real estate assets at the lowest identifiable level, the individual property level. Long-lived assets will be tested for recoverability whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. An impairment loss will be recognized only if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value.

The Company will evaluate the long-lived assets for potential impairment on a quarterly basis and record an impairment charge when there is an indicator of impairment and the undiscounted projected cash flows are less than the carrying amount for a particular property. The estimated cash flows used for the impairment analysis and the determination of estimated fair value will be based on the Company’s plans for the respective assets and the Company’s views of market and economic conditions. The estimates consider matters such as future operating income, market and other applicable trends and residual value, as well as the effects of demand, competition, and recent sales data for comparable properties. Changes in estimated future cash flows due to changes in the Company’s plans or views of market and economic conditions could result in recognition of impairment losses, which, under the applicable accounting guidance, may be substantial.

Depreciation and Amortization

Depreciation expense for real estate assets will be computed based on the straight-line method using a weighted average composite life of thirty-nine years for buildings and improvements and five to ten years for furniture, fixtures and equipment. Expenditures for tenant improvements will be capitalized and amortized over the initial term of each lease. Maintenance and repairs will be charged to expense as incurred.

Deferred Costs

Deferred costs may consist of deferred financing and deferred leasing costs.

The Company will capitalize initial direct costs associated with financing and leasing activities. The costs will be capitalized upon the execution of the loan or lease and amortized over the initial term of the corresponding loan or lease. Amortization of deferred loan costs will begin in the period during which the loan is originated using the effective interest method over the term of the loan. Deferred leasing costs will be amortized to expense upon the earlier of the store opening date or the date the tenant’s lease obligation begins.

Investments in Unconsolidated Entities

The Company will evaluate its investments in other entities for consolidation. The percentage interest in the joint venture, evaluation of control and whether a variable interest entity (“VIE”) exists will all be considered in determining if the investment qualifies for consolidation.

The Company will account for its investments in unconsolidated entities using the equity or cost method of accounting, as appropriate. Under the equity method, the investment will be recorded initially at cost, and subsequently adjusted for equity in net income/(loss) and cash contributions and distributions. The net income/ (loss) of each investor will be allocated in accordance with the provisions of the applicable operating agreements of the entities. The allocation provisions in these agreements may differ from the ownership interest held by each investor. Differences between the carrying amount of the Company’s investment in the respective joint venture and the Company’s share of the underlying equity of such unconsolidated entities will be amortized over the respective lives of the underlying assets as applicable. These items will be reported as a single line item in the consolidated statements of operations as income or loss from investments in unconsolidated affiliated entities. Under the cost method of accounting, the investment will be recorded initially at cost, and subsequently adjusted for cash contributions and distributions resulting from any capital events. Dividends earned from the underlying entities will be recorded as interest income in the consolidated statements of operations.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements

2.  Summary of Significant Accounting Policies  – (continued)

On a quarterly basis, the Company will assess whether the values of the investments in unconsolidated affiliated entities have been impaired. An investment is impaired only if management’s estimate of the fair value of the investment is less than the carrying value of the investment, and such decline in value is deemed to be other than temporary. To the extent impairment has occurred, the loss shall be measured as the excess of the carrying amount of the investment over the fair value of the investment. Management’s estimate of value for each investment is based on a number of assumptions that are subject to economic and market uncertainties. As these factors are difficult to predict and are subject to future events that may alter management’s assumptions, the values estimated by management in the impairment analysis may not be realized. Any decline that is not considered temporary will result in the recording of an impairment charge.

Income Taxes

As of December 31, 2013, the Company is subject to federal income taxes as a regular (subchapter C) corporation. The Company intends to elect to be taxed as a REIT commencing with the taxable year ended December 31, 2014. If the Company qualifies as a REIT, it generally will not be subject to U.S. federal income tax on its net taxable income that it distributes to its stockholders. To maintain its REIT qualification, the Company must meet a number of organizational and operational requirements, including a requirement that it annually distribute to its stockholders at least 90% of its REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. If the Company fails to remain qualified for taxation as a REIT in any subsequent year and does not qualify for certain statutory relief provisions, its income for that year will be taxed at regular corporate rates, and it may be precluded from qualifying for treatment as a REIT for the four-year period following its failure to qualify as a REIT. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders.

Additionally, even if the Company qualifies as a REIT, it may still be subject to some U.S. federal, state and local taxes on its income and property and to U.S. federal income taxes and excise taxes on its undistributed income.

Organization and Offering Costs

Organization and offering costs include all the expenses incurred in connection with the Offering. Organization and offering costs (other than selling commissions and dealer manager fee) of the Company may be paid by the Advisor on behalf of the Company.

These costs include all costs and expenses paid by the Company in connection with its formation and the offering, including the Company’s legal, accounting, printing, mailing and filing fees, charges of the escrow agent, reimbursements to the Dealer Manager and participating broker-dealers for due diligence expenses set forth in detailed and itemized invoices, amounts to reimburse the Advisor for its portion of the salaries of the employees of its affiliates who provide services to the Advisor, and other costs in connection with administrative oversight of such offering and the marketing process, such as preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by the Dealer Manager or participating broker-dealers.

The Advisor will advance the organization and offering expenses to the extent that the Company does not have the funds to pay such expenses. Organization and offering expenses advanced by the Advisor will not be liabilities to the Company unless and until the Offering breaks escrow. Once the Offering breaks escrow, the Company will record any offering costs incurred from its inception to stockholders’ equity as a reduction to additional paid in capital as well as any organization costs incurred from its inception as a general and administrative cost and repay the Advisor with available funds for any costs paid by the Advisor. Through December 31, 2013, $1.2 million has been incurred for organization and offering expenses. The Company has not recorded any of the organization and offering costs incurred as a liability as the Offering has not broken escrow.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements

2.  Summary of Significant Accounting Policies  – (continued)

Accounting for Derivative Financial Instruments and Hedging Activities

The Company may enter into derivative financial instrument transactions in order to mitigate interest rate risk on a related financial instrument. The Company may designate these derivative financial instruments as hedges and apply hedge accounting. The Company will record all derivative instruments at fair value on the consolidated balance sheet.

Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, will be considered cash flow hedges. The Company will formally document all relationships between hedging instruments and hedged items, as well as our risk-management objective and strategy for undertaking each hedge transaction. The Company will periodically review the effectiveness of each hedging transaction, which involves estimating future cash flows. Cash flow hedges will be accounted for by recording the fair value of the derivative instrument on the consolidated balance sheet as either an asset or liability, with a corresponding amount recorded in other comprehensive income (loss) within stockholder’s equity. Amounts will be reclassified from other comprehensive income (loss) to the consolidated statement of operations in the period or periods the hedged forecasted transaction affects earnings. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, will be considered fair value hedges. The effective portion of the derivatives gain or loss will be initially reported as a component of other comprehensive income and subsequently reclassified into earnings when the transaction affects earnings. The ineffective portion of the gain or loss will be reported in earnings immediately.

Stock-Based Compensation

The Company intends to adopt a stock-based incentive award plan to align the long-term financial interest of its independent directors, officers and employees (if it ever has employees), employees of its Advisor and other affiliates, certain of its consultants and certain consultants to the Advisor and other affiliates who, directly or indirectly, provide services to the Company, with those of the stockholders. Awards will be granted at the fair market value on the date of the grant with fair value estimated using the Black-Scholes- Merton option valuation model, which incorporates assumptions surrounding the volatility, dividend yield, the risk-free interest rate, expected life, and the exercise price as compared to the underlying stock price on the grant date. As stock-based compensation expense recognized in the consolidated statements of operations will be based on awards ultimately expected to vest, the amount of expense will be reduced for forfeitures estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures will be estimated based on historical experience. The tax benefits associated with these share-based payments will be classified as financing activities in the consolidated statement of cash flows as required under previous regulations.

Concentration of Risk

The Company maintains its cash in bank deposit accounts, which, at times, may exceed U.S. federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Basic and Diluted Net Earnings per Common Share

Net earnings per common share will be computed by dividing the net income/(loss) by the weighted average number of shares of common stock outstanding. Diluted income per share takes into account the effect of dilutive instruments, such as stock options, but uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of shares outstanding. For the period October 5, 2012 (date of inception) through December 31, 2013, the calculation of net income per share is not presented because it is not a meaningful measure of the Company’s performance as the Company has not commenced operations and has not broken escrow.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements

2.  Summary of Significant Accounting Policies  – (continued)

Financial Instruments

The carrying amounts of cash and cash equivalents approximate their fair values because of the short maturity of these instruments.

New Accounting Pronouncements

The Company has reviewed and determined that recently issued accounting pronouncements either will not have a material impact on its consolidated financial position, results of operations and cash flows, or will not apply to its operations.

3.  Stockholder’s Equity

Preferred Stock

The Company’s charter authorizes its board of directors to designate and issue one or more classes or series of preferred stock without approval of the stockholders of Common Shares. As of December 31, 2013, the Company’s board of directors has not authorized any shares of preferred stock. Prior to the issuance of shares of each class or series, the board of directors is required by Maryland law and by the Company’s charter to set, subject to the Company’s charter restrictions on ownership and transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to Common Shares. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of the Company. As of December 31, 2013, the Company had no outstanding shares of preferred stock.

Common Shares

All of the common stock being offered by the Company will be duly authorized, fully paid and nonassessable. Subject to the restrictions on ownership and transfer of stock contained in the Company’s charter and except as may otherwise be specified in the charter, the holders of Common Shares are entitled to one vote per Common Share on all matters submitted to a stockholder vote, including the election of the Company’s directors. There is no cumulative voting in the election of directors. Therefore, the holders of a majority of outstanding Common Shares can elect the Company’s entire board of directors. Except as the Company’s charter may provide with respect to any series of preferred stock that the Company may issue in the future, the holders of Common Shares will possess exclusive voting power.

Holders of the Company’s Common Shares will be entitled to receive such distributions as authorized from time to time by the Company’s board of directors and declared out of legally available funds, subject to any preferential rights of any preferred stock that the Company issues in the future. In any liquidation, each outstanding Common Share entitles its holder to share (based on the percentage of Common Shares held) in the assets that remain after the Company pays its liabilities and any preferential distributions owed to preferred stockholders. Holders of Common Shares do not have preemptive rights, which means that there is no automatic option to purchase any new Common Shares that the Company issues, nor do holders of Common Shares have any preference, conversion, exchange, sinking fund or redemption rights. Holders of Common Shares will not have appraisal rights unless the board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such Common Shares would otherwise be entitled to exercise appraisal rights. Common Shares will be nonassessable by the Company upon its receipt of the consideration for which the board of directors authorized its issuance.

Under its charter, the Company cannot make some material changes to its business form or operations without the approval of stockholders holding at least a majority of the shares of our stock entitled to vote on the matter. These include (1) amendment of its charter, (2) its liquidation or dissolution, and (3) its merger,

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements

3.  Stockholder’s Equity  – (continued)

consolidation or the sale or other disposition of its assets. Share exchanges in which the Company is the acquirer, however, do not require stockholder approval. The Company had 20,000 shares of common stock outstanding as of December 31, 2013 and 2012.

Stock Incentive Plan

The Company intends to adopt a stock incentive plan to align the long-term financial interest of its independent directors, officers and employees (if it ever has employees), employees of the Advisor and other affiliates, certain of its consultants and certain consultants to the Advisor and other affiliates who, directly or indirectly, provide consulting services to the Company, with those of its stockholders. The Company’s board of directors intends to design long-term incentive awards to ensure that eligible officers, employees, consultants and independent directors have a continuing stake in its long-term success, that the total compensation realized by its executive officers reflects its multi-year performance as measured by the efficient use of capital and changes in stockholder value, and that a portion of its executive officer’s total compensation is earned over a multi-year period and is forfeitable if the employment of the executive officer is terminated.

The Company’s board of directors has the full authority to administer and interpret the plan, including to grant to the Company’s independent directors, officers and employees (if it ever has employees), employees of the Advisor and other affiliates, certain of the Company’s consultants and certain consultants to the Advisor and other affiliates who, directly or indirectly, provide consulting services to the Company (a) stock options, (b) stock appreciation rights, (c) restricted stock, (d) performance shares, and (e) other stock-based awards; to determine, in accordance to the terms of the stock incentive plan, the number of Common Shares to be covered by each award granted and the terms and conditions, consistent with the terms of the stock incentive plan, of any award granted; and generally, to exercise such powers and to perform such acts as the board of directors deems necessary or expedient to promote the Company’s best interests that are not in conflict with the provisions of the stock incentive plan. The board of directors, however, may not take any action under the stock incentive plan that would result in a repricing of any stock option without having first obtained the affirmative vote of the stockholders.

The aggregate number of Common Shares that may be issued or used for reference purposes or with respect to which awards may be granted under the stock incentive plan will not exceed 5.0% of the Company’s outstanding shares of common stock on a fully diluted basis at any time and in any event will not exceed 3,000,000 shares of common stock subject to adjustment for stock splits, combinations, reclassifications, reorganizations and certain other specified events pursuant to the stock incentive plan. Grants will be issued on the date they are approved by the board of directors, except in certain circumstances, such as for new hires, who may be granted awards on or following commencement of employment on the second day after we release our financial results for that quarter. The exercise price for stock options will be determined by the board of directors at the time of the grant and will not be less than 100% (or, in the case of an incentive stock option granted to a ten percent stockholder, 110%) of the fair market value of the shares of common stock at the time of the grant. The board of directors will set the vesting schedule, which may be subject to the attainment of specified performance targets or such other factors as the board of directors may determine, in its sole discretion.

4.  Related Party Transaction and Other Arrangements

The Company is expected to have agreements with the Dealer Manager, the Advisor, the Property Managers and the Special Limited Partner to pay certain fees and liquidation distributions, as follows, in exchange for services performed by these entities and other affiliated entities. The following table summarizes all the compensation and fees the Company may pay to the Dealer Manager, the Advisor, the Property Managers, the Special Limited Partner or their affiliates, including amounts to reimburse their costs in providing services. The Special Limited Partner has committed to contribute to the Operating Partnership cash or interests in real property in exchange for subordinated participation interests in the Operating Partnership that may entitle the Special Limited Partner to the liquidation distributions described in the table below.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements

4.  Related Party Transaction and Other Arrangements  – (continued)

Organization and Offering Stage
Fees	Amount
Selling Commissions	The Dealer Manager will receive selling commissions in an amount of up to 7% of the gross proceeds in the primary offering. The Dealer Manager will reallow all selling commissions to the participating broker-dealer or registered representative of the dealer manager who actually sold the Common Shares. Selling commissions are expected to be approximately $21.0 million if the maximum offering of 30.0 million shares of common stock is sold in the Offering. Alternatively, a participating broker-dealer or registered representative of the Dealer Manager who actually sold the shares of common stock may elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares of common stock, of which 2.5% will be paid at the time of sale of shares of common stock and 1.0% will be paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10.0% of the gross offering proceeds (excluding securities purchased through the DRIP). From the Company’s inception through December 31, 2013, the Company has not incurred any selling commissions.
Dealer Manager Fee	The Dealer Manager will receive a dealer manager fee in an amount of up to 3% of gross proceeds in the primary offering. The Dealer Manager, in its sole discretion, may reallow all or any portion of the dealer manager fee to participating broker-dealers as a marketing fee. No dealer manager fee will be paid with respect to sales under the DRIP. The dealer manager fee will be reduced to 2.5% of the gross proceeds on sales by a participating broker-dealer or registered representative of the dealer manager in the Company’s primary offering in the event a participating broker-dealer or registered representative of the Dealer Manager elects to receive the 7.5% fee described in “— Selling Commissions” above. The estimated dealer management fee is expected to be approximately $9.0 million if the maximum offering of 30.0 million shares of common stock are sold in the Offering. From the Company’s inception through December 31, 2013, the Company has not incurred any dealer manager fees.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements

4.  Related Party Transaction and Other Arrangements  – (continued)

Organization and Offering Stage (continued)
Fees	Amount
Organization and Offering Expenses	The Company will reimburse the Advisor for all organization and offering expenses in connection with this offering, other than the selling commissions and dealer manager fee. The Company expects that such organization and offering expenses, other than selling commissions and dealer manager fee, will amount to approximately 2.0% of gross offering proceeds. In no event will organization and offering expenses exceed 15.0% of gross offering proceeds.

Operational Stage
Fees	Amount
Acquisition Fee	The Company will pay to the Advisor or its affiliates 1.0% of the contract purchase price of each property acquired (including the Company’s pro rata share (direct or indirect) of debt attributable to such property) or 1.0% of the amount advanced for a loan or other investment (including the Company’s pro rata share (direct or indirect) of debt attributable to such investment), as applicable. The estimated acquisition fee is expected to be approximately $11.2 million, if the maximum offering of 30.0 million shares of common stock is sold under the Offering, assuming an aggregate long-term permanent leverage of approximately 75%.
“Contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property, the amount of funds advanced with respect to a mortgage, or the amount actually paid or allocated in respect of the purchase of other real estate-related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such asset but exclusive of acquisition fees and acquisition expenses.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements

4.  Related Party Transaction and Other Arrangements  – (continued)

Operational Stage (continued)
Fees	Amount
Acquisition Expenses	The Company will reimburse the Advisor for expenses actually incurred related to selecting or acquiring assets on the Company’s behalf, regardless of whether the Company actually acquires the related assets. In addition, the Company will pay third parties, or reimburse the Advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses and title insurance premiums, regardless of whether the Company acquires the related assets. The Company estimates that total acquisition expenses (including those paid to third parties, as described above) will be approximately 0.6% of the contract purchase price of each property (including the Company’s pro rata share (direct or indirect) of debt attributable to such property) and 0.6% of the amount advanced for a loan or other investment (including the Company’s pro rata share (direct or indirect) of debt attributable to such investment), as applicable. In no event will the total of all acquisition fees, financing coordination fees and acquisition expenses (including those paid to third parties, as described above) payable with respect to a particular investment be unreasonable or exceed 5% of the contract purchase price of each property (including the Company’s pro rata share (direct or indirect) of debt attributable to such property) or 5% of the amount advanced for a loan or other investment (including the Company’s pro rata share (direct or indirect) of debt attributable to such investment), as applicable. The estimated acquisition expenses are expected to be approximately $6.7 million, if the maximum offering of 30.0 million shares of common stock is sold in the Offering, assuming an aggregate long-term permanent leverage of approximately 75%.
Construction Management Fee	The Company expects to engage the Property Managers to provide construction management services for some of its properties. The Company will pay a construction management fee in an amount of up to 5% of the cost of any improvements that the Property Managers may undertake. The Property Managers may subcontract the performance of their duties to third parties.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements

4.  Related Party Transaction and Other Arrangements  – (continued)

Operational Stage (continued)
Fees	Amount
Asset Management Subordinated Participation	The following description of the asset management subordinated participation will apply until the date on which the initial public offering has ended and the Company has invested substantially all the net proceeds therefrom.
Within 30 days after the end of each calendar quarter (subject to the approval of the Company’s board of directors), the Company, as the general partner of the Operating Partnership, will pay an asset management subordinated participation by issuing a number of restricted operating partnership units designated as Class B Units of the Operating Partnership (“Class B Units”) to the Advisor equal to: (i) the cost of the Company’s assets multiplied by 0.1875%; divided by (ii) the value of one Common Share as of the last day of such calendar quarter, which is equal initially to $9.00 (the primary offering price minus selling commissions and dealer manager fees). The value of issued Class B Units will be determined and expensed when the Company deems the achievement of the performance condition (described below) to be probable.
The Advisor will be entitled to receive distributions on the vested and unvested Class B Units it receives in connection with its asset management subordinated participation at the same rate as distributions received on the Common Shares; such distributions will be in addition to the incentive fees and distributions the Advisor and its affiliates may receive from the Company, which consist of the annual subordinated performance fee payable to the Advisor and the liquidation distributions payable to the Special Limited Partner.
Class B Units are subject to forfeiture until such time as: (a) the value of the Operating Partnership’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of the Common Shares on a national securities exchange; (ii) a transaction to which the Company or the Operating Partnership shall be a party, as a result of which OP Units or Common Shares shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the Advisor pursuant to the advisory agreement is providing services to the Company immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of the Company’s independent directors after the economic hurdle described above has been met.
Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of the Company’s board of directors before the economic hurdle described above has been met.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements

4.  Related Party Transaction and Other Arrangements  – (continued)

Operational Stage (continued)
Fees	Amount
Asset Management Fee	The following description of the asset management fee will apply beginning on the date on which the initial public offering has ended and the Company has invested substantially all the net proceeds therefrom.
The Company will pay the Advisor or its assignees a monthly asset management fee equal to one-twelfth ( 1/12) of 0.75% of the Company’s average invested assets. Average invested assets means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.
Property Management Fee	Property management fees with respect to properties managed by the Property Managers will be payable monthly to the Property Managers in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of property managers in such area. The Property Managers may subcontract the performance of their duties to third parties. The Company will reimburse the Property Managers for costs and expenses, which may include personnel costs for on-site personnel providing direct services for the properties and for roving maintenance personnel to the extent needed at the properties from time to time, and the cost of travel and entertainment, printing and stationery, advertising, marketing, signage, long distance phone calls and other expenses that are directly related to the management of specific properties. Notwithstanding the foregoing, the Company will not reimburse the Property Managers for their general overhead costs or, other than as set forth above, for the wages and salaries and other employee-related expenses of their employees.
In addition, the Company will pay the Property Managers a separate fee for the one- time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.
Operating Expenses	Commencing 12 months after the commencement of the Offering, the Company will reimburse the Advisor’s costs of providing administrative services at the end of each fiscal quarter, subject to the limitation that the Company will not reimburse the Advisor (except in limited circumstances) for any amount by which the total operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets (as defined above under “— Asset Management Fee”) and (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period.
Additionally, the Company will reimburse the Advisor for personnel costs in connection with other services; however, the Company will not reimburse the Advisor for (a) services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee, or (b) the salaries and benefits of the Company’s named executive officers.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements

4.  Related Party Transaction and Other Arrangements  – (continued)

Operational Stage (continued)
Fees	Amount
Financing Coordination Fee	If the Advisor provides services in connection with the financing of an asset, assumption of a loan in connection with the acquisition of an asset or origination or refinancing of any loan on an asset, the Company will pay the Advisor or its assignees a financing coordination fee equal to 0.75% of the amount available or outstanding under such financing. The Advisor may reallow some of or all this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.

Liquidation/Listing Stage
Fees	Amount
Real Estate Disposition Commissions	For substantial services in connection with the sale of a property, the Company will pay to the Advisor or any of its affiliates a real estate disposition commission in an amount equal to the lesser of (a) one-half of a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property and (b) 2.0% of the contract sales price of the property; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price or a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property. The Company’s independent directors will determine whether the Advisor or its affiliates have provided a substantial amount of services to the Company in connection with the sale of a property. A substantial amount of services in connection with the sale of a property includes the preparation by the Advisor or its affiliates of an investment package for the property (including an investment analysis, an asset description and other due diligence information) or such other substantial services performed by the Advisor or its affiliates in connection with a sale.
Annual Subordinated Performance Fee	The Company will pay the Advisor an annual subordinated performance fee calculated on the basis of the annual return to holders of Common Shares, payable annually in arrears, such that for any year in which holders of Common Shares receive payment of a 6.0% annual cumulative, pre-tax, non-compounded return on their respective net investments, the Advisor will be entitled to 15.0% of the amount in excess of such 6.0% per annum return, provided, that the amount paid to the Advisor will not exceed 10.0% of the aggregate return for such year, and provided, further, that the annual subordinated performance fee will not be paid unless holders of Common Shares receive a return of their respective net investments. This fee will be payable only from realized appreciation in the Company’s assets upon their sale, other disposition or refinancing, which results in the return on stockholders’ respective net investments exceeding 6.0% per annum.

For purposes of the annual subordinated performance fee, “net investment” means $10.00 per Common Share, less a pro rata share of any proceeds received from the sale, other disposition or refinancing of assets.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements

4.  Related Party Transaction and Other Arrangements  – (continued)

Liquidation/Listing Stage (continued)
Fees	Amount
Liquidation Distributions to the Special Limited Partner	Distributions from the Operating Partnership in connection with its liquidation initially will be made to Lightstone REIT III (which Lightstone REIT III will distribute to holders of Common Shares), until holders of Common Shares have received liquidation distributions from the Operating Partnership equal to their respective net investments plus a cumulative, pre-tax, non-compounded annual return of 6.0% on their respective net investments.
Thereafter, the Special Limited Partner will be entitled to receive liquidation distributions from the Operating Partnership until it has received liquidation distributions from the Operating Partnership equal to its net investment plus a cumulative, pre-tax, non-compounded annual return of 6.0% on its net investment.
Thereafter, 85.0% of the aggregate amount of any additional liquidation distributions by the Operating Partnership will be payable to Lightstone REIT III (which Lightstone REIT III will distribute to holders of Common Shares), and the remaining 15.0% will be payable to the Special Limited Partner.
With respect to holders of Common Shares, “net investment” means $10.00 per Common Share, less a pro rata share of any proceeds received from the sale, other disposition or refinancing of assets. With respect to the Special Limited Partner, “net investment” means the value of all contributions of cash or property the Special Limited Partner has made to the Operating Partnership in consideration for its subordinated participation interests, measured as of the respective times of contribution, less a pro rata share of any proceeds received from the sale, other disposition or refinancing of assets.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)

CONSOLIDATED BALANCE SHEETS

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Cash	$197,709	$198,726
Total Assets	$197,709	$198,726
Liabilities and Stockholder’s Equity
Accounts payable and other accrued expenses	$250	$—
	$250	$—
Stockholder’s equity:
Common stock, $0.01 par value; 20,000 shares authorized, 20,000 shares issued and outstanding	$200	$200
Additional paid-in-capital	199,800	199,800
Accumulated deficit during the development stage	(2,541)	(1,274)
Total stockholder’s equity	197,459	198,726
Total Liabilities and Stockholder’s Equity	$197,709	$198,726

The accompanying notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	For the Three Months Ended March 31, 2014	For the Three Months Ended March 31, 2013	For the Period October 5, 2012 (date of inception) through March 31, 2014
Revenues	$—	$—	$—
Expenses:
General and administrative costs	1,267	590	2,541
Total expenses	1,267	590	2,541
Net loss	$(1,267)	$(590)	$(2,541)
Comprehensive loss	$(1,267)	$(590)	$(2,541)

The accompanying notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY
(UNAUDITED)

	Common Shares		Additional Paid-In Capital	Accumulated Deficit During the Development Stage	Total Stockholder’s Equity
	Common Shares	Amount
BALANCE, October 5, 2012 (date of inception)	—	$—	$—	$—	$—
Issuance of common stock	20,000	200	199,800	—	200,000
BALANCE, December 31, 2012	20,000	200	199,800	—	200,000
Net loss	—	—	—	(1,274)	(1,274)
BALANCE, December 31, 2013	20,000	$200	$199,800	$(1,274)	$198,726
Net loss	—	—	—	(1,267)	(1,267)
BALANCE, March 31, 2014	20,000	$200	$199,800	$(2,541)	$197,459

The accompanying notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Three Months Ended March 31, 2014	For the Three Months Ended March 31, 2013	For the Period October 5, 2012 (date of inception) through March 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,267)	$(590)	$(2,541)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Increase in accounts payable and other accrued expenses	250	550	250
Net cash used in operating activities	(1,017)	(40)	(2,291)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	—	—	200,000
Net cash provided by financing activities	—	—	200,000
Net change in cash	(1,017)	(40)	197,709
Cash, beginning of period	198,726	200,000	—
Cash, end of period	$197,709	$199,960	$197,709

The accompanying notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements
(unaudited)

1. Organization

Lightstone Value Plus Real Estate Investment Trust III, Inc. (“Lightstone REIT III”), incorporated on October 5, 2012, in Maryland, intends to elect to qualify and be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2014. Lightstone REIT III intends to offer for sale a maximum of 30.0 million shares of its common stock, par value $0.01 per share (which may be referred to herein as “shares of common stock” or as “Common Shares”) at a price of $10.00 per share, subject to certain volume and other discounts, on a “best efforts” basis, pursuant to a registration statement on Form S-11 (the “Offering”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Offering also covers up to 10.0 million shares of common stock available pursuant to the Company’s distribution reinvestment plan (the “DRIP”) under which common stockholders may elect to have their distributions reinvested in additional shares of common stock at an initial purchase price of $9.50 per share.

Lightstone REIT III sold 20,000 Common Shares to Lightstone Value Plus REIT III LLC, a Delaware limited liability company (the “Advisor”), an entity majority owned by David Lichtenstein, on December 24, 2012, for $10.00 per share. Mr. Lichtenstein also is a majority owner of the equity interests of Lightstone REIT III’s sponsor, The Lightstone Group, LLC (the “Sponsor”).

Substantially all Lightstone REIT III’s business will be conducted through Lightstone Value Plus REIT III LP, a Delaware limited partnership (the “Operating Partnership”). Lightstone REIT III will be the sole general partner and initially holder of 100% of the units of the Operating Partnership. Additionally, the Advisor expects to contribute $2,000 to the Operating Partnership in exchange for a limited partner interest in the Operating Partnership. In addition, Lightstone SLP III LLC (“Special Limited Partner”), a Delaware limited liability company of which Mr. Lichtenstein is the majority owner, will be a special limited partner in the Operating Partnership and may be entitled to receive liquidation distributions upon the liquidation of Lightstone REIT III. The Special Limited Partner has committed to contribute to the Operating Partnership cash or interests in real property in exchange for subordinated participation interests in the Operating Partnership that may entitle the Special Limited Partner to such liquidation distributions. (See Note 3 for a summary of related-party fees).

Lightstone REIT III and the Operating Partnership are collectively referred to as the “Company” and the use of “we,” “our,” “us” or similar pronouns refers to Lightstone REIT III, its Operating Partnership or the Company as required by the context in which such pronoun is used.

The Company will seek to acquire hotels and other commercial real estate assets primarily located in the United States. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company may also originate or acquire mortgage loans secured by real estate. As of the date of these consolidated financial statements, the Company has neither purchased nor contracted to purchase any properties, nor has the Advisor identified any properties which there is a reasonable probability that the Company will acquire.

The Company has no employees. The Company intends to retain the Advisor to manage its affairs on a day-to-day basis. Beacon Property Management Limited Liability Company and Paragon Retail Property Management LLC (the “Property Managers”) will serve as property managers. Orchard Securities, LLC (the “Dealer Manager”) will serve as the dealer manager of the Offering. The Advisor and Property Managers are affiliates of the Sponsor. These related parties will receive compensation and fees for services related to the investment and management of the Company’s assets. These entities will receive fees during the organization and offering, operational and liquidation/listing stages. (See Note 3 for a summary of related-party fees.)

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements
(unaudited)

2. Summary of Significant Accounting Policies

As the Company has not yet commenced operations, some of the significant accounting policies may or may not be relevant during the period October 5, 2012 (date of inception) through March 31, 2014 but the Company anticipates that these significant accounting policies will apply in the future. The Company’s significant accounting policies are described in Note 2 to the financial statements as of December 31, 2013 and for the period from October 5, 2012 (date of inception) through December 31, 2013, which are included in the Company’s registration statement. There have been no significant changes to these policies other than the updates described below.

Development Stage Company

The Company complies with the reporting requirements of development stage enterprises. Pursuant to the terms of the offering, the Company must sell at least 200,000 shares of common stock in connection with the sale of common stock in order to break escrow and commence operations. As of March 31, 2014 and through the date of this report, the Company had not reached such threshold, purchased any properties or earned any income. Accordingly, earnings per share have not been computed as it is deemed not meaningful.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of Lightstone REIT III and the Operating Partnership. All inter-company accounts and transactions have been eliminated in consolidation.

The accompanying unaudited interim consolidated financial statements and related notes should be read in conjunction with the audited Consolidated Financial Statements of the Company and the related notes for the year ended December 31, 2013 which are included in the Company’s registration statement. The unaudited interim consolidated financial statements include all adjustments (consisting only of normal recurring adjustments) and accruals necessary in the judgment of management for a fair statement of the results for the periods presented. The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements.

The consolidated balance sheet as of December 31, 2013 included herein has been derived from the audited balance sheet included in the initial registration statement.

The unaudited consolidated statements of operations for the interim periods are not necessarily indicative of results for the full year or any other period.

Organization and Offering Costs

Organization and offering costs include all the expenses incurred in connection with the Offering. Organization and offering costs (other than selling commissions and dealer manager fee) of the Company may be paid by the Advisor on behalf of the Company.

These costs include all costs and expenses paid by the Company in connection with its formation and the offering, including the Company’s legal, accounting, printing, mailing and filing fees, charges of the escrow agent, reimbursements to the Dealer Manager and participating broker-dealers for due diligence expenses set forth in detailed and itemized invoices, amounts to reimburse the Advisor for its portion of the salaries of the employees of its affiliates who provide services to the Advisor, and other costs in connection with administrative oversight of such offering and the marketing process, such as preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by the Dealer Manager or participating broker-dealers.

The Advisor will advance the organization and offering expenses to the extent that the Company does not have the funds to pay such expenses. Organization and offering expenses advanced by the Advisor will not be liabilities to the Company unless and until the Offering breaks escrow. Once the Offering breaks escrow, the

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements
(unaudited)

2. Summary of Significant Accounting Policies  – (continued)

Company will record any offering costs incurred from its inception to stockholders’ equity as a reduction to additional paid in capital as well as any organization costs incurred from its inception as a general and administrative cost and repay the Advisor with available funds for any costs paid by the Advisor. Through March 31, 2014, $1.2 million has been incurred for organization and offering expenses. The Company has not recorded any of the organization and offering costs incurred as a liability as the Offering has not broken escrow.

New Accounting Pronouncements

The Company has reviewed and determined that recently issued accounting pronouncements either will not have a material impact on its consolidated financial position, results of operations and cash flows, or will not apply to its operations.

3. Related Party Transaction and Other Arrangements

The Company is expected to have agreements with the Dealer Manager, the Advisor, the Property Managers and the Special Limited Partner to pay certain fees and liquidation distributions, as follows, in exchange for services performed by these entities and other affiliated entities. The following table summarizes all the compensation and fees the Company may pay to the Dealer Manager, the Advisor, the Property Managers, the Special Limited Partner or their affiliates, including amounts to reimburse their costs in providing services. The Special Limited Partner has committed to contribute to the Operating Partnership cash or interests in real property in exchange for subordinated participation interests in the Operating Partnership that may entitle the Special Limited Partner to the subordinated distributions described in the table below.

Organization and Offering Stage
Fees	Amount
Selling Commissions	The Dealer Manager will receive selling commissions in an amount of up to 7% of the gross proceeds in the primary offering. The Dealer Manager will reallow all selling commissions to the participating broker-dealer or registered representative of the dealer manager who actually sold the Common Shares. Selling commissions are expected to be approximately $21.0 million if the maximum offering of 30.0 million shares of common stock is sold in the Offering. Alternatively, a participating broker-dealer or registered representative of the Dealer Manager who actually sold the shares of common stock may elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares of common stock, of which 2.5% will be paid at the time of sale of shares of common stock and 1.0% will be paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10.0% of the gross offering proceeds (excluding securities purchased through the DRIP). From the Company’s inception through March 31, 2014, the Company has not incurred any selling commissions.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements
(unaudited)

3. Related Party Transaction and Other Arrangements  – (continued)

Organization and Offering Stage (continued)
Fees	Amount
Dealer Manager Fee	The Dealer Manager will receive a dealer manager fee in an amount of up to 3% of gross proceeds in the primary offering. The Dealer Manager, in its sole discretion, may reallow all or any portion of the dealer manager fee to participating broker-dealers as a marketing fee. No dealer manager fee will be paid with respect to sales under the DRIP. The dealer manager fee will be reduced to 2.5% of the gross proceeds on sales by a participating broker-dealer or registered representative of the Dealer Manager in the Company’s primary offering in the event a participating broker-dealer or registered representative of the dealer manager elects to receive the 7.5% fee described in “— Selling Commissions” above. The estimated dealer management fee is expected to be approximately $9.0 million if the maximum offering of 30.0 million shares of common stock are sold in the offering. From the Company’s inception through March 31, 2014, the Company has not incurred any dealer manager fees.
Organization and Offering Expenses	The Company will reimburse the Advisor for all organization and offering expenses in connection with this offering, other than the selling commissions and dealer manager fee. The Company expects that such organization and offering expenses, other than selling commissions and dealer manager fee, will amount to approximately 2.0% of gross offering proceeds. In no event will organization and offering expenses exceed 15.0% of gross offering proceeds.

Operational Stage
Fees	Amount
Acquisition Fee	The Company will pay to the Advisor or its affiliates 1.0% of the contract purchase price of each property acquired (including the Company’s pro rata share (direct or indirect) of debt attributable to such property) or 1.0% of the amount advanced for a loan or other investment (including the Company’s pro rata share (direct or indirect) of debt attributable to such investment), as applicable. The estimated acquisition fee is expected to be approximately $11.2 million, if the maximum offering of 30.0 million shares of common stock is sold under the Offering, assuming an aggregate long-term permanent leverage of approximately 75%.
“Contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property, the amount of funds advanced with respect to a mortgage, or the amount actually paid or allocated in respect of the purchase of other real estate-related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such asset but exclusive of acquisition fees and acquisition expenses.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements
(unaudited)

3. Related Party Transaction and Other Arrangements  – (continued)

Operational Stage (continued)
Fees	Amount
Acquisition Expenses	The Company will reimburse the Advisor for expenses actually incurred related to selecting or acquiring assets on the Company’s behalf, regardless of whether the Company actually acquires the related assets. In addition, the Company will pay third parties, or reimburse the Advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses and title insurance premiums, regardless of whether the Company acquires the related assets. The Company estimates that total acquisition expenses (including those paid to third parties, as described above) will be approximately 0.6% of the contract purchase price of each property (including the Company’s pro rata share (direct or indirect) of debt attributable to such property) and 0.6% of the amount advanced for a loan or other investment (including the Company’s pro rata share (direct or indirect) of debt attributable to such investment), as applicable. In no event will the total of all acquisition fees, financing coordination fees and acquisition expenses (including those paid to third parties, as described above) payable with respect to a particular investment be unreasonable or exceed 5% of the contract purchase price of each property (including the Company’s pro rata share (direct or indirect) of debt attributable to such property) or 5% of the amount advanced for a loan or other investment (including the Company’s pro rata share (direct or indirect) of debt attributable to such investment), as applicable. The estimated acquisition expenses are expected to be approximately $6.7 million, if the maximum offering of 30.0 million shares of common stock is sold in the Offering, assuming an aggregate long-term permanent leverage of approximately 75%.
Construction Management Fee	The Company expects to engage the Property Managers to provide construction management services for some of its properties. The Company will pay a construction management fee in an amount of up to 5% of the cost of any improvements that the Property Managers may undertake. The Property Managers may subcontract the performance of their duties to third parties.
Asset Management Subordinated Participation	The following description of the asset management subordinated participation will apply until the date on which the initial public offering has ended and the Company has invested substantially all the net proceeds therefrom.
Within 30 days after the end of each calendar quarter (subject to the approval of the Company’s board of directors), the Company, as the general partner of the Operating Partnership, will pay an asset management subordinated participation by issuing a number of restricted operating partnership units designated as Class B units of the Operating Partnership (“Class B Units”) to the Advisor equal to: (i) the cost of the Company’s assets multiplied by 0.1875%; divided by (ii) the value of one Common Share as of the last day of such calendar quarter, which is equal initially to $9.00 (the primary offering price minus selling commissions and dealer manager fees). The value of issued Class B Units will be determined and expensed when the Company deems the achievement of the performance condition (described below) to be probable.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements
(unaudited)

3. Related Party Transaction and Other Arrangements  – (continued)

Operational Stage (continued)
Fees	Amount
The Advisor will be entitled to receive distributions on the vested and unvested Class B Units it receives in connection with its asset management subordinated participation at the same rate as distributions received on the Common Shares; such distributions will be in addition to the incentive fees and distributions the Advisor and its affiliates may receive from the Company, which consist of the annual subordinated performance fee payable to the Advisor and the liquidation distributions payable to the Special Limited Partner.
Class B Units are subject to forfeiture until such time as: (a) the value of the Operating Partnership’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of the Common Shares on a national securities exchange; (ii) a transaction to which the Company or the Operating Partnership shall be a party, as a result of which OP Units or Common Shares shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the Advisor pursuant to the advisory agreement is providing services to the Company immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of the Company’s independent directors after the economic hurdle described above has been met.
Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of the Company’s board of directors before the economic hurdle described above has been met.
Asset Management Fee	The following description of the asset management fee will apply beginning on the date on which the initial public offering has ended and the Company has invested substantially all the net proceeds therefrom.
The Company will pay the Advisor or its assignees a monthly asset management fee equal to one-twelfth ( 1/12) of 0.75% of the Company’s average invested assets. Average invested assets means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non- cash reserves, computed by taking the average of such values at the end of each month during such period.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements
(unaudited)

3. Related Party Transaction and Other Arrangements  – (continued)

Operational Stage (continued)
Fees	Amount
Property Management Fees	Property management fees with respect to properties managed by the Property Managers will be payable monthly to the Property Managers in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of property managers in such area. The Property Managers may subcontract the performance of their duties to third parties. The Company will reimburse the Property Managers for costs and expenses, which may include personnel costs for on-site personnel providing direct services for the properties and for roving maintenance personnel to the extent needed at the properties from time to time, and the cost of travel and entertainment, printing and stationery, advertising, marketing, signage, long distance phone calls and other expenses that are directly related to the management of specific properties. Notwithstanding the foregoing, the Company will not reimburse the Property Managers for their general overhead costs or, other than as set forth above, for the wages and salaries and other employee-related expenses of their employees.
In addition, the Company will pay the Property Managers a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.
Operating Expenses	Commencing 12 months after the commencement of the Offering, the Company will reimburse the Advisor’s costs of providing administrative services at the end of each fiscal quarter, subject to the limitation that the Company will not reimburse the Advisor (except in limited circumstances) for any amount by which the total operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets (as defined above under “— Asset Management Fee”) and (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period.
Additionally, the Company will reimburse the Advisor for personnel costs in connection with other services; however, the Company will not reimburse the Advisor for (a) services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee, or (b) the salaries and benefits of the Company’s named executive officers.
Financing Coordination Fee	If the Advisor provides services in connection with the financing of an asset, assumption of a loan in connection with the acquisition of an asset or origination or refinancing of any loan on an asset, the Company will pay the Advisor or its assignees a financing coordination fee equal to 0.75% of the amount available or outstanding under such financing. The Advisor may reallow some of or all this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements
(unaudited)

3. Related Party Transaction and Other Arrangements  – (continued)

Liquidation/Listing Stage
Fees	Amount
Real Estate Disposition Commissions	For substantial services in connection with the sale of a property, the Company will pay to the Advisor or any of its affiliates a real estate disposition commission in an amount equal to the lesser of (a) one-half of a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property and (b) 2.0% of the contract sales price of the property; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price or a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property. The Company’s independent directors will determine whether the Advisor or its affiliates have provided a substantial amount of services to the Company in connection with the sale of a property. A substantial amount of services in connection with the sale of a property includes the preparation by the Advisor or its affiliates of an investment package for the property (including an investment analysis, an asset description and other due diligence information) or such other substantial services performed by the Advisor or its affiliates in connection with a sale.
Annual Subordinated Performance Fee	The Company will pay the Advisor an annual subordinated performance fee calculated on the basis of the annual return to holders of Common Shares, payable annually in arrears, such that for any year in which holders of Common Shares receive payment of a 6.0% annual cumulative, pre-tax, non-compounded return on their respective net investments, the Advisor will be entitled to 15.0% of the amount in excess of such 6.0% per annum return; provided, that the amount paid to the Advisor will not exceed 10.0% of the aggregate return for such year, and provided, further, that the annual subordinated performance fee will not be paid unless holders of Common Shares receive a return of their respective net investments. This fee will be payable only from realized appreciation in the Company’s assets upon their sale, other disposition or refinancing, which results in the return on stockholders’ respective net investments exceeding 6.0% per annum.
For purposes of the annual subordinated performance fee, “net investment” means $10.00 per Common Share, less a pro rata share of any proceeds received from the sale, other disposition or refinancing of assets.
Liquidation Distributions to the Special Limited	Distributions from the Operating Partnership in connection with its liquidation initially will be made to Lightstone REIT III (which Lightstone REIT III will distribute to holders of Common Shares), until holders of Common Shares have received liquidation distributions from the Operating Partnership equal to their respective net investments plus a cumulative, pre-tax, non-compounded annual return of 6.0% on their respective net investments.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARY
(A Maryland Corporation in the Development Stage)
Notes to Consolidated Financial Statements
(unaudited)

3. Related Party Transaction and Other Arrangements  – (continued)

Liquidation/Listing Stage (continued)
Fees	Amount
Thereafter, the Special Limited Partner will be entitled to receive liquidation distributions from the Operating Partnership until it has received liquidation distributions from the Operating Partnership equal to its net investment plus a cumulative, pre-tax, non-compounded annual return of 6.0% on its net investment.
Thereafter, 85.0% of the aggregate amount of any additional liquidation distributions by the Operating Partnership will be payable to Lightstone REIT III (which Lightstone REIT III will distribute to holders of Common Shares), and the remaining 15.0% will be payable to the Special Limited Partner.
With respect to holders of Common Shares, “net investment” means $10.00 per Common Share, less a pro rata share of any proceeds received from the sale, other disposition or refinancing of assets. With respect to the Special Limited Partner, “net investment” means the value of all contributions of cash or property the Special Limited Partner has made to the Operating Partnership in consideration for its subordinated participation interests, measured as of the respective times of contribution, less a pro rata share of any proceeds received from the sale, other disposition or refinancing of assets.

APPENDIX A

PRIOR PERFORMANCE TABLES

Prior Performance Tables for Program Properties

The following introduction provides information relating to real estate investment Program Properties sponsored by the sponsor or its affiliates, or Prior Programs. The tables below provide information about our sponsor’s prior programs to which third parties contributed capital. These programs are substantially similar to our program because they invested in the same property types (e.g., hospitality, retail, residential, industrial, and office) that we intend to acquire and had the same objectives as we do. These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by The Lightstone Group that raised capital from third parties. During the five years ended December 31, 2013, The Lightstone Group sponsored programs that invested in Program Properties that have investment objectives similar to ours.

Information in the tables is current as of December 31, 2013. Investors are strongly encouraged to carefully review the section of this prospectus captioned “Prior Performance Summary — Recent Adverse Business Developments” for a description of the adverse developments that have occurred or may occur in 2014. These adverse business developments may not be reflected in the tabular information contained in this prospectus.

Prospective investors should read these tables carefully together with the summary information concerning the prior programs as set forth in “Prior Performance Summary” elsewhere in this Prospectus.

INVESTORS IN LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAM PROPERTIES AND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PROGRAMS.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of The Lightstone Group as a sponsor in raising and investing funds in Lightstone Value Plus Real Estate Investment Trust II, Inc., or Lightstone II, from the inception of its initial public offering on April 24, 2009 to December 31, 2013. Information is provided as to the manner in which the proceeds of the offering has been applied, the timing and length of the offering and the time period over which the proceeds have been invested.

	Lightstone Value Plus Real Estate Investment Trust II, Inc.
($’s in thousands)			Percentage of Total Dollar Amount Raised
Dollar amount offered (total equity)	$510,000	(1)
Dollar amount raised from investors	$72,428
Dollar amount raised from sponsor and affiliates from sale of special limited partnership units, and $200,000 of common stock	$1,844	(2)
Total dollar amount raised	$74,272		100.00%
Length of offering (in months)	56
Month(s) to invest 90% of amount available for investment	ongoing

(1)	On April 24, 2009, Lightstone II commenced an initial public offering to sell a maximum of 51.0 million shares of common stock at a price of $10.00 per share which terminated on August 15, 2012 and generated approximately $49.6 million from the sale of approximately 5.0 million shares of common stock to investors. On September 27, 2012, Lightstone II commenced a follow-on offering to sell up to 30.0 million shares of its common stock for $10.00 per share. Through December 31, 2013, Lightstone II has received aggregate gross proceeds of approximately $22.8 million from the sale of approximately 2.3 million shares of common stock in the follow-on offering.
(2)	Amount includes $0.2 million of proceeds received in connection with the initial capitalization of Lightstone II by the sponsor prior to the effectiveness of the initial public offering plus $1.6 million of cash proceeds received in connection with the purchase of special limited partnership interests. In connection with the initial public offering, the sponsor and its affiliates committed to purchase special limited partnership interests in an amount equal to $100,000 for each $1,000,000 in subscriptions accepted. The sponsor and its affiliates may elect to purchase these special limited partnership interests with cash or may contribute interests in real property of equivalent value. Through December 31, 2013, the sponsor and its affiliates had purchased 64 special limited partnership interests for $6.4 million through contributions of interests in real property valued at $4.8 million and cash of $1.6 million.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC PROGRAM PROPERTIES

Table III summarizes the operating results of Lightstone I. All figures are as of December 31, of the year indicated.

($'s in thousands)	2013	2012(1)	2011(1)	2010(1)	2009(1)
Summary Balance Sheet Data:
Total assets (before depreciation)	$714,437	$749,283	$586,634	$534,341	$445,095
Total assets (after depreciation)	$677,761	$719,640	$564,356	$517,458	$429,564
Total liabilities	$369,636	$334,484	$302,042	$242,495	$258,354
Estimated per share value(2)	$11.80	$11.80	$10.65	$9.80	$9.97
Summary Operating Data:
Revenues	$73,562	$47,190	$40,030	$28,409	$29,400
Operating expenses(3)	$70,050	$45,480	$49,014	$28,757	$42,317
Operating income (loss)	$3,512	$1,710	$(8,984)	$(348)	$(12,917)
Interest expense	$(16,857)	$(12,677)	$(10,957)	$(10,451)	$(10,506)
Net income (loss) – GAAP Basis	$16,302	$119,946	$8,109	$141,941	$(66,104)
Statement of Cash Flows Data(4):
Net cash flows provided by (used in) operating activities	$17,109	$17,071	$12,700	$6,815	$1,378
Net cash flows provided by (used in) investing activities	$(47,447)	$43,271	$344	$39,637	$(11,466)
Net cash flows provided by (used in) financing activities	$(15,568)	$6,938	$(5,837)	$(39,210)	$(38,941)
Amount and Source of Distributions Data:
Distributions paid to noncontrolling interests(5)	$8,789	$15,141	$9,581	$20,657	$4,737
Total distributions to common stockholders	$19,789	$21,026	$22,160	$23,086	$21,887
Distribution data per $1,000 invested
Total Distributions paid to common stockholders:	$70.85	$70.88	$71.07	$73.65	$70.31
Sources (on GAAP basis)
Cash flows provided by operations	$61.25	$57.55	$40.73	$21.74	$4.43
From all other sources (financing, sales or offering proceeds)	$9.60	$13.33	$30.34	$51.91	$65.88

(1)	Certain prior period amounts have been reclassified to conform to the current year presentation.
(2)	The estimated values per share of common stock do not reflect any distributions which would be payable upon Lightstone I's liquidation to the holders of special limited partnership interests in the operating partnership, which may lower the fair market value or liquidation value of our shares of common stock. Assuming a hypothetical liquidation event at the indicated valuation date and amount, our estimated values per share of common stock would be $10.45, $10.57, $10.00, $9.80 and $9.97 as of December 31, 2013, 2012, 2011, 2010 and 2009, respectively.

(3)	Operating expenses included $11.8 million, $8.5 million, $7.2 million, $5.8 million, and $7.7 million of depreciation and amortization expense for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 respectively as well as an impairment charge for the years ended December 31, 2011, 2010 and 2009 of $8.9 million, $1.1 million and $12.6 million, respectively.
(4)	Since inception through December 31, 2013, the aggregate compensation paid to the sponsor was $73.5 million, which includes acquisition, partnership management and development fees.
(5)	Amounts represent cash distributions paid to noncontrolling interests, including amounts paid to Lightstone I's sponsor.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC PROGRAM PROPERTIES (Continued)

Table III summarizes the operating results of Lightstone II. All figures are as of December 31, of the year indicated.

($'s in thousands)	2013		2012	2011		2010		2009
Summary Balance Sheet Data:
Total assets (before depreciation)		$98,496	$65,584		$38,365		$29,535		$10,395
Total assets (after depreciation)		$95,826	$64,734		$38,072		$29,535		$10,395
Total liabilities		$28,801	$15,863		$4,790		$1,314		$2,836
Estimated per share value	$	N/A	$10.00	$	N/A	$	N/A	$	N/A
Summary Operating Data:
Rental revenues		$13,058	$5,942		$2,978		$—		$—
Operating Expenses(1)		$12,517	$6,056		$3,547		$1,051		$299
Operating income (loss)		$541	$(114)		$(569)		$(1,051)		$(299)
Interest expense		$(1,035)	$(535)		$(19)		$—		$—
Net income (loss) – GAAP Basis		$1,370	$9,764		$430		$(780)		$(248)
Statement of Cash Flows Data(2):
Net cash flows provided by (used in) operating activities		$2,746	$1,706		$1,405		$(1,355)		$(178)
Net cash flows provided by (used in) investing activities		$(13,177)	$(11,541)		$(21,072)		$(5,218)		$(1,690)
Net cash flows provided by (used in) financing activities		$28,799	$12,873		$6,604		$16,154		$10,364
Amount and Source of Distributions Data:
Distributions paid to noncontrolling interests		$175	$306		$39		$—		$—
Cash distributions paid to common stockholders		$2,083	$1,752		$1,331		$830		$—
Issuance of shares for distribution reinvestment plan		$1,967	$1,516		$1,256		$802		$—
Total distributions to common stockholders		$4,050	$3,268		$2,587		$1,632		$—
Distribution data per $1,000 invested:
Total Distributions paid to common stockholders		$64.47	$65.22		$64.92		$63.27		$—
Sources (on GAAP basis)
Cash flows provided by operations		$43.71	$34.05		$35.26		$—		$—
From all other sources (financing, sales or offering proceeds)		$20.76	$31.17		$29.66		$63.27		$—

(1)	Operating expenses include $1.8 million, $0.6 million, $0.3 million of depreciation and amortization expense for the years ended December 31, 2013, 2012 and 2011, respectively. Depreciation and amortization expense was zero for the years ended December 31, 2010 and 2009.
(2)	Since inception through December 31, 2013, the aggregate compensation paid to the sponsor was $2.8 million, which includes underwriting, acquisition, partnership management and development fees.

TABLE V

SALES OR DISPOSALS OF PUBLIC PROGRAM PROPERTIES

Table V provides summary information on the results of sales and/or disposal of properties of Lightstone I and Lightstone II for the last three fiscal years ended December 31, 2013.

($'s in thousands)	Selling Price, Net of Closing Costs and GAAP Adjustments							Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash received Net of Closing Costs		Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments resulting from application of GAAP	Total	Original Mortgage Financing	Total Acquisition Costs, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) of cumulative net property operating cash over cash expenditures
Lightstone I:
Investment in affiliated real estate entities	various dates during 2008 through 2011	December 2011	$31,496	(2)	$7,854	$—	$—	$39,350	$—	$9,712	$9,712	$—
Brazos Crossing Power Center(3)	June 2007	July 2012	$1,098		$6,168	$—	$—	$7,266	$—	$8,276	$8,276	$(1,528)
Investment in affiliated real estate entities(1)	various dates during 2008 through 2011	December 2012	$89,953	(2)	$32,513	$—	$—	$122,466	$—	$11,420	$11,420	$—
Everson Pointe(4)	December 2010	December 2013	$5,496		$4,703	$—	$—	$10,199	$5,000	$4,077	$9,077	$1,923
Sugarland and Katy Extended Stay Hotels(5)	October 2007	December 2013	$10,944		$6,359	$—	$—	$17,303	$10,040	$8,069	$18,109	$2,454
Lightstone II:
Investment in affiliated real estate entities — LVP CP Boston, LLC(6)	March 2011	January 2012	$560		$—	$2,400	$—	$2,960	$—	$2,473	$2,473	$—

(1)	Lightstone I owned a 40% membership interest in GP Holdings, LLC, or GPH, and Livermore Valley Holdings, LLC, or LVH which each owned an outlet center. On December 9, 2011, each disposed of 50% of its membership interest in its respective outlet centers and on December 4, 2012 each disposed of the remaining 50% membership interest in its respective outlet centers, and a 100% membership interest in a land parcel, both were tax-free transactions. The net cash proceeds received in the transaction were distributed to the holders of the membership interests in GPH and LVH in 2011 and 2012. Lightstone I received $31.5 million and $90.0 million in cash associated with the distributions, respectively. In addition, Lightstone I received $16.1 million of marketable securities associated with the combined transactions. The mortgage balance at the time of disposal represents Lightstone I's share of the debt outstanding on the individual outlet centers.
(2)	Our sponsor owned a residual ownership interest in one of Lightstone I's wholly owned subsidiaries that owned an interest in the investment in affiliated real estate entities disposed of. As a result of this ownership, our sponsor received a distribution of $8.4 million, which represents our sponsor's portion of cash proceeds received for the transactions which occurred on December 9, 2011 and December 4, 2012.
(3)	The taxable loss on the sale of Brazos Crossing Outlet Center was approximately $0.2 million.
(4)	The taxable gain on the sale of Everson Pointe is estimated to be approximately $2.2 million.
(5)	The taxable gain on the sale of Sugarland and Katy Extended Stay Hotels is estimated to be approximately $0.4 million.
(6)	Lightstone I prior to January 2012 owned 80% of this investment and Lightstone II owned 20%. In January 2012, Lightstone II sold its 20% interest to Lightstone I for $3.0 million in the form of $0.6 million cash and $2.4 million in note payable. The note payable is due on demand and accrues interest at a rate per annum equal to 10%. The note payable including any unpaid interest was paid in full during June 2013. The estimated taxable gain on sale was approximately $0.4 million.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR NON-PUBLIC PROGRAMS

Table I provides a summary of the experience of The Lightstone Group as a sponsor in raising and investing funds in Lightstone Bronx Venture Holdings LLC from its inception of May 7, 2012 to December 31, 2013, and Twin Cities Outlets Eagan LLC from its inception of April 30, 2013 to December 31, 2013. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of the this offering and the time period over which the proceeds have been invested.

($'s in thousands)	Lightstone BronxVenture Holdings LLC	%	Twin Cities Outlets Eagan LLC	%
Dollar amount offered	$296,200	100.00%	$6,476	100.00%
Dollar amount raised from investors	$25,300	8.54%	$6,476	100.00%
Length of offerings (in months)	ongoing		ongoing
Month(s) to invest 90% of amount available for investment (measured from beginning of offering)	1		1

TABLE III

OPERATING RESULTS OF PRIOR NON-PUBLIC PROGRAM PROPERTIES
Lightstone Bronx Venture Holdings LLC

Table III summarizes the operating results of Lightstone Bronx Venture Holdings LLC, from its inception on May 7, 2012 to December 31, 2013. All figures are presented on a GAAP basis.

($'s in thousands)	2013	Period from May 7, 2012 to December 31, 2012
Summary Balance Sheet:
Total assets (before depreciation)	$32,377	$31,152
Total assets (after depreciation)	$32,377	$31,152
Total liabilities	$91	$52
Estimated per share value	N/A	N/A
Summary Operating Results:
Gross revenue	$348	$256
Operating expenses	$325	$269
Operating income (loss)	$23	$(13)
Interest expense	$—	$—
Net income (loss) — GAAP basis	$23	$(13)
Summary Statement of Cash Flows(1):
Net cash flows provided by (used in) operating activities	$61	$39
Net cash flows provided by (used in) investing activities	$(1,225)	$(31,152)
Net cash flows provided by (used in) financing activities	$1,229	$31,126
Amount and Source of Cash Distributions:
Total Distributions paid to investors	$—	$—
Distribution data per $1,000 invested:
Total Distributions paid to investors	$—	$—
From operations and sales of properties	$—	$—
From all other sources (financing or offering proceeds)	$—	$—

(1)	Since inception, the sponsor has not received any compensation or other types of distributions.

TABLE III

OPERATING RESULTS OF PRIOR NON-PUBLIC PROGRAM PROPERTIES (continued)
Twin Cities Outlets Eagan LLC

Table III summarizes the operating results of Twin Cities Outlets Eagan LLC, from its inception on April 30, 2013 to December 31, 2013. All figures are presented on a GAAP basis.

($'s in thousands)	Period from April 30, 2013 to December 31, 2013
Summary Balance Sheet:
Total assets (before depreciation)	$55,051
Total assets (after depreciation)	$55,051
Total liabilities	$38,590
Estimated per share value	N/A
Summary Operating Results:
Gross Revenue	$—
Operating expenses	$—
Operating income (loss)	$—
Interest expense	$—
Net income (loss) — GAAP basis	$—
Summary Statement of Cash Flows(1):
Net cash flows provided by (used in) operating activities	$—
Net cash flows provided by (used in) investing activities	$(48,766)
Net cash flows provided by (used in) financing activities	$48,766
Amount and Source of Cash Distributions:
Total Distributions paid to investors	$—
Distribution data per $1,000 invested:
Total Distributions paid to investors	$—
From operations and sales of properties	$—
From all other sources (financing or offering proceeds)	$—

(1)	Since inception, the sponsor has not received any compensation or other types of distributions.

TABLE IV

RESULTS OF COMPLETED NON-PUBLIC PROGRAMS OF OUR SPONSOR AND ITS AFFILIATES

Table IV summarizes information for non-public programs which have completed operations (no longer held properties) during the five years ended December 31, 2013.

in thousands	Orlando Belz Outlet Malls	Williamsburg Prime Outlets Expansion (Ewell Station)	LS Member II	Minot Dakota Square Mall	Marbury Plaza
Date of closing of offering	May 2005	February 2006	2004	February 2005	March 2004
Duration (months)	62	54	95	87	106
Aggregate dollar amount raised from investors	$10,997	$1,689	$150	$5,000	$1,702
Annualized return on investment(1)	215.31%	43.89%	8.67%	30.28%	4.21%
Median annual leverage(2)	0.95	1.06	1.23	0.89	1.74
Compensation paid to sponsor(3)	$13,170	$2,932	$1,895	$4,501	$328

(1)	Calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors multiplied by the number of years from sponsor's initial receipt of offering proceeds from the investor to the liquidity event.
(2)	The annual leverage is computed as debt divided by debt plus equity.
(3)	Includes payments made to the sponsor for management fees, leasing commissions, development fees, and expense reimbursements.

DL-DW Holdings LLC (Extended Stay Hotels) — Not included in the Table

In June 2007, our sponsor acquired Extended Stay Hotels, Inc., or Extended Stay, for approximately $8.0 billion, $7.4 billion of which was financed with mortgage and mezzanine loans. The acquisition of Extended Stay, which was included in the DL-DW Holdings LLC program, involved the acquisition of approximately 684 hotels located in 44 states and Canada. Our sponsor contributed approximately $200 million of the total approximately $600 million of equity to finance the acquisition of Extended Stay. In addition, in consideration for the lenders providing the financing for the acquisition of Extended Stay, our sponsor entered into a non-recourse carve-out guaranty agreement customary in securitized financings with certain lenders to, among other things, in limited circumstances provide for the guaranty of certain indebtedness up to $100 million.

As a result of the downturn in the economy, Extended Stay experienced decline in revenues per available hotel room and resulting cash flows from operations. In anticipation of the amortization payments commencing in June 2009, Extended Stay engaged restructuring advisors in September 2008 to assist it in a comprehensive restructuring of its indebtedness. Extended Stay had sought every opportunity, and indeed reached an agreement with some lenders for an out-of-court debt restructuring, but it was unable to complete the restructuring outside of Chapter 11 under the United States Bankruptcy Code. On June 15, 2009, Extended Stay filed for Chapter 11 protection under the United States Bankruptcy Code. David Lichtenstein and Joseph Teichman were officers and/or directors of various Extended Stay subsidiaries that filed for Chapter 11 protection with Extended Stay.

TABLE V

SALES OR DISPOSALS OF NON-PUBLIC PROGRAM PROPERTIES

This table provides summary information on the results of sales or disposals of properties by Non-Public Prior Programs having similar investment objectives to ours. All figures below for the last three years ended December 31, 2013.

in thousands	Selling Price, Net of Closing Costs and GAAP Adjustments							Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments resulting from application of GAAP	Total	Original Mortgage Financing	Cash Acquisition Costs, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) of Cumulative Net Property Operating Cash over Cash Expenditures
LS Member II — Shawnee Mall(1)	December 2004	February 2011	$—	$17,336	$—	$—	$17,336	$21,150	$6,163	$27,313	$(2,198)
LS Member II — Brazos Mall(1)	December 2004	March 2011	$—	$21,725	$—	$—	$21,725	$25,850	$20,296	$46,146	$(6,935)
Minot Dakota Square Mall(2)	February 2005	May 2012	$33,074	$59,074	$—	$—	$92,148	$53,100	$15,368	$68,468	$23,151
Marbury Plaza	April 2004	January 2013	$—	$40,699	$—	$—	$40,699	$21,837	$7,283	$29,120	$(7,705)

(1)	The taxable loss on the disposal of LS Member II properties cumulatively was approximately $12.2 million.
(2)	The taxable gain on sale was approximately $34.0 million.

APPENDIX B

FORM OF SUBSCRIPTION AGREEMENT

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT
TRUST III, INC.

SUBSCRIPTION AGREEMENT

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.

INSTRUCTION PAGE

In no event may a subscription for Common Shares be accepted until at least five business days after the date the subscriber receives the final prospectus. You will receive a confirmation of your purchase.

PLEASE MAIL the properly completed and executed ORIGINALS of the subscription agreement with your check made payable to: “UMB Bank, N.A., Escrow Agent for Lightstone III.”

Mail completed documents to:

Regular Mail	Overnight
Lightstone Group REIT c/o DST P.O. Box 219002 Kansas City, MO 64121-9002	Lightstone c/o DST 430 W. 7th Street Kansas City, MO 64105
*	For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

If you have any questions, please call your registered representative or The Lightstone Group, LLC at (888) 808-7348.

Instructions to Subscribers

Section 1:  Indicate investment amount. Make all checks payable to “UMB Bank, N.A., Escrow Agent for Lightstone III.”

Section 2:  Choose type of ownership

Non-Custodial Ownership

- Accounts with more than one owner must have ALL PARTIES SIGN where indicated in Section 6.

- Be sure to attach copies of all plan documents for Pension Plans, Trusts or Corporate Partnerships required in Section 2.

Custodial Ownership

For New IRA/Qualified Plan Accounts — Please complete the form/application provided by your custodian of choice in addition to this subscription document and forward to the custodian for processing.

Existing IRA Accounts and other Custodial Accounts

- Information must be completed BY THE CUSTODIAN. Have all documents signed by appropriate officers as indicated in their Corporate Resolution (also, to be included).

Section 3:  All names, addresses, Dates of Birth, Social Security or Tax I.D. numbers of all investors or Trustees

Section 4:  Choose Dividend Allocation option

Section 5:  To be signed and completed by your Financial Advisor

Be sure to include CRD number for Financial Advisor and Broker-Dealer

Firm Branch Manager signature

Section 6:  Have ALL owners initial and sign where indicated in Section 6.

Section 7:  All investors that are U.S. persons must complete and sign the attached IRS Form W-9 and all investors that are not U.S. persons must complete and sign the applicable IRS Form W-8.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.

SUBSCRIPTION AGREEMENT

1.	YOUR INITIAL INVESTMENT Make all checks payable to “UMB Bank, N.A., Escrow Agent for Lightstone III.”

Investment Amount $	Brokerage Account Number

The minimum initial investment is 100 Common Shares ($1,000)	(If applicable)

NOTE: RESIDENTS OF CERTAIN STATES MUST MAKE GREATER MINIMUM INVESTMENTS (SEE THE SPECIAL SUITABILITY STANDARDS AT THE END OF THIS DOCUMENT)

Cash, cashier’s checks/official bank checks in bearer form, foreign checks, money orders, third-party checks, or traveler’s checks will not be accepted.

☐   I/WE AM/ARE EXECUTIVE OFFICERS OR DIRECTORS OF LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC., OFFICERS OR EMPLOYEES OF LIGHTSTONE VALUE PLUS REIT III LLC OR THEIR FAMILY MEMBERS (INCLUDING SPOUSES, PARENTS, GRANDPARENTS, CHILDREN AND SIBLINGS) OR OTHER AFFILIATES, INDIVIDUALS WHO HAVE HAD LONGSTANDING BUSINESS OR PERSONAL RELATIONSHIPS WITH THE EXECUTIVE OFFICERS OR DIRECTORS OF LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. OR INSTITUTIONAL ACCREDITED INVESTORS AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

☐   I/WE AM/ARE BROKER-DEALERS PARTICIPATING IN THE OFFERING, REGISTERED REPRESENTATIVES OF SUCH BROKER-DEALERS, OR MEMBERS OF THEIR IMMEDIATE FAMILIES.*

☐   CHECK HERE IF ADDITIONAL PURCHASE.

☐   CHECK HERE IF VOLUME DISCOUNTS APPLY.

*	Orchard Securities, LLC is not permitted to subscribe for Common Shares.
2.	FORM OF OWNERSHIP (Select only one)

Non-Custodial Ownership	Custodial Ownership

____Individual

____Joint Tenant (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)
____Tenants in Common
____TOD – Optional designation of beneficiaries for individual joint owners with rights of survivorship or tenants by the entireties. (Please complete Transfer on Death Registration Form. You may download the form at www.lightstonecapitalmarkets.com)
____Uniform Gift/Transfer to Minors (UGMA/UTMA)

Under the UGMA/UTMA of the State of

____Pension Plan or other “benefit plan investor” (as defined in Section 3(42) of ERISA)
____Trust
____Corporation or Partnership
____Insurance Company Separate of General Account
____Other
Third Party-Administered Custodial Plan
(new IRA accounts will require an additional application)
 ☐ IRA ☐ ROTH/IRA ☐ SEP/IRA ☐ SIMPLE ☐ OTHER

Name of Custodian

Mailing Address

City State Zip

Custodian Information (To be completed by Custodian above)
Custodian Tax ID #
Custodian Account #

Custodian Phone

3.	INVESTOR INFORMATION Please print name(s) in which Common Shares are to be registered.

A.  Individual/Trustee/Beneficial Owner of Qualified Account/Guardian

First Name: Middle:

Last Name: Tax ID or SS#

Street Address: City: State: Zip

Date of Birth: (mm/dd/yyyy)// If Non-U.S. Citizen, specify Country of Citizenship:

Daytime Phone #:  U. S. Drivers License Number (if available) State of Issue:

CALIFORNIA INVESTORS:   ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

B.  Joint Owner/Co-Trustee/Minor

First Name: Middle:

Last Name:Tax ID or SS#

Street Address:City:State:Zip

Date of Birth: (mm/dd/yyyy)// If Non-U.S. Citizen, specify Country of Citizenship:

Daytime Phone #:

C.  Residential Street Address (This section must be completed for verification purposes if mailing address in section 3A is a P.O. Box)

Street Address:

City:State:Zip

D.  Trust/Corporation/Partnership/Other (Trustee’(s) information must be provided in sections 3A and 3B)

Date of Trust//

Entity Name/Title of Trust:Tax ID Number:

E.  Government ID (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy.

Place of birth:
	City	State/Providence	Country

Immigration Status ☐  Permanent resident ☐  Non-permanent resident ☐  Non-resident ☐
Check which type of document you are providing:

☐ U.S. Driver’s License  ☐ INS Permanent resident alien card  ☐ Passport with U.S. Visa  ☐ Employment Authorization Document

☐ Passport without U.S. Visa	Bank Name required: Account No. required:
☐ Foreign national identity documents	Bank address required: Phone No. required:
Documents number and country of issuance	Number for the document checked above:

F.  Employer: Retired: ☐

G.  Electronic Delivery Election

☐	I consent to the electronic delivery of documents, including the prospectus, prospectus supplements, annual and quarterly reports, and other stockholder communication and reports. E-mail address is required. Please carefully review the representations below before consenting to receive documents electronically. By signing below and consenting to receive documents electronically you are agreeing to these representations.

E-mail Address (Required)                            Investor Signature                                                           Date

Co-Investor Signature                                                        Date

By signing and consenting to receive documents electronically, you represent the following:

A.	I acknowledge that access to both Internet, e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.
B.	I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.
C.	I acknowledge that I may receive at no cost from Lightstone Value Plus REIT III a paper copy of any documents delivered electronically by calling my financial advisor.
D.	I understand that if the e-mail notification is returned to Lightstone Value Plus REIT III as “undeliverable,” a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communications via electronic delivery. I further understand that if Lightstone Value Plus REIT III is unable to obtain a valid e-mail address for me, Lightstone Value Plus REIT III will resume sending a paper copy of its filings by U.S. mail to my address of record.
E.	I understand that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling my financial advisor.

4.	DISTRIBUTIONS (Select only one)
Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions
IRA accounts may not direct distributions without the custodian’s approval.
I hereby subscribe for Common Shares of Lightstone Value Plus REIT III and elect the distribution option indicated below (if no option is indicated, option “B” will take effect):
A.	___ Reinvest/Distribution Reinvestment Program (see the final prospectus for details)
B.	___ Mail Check to the address of record
C.	___ Credit Distribution to my IRA or Other Custodian Account
D.	___ Mail Check to third party listed below
E.	___ Cash/Direct Deposit. Please attach a pre-printed voided check (Non-Custodian Investors only). I authorize Lightstone Value Plus REIT III or its agent to deposit my distributions to my checking or savings account. This authority will remain in force until I notify Lightstone Value Plus REIT III in writing to cancel it. In the event that Lightstone Value Plus REIT III deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name/Entity Name/Financial Institution:

Mailing Address:CityStateZip:

Account Number:Your Bank’s ABA/Routing Nbr:

Your Bank’s Account Number: Checking Acct: Savings Acct:

PLEASE ATTACH COPY OF VOIDED CHECK TO THIS FORM IF FUNDS ARE TO BE SENT TO A BANK
*The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature Signature

5.	BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The financial advisor must sign below to complete order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated at the investor’s legal residence.

Broker-Dealer/RIA Firm		Financial Advisor Name/RIA
Advisor Mailing Address
City		State	Zip code
Advisor No.	Branch No.	Telephone No.
Email Address		Fax No.
Broker-Dealer/RIA Firm CRD Number		Financial Advisor/RIA CRD Number

☐ AFFILIATED REGISTERED INVESTMENT ADVISOR (RIA):   All sales of securities must be made through a Broker-Dealer. If an RIA introduces a sale, the sale must be conducted through the RIA in his or her capacity as a Registered Representative of Broker-Dealer (Section 5 must be filled in). I acknowledge that by checking the above box I WILL NOT RECEIVE A COMMISSION.
The undersigned FINANCIAL ADVISOR further represents and certifies that in connection with this subscription for Shares, he/she has complied with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor and/or RIA Signature: Date

Branch Manager Signature: Date

6.	SUBSCRIBER SIGNATURES:

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following: (you must initial each application representation below)

Owner	Co-Owner	a) I/We (i) either (A) have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $70,000 and (without regard to Lightstone Value Plus REIT III, Inc.) I/we have a gross income due in the current year of at least $70,000 or (B) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; and (ii) meet such higher suitability as may be required by certain states and set forth on the reverse side hereof. In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Common Shares.
Owner	Co-Owner	b) I/We received the final prospectus of Lightstone Value Plus REIT III at least five business days prior to the signing of this Subscription Agreement.
Owner	Co-Owner	c) I/We am/are purchasing Common Shares for my/our own account.
Owner	Co-Owner	d) I/We acknowledge that Common Shares are not liquid.
Owner	Co-Owner	e) If the first or second box in Section 1 is checked, I/we represent that the Common Shares are being purchased for investment purposes only and not with a view towards resale.

CERTAIN STATES HAVE IMPOSED SPECIAL SUITABILITY
STANDARDS FOR SUBSCRIBERS WHO PURCHASE SHARES

California

Owner	Co-Owner	(f) In addition to the general suitability requirements described above, my/our maximum investment in Common Shares will be limited to 10% of the investor’s net worth (exclusive of home, home furnishings and automobile).

Alabama

Owner	Co-Owner	(g) In addition to the general suitability requirements described above, I/we represent that I/we have a liquid net worth of at least 10 times the amount of my/our investment in this real estate investment program and its affiliates.

Kentucky

Owner	Co-Owner	(h) I/we have either (a) a net worth of at least $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of my/our liquid net worth.

Oregon, Pennsylvania and Washington

Owner	Co-Owner	(i) I/we have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. My/our maximum investment in the issuer and its affiliates cannot exceed 10% of my/our net worth.

Massachusetts

Owner	Co-Owner	(j) I/we will not invest more than 10% of my/our liquid net worth in this program and in other illiquid direct participation programs.

Michigan

Owner	Co-Owner	(k) The maximum investment is 10% of my/our net worth.

New Jersey

Owner	Co-Owner	(l) I/we have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my/our investment in the issuer, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my/our liquid net worth.

New York

Owner	Co-Owner	(m) I/we represent I/we acknowledge that: Common Shares will only be sold to each investor who initially purchases a minimum of 250 Common Shares for a total purchase price of $2,500. However, a minimum of 100 Common Shares for a total purchase price of $1,000 shall apply to a purchase by an individual retirement account. Subsequent transfers of such interest shall be in units of not less than $2,500, except for transfers by an individual retirement account, transfers by gift, inheritance, intrafamily transfers, transfers subsequent to the preceding, and transfers to affiliates. The minimum closing amount for New York is $2,500,000 in aggregate gross offering proceeds. New York proceeds will not be released from escrow until subscriptions for an aggregate of 250,000 Common Shares have been received.

Ohio and New Mexico

Owner	Co-Owner	(n) I/we represent that our aggregate investment in Common Shares, shares of Lightstone Value Plus REIT III’s affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of my/our liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Nebraska

Owner	Co-Owner	(o) I/we have either (a) a minimum net worth of $100,000 and minimum annual income of $70,000 or (b) a minimum net worth of $350,000. My/our maximum investment in the issuer, its affiliates and other similar programs does not exceed 10% of my/our net worth.

Maine

Owner	Co-Owner	(p) I/we acknowledge the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of my/our liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

North Dakota

Owner	Co-Owner	(q) I/we represent that I/we have a net worth of at least ten times of my/our investment in Common Shares and that I/we meet one of the general suitability standards described above.

Tennessee

Owner	Co-Owner	(r) In addition to the general suitability requirements described above, my/our maximum investment in Common Shares and Lightstone Value Plus REIT III’s affiliates shall not exceed 10% of my/our net worth.

Kansas

Owner	Co-Owner	(s) I/we acknowledge in addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in Common Shares and securities of other non-traded real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Missouri

Owner	Co-Owner	(t) In addition to the general suitability requirements described above, no more than ten percent (10%) of my/our liquid net worth shall be invested in the securities registered by Lightstone Value Plus REIT III for this offering with the Securities Division.

Iowa

Owner	Co-Owner	(u) In addition to the general suitability requirements described above, I/we have either (a) a minimum net worth of $350,000 (exclusive of home, auto and furnishings), or (b) a minimum annual income of $100,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, my/our total investment in the issuer or any of its affiliates, and any other similar real estate investment program, does not exceed 10% of my/our liquid net worth. “Liquid net worth” for purposes of this investment consists of cash, cash equivalents and readily marketable securities.

Because the minimum offering of our Common Shares is less than $150.0 million, Pennsylvania and New York investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, the minimum aggregate closing amount for Pennsylvania investors is $75.0 million and the minimum aggregate closing amount for New York investors is $2.5 million.

Because the minimum offering of our Common Shares is less than $20.0 million, Tennessee investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, the minimum aggregate closing amount for Tennessee investors is $20.0 million.

Owner Signature: Date

Co-Owner Signature: Date

Signature of Custodians(s) or Trustees(s) (if applicable). Current Custodian must sign if investment is for an IRA Account

Authorized Signature (Custodian or Trustee) Date:

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF COMMON SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. AS USED IN THIS SUBSCRIPTION AGREEMENT, “LIGHTSTONE” REFERS TO LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND ITS AFFILIATES. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

7.	IRS FORMS W-9 and W-8:

To prevent backup withholding on any payment made to a stockholder that is a U.S. person (as defined in the instruction provided with the IRS Form W-9 below) with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current taxpayer identification number, or TIN (or the TIN of any other payee), and certain other information by completing the IRS Form W-9 below, certifying that (i) the TIN provided on the IRS Form W-9 is correct (or that such stockholder is awaiting a TIN), (ii) the stockholder is a U.S. person, (iii) the stockholder is not subject to backup withholding because (a) the stockholder is exempt from backup withholding, (b) the stockholder has not been notified by the IRS that the stockholder is subject to backup withholding as a result of failure to report all interest or dividends or (c) the IRS has notified the stockholder that the stockholder is no longer subject to backup withholding and (iv) the FATCA code(s) entered on the IRS Form W-9 (if any) indicating that the stockholder is exempt from FATCA reporting is correct. If the investor does not include a TIN on the IRS Form W-9 and a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS. See the instructions provided with the Form W-9 on how to complete the Form W-9. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

Stockholders that are not U.S. persons (as defined in the instructions provided with the IRS Form W-9 below) should provide the applicable properly completed and executed IRS Form W-8, which can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Form **W-9**
(Rev. August 2013)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See **Specific Instructions** on page 2.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:
☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ______

☐ Other (see instructions) ▶

Exemptions (see instructions):
Exempt payee code (if any) ______
Exemption from FATCA reporting code (if any) ______

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the "Name" line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Social security number
☐☐☐ – ☐☐ – ☐☐☐☐

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Employer identification number
☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below), and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. The IRS has created a page on IRS.gov for information about Form W-9, at *www.irs.gov/w9*. Information about any future developments affecting Form W-9 (such as legislation enacted after we release it) will be posted on that page.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, payments made to you in settlement of payment card and third party network transactions, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct.

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

Cat. No. 10231X Form **W-9** (Rev. 8-2013)

Form W-9 (Rev. 8-2013) Page **2**

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity,

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust, and

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code* on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships* on page 1.

What is FATCA reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code* on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name/disregarded entity name" line.

Partnership, C Corporation, or S Corporation. Enter the entity's name on the "Name" line and any business, trade, or "doing business as (DBA) name" on the "Business name/disregarded entity name" line.

Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulation section 301.7701-2(c)(2)(iii). Enter the owner's name on the "Name" line. The name of the entity entered on the "Name" line should never be a disregarded entity. The name on the "Name" line must be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on the "Name" line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on the "Business name/disregarded entity name" line. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Note. Check the appropriate box for the U.S. federal tax classification of the person whose name is entered on the "Name" line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the "Name" line is an LLC, check the "Limited liability company" box only and enter the appropriate code for the U.S. federal tax classification in the space provided. If you are an LLC that is treated as a partnership for U.S. federal tax purposes, enter "P" for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter "C" for C corporation or "S" for S corporation, as appropriate. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the "Name" line) is another LLC that is not disregarded for U.S. federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the "Name" line.

Other entities. Enter your business name as shown on required U.S. federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name/disregarded entity name" line.

Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the *Exemptions* box, any code(s) that may apply to you. See *Exempt payee code* and *Exemption from FATCA reporting code* on page 3.

Form W-9 (Rev. 8-2013) Page 3

Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following codes identify payees that are exempt from backup withholding:

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on page 2), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.*

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the "Name" line must sign. Exempt payees, see *Exempt payee code* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

Form W-9 (Rev. 8-2013) Page 4

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity [4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or "DBA" name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 1.

***Note.** Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

APPENDIX C

DISTRIBUTION REINVESTMENT PROGRAM

DISTRIBUTION REINVESTMENT PROGRAM

Lightstone Value Plus Real Estate Investment Trust III, Inc., a Maryland corporation (the “Company”), has adopted a distribution reinvestment program (the “DRIP”), the terms and conditions of which are set forth below.

1. Number of Common Shares Issuable.  The number of shares of the Company’s common stock, $0.01 par value per share (“Common Shares”), authorized for issuance under the DRIP is 10,000,000; provided, however, that the Company reserves the right to increase or decrease such number by reallocating Common Shares from the Company’s initial public offering to the DRIP or from the DRIP to the Company’s initial public offering, respectively.

2. Participants.  A “Participant” is a holder of Common Shares (“Stockholder”) electing to participate in the DRIP; provided, however, that the Company may elect to deny any such Stockholder participation in the DRIP if such Stockholder resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes such Stockholder’s participation impracticable or inadvisable; and provided, further, that a Participant must cease participation in the DRIP at such time as he, she or it no longer meets the suitability standards (as described in the section titled “Investor Suitability Standards” in the Company’s prospectus to be used in connection with the public offering and sale of the Common Shares (the “Prospectus”)) or cannot make the other investor representations set forth in the then-current Prospectus or in the then-current subscription agreement (the “Subscription Agreement”); and provided, further, that a Participant must notify the Company promptly when he, she or it no longer meets these standards.

3. Distribution Reinvestment.  The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s Common Shares to the purchase of additional Common Shares for such Participant. Such Common Shares will be sold through the dealer manager or participating broker-dealer through whom the Company sold the underlying Common Shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions or dealer manager fee on Common Shares sold under the DRIP. The purchase of fractional Common Shares is a permissible and likely result of the reinvestment of Distributions under the DRIP.

4. Procedures for Participation.  A Stockholder may elect to become a Participant by completing and executing the Subscription Agreement or other Company-approved enrollment form available from the dealer manager or a participating broker-dealer. Participation in the DRIP will begin with the next Distribution made after receipt of a Participant’s enrollment form. A Participant can choose to have all or a portion of his, her or its Distributions reinvested through the DRIP. A Participant also may change the percentage of the Distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. A Participant must make any election to increase his, her or its level of participation through the Participant’s participating broker-dealer or the dealer manager. Common Shares will be purchased under the DRIP promptly after the date of each Distribution.

5. Purchase Price of Common Shares Under the DRIP.  Participants initially will acquire Common Shares under the DRIP at a price of $9.50 per Common Share. At no time will the offering price per Common Share under the DRIP be less than 95% of the fair market value per Common Share.

6. Taxation of Distributions.  The reinvestment of Distributions in the DRIP does not relieve Participants of any taxes that may be payable as a result of such Distributions and their reinvestment pursuant to the terms of the DRIP. Participants will be treated as having received a Distribution of $10.00 for each $9.50 reinvested by them under the DRIP.

7. Share Certificates.  The Common Shares issuable under the DRIP shall be uncertificated unless and until the board of directors of the Company determines otherwise.

8. Voting of DRIP Common Shares.  In connection with any matter requiring the vote of Stockholders, each Participant will be entitled to vote all Common Shares, including fractional Common Shares, acquired through the DRIP.

9. Reports.  The Company shall provide each Participant or such Participant’s designee with a confirmation of such Participant’s purchases under the DRIP no less than quarterly. The Participant’s confirmation will disclose the following information: (i) each Distribution reinvested for the Participant’s account during the period; (ii) the date of each reinvestment; (iii) the number and price of the Common Shares purchased by the Participant; and (iv) the total number of Common Shares in the Participant’s account. In addition, within 90 days after the end of each calendar year, the Company shall provide each Participant with an individualized report on the Participant’s investment, including the purchase dates, purchase prices, number of Common Shares owned and the amount of Distributions made to such Participant in the prior year. The Company also shall provide to all Participants, without charge, all supplements to and updated versions of the Prospectus, to the extent required under applicable securities laws. The Company also shall provide such information as is reasonably requested by the dealer manager or a participating broker-dealer in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934, as amended.

10. Termination by Participant.  Once enrolled, a Participant may continue to purchase Common Shares under the DRIP until the Company has sold all the Common Shares registered in the initial public offering, has terminated the initial public offering or has terminated the DRIP. A Participant may terminate participation in the DRIP at any time by delivering to the Company a written notice. To be effective with respect to a particular Distribution, such notice must have been received by the Company at least 10 business days prior to the last day of the fiscal period to which such Distribution relates. Any transfer of a Participant’s Common Shares will effect a termination of the participation of those Common Shares in the DRIP. The Company will terminate a Participant’s participation in the DRIP to the extent that a reinvestment of the Participant’s Distributions would cause the Participant to violate the ownership limits contained in the Company’s charter, unless the Participant has obtained an exemption from the ownership limits from the Board of Directors.

11. Amendment, Suspension or Termination of DRIP by the Company.  The Company may amend, suspend or terminate the DRIP for any reason at any time upon 10 days’ written notice to the Participants. The Company may provide notice (a) in a current report on Form 8-K or in the Company’s annual or quarterly reports, all publicly filed with the Securities and Exchange Commission, or (b) in a separate mailing to the Participants. If a repurchase request by an Ohio stockholder under the Company’s share repurchase program is ever denied, the Company will present such stockholder with the option and instructions to immediately terminate participation in the DRIP.

12. Liability of the Company.  The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13. Governing Law.  The DRIP shall be governed by the laws of the State of Maryland.

APPENDIX D

PRIVACY POLICY NOTICE

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.

OUR COMMITMENT TO PROTECTING YOUR PRIVACY.  We consider customer privacy to be fundamental to our relationship with our stockholders. In the course of servicing your account, we collect personal information about you (“Non-Public Personal Information”). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

We are committed to maintaining the confidentiality, integrity and security of our stockholders’ personal information. It is our policy to respect the privacy of our current and former stockholders and to protect the personal information entrusted to us. This Privacy Policy Notice (the “Policy”) describes the standards we follow for handling your personal information and how we use the information we collect about you.

Information We May Collect.  We may collect Non-Public Personal Information about you from the following sources:

•	Information on applications, subscription agreements or other forms. This category may include your name, address, e-mail address, telephone number, tax identification number, date of birth, marital status, driver’s license, citizenship, number of dependents, assets, income, employment history, beneficiary information and personal bank account information.
•	Information about your transactions with us, our affiliates and others, such as the types of products you purchase, your account balances, transactional history and payment history.
•	Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, debts, financial circumstances and credit history, including any bankruptcies and foreclosures.

Why We Collect Non-Public Personal Information.  We collect information from and about you:

•	in order to identify you as a customer;
•	in order to establish and maintain your customer accounts;
•	in order to complete your customer transactions;
•	in order to market investment products or services that may meet your particular financial and investing circumstances;
•	in order to communicate and share information with your broker-dealer, financial advisor, IRA custodian, joint owners and other similar parties acting at your request and on your behalf; and
•	in order to meet our obligations under the laws and regulations that govern us.

Persons to Whom We May Disclose Information.  We may disclose all types of Non-Public Personal Information about you to the following third parties and in the circumstances described below, as permitted by applicable laws and regulations.

•	Our Affiliated Companies. We may offer investment products and services through certain of our affiliated companies, and we may share all of the Non-Public Personal Information we collect on you with such affiliates. We believe that by sharing information about you and your accounts among our companies, we are better able to serve your investment needs and to suggest services or educational materials that may be of interest to you. You may limit the information we share with our affiliated companies as described at the end of this notice below.
•	Nonaffiliated Financial Service Providers and Joint Marketing Partners. From time to time, we use outside companies to perform services for us or functions on our behalf, including marketing of our own investment products and services or marketing products or services that we may offer jointly with other financial institutions. We may disclose all of the Non-Public Personal Information we collect as described above to such companies. However, before we disclose Non-Public Personal Information to any of our service providers or joint marketing partners, we require them to agree to keep your Non-Public Personal Information confidential and secure and to use it only as authorized by us.
•	Other Nonaffiliated Third Parties. We do not sell or share your Non-Public Personal Information with nonaffiliated outside marketers, for example, retail department stores, grocery stores or discount merchandise chains, who may want to offer you their own products and services. However, we may also use and disclose all of the Non-Public Personal Information we collect about you to the extent permitted by law. For example, to:
•	correct technical problems and malfunctions in how we provide our products and services to you and to technically process your information;
•	protect the security and integrity of our records, website and customer service center;
•	protect our rights and property and the rights and property of others;
•	take precautions against liability;
•	respond to claims that your information violates the rights and interests of third parties;
•	take actions required by law or to respond to judicial process;
•	assist with detection, investigation or reporting of actual or potential fraud, misrepresentation or criminal activity; and
•	provide personal information to law enforcement agencies or for an investigation on a matter related to public safety to the extent permitted under other provisions of law.

Protecting Your Information.  Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

•	Restricting physical and other access to your Non-Public Personal Information to persons with a legitimate business need to know the information in order to service your account.
•	Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.
•	Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.
•	Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

Former Customers.  We treat information concerning our former customers the same way we treat information about our current customers.

Keeping You Informed.  We will send you a copy of this Policy annually. We will also send you all changes to this Policy as they occur. You have the right to “opt out” of this Policy by notifying us in writing.

QUESTIONS?
If you have any questions about this Policy,
please do not hesitate to call Joseph Teichman at (732) 367-0129.

Your Right to Limit our Information Sharing with Affiliates

This Privacy Policy applies to Lightstone Value Plus Real Estate Investment Trust III, Inc. Federal law gives you the right to limit some but not all marketing from our affiliates. Federal law also requires us to give you this notice to tell you about your choice to limit marketing from our affiliates. You may tell us not to share information about your creditworthiness with our affiliated companies, except where such affiliate is performing services for us. We may still share with them other information about your experiences with us. You may limit affiliates of The Lightstone Group, such as our securities affiliates (such as may exist from time to time), from marketing their products or services to you based on your personal information that we collect and share with them. This information includes your account and investment history with us and your credit score.

If you want to limit our sharing of your information with our affiliates, you may contact us:

By telephone at: (732) 367-0129
By mail: Mark your choices below, fill in and send to:

The Lightstone Group
1985 Cedar Bridge Ave., Suite 1
Lakewood, New Jersey 08701

☐	Do not share information about my creditworthiness with your affiliates for their everyday business purposes.
☐	Do not allow your affiliates to use my personal information to market to me.

Name:
Signature:

Your choice to limit marketing offers from our affiliates will apply for at least five years from when you tell us your choice. Once that period expires, you will receive a renewal notice that will allow you to continue to limit marketing offers from our affiliates for at least another five years. If you have already made a choice to limit marketing offers from our affiliates, you do not need to act again until you receive a renewal notice. If you have not already made a choice, unless we hear from you, we can begin sharing your information 30 days from the date we sent you this notice. However, you can contact us at any time to limit our sharing as set forth above.

Residents of some states may have additional privacy rights. We adhere to all applicable state laws.

Lightstone Value Plus Real Estate Investment Trust III, Inc.

Maximum Offering of
30,000,000 Common Shares
Minimum Offering of
200,000 Common Shares

PROSPECTUS

July 16, 2014

Until October 14, 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting broker-dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our Common Shares are not FDIC-insured, may lose value and are not bank guaranteed. See “Risk Factors,” beginning on page 31, to read about risks you should consider before buying our Common Shares.